 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-258607
PROSPECTUS
FREYR Battery
143,593,753 Ordinary Shares
10,250,000 Warrants

This prospectus relates to the ordinary shares, without nominal value (the “Ordinary Shares”), of Registrant and warrants to purchase Ordinary Shares as described herein. The registration statement of which this prospectus forms a part relates to the offer and sale of (i) 14,375,000 Ordinary Shares issuable upon the exercise of warrants issued in connection with the Business Combination in exchange for public warrants issued as part of the units in Alussa’s initial public offering (the “Pubco Public Warrants”) (ii) 8,750,000 Ordinary Shares issuable upon the exercise of warrants issued in connection with the Business Combination in exchange for private placement warrants to purchase Class A ordinary shares of Alussa (the “Pubco Private Warrants”); and (iii) 1,500,000 Ordinary Shares issuable upon the exercise of warrants issued in connection with the Business Combination in exchange for warrants issued upon the conversion of a working capital loan (the “Pubco Working Capital Warrants”), which Ordinary Shares were previously registered in the Registration Statement on Form S-4 (File No. 333-254743) (the “S-4 Registration Statement”). In addition, the securities offered for resale hereunder include: (i) an aggregate of 60,000,000 Ordinary Shares (the “PIPE Shares”) of FREYR Battery, a corporation in the form of a public limited liability company (société anonyme) incorporated under the laws of Luxembourg, with registered office at 412F, route d’Esch, L-2086 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 251199 (“Pubco”) issued in a private placement immediately prior to the closing of the Business Combination (as defined below), (ii) securities issued to former securityholders of FREYR AS, a private limited liability company organized under the laws of Norway (“FREYR Legacy”) in connection with the Business Combination pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), consisting of 37,452,359 Ordinary Shares issued in exchange for ordinary shares of FREYR Legacy, 2,589,394 Ordinary Shares issuable upon the exercise of warrants issued in exchange for warrants to purchase ordinary shares of FREYR Legacy, and 1,489,500 Ordinary Shares issued in exchange for preferred shares of FREYR Legacy, and (iii) securities that were registered in the S-4 Registration Statement, consisting of 7,187,500 Ordinary Shares issued in connection with the Business Combination in exchange for Class B ordinary shares of Alussa initially purchased by the Alussa Energy Sponsor LLC (“Sponsor”) in a private placement prior to the initial public offering of Alussa Energy Acquisition Corp., a Cayman Islands exempted company (“Alussa”), 8,750,000 Ordinary Shares issuable upon the exercise of warrants to purchase Class A ordinary shares issued in connection with the Business Combination in exchange for private placement warrants to purchase Ordinary Shares of Alussa (the “Pubco Private Warrants”), 1,500,000 Ordinary Shares issuable upon the exercise of warrants to purchase Ordinary Shares issued in connection with the Business Combination in exchange for warrants to purchase Class A ordinary shares of Alussa issued upon the conversion of a working capital loan (the “Pubco Working Capital Warrants”), 8,750,000 Pubco Private Warrants, and 1,500,000 Pubco Working Capital Warrants.
FREYR Legacy consummated a previously announced merger pursuant to that certain Business Combination Agreement, dated January 29, 2021 (the “Business Combination Agreement”), by and among Alussa, Sponsor, Pubco, FREYR Legacy, ATS AS , Norway Sub 1 AS, a private limited liability company organized under the laws of Norway (“Norway Merger Sub 1”), Norway Sub 2 AS, a private limited liability company organized under the laws of Norway (“Norway Merger Sub 2”), Adama Charlie Sub, a Cayman Islands exempted company (“Cayman Merger Sub”) and the shareholders of FREYR named therein.
In connection with the Business Combination (a) FREYR Legacy’s wind farm business was transferred to Sjonfjellet Vindpark Holding AS (“SVPH”), a private limited liability company incorporated by way of a Norwegian demerger (the “Norway Demerger”), resulting in such business becoming held by FREYR Legacy’s shareholders through SVPH, (b) Alussa merged with and into Cayman Merger Sub, with Alussa continuing as the surviving entity and a wholly owned subsidiary of Pubco (the “Cayman Merger” and the “First Closing”), (c) following the First Closing, Alussa distributed all of its interests in Norway Merger Sub 1 to Pubco, (d) FREYR Legacy merged with and into Norway Merger Sub 2, with Norway Merger Sub 2 continuing as the surviving entity (the “Norway Merger”), (e) Pubco acquired all preferred shares of Norway Merger Sub 1 (issued in exchange for the FREYR Legacy convertible preferred shares as a part of the Norway Merger) from certain former holders of FREYR Legacy preferred shares in exchange for a number of newly issued shares of Pubco and (f) Norway Merger Sub 1 merged with and into Pubco, with Pubco continuing as the surviving entity (the “Cross-Border Merger”) (the events in (d), (e) and (f), the “Second Closing”) (the transactions contemplated by the Business Combination Agreement collectively, the “Business Combination”).

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from Pubco Warrants covered by this Registration Statement exercised in the event that such Pubco Warrants are exercised for cash. We will pay the expenses associated with registering the sales by the selling securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
The selling securityholders may sell any, all or none of the securities and we do not know when or in what amount the selling securityholders may sell their securities hereunder following the effective date of this registration statement. The selling securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.
Pubco Ordinary Shares and Pubco Public Warrants, Pubco Private Warrants and Pubco Working Capital Warrants are listed on the NYSE under the symbols FREY and FREY WS, respectively.
We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 17 of this prospectus.
You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.
Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2021.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the term “FREYR Legacy” refers to FREYR AS, a company organized under the laws of Norway, and their consolidated subsidiaries, and the term “Alussa” refers to Alussa Energy Acquisition Corp., a Cayman Islands exempted company, and “Pubco”, “FREYR”, the “Company”, “Registrant”, “we”, “us” and “our” refers to FREYR Battery, a newly incorporated Luxembourg company and where appropriate, our wholly owned subsidiaries.
In this document:
“2021 Plan” means the 2021 Equity Incentive Plan of Pubco.
“24M” means 24M Technologies, Inc., a Delaware corporation.
“24M License” means the license and services agreement with 24M, dated December 15, 2020, as amended.
“Alussa” means Alussa Energy Acquisition Corp., a Cayman Islands exempted company.
“Alussa Articles” means the Amended and Restated Memorandum and Articles of Association of Alussa adopted on November 25, 2019.
“Alussa Initial Shareholders” means holders of Founder Shares prior to the IPO, including the Sponsor.
“Alussa Ordinary Shares” means Alussa’s Class A ordinary shares and Class B ordinary shares.
“Alussa Public Warrant” means each whole warrant (other than the Private Placement Warrants), entitling the holder thereof to purchase one Alussa Class A ordinary share at a price of $11.50 per share as issued by Alussa as part of its initial public offering on November 25, 2019. “Alussa Units” means the Alussa units issued in the IPO, each consisting of one Class A ordinary share and one-half of one Alussa Public Warrant.
“Alussa Warrants” means Private Placement Warrants and Alussa Public Warrants, collectively.
“Base Consideration” means $410,550,000.
“Business Combination” or “Transactions” means the Mergers and the other transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated as of January 29, 2021, as it may be amended from time to time, by and among Alussa, the Purchaser Representative, FREYR Legacy, the Shareholder Representative, Pubco, the Merger Subs and the Major Shareholders.
“Cayman Companies Act” means the Companies Act (2021 Revision), as amended, of the Cayman Islands.
“Cayman Effective Time” means the effective time of the Cayman Merger.
“Cayman Merger” means the merger pursuant to the terms of the Business Combination Agreement and the Plan of Merger whereby Alussa will merge with and into Cayman Merger Sub, with Alussa continuing as the surviving entity.
“Cayman Merger Sub” means Adama Charlie Sub, a Cayman Islands exempted company.
“Class A ordinary shares” means the class A ordinary shares of Alussa, par value $0.0001 per share.
“Class B ordinary shares” means the class B ordinary shares of Alussa, par value $0.0001 per share.
“Closing” means the closing of the Business Combination.
“Code” means the Internal Revenue Code of 1986, as amended.

“Company Preferred Share Transferors” means Encompass Capital Master Fund LP, BEMAP Master Fund Ltd. and Encompass Capital E L Master Fund L.P.
“Cross-Border Effective Time” means the effective time of the Cross-Border Merger.
“Cross-Border Merger” means the merger pursuant to the terms of the Business Combination Agreement whereby Norway Merger Sub 1 will merge with and into Pubco, with Pubco continuing as the surviving entity.
“EDGE Global” means EDGE Global LLC.
“Encompass” means Encompass Capital Advisors LLC.
“Equity Consideration” means the Base Consideration plus or minus the Legal Cost Adjustment (as applicable).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Ratio” means the quotient obtained by dividing (a) the amount of the Equity Consideration divided by the lower of (i) the Redemption Price and (ii) the PIPE Price, by (b) the number of Aggregate Fully Diluted Company Shares (as defined in the Business Combination Agreement). The Exchange Ratio is currently expected to be 0.179038.
“First Closing” means the consummation of the Cayman Merger in accordance with the terms and subject to the conditions of the Business Combination Agreement.
“First Closing Date” means the date on which the First Closing actually occurred.
“Founder Shares” means Class B ordinary shares of Alussa initially purchased by the Sponsor in a private placement prior to the IPO.
“FREYR Legacy” means FREYR AS, a private limited liability company organized under the laws of Norway.
“FREYR Ordinary Shares” means 209,196,827 ordinary shares of FREYR Legacy, each with a par value of, after giving effect of the Norway Demerger, NOK 0.00993 per share.
“FREYR Preferred Shares” means the convertible preferred shares of FREYR Legacy, each with a par value of NOK 0.01 prior to the First Closing.
“IPO” means the initial public offering of Alussa Units consummated on November 29, 2019.
“Legal Cost Adjustment” means (i) to the extent the legal costs incurred in connection with the Transactions by FREYR Legacy up to the Second Closing Date (“FREYR Legal Costs”) exceed $5,500,000, an amount equal to the FREYR Legal Costs minus $5,500,000 (which amount shall be deducted from the consideration above) and (ii) to the extent the FREYR Legal Costs are less than $2,500,000, an amount equal to $2,500,000 minus the FREYR Legal Costs.
“Lock-Up Agreements” mean the lock-up agreements, between (i) on the one hand, Pubco and (ii) on the other hand, Alussa or certain of the Major Shareholders, dated January 29, 2021.
“Major Shareholders” means those certain shareholders of FREYR Legacy as set forth in the Business Combination Agreement, which include (i) ATS AS (in its capacity as a Major Shareholder), (ii) EDGE Global and (iii) entities affiliated with Teknovekst NUF.
“Mergers” means the Cayman Merger, the Norway Merger and the Cross-Border Merger.
“Merger Subs” means the Norway Merger Subs and Cayman Merger Sub.
“Norway Demerger” means the transfer of the FREYR Wind Business to SVPH prior to the First Closing, resulting in such business becoming held by FREYR Legacy’s shareholders through SVPH.

“Norway Merger” means the merger pursuant to the terms of the Business Combination Agreement whereby FREYR Legacy merged with and into Norway Merger Sub 2, with Norway Merger Sub 2 continuing as the surviving entity.
“Norway Merger Sub 1” means Norway Sub 1 AS, a private limited liability company organized under the laws of Norway.
“Norway Merger Sub 2” means Norway Sub 2 AS, a private limited liability company organized under the laws of Norway.
“Norway Merger Subs” means Norway Merger Sub 1 and Norway Merger Sub 2.
“NYSE” means The New York Stock Exchange.
“NYSE Listed Company Manual” means the New York Stock Exchange Listed Company Manual as in effect on the date hereof.
“Plan of Merger” means the plan of merger filed with the Registrar of Companies of the Cayman Islands in respect of the Cayman Merger in the form attached hereto as Exhibit 2.2 and any amendment or variation thereto made in accordance with the provisions of the Cayman Companies Act.
“PIPE Investment” means the sale and issuance to the PIPE Investors $600 million of Pubco Ordinary Shares, at the PIPE Price, immediately prior to the Second Closing, pursuant to the Subscription Agreements.
“PIPE Investor” means those certain investors who entered into Subscription Agreements with Alussa and Pubco.
“PIPE Price” means $10.00 per Pubco Ordinary Share.
“Preferred Share Linked Warrants” means the 92,500,000 warrants to purchase FREYR Ordinary Shares issued to the Company Preferred Share Transferors pursuant to the Funding Commitment Letter and which, pursuant to the Company Preferred Share Acquisition Agreement, were exchanged for warrants to subscribe for common shares of Norway Merger Sub 1 and subsequently cancelled in connection with the Business Combination.
“Private Placement Warrants” means the 8,750,000 Alussa Warrants purchased by the Sponsor in a private placement at the time of the IPO for a purchase price of $1.00 per warrant, each of which is exercisable for one Class A ordinary share.
“Prospectus” means the prospectus included in the Registration Statement on Form S-4 (Registration File No. 333-254743) filed with the SEC.
“Pubco” means FREYR Battery, a corporation in the form of a public limited liability company (société anonyme) incorporated under the laws of Luxembourg, with registered office at 412F, route d’Esch, L-2086 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 251199.
“Pubco Articles” or “Pubco Articles of Association” means the articles of Pubco as of the date of the Closing unless otherwise provided herein.
“Pubco Options” means options to purchase Pubco Ordinary Shares.
“Pubco Ordinary Shares” means the ordinary shares of Pubco, without nominal value.
“Pubco Private Warrant” means each one whole warrant issued in connection with the Business Combination in exchange for private placement warrants, entitling the holder thereof to purchase one (1) Pubco Ordinary Share at a purchase price of $11.50 per share on the same terms and conditions as the Private Placement Warrants.
“Pubco Public Warrant” means each one whole warrant (other than the Pubco Private Warrants and Pubco Working Capital Warrants) entitling the holder thereof to purchase one (1) Pubco Ordinary Share at a purchase price of $11.50 per share.

“Pubco Warrants” means Pubco Public Warrants, Pubco Private Warrants, Pubco Working Capital Warrants and any warrants to be issued to the holders of FREYR warrants pursuant to the Business Combination Agreement, collectively.
“Pubco Working Capital Warrant” means one whole warrant issued in connection with the Business Combination in exchange for warrants issued upon the conversion of a working capital loan, entitling the holder thereof to purchase one (1) Pubco Ordinary Share at a purchase price of $11.50 per share on the same terms and conditions as the Private Placement Warrants.
“Public Shares” means Class A ordinary shares of Alussa issued as part of the Alussa Units sold in the IPO.
“Purchaser Representative” means the Sponsor in its capacity as the purchaser representative in accordance with the terms and conditions of the Business Combination Agreement.
“Redemption” means the right of the holders of Public Shares to have their shares redeemed in accordance with the procedures set forth in the Prospectus.
“Redemption Price” means an amount equal to a pro rata portion of the aggregate amount on deposit in the Trust Account two days prior to the completion of the Business Combination calculated in accordance with the Alussa Articles (as equitably adjusted for shares splits, shares dividends, combinations, recapitalizations and the like after the Closing).
“Registration Rights Agreement” means the registration rights agreement in substantially the form attached as an exhibit to the Business Combination Agreement.
“RESA” means Recueil Électronique des Sociétés et Associations of the Grand Duchy of Luxembourg.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Closing” means the consummation of the transactions contemplated under the Business Combination Agreement (other than the Cayman Merger, which shall occur on the First Closing Date).
“Second Closing Date” means the date on which the Second Closing actually occurred.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Shareholder Representative” means ATS AS, in the capacity as the representative for the Major Shareholders in accordance with the terms and conditions of the Business Combination Agreement.
“Sponsor” means Alussa Energy Sponsor LLC, a Delaware limited liability company.
“SVPH” means Sjonfjellet Vindpark Holding AS, a private limited liability company to be incorporated as a result of the Norway Demerger.
“Trust Account” means the trust account that holds a portion of the proceeds of the IPO and the concurrent sale of warrants to the Sponsor in a private placement.
“Underwriting Agreement” means the Underwriting Agreement, dated as of November 25, 2019, between Alussa, BTIG, LLC and the other underwriters named therein.
“U.S. GAAP” means United States generally accepted accounting principles.
“$” means the currency in dollars of the United States of America.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Pubco believes that some of the information in this prospectus constitutes forward-looking statements for the purposes of federal securities laws. You can identify these statements by forward-looking words such as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “possible,” “potential,” “anticipate,” “contemplate,” “believe,” “estimate,” “plan,” “predict,” “project,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:
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discuss future expectations;

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contain projections of future results of operations or financial condition; or

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state other “forward-looking” information.

Forward-looking statements in this prospectus may include, for example, statements about:
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the expected benefits of the Business Combination;

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Pubco’s financial and business performance following the Business Combination, including financial projections and business metrics;

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changes in Pubco’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

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the implementation, market acceptance and success of FREYR’s business models;

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Pubco’s ability to scale its manufacturing capability in a cost-effective manner;

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developments and projections relating to FREYR’s competitors and industry;

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the impact of health epidemics, including the COVID-19 pandemic, on FREYR’s business and the actions FREYR may take in response thereto;

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FREYR’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

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expectations regarding the time during which Pubco will be an emerging growth company under the JOBS Act;

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FREYR’s future capital requirements and sources and uses of cash;

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FREYR’s ability to obtain funding for its operations;

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FREYR’s business, expansion plans and opportunities;

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the outcome of any known and unknown litigation and regulatory proceedings; and

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FREYR’s relationship with 24M, including the licensing and services agreement with 24M to use 24M’s process technology and accelerate FREYR’s time to market.

Pubco believes it is important to communicate its expectations to its security holders. However, there may be events in the future that Pubco is not able to predict accurately or over which it has no control. The risk factors and cautionary language discussed in this prospectus, including in the section titled “Risk Factors,” provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Pubco in such forward-looking statements, including among other things:
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changes adversely affecting the battery industry and the development of existing or new technologies;

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the effect of the COVID-19 pandemic on FREYR’s business;

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the outcome of any legal proceedings that may be instituted against Pubco following the announcement of the Business Combination and transactions contemplated thereby;

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the risk that the Business Combination disrupts current plans and operations of FREYR;

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Pubco’s ability to recognize the benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Pubco to grow and manage growth profitably;

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costs related to the Business Combination;

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the failure of 24M technology or FREYR’s batteries to perform as expected;

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24M or other future counterparties will provide similar licenses to other manufacturers which will increase FREYR’s competition;

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FREYR’s ability to manufacture battery cells and to develop and increase its production capacity in a cost-effective manner;

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the electrification of energy sources does not develop as expected, or develops more slowly than expected;

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technological developments in existing technologies or new developments in competitive technologies that could adversely affect the demand for FREYR’s battery cells;

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general economic conditions;

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increases in the cost of electricity or raw materials and components;

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FREYR’s ability to protect its intellectual property;

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changes in applicable laws or regulations, including environmental and export control laws;

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FREYR’s ability to retain key employees;

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FREYR’s business strategy and plans;

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FREYR’s ability to target and retain customers and suppliers;

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the failure to build Pubco’s finance infrastructure and improve its accounting systems and controls;

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the inability of FREYR to assert, enforce and otherwise protect against unauthorized use of intellectual property rights licensed from 24M, which could result in its competitors using the intellectual property to offer products;

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the outcome of any legal proceedings relating to FREYR’s products and services, including intellectual property or product liability claims;

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whether and when FREYR might pay dividends;

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the ability of FREYR to source its materials from an ethically- and sustainably-sourced supply chain; and

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the result of future financing efforts.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.
All forward-looking statements included herein attributable to Pubco or any person acting on Pubco’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Pubco undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY
This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information that may be important to you. You should read the entire prospectus carefully before making your investment decision with respect to our Ordinary Shares or Pubco Warrants. You should carefully consider, among other things, the financial statements included elsewhere in this prospectus and the related notes, and the sections titled “Risk Factors,” “Business,”, “Alussa’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “FREYR Legacy's Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Unless expressly indicated or the context requires otherwise, the terms the “Company,” “Pubco,” “FREYR,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to FREYR Battery, and where appropriate, our wholly-owned subsidiaries.
Our mission and vision is to accelerate the decarbonization of the transportation sector and energy systems by delivering some of the world’s cleanest and most cost-effective batteries. The global response to climate change is driving two notable trends: first, a shift from an energy system based on fossil fuels to an energy system based on renewable, intermittent sources of energy such as solar and wind power, and second, an increased electrification of existing transportation, energy and infrastructure systems. We believe that these two trends will drive substantially increased demand for electricity storage in general and the need for lithium-ion batteries in particular. Our initial focus is on production of the battery cell, which represents approximately 32% of battery value chain revenues and is one of the more energy intensive parts of the value chain. Our manufacturing platform will have the capabilities to host many types of battery specifications, as determined by customer demand, and will pursue (1) licensing-based partnerships to develop and enhance next-generation technology and (2) partnerships with conventional battery cell technology providers.
We are a development stage company with no revenue to date. FREYR AS incurred a net loss of approximately $9.6 million for the year ended December 31, 2020, a net loss of approximately $11.9 million for the three months ended March 31, 2021, and an accumulated deficit of approximately $22.8 million from its inception to March 31, 2021. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin significant production of our battery cells, which is not expected to occur until 2024, and may occur later.
Pubco was incorporated on January 20, 2021 for the purpose of effectuating the Business Combination. Pubco was incorporated under the laws of Luxembourg as a public limited liability company (société anonyme).
The mailing address of Pubco’s registered and principal executive office is 412F, route d’Esch, L-2086 Luxembourg, Grand Duchy of Luxembourg.
Our investor relations website is located at ir.freyrbattery.com/overview/, and its news site located at ir.freyrbattery.com/ir-news, our Twitter account is located at https://twitter.com/freyrbattery?lang=en, our LinkedIn account is located at www.linkedin.com/company/freyrbattery, and our Youtube page is located at https://www.youtube.com/channel/UCo0NLMtaYsf2HfnDe6XtFLw. We use our investor relations website, our Twitter account, our LinkedIn account and our Youtube page to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, our Twitter account, our LinkedIn account and our Youtube page, in addition to following press releases, SEC filings and public conference calls and webcasts. Our website, Twitter account, our LinkedIn account and our Youtube page and the information contained on each, or that can be accessed through each, is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. We also make available, free of charge, on our investor relations website under “Financials — SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC.
The Business Combination
FREYR AS, a private limited liability company organized under the laws of Norway (“FREYR Legacy”), previously consummated a merger pursuant to that certain Business Combination Agreement,

dated January 29, 2021 (the “Business Combination Agreement”), by and among Alussa Energy Acquisition Corp., a Cayman Islands exempted company (“Alussa”), Alussa Energy Sponsor LLC (“Sponsor”), Pubco, FREYR Legacy, ATS AS (“Shareholder Representative”), Norway Sub 1 AS, a private limited liability company organized under the laws of Norway (“Norway Merger Sub 1”), Norway Sub 2 AS, a private limited liability company organized under the laws of Norway (“Norway Merger Sub 2”), Adama Charlie Sub, a Cayman Islands exempted company (“Cayman Merger Sub”) and the shareholders of FREYR Legacy named therein (the “Major Shareholders”).
In connection with the Business Combination, among other things, (i) prior to the First Closing, the FREYR Legacy’s wind farm business was transferred to Sjonfjellet Vindpark Holding AS (“SVPH”), a private limited liability company to be incorporated by way of the Norway Demerger resulting in such business becoming held by FREYR Legacy’s shareholders through SVPH, (ii) Alussa merged with and into Cayman Merger Sub, with Alussa continuing as the surviving entity and a wholly owned subsidiary of Pubco (the “Cayman Merger”), (iii) Alussa distributed all of its interests in Norway Merger Sub 1 to Pubco, (iv) FREYR Legacy merged with and into Norway Merger Sub 2, with Norway Merger Sub 2 continuing as the surviving entity, (v) Pubco acquired all preferred shares of Norway Merger Sub 1 ( issued in exchange for the FREYR Legacy convertible preferred shares as a part of the Norway Merger) from the Company Preferred Share Transferors in exchange for a number of newly issued shares of Pubco, and (vi) Norway Merger Sub 1 merged with and into Pubco, with Pubco continuing as the surviving entity (the transactions contemplated by the Business Combination Agreement collectively, the “Business Combination”).
The Private Placement
On January 29, 2021, Alussa and Pubco entered into the Subscription Agreements with certain investors for the PIPE Investment, pursuant to which Pubco issued and sold to the PIPE Investors $600 million of Pubco Ordinary Shares, at a price of $10.00 per share for which PIPE Investors received 60,000,000 Pubco Ordinary Shares.
Stock Exchange Listing
Pubco Ordinary Shares and Pubco Public Warrants, Pubco Private Warrants and Pubco Working Capital Warrants are currently listed on the NYSE under the symbols FREY and FREY WS, respectively.
Summary of Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section title “Risk Factors.” Such risks include, but are not limited to:
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Subsequent to the completion of the Business Combination, Pubco may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price post-Business Combination, which could cause you to lose some or all of your investment.

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Sales of a substantial number of Pubco securities in the public market following the Business Combination could adversely affect the market price of its ordinary shares.

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FREYR’s success will depend on FREYR’s ability to manufacture battery cells, and to do so economically, at scale, of sufficient quality, on schedule and to customers’ specifications.

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FREYR’s licensing strategy is subject to various risks which could adversely affect FREYR’s business and future prospects. There are no assurances that 24M or other future counterparties will not provide similar licenses to other manufacturers which will increase the competition faced by FREYR.

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FREYR may license technology that has not been commercialized or commercialized only to a limited extent, and the success of FREYR’s business depends on technology licensed performing as expected.

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FREYR’s execution of its joint venture strategy is in very early stage and is also subject to various risks which could adversely affect FREYR’s business and future prospects.

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FREYR may not be able to engage target customers successfully and to convert such contacts into meaningful orders in the future.

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FREYR may not be able to establish supply relationships for necessary components and materials which could prevent or delay the introduction of FREYR’s batteries and negatively impact its business.

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Substantial increases in the prices for FREYR’s raw materials and components, some of which are obtained in volatile markets where demand may exceed supply, could materially and adversely affect FREYR’s business and negatively impact FREYR’s prospects.

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FREYR’s future success depends in part on the ability to develop and increase its production capacity and to be able to do so on time, with expected capital expenditures, and in a cost-effective manner.

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FREYR is sensitive to increases in the cost of supply of electricity, which is obtained in a highly regulated marketplace, susceptible to changes in the regulatory regime.

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FREYR will rely on complex machinery for its operations and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.

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If FREYR’s battery cells fail to perform as expected, FREYR’s ability to develop, market, and sell its battery cells could be harmed.

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Doing business internationally creates operational, financial and tax risks for FREYR’s business.

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If FREYR is unable to retain key employees and qualified personnel, and hire technical, engineering, sales, marketing, manufacturing plant operations and support personnel, its ability to compete and successfully grow the business could be harmed.

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FREYR’s limited operating history makes evaluating FREYR’s business and future prospects difficult and may increase the risk of your investment.

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FREYR’s management has limited experience in operating a public company and the requirements of being a public company may strain FREYR’s resources, divert management’s attention and affect the ability to attract and retain qualified board members and officers.

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FREYR is unable to assert, enforce and otherwise protect the intellectual property rights licensed by 24M and rights to indemnification under the license and services agreement with 24M may be insufficient or unavailable, which could lead to increased costs and negatively affect the business.

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FREYR’s future growth and success are dependent upon increasing electrification of current energy sources driven by consumers’ willingness to adopt electrified forms of transportation, the prices of such transportation, and continued government and social support of increased development of renewable sources of energy.

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The battery industry and its technology are rapidly evolving and may be subject to unforeseen changes, such as technological developments in existing technologies or new developments in competitive technologies that could adversely affect the demand for FREYR’s battery cells.

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FREYR’s business model of manufacturing battery cells is capital-intensive, and FREYR may not be able to raise additional capital on attractive terms, if at all, which could be dilutive to shareholders. If FREYR cannot raise additional capital when needed, its operations and prospects could be materially and adversely affected.

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FREYR may become subject to product liability claims, which could harm its financial condition and liquidity if it is not able to successfully defend or insure against such claims.

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FREYR is subject to substantial regulation and unfavorable changes to, or failure by FREYR to comply with, these regulations could substantially harm its business and operating results.

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Concentration of ownership among FREYR’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

Emerging Growth Company
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

THE OFFERING
Ordinary Shares Offered Hereunder
An aggregate of 24,625,000 Ordinary Shares previously registered in the S-4 registration statement, which includes:
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14,375,000 Ordinary shares issuable upon exercise of Pubco Public Warrants.

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8,750,000 Ordinary Shares issuable upon the exercise of Pubco Private Warrants.

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1,500,000 Ordinary Shares issuable upon the exercise of Pubco Working Capital Warrants.

Ordinary Shares Offered by the Selling Stockholders Hereunder
An aggregate of 118,968,753 Ordinary Shares, which includes:
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PIPE Shares.   60,000,000 Ordinary Shares issued to those certain selling stockholders who purchased 60,000,000 Ordinary Shares from the Company, for a purchase price of $10.00 per share, pursuant to separate subscription agreements.

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Ordinary Shares Issued or Issuable to Former FREYR Legacy Security Holders.   (i) 37,452,359 Ordinary Shares issued in exchange for ordinary shares of FREYR Legacy, (ii) 2,589,394 Ordinary Shares issuable upon the exercise of warrants issued in connection with the Business Combination in exchange for warrants to purchase ordinary shares of FREYR Legacy; (iii) 1,489,500 Ordinary Shares issued in connection with the Business Combination in exchange for Preferred Shares of FREYR Legacy.

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Ordinary Shares Issued or Issuable to Former Alussa Security Holders.   (i) 7,187,500 Ordinary Shares issued in connection with the Business Combination in exchange for Class B ordinary shares of Alussa initially purchased by the Sponsor in a private placement prior to the initial public offering of Alussa, (ii) 8,750,000 Ordinary Shares issuable upon the exercise of Pubco Private Warrants; and (iii) 1,500,000 Ordinary Shares issuable upon the exercise of Pubco Working Capital Warrants.

Warrants Offered by the Selling Securityholders Hereunder
An aggregate of 10,250,000 Pubco Warrants, which includes (i) 8,750,000 Pubco Private Warrants and (ii) 1,500,000 Pubco Working Capital Warrants.
Use of Proceeds
We will not receive any proceeds from the sale of our securities offered by the selling securityholders under this prospectus (the “Securities”). We will receive up to an aggregate of approximately $117,875,000 from the exercise of all Pubco Warrants covered by this Registration Statement, assuming the exercise in full of all such Pubco Warrants for cash. We expect to use the net proceeds from the exercise of these Pubco Warrants for general corporate purposes. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.
Ordinary Shares Outstanding after the Business
Combination
116,440,191 Ordinary Shares prior to any exercise of outstanding Pubco Warrants and Pubco Options. 144,666,112 Ordinary Shares

after giving effect to the exercise of all outstanding Pubco Warrants and Pubco Options.
Risk Factors
See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Ordinary Shares.
NYSE symbol
The Ordinary Shares and Pubco Public Warrants, Pubco Private Warrants and Pubco Working Capital Warrants are currently listed on the NYSE under the symbols FREY and FREY WS, respectively.
Lock-Up Restrictions
Of the Ordinary Shares that may be offered or sold by selling securityholders identified in this prospectus, 40,669,952 of those shares, which include 8,750,000 Ordinary Shares issuable upon the exercise of Pubco Private Warrants, 1,500,000 Ordinary Shares issuable upon the exercise of Pubco Working Capital Warrants, 21,056,371 Ordinary Shares issued in exchange for ordinary shares of FREYR Legacy held by affiliates of Pubco, and 7,187,500 Ordinary Shares issued in connection with the Business Combination in exchange for Class B ordinary shares of Alussa initially purchased by the Sponsor in a private placement prior to the initial public offering of Alussa, 2,176,081 Ordinary Shares issuable upon the exercise of warrants issued in connection with the Business Combination in exchange for warrants to purchase ordinary shares of FREYR Legacy and 8,750,000 Pubco Private Warrants and 1,500,000 Pubco Working Capital Warrants are subject to certain lock-up restrictions as identified in the sections titled “Certain Relationships, Related Party and Other Transactions — Transactions Related to the Business Combination — Lock-Up Agreements”.

SELECTED HISTORICAL FINANCIAL INFORMATION
Alussa
Alussa’s selected historical statements of operations and cash flows information for the year ended December 31, 2020 and for the period from June 13, 2019 (inception) through December 31, 2019, and its selected historical balance sheet information as of December 31, 2020 and 2019 are derived from Alussa’s audited financial statements included elsewhere in this prospectus. Alussa’s selected historical statements of operations and cash flows information for the three months ended March 31, 2021 and 2020 and its selected historical balance sheet information as of March 31, 2021 are derived from Alussa’s unaudited interim financial statements included elsewhere in this prospectus. The financial statements of Alussa are stated in U.S. dollars ($).
The selected historical information in this section should be read in conjunction with each of Alussa’s financial statements and related notes and “Alussa’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of Alussa following the Business Combination.

(in thousands, except per share information)	For the three months ended March 31,		For the year ended December 31, 2020	For the period from June 13, 2019 (inception) through December 31, 2019
	2021	2020
Statement of Operations Information:
Operating costs	$5,329	$500	$5,191	$1,173
Net income (loss)	(30,918)	8,943	(7,581)	(4,780)
Basic and diluted net income per redeemable ordinary share	$—	$0.03	$0.07	$0.06
Basic and diluted net income (loss) per non-redeemable ordinary share	$(2.48)	$0.71	$(0.84)	$(0.72)
Statement of Cash Flows Information:
Net cash used in operating activities	$(587)	$(402)	$(1,911)	$(229)
Net cash used in investing activities	—	—	—	(287,500)
Net cash provided by financing activities	550	—	—	290,011
(in thousands)	As of March 31, 2021	As of December 31,
		2020	2019
Balance Sheet Information:
Total assets	$290,393	$290,440	$290,226
Total liabilities	79,696	48,824	41,030
Ordinary shares subject to possible redemption	205,697	236,616	244,196
Total shareholders’ equity	5,000	5,000	5,000
FREYR Legacy
FREYR Legacy’s selected historical consolidated statements of operations and cash flows information for the years ended December 31, 2020 and 2019, and its selected historical consolidated balance sheet information as of December 31, 2020 and 2019 are derived from FREYR Legacy’s audited financial statements included elsewhere in this prospectus. FREYR Legacy’s selected historical statements of operations and cash flows information for the three months ended March 31, 2021 and 2020 and its selected historical balance sheet information as of March 31, 2021 are derived from FREYR Legacy’s unaudited interim financial statements included elsewhere in this prospectus. The financial statements of FREYR Legacy are stated in U.S. dollars ($).
The selected historical consolidated information in this section should be read in conjunction with each of FREYR Legacy’s financial statements and related notes and “FREYR Legacy's Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of Pubco following the Business Combination.
(in thousands, except per share information)	For the three months ended March 31,		For the years ended December 31,
	2021	2020	2020	2019
Statement of Operations Information:
Total operating expenses	$11,919	$880	$8,923	$2,473
Net loss	(11,887)	(895)	(9,605)	(1,201)
Net loss per share attributable to ordinary shareholders, basic	$(0.06)	$(0.01)	$(0.06)	$(0.01)

(in thousands, except per share information)	For the three months ended March 31,		For the years ended December 31,
	2021	2020	2020	2019
Net loss per share attributable to ordinary shareholders, diluted	$(0.06)	$(0.01)	$(0.06)	$(0.02)
Statement of Cash Flows Information:
Net cash used in operating activities	$(6,392)	$(482)	$(7,336)	$(1,201)
Net cash used in investing activities	(54)	(25)	(71)	(20)
Net cash provided by financing activities	7,500	1,083	20,458	1,229
(in thousands)	As of March 31, 2021	As of December 31,
		2020	2019
Balance Sheet Information:
Total assets	$18,375	$15,931	$474
Total liabilities	20,632	10,975	1,423
Total shareholders’ equity (deficit)	(2,257)	4,956	(949)

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following selected unaudited pro forma condensed combined financial information (the “selected pro forma information”) gives effect to the Business Combination described in the section titled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Alussa will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Pubco issuing ordinary shares for the net assets of Alussa, accompanied by a recapitalization. The net assets of Alussa will be stated at historical cost, with no goodwill or other intangible assets recorded. The selected pro forma balance sheet as of March 31, 2021 gives effect to the Business Combination as if it had occurred on March 31, 2021. The selected pro forma statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 gives effect to the Business Combination as if it had occurred on January 1, 2020.
The selected pro forma information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of the post-combination business included elsewhere in this prospectus and the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the audited financial statements and related notes of Alussa and FREYR Legacy for the applicable periods included elsewhere in this prospectus. The selected pro forma information has been presented for informational purposes only and is not necessarily indicative of what the post-combination business’ actual financial position or results of operations would have been had the Business Combination been completed as of the dates indicated. In addition, the selected pro forma information does not purport to project the future financial position or operating results of the post-combination business.
(in thousands, except share and per share data)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Information for the Three Months Ended March 31, 2021
Operating expenses	$17,461
Net loss	(27,334)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.23)
Weighted average ordinary shares outstanding, basic and diluted	116,440,191
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Information for the Year Ended December 31, 2020
Operating expenses	$31,385
Net loss	(37,360)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.32)
Weighted average ordinary shares outstanding, basic and diluted	116,440,191
Selected Unaudited Pro Forma Condensed Combined Balance Sheet Information as of March 31, 2021
Total assets	$658,095
Total liabilities	40,508
Total shareholders’ equity	617,587

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. The value of your investment in Pubco will be subject to significant risks affecting Pubco and inherent in the industry in which Pubco operates. If any of the events described below occur, the business and financial results could be adversely affected in a material way. This could cause the trading price of Pubco Ordinary Shares and Pubco Warrants to decline, perhaps significantly, and you therefore may lose all or part of your investment. Please see the section titled “Where You Can Find Additional Information” in this prospectus. The risks set out below are not exhaustive and do not comprise all of the risks associated with an investment in Pubco. Additional risks and uncertainties not currently known to Pubco or which Pubco currently deems immaterial may also have a material adverse effect on Pubco’s business, financial condition, results of operations, prospects and/or its share price.
Risks Relating to Development and Commercialization of FREYR’s Battery Cells
FREYR’s success will depend on FREYR’s ability to manufacture battery cells, and to do so economically, at scale, of sufficient quality, on schedule and to customers’ specifications.
FREYR’s future business depends in large part on FREYR’s ability to execute the plans to develop, manufacture, market and sell its battery cells and to deploy the battery cells at sufficient capacity and to pre-agreed specifications to meet the demands of customers. FREYR has no prior experience to date in manufacturing of its battery cells. FREYR cannot be certain that the technologies it intends to use will result in efficient, automated, low-cost manufacturing capabilities and processes, that will enable FREYR to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market FREYR’s battery cells. Even if FREYR is successful in developing its manufacturing capability and processes and reliably sourcing its component supply, FREYR cannot be certain whether FREYR will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond FREYR’s control such as problems with suppliers and vendors, or in time to meet its commercialization schedules or to satisfy the requirements of customers. For example, costs for the construction of FREYR’s Customer Qualification Plant will be significantly higher than initially forecasted. As part of making the final investment decision for the Customer Qualification Plant, FREYR considered potential customer feedback and the value of future flexibility, including flexibility related to NMC and LFP manufacturing, size of electrodes, and increased automation, which led to FREYR’s decision to acquire certain upgraded equipment and implement a more complex equipment installation design. On July 23, 2021, FREYR entered into a contract with Mpac Lambert Limited (“Mpac’’) for supply of critical production line machinery in its Customer Qualification Plant, the casting and unit cell assembly. Another factor in increased construction costs is the inflationary pressure on prices of equipment and building materials experienced in the first half of 2021 and continuing today. Such developments may, and further substantial increases in costs or delays in construction could, have a material adverse effect on FREYR’s business, prospects, operating results and financial condition.
FREYR’s licensing strategy is subject to various risks which could adversely affect FREYR’s business and future prospects. There are no assurances that 24M or other future counterparties will not provide similar licenses to other manufacturers which will increase the competition faced by FREYR.
As part of its strategy to license in process technology, FREYR has entered into a licensing and services agreement with 24M (the “24M License”) to use 24M’s process technology and accelerate FREYR’s time to market. FREYR’s business, competitive advantage and financial results rely heavily on the technology licensed from 24M and the relationship with 24M. However, 24M may have economic, business or legal interests or goals that are inconsistent with those of FREYR. Any disagreements with 24M or other future counterparties may impede FREYR’s ability to maximize the benefits of its licensing strategy and slow or otherwise adversely impact the development or deployment of FREYR’s battery plants. Among other things, 24M has the right to terminate the 24M License in various circumstances, including based on FREYR’s failure to achieve a defined production-rate milestone within a required timeframe, and for cause based on FREYR’s material breach, subject to cure rights and other procedural protections for dispute resolution where allegations of breach are disputed. In addition, if 24M is unable or unwilling to meet its economic or other obligations under the 24M License, FREYR may be required to either fulfill those obligations alone or be unable to replicate the services to be provided by 24M. FREYR is not currently engaged in discussions with other licensors for alternative technology and, as a result, any disagreement with 24M or termination of the license agreement could result in a material adverse effect on FREYR’s business, prospects and financial results.
Pursuant to the 24M License, FREYR’s license from 24M excludes rights to (a) manufacture battery cells within each of Japan and the members of the Association of Southeast Asian Nations (“ASEAN”) until December 31, 2022 and (b) sell and offer to sell battery cells within each of Japan and the ASEAN until a future date currently estimated for each to be December 31, 2022. Furthermore, the 24M License only provides for limited exclusivity. With the exception of direct grants to any company that produces more than 500,000 cars and/or more than 10,000 trucks or buses annually, 24M will refrain from granting any license to manufacture battery cells within (i) Denmark, Norway, Sweden, Finland, Greenland, and Iceland (collectively, the “Scandinavian Region”) through December 31, 2023 and (ii) the European Economic Area (“EEA”), excluding the Scandinavian Region and the grant of no more than two licenses, inclusive of that granted to FREYR in the 24M License through December 31, 2023, in either case wherein the battery cell is produced for use, used or sold for grid connected electricity storage system applications that have more than 200 kWh of lithium-ion battery storage capacity, excluding any applications related to automotive charging or discharging. The exclusivity protection period can be extended for the Scandinavian Region beyond December 31, 2023 if FREYR pays an exclusivity fee. 24M may provide similar licenses to FREYR’s competitors in market segments or in geographic areas not covered by these terms. The use by FREYR’s competitors or potential competitors of 24M technology as a result of the limitations of the 24M license could result in a material adverse effect on FREYR’s business, prospects and financial results.
FREYR may license technology that has not been commercialized or commercialized only to a limited extent, and the success of FREYR’s business depends on technology licensed performing as expected.
The technology licensed from 24M has been commercialized only to a limited extent and may not perform as expected. FREYR’s business plans are dependent on the technology from 24M performing as expected. If the cost, performance characteristics, simplified manufacturing process or other specifications of the technology licensed from 24M or another counterparty fall short of FREYR’s targets, FREYR’s projected sales, costs, time to market, competitive advantage, product pricing and margins would likely be adversely affected. In addition, FREYR may license technology from other third parties, which may not have been commercialized broadly or at all. If the technology that FREYR licenses does not perform as expected, FREYR’s competitive advantage, prospects, business and financial results may be adversely affected.
FREYR’s execution of its joint venture strategy is in a very early stage and is also subject to various risks which could adversely affect FREYR’s business and future prospects.
FREYR plans to enter into joint venture arrangements with established battery cell manufacturers or original equipment manufacturers (“OEMs”) pursuant to which it will develop production facilities customized to the partner’s design and process technology. However, FREYR currently has no joint venture agreements in place and there is no assurance that FREYR will be able to consummate joint venture agreements as contemplated to commercialize the battery cells. For example, FREYR’s joint venture plans with various OEMs will require that FREYR enter into certain additional arrangements regarding the purchase of battery cells by the OEM joint venture partners. There can be no assurance that the parties will be able to agree to pricing or other terms that are financially beneficial or otherwise not unfavorable for FREYR. Joint venture arrangements may require FREYR, among other things, to pay certain costs, make certain capital investments or to seek the joint venture partner’s consent to take certain actions. In addition, if a joint venture partner is unable or unwilling to meet its economic or other obligations under the joint venture arrangements, FREYR may be required to either fulfill those obligations alone to ensure the ongoing success of the joint venture or to dissolve and liquidate the joint venture. These factors could result in a material adverse effect on FREYR’s business, prospects and financial results.
FREYR may not be able to engage target customers successfully and to convert such contacts into meaningful orders in the future.
FREYR’s success depends on its ability to generate revenue and operate profitably, which depends in part on its ability to identify target customers and convert such contacts into meaningful orders or expand on current customer relationships. FREYR does not currently have any revenue or off-take agreements with customers in place. Initially, FREYR plans to enter into off-take agreements with customers, such as power companies and EV OEMs. FREYR has not yet executed these definitive agreements. If FREYR is unable to negotiate, finalize and maintain such agreements, or is only able to do so on terms that are unfavorable to FREYR, FREYR will not be able to generate any revenue, which would have a material adverse effect on its business, prospects, operating results and financial condition.
FREYR anticipates that in some cases its battery cells will be delivered to certain customers on an early trial deployment basis, where such customers have the ability to evaluate whether FREYR’s products meet their performance requirements before such customers commit to meaningful orders. If FREYR’s targeted customers do not commit to make meaningful orders, or at all, it could adversely affect FREYR’s business, prospects and results of operations. FREYR’s customers may require protections in the form of price reductions and similar arrangements that allow them to require FREYR to deliver additional battery cells or reimburse them for losses they suffer as a result of FREYR’s late delivery or failure to meet agreed upon performance specification. Delays in delivery of FREYR’s battery cells, unexpected performance problems or other events could cause FREYR to fail to meet these contractual commitments, resulting in delays in obtaining necessary materials used in FREYR’s production process, defects in material or workmanship or unexpected problems in FREYR’s manufacturing process, which could lead to unanticipated revenue and earnings losses and financial penalties. The occurrence of any of these events could harm FREYR’s business, prospects, results of operations and financial results.
FREYR may not be able to establish supply relationships for necessary components and materials which could prevent or delay the introduction of FREYR’s product and negatively impact its business.
FREYR will rely on third-party suppliers for components necessary to develop and manufacture its battery cells, including key supplies, such as cathode, anode and other material. FREYR has begun discussions with key suppliers, and has entered into certain non-binding memoranda of understanding or letters of intent with some potential key suppliers, but has not yet entered into definitive agreements for the supply of these materials. To the extent that FREYR is unable to enter into commercial agreements with these suppliers on beneficial terms, or at all, or these suppliers experience difficulties ramping up their supply of materials to meet FREYR’s requirements, the introduction of FREYR’s battery cells will be delayed. FREYR intends to brand itself as a builder of, and develop a reputation for building environmentally clean, low-cost battery cells from an ethically- and sustainably-sourced supply chain to attract customers and grow its business. If FREYR is unable to partner with such suppliers, FREYR’s business and financial prospects could be adversely affected. FREYR’s business also depends on such materials being available in Norway, so any negative developments in Norway, including but not limited to political or economic conditions or natural disasters or catastrophes could have a significant effect on FREYR’s ability to source supplies needed for its business. To the extent FREYR’s suppliers experience any delays in providing or developing the necessary materials, FREYR could experience delays in delivering on its timelines. In addition, FREYR cannot guarantee that its suppliers will not deviate from agreed-upon quality standards.
In addition, FREYR will depend initially on a number of third-party suppliers that have pre-existing relationships with 24M. As a result, any disagreement under or termination of the agreement with 24M may negatively affect FREYR’s ability to maintain relationships with such third-party suppliers and materially and adversely affect FREYR’s results of operations, financial condition and prospects.
Any disruption in the supply of components or materials could temporarily disrupt production of FREYR’s battery cells until an alternative supplier is able to supply the required material. The production of FREYR’s battery cells involves complex multiple value chains, such that disruption in one component of the supply chain could materially affect another and there are multiple possibilities for disruptions to arise, which could lead to further delays and adverse effects on the business and FREYR’s prospects. Changes in business conditions, unforeseen circumstances, governmental changes, the spread of COVID-19 and other factors beyond FREYR’s control or which it does not presently anticipate, could also affect its suppliers’ ability to deliver components to FREYR on a timely basis. Any of the foregoing could materially and adversely affect FREYR’s results of operations, financial condition and prospects.

Substantial increases in the prices for FREYR’s raw materials and components, some of which are obtained in volatile markets where demand may exceed supply, could materially and adversely affect FREYR’s results of operations, financial conditions and negatively impact FREYR’s prospects.
FREYR expects to incur significant costs related to procuring components and materials required to manufacture and assemble its battery cells. FREYR expects to use various materials in its battery cells, including rare earth materials such as lithium and cobalt, that will require FREYR to negotiate purchase agreements and delivery lead-times on advantageous terms. FREYR has begun discussions with key suppliers but has not yet entered into agreements for the supply of these materials. Since the beginning of 2021 there have been increases in the costs of and demand for certain raw materials, and FREYR cannot predict with certainty whether these changes are temporary or permanent. FREYR’s business model, brand and reputation will depend on the ability to find ethically sourced materials. If FREYR is unable to do so, FREYR’s time to market, competitive advantage, sales, prospects and financial condition may be adversely affected. In addition, prices for such materials, most notably lithium, have been volatile and may, together with other key components, increase significantly as a result of an increased electrification and demand for materials required to manufacture and assemble battery cells. FREYR may not be able to control fluctuation in the prices for these materials or negotiate agreements with suppliers on terms that are beneficial to FREYR. FREYR is exposed to multiple risks relating to the availability and pricing of such materials and components. Given the competitive nature of the market FREYR operates in, it is unlikely that increases in expenses can be passed on to customers, thus substantial increases in the prices for FREYR’s raw materials or components would materially and adversely affect FREYR’s business, increase its operating costs and negatively impact FREYR’s results of operations, financial conditions and prospects.
Currency fluctuations, trade barriers, tariffs or shortages and other general economic or political conditions may limit FREYR’s ability to obtain key components for its battery cells or significantly increase freight charges, raw material costs and other expenses associated with FREYR’s business, which could further materially and adversely affect its results of operations, financial condition and prospects.
FREYR may be unable to adequately control the costs associated with its operations and the components necessary to manufacture its battery cells.
FREYR’s ability to become profitable in the future will not only depend on its ability to successfully market its battery cells and services, but also to forecast and control its costs. If FREYR is unable to adequately forecast costs or to cost-efficiently manufacture, market, sell, and distribute its battery cells, its margins, profitability and prospects would be materially and adversely affected. For example, costs for the construction of FREYR’s Customer Qualification Plant will be significantly higher than initially forecasted. As part of making the final investment decision for the Customer Qualification Plant, FREYR considered potential customer feedback and the value of future flexibility, including flexibility related to NMC and LFP manufacturing, size of electrodes, and increased automation, which led FREYR to decide to acquire certain upgraded equipment and implement a more complex equipment installation design. On July 23, 2021, FREYR entered into a contract with Mpac for supply of critical production line machinery in its Customer Qualification Plant, the casting and unit cell assembly. Another factor in increased construction costs is the inflationary pressure on prices of equipment and building materials experienced in the first half of 2021 and continuing today. FREYR has also received preliminary input on plans relating to Gigafactory 1, which input reflects similar trends in costs. See also the section titled “Information about FREYR —  Development Plan” for additional disclosures regarding developments related to FREYR’s development plan since it was originally prepared in the fall of 2020.
FREYR has not yet produced any battery cells and its forecasted cost advantage for the production of these cells at scale in order to be competitive with other lithium-ion battery cells, will require FREYR to achieve rates of throughput, use of electricity and consumables, yield, and rate of automation demonstrated for mature battery, battery material, and ceramic manufacturing processes, that FREYR has not yet achieved. If FREYR is unable to achieve these targeted rates, its business and prospects will be adversely impacted.
FREYR’s future success depends in part on the ability to equip and construct manufacturing facilities, develop and increase its production capacity and to be able to do so on time, within its expected budget for capital expenditures, and in a cost-effective manner.
To the extent FREYR is successful in growing the business, FREYR will need to develop production capacity and increase it. FREYR has made the final investment decision to proceed with construction only of its Customer Qualification Plant, which will be used to provide samples to enable early customer engagement and to test new material suppliers and new solutions over time. FREYR does not currently have any production capacity and has not made a final investment decision or begun any construction activities for its Gigafactories. FREYR’s ability to plan, construct and equip manufacturing facilities, including FREYR’s Customer Qualification Plant and its Fast-Track manufacturing plants is subject to significant risks and uncertainties, including the following:
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The final investment decision to proceed with construction of each of FREYR’s Gigafactories is conditioned, as a matter of policy upon FREYR having entered into off-take agreements with customers that represent at least 50% of the capacity for each of the first three years of any such Gigafactory’s operation. Delays or inability to enter into binding agreements with customers could therefore delay the construction of FREYR’s Gigafactories.

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The construction and expansion of any manufacturing facilities will also be subject to the risks inherent in the development and construction of new facilities, including risks of delays and cost overruns as a result of factors outside FREYR’s control, such as delays in government approvals, burdensome permitting conditions, increases in the costs of equipment and building materials, and delays in the delivery of manufacturing equipment and subsystems that FREYR manufactures or obtains from suppliers.

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Manufacturing equipment may take longer and cost more to engineer and build than expected, and may not operate as required to meet FREYR’s production plans. FREYR has recently experienced indications of a general inflationary pressure. FREYR cannot predict with certainty whether this is temporary or permanent.

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FREYR may depend on third-party relationships in the development and operation of additional production capacity, which may subject FREYR to the risk that such third parties do not fulfill their obligations under arrangements with them. For example, FREYR entered into an agreement with Mpac for the casting and unit cell assembly machine in its Customer Qualification Plant. The casting and unit cell assembly sits at the heart of the battery cell production process, and any disagreement with Mpac, termination of the agreement, or delay or non-fulfillment of Mpac’s obligations under such agreement may adversely impact FREYR’s business, prospects and financial condition.

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FREYR may be unable to attract or retain qualified personnel.

If FREYR is unable to build and expand its manufacturing facilities, FREYR may be unable to scale the business. If the demand for FREYR’s battery cells or production output decreases or does not rise as expected, FREYR may not be able to spread a significant amount of its fixed costs over the production volume, thereby increasing per unit fixed cost, which would have a negative impact on FREYR’s financial condition and results of operations. FREYR only has a limited number of employees, a significant portion of whom are executives. To build its manufacturing facilities and expand FREYR’s production capacity, FREYR will need to hire a considerable number of qualified employees. If FREYR is unable to attract, train and retain such personnel, its business, prospects and financial condition may be adversely affected.
FREYR is subject to risk relating to the construction and development activities of its manufacturing facilities.
The development phase of the manufacturing facilities includes obtaining several consents, commercial agreements, permits and licenses from relevant authorities and stakeholders to secure rights for construction and operation activities. On July 19, 2021, FREYR entered into two lease agreements with Mo Industripark with respect to the area to be used for the Customer Qualification Plant. Pursuant to an earlier letter of intent, FREYR also has an exclusive right to lease and develop a second area as well as a first right of refusal for a third area, which expires on June 30, 2022. Mo Industripark AS has certain permits related to its status as a regulated industrial zone, and FREYR has the consents, agreements, permits and licenses needed for its planned contruction activities with respect to the Consumer Qualification Plant; however, FREYR does not have all consents, agreements, permits or licenses needed for operation of the Customer Qualification Plant or its planned construction and operation activities with respect to the Gigafactories. Failure to obtain, delay in obtaining or losing necessary consents, commercial agreements, permits and licenses could result in delay or termination of development activities. Examples of conflicts that may arise from development are restriction of FREYR’s actions due to new or evolving environmental legislation, grid interdependencies and grid connection, proximity to existing infrastructure, and conflicts with non-governmental organizations regarding the use of land for the manufacturing facilities. If such conflicts arise, FREYR may be delayed or prevented from building and expanding its manufacturing facilities, which would have a negative impact on FREYR’s financial conditions, prospects and results of operations.
FREYR has obtained certain rights to use, but does not own, the land for any of its planned manufacturing facilities. If FREYR is unable to conclude fully termed agreements to all the land to which FREYR has certain rights within the deadlines set forth in the letter of intent with Mo Industripark AS (see the section titled “Information about FREYR — Partnerships”) or on terms favorable to FREYR, FREYR may be delayed or prevented from building its manufacturing facilities, which would have a negative impact on FREYR’s business, results of operation, financial condition and prospects. FREYR has not obtained rights to use and does not own any land for any manufacturing facilities aside from those described in the section titled “Information about FREYR — Partnerships”, below.
FREYR is sensitive to increases in the cost of supply of electricity, which is obtained in a highly regulated marketplace, susceptible to changes in the regulatory regime.
Access to low cost and reliable sources of electricity is important to FREYR’s business. The business depends on the low electricity prices in Norway and any fluctuation in such prices could adversely affect FREYR’s business and prospects. Electricity prices are determined in a highly regulated Norwegian and EEA-wide marketplace, in which local prices are also strongly affected by constraints and changes in constraints on transmission and storage of electricity. FREYR has noticed an increase in electricity prices since the beginning of 2021, and cannot predict with certainty whether these changes are temporary or if additional increases will occur. Changes in the regulations and changes in infrastructure may increase FREYR’s cost of electricity to an extent which may not be passed on to customers through increased battery cell prices, and such price increases may reduce demand. There is no guarantee that contracts for sale of battery cells will allow for full offset of increased costs of electricity. FREYR will seek to mitigate this risk by entering into long-term electricity supply contracts to secure base volume and predictable prices and to secure some price adjustment in its battery cells sales contracts to partially offset any increase in electricity prices. However, there can be no assurance that FREYR will be able to do so on terms favorable to FREYR and that these will be effective, capture all risk or continue to be available to FREYR.
Accordingly, the failure to enter into electricity contracts on favorable terms or an increase in the price of electricity could materially adversely affect FREYR’s future earnings and may prevent FREYR from effectively competing in certain of its markets. Further, should the spot price for electricity fall below the hedging costs, these hedges may also weaken FREYR’s competitors without electricity cost hedging. This could in turn have a material adverse effect on FREYR’s business, results of operations, financial condition and prospects.
FREYR is also exposed to changes in grid tariffs as a result of contemplated investments in power grids in Norway, and potentially as a result of changes in the grid structure, either of which would likely cause the grid operator to raise tariffs in order to finance such investments or changes. Any such increases could in turn have a material adverse effect on FREYR’s business, results of operations, financial conditions and prospects.
FREYR will rely on complex machinery for its operations and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.
FREYR will rely heavily on complex machinery for its operations and the production of its battery cells to operate large-scale manufacturing. FREYR has not yet acquired, developed or operated with such machinery and the work required to design, secure and integrate this equipment into the production of FREYR’s battery cells is time intensive and requires FREYR to work closely with equipment providers, such as Mpac, as well as technology providers, such as 24M, to ensure that it works properly for FREYR’s specific licensed-in battery technology. The production technology will be provided by third parties. FREYR has not entered into binding agreements with respect to such technology (other than with 24M), and there is no guarantee that FREYR will be able to do so. To the extent FREYR enters into additional binding agreements with such third parties, there is no guarantee that FREYR may have recourse or any guarantee from the providers that such third party production technology or machinery will perform as expected. Additionally, FREYR plans to enter into equipment purchase agreements directly with suppliers and 24M will not be a party to such agreements. Accordingly, although such purchasing decisions will be partially based on 24M’s input regarding the design and integration of this equipment, FREYR will not have recourse or guarantee from 24M for such input, including if the equipment cannot be successfully integrated. FREYR will be responsible for any costs associated with achieving operability and integration of the equipment. There is risk that FREYR will be unable to successfully operate such machinery and this design and integration work, including the work to be performed by Mpac, will involve a significant degree of uncertainty and risk and may result in the delay in the scaling up of production or result in additional significant cost to FREYR’s battery cells. Such machinery is intended to operate on a highly automated basis and if that does not occur, it could have a material adverse effect on FREYR’s cost expenditures.
Both FREYR’s Customer Qualification Plant and its Fast-Track manufacturing plants will require complex machinery. Such machinery is likely to suffer unexpected malfunctions from time to time and will require repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of FREYR’s production equipment may significantly affect the intended operational efficiency as can failures by suppliers to deliver necessary components of FREYR’s products in a timely manner and at prices and volumes acceptable to FREYR, environmental hazards and remediation, difficulty or delays in obtaining governmental permits, damages or defects in systems, industrial accidents, fire, and seismic activity and natural disasters.
Operational or technical problems with FREYR’s manufacturing equipment could result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production. In addition, in some cases operational or technical problems may result in environmental damage, administrative fines, increased insurance costs and potential legal liabilities. All of these operational or technical problems could have a material adverse effect on FREYR’s business, results of operations, cash flows, financial condition or prospects.
If FREYR’s planned manufacturing plants in Mo i Rana do not become operable on schedule, or at all, or become inoperable, production of FREYR’S battery cells and FREYR’s business will be harmed.
FREYR expects to assemble and produce its battery cells at the Customer Qualification Plant in Mo i Rana, Norway, with production to begin in 2022 at the earliest. FREYR has obtained certain rights to use, but does not own, the land for any of its planned manufacturing facilities. The plants may be harmed or rendered inoperable, or the construction or expansion of the plant may be halted, by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the recent COVID-19 pandemic, which may render it difficult or impossible for FREYR to manufacture its battery cells for some period of time. The plant and the equipment FREYR uses to manufacture the battery cells would be costly to replace and could require substantial lead time to replace and qualify for use. In addition, as result of the concentration of the planned manufacturing facilities in Mo i Rana, FREYR’s operations would be more significantly affected by negative developments in Norway, including but not limited to economic or political conditions, such as natural disasters or catastrophes, than if its operations were spread out over several regions. If FREYR decides to pursue a manufacturing facility in other locations, then FREYR’s operations may also be more significantly affected by negative developments in such locations, including but not limited to economic or political conditions, such as natural disaster or catastrophes. The inability to produce FREYR battery cells or the backlog that could develop if the manufacturing plant is inoperable for even a short period of time may result in the loss of customers or harm FREYR’s reputation. Although FREYR plans to obtain and maintain insurance for damage to its property and the disruption of its business, this insurance may be challenging to obtain and maintain on terms acceptable to FREYR and may not be sufficient to cover all of FREYR’s potential losses.
If FREYR’s battery cells fail to perform as expected, FREYR’s ability to develop, market, and sell its battery cells could be harmed and FREYR could be subject to increased warranty claims.
Once commercial production of FREYR’s battery cells commences, its battery cells may contain defects in design and manufacture that may cause them to not perform as expected or that may require repair, recalls, and design changes. FREYR’s battery cells are inherently complex and incorporate technology and components that may contain defects and errors, particularly when first introduced. FREYR has a limited frame of reference from which to evaluate the long-term performance of its battery cells. There can be no assurance that FREYR will be able to detect and fix any defects in its battery cells prior to the sale to potential consumers. If FREYR’s battery cells fail to perform as expected, it could lose design wins and customers may delay deliveries, terminate further orders, pursue warranty claims against FREYR or initiate product recalls, each of which could adversely affect FREYR’s sales and brand and could adversely affect FREYR’s business, prospects, and results of operations.
Lithium-ion battery cells have been observed to catch fire or vent smoke and flame.
Lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. Negative public perceptions regarding the suitability of lithium-ion cells or any future incident involving lithium-ion cells, such as a vehicle or other fire, even if such incident does not involve FREYR battery cells, could seriously harm FREYR’s business and reputation. Any incident involving FREYR’s battery cells could result in lawsuits, recalls or redesign efforts, all of which would be time consuming and expensive and could harm FREYR’s brand image. Once FREYR begins manufacturing its battery cells, FREYR will need to store a significant number of lithium-ion cells at its facilities. Any mishandling of battery cells may cause disruption to the operation of FREYR’s facilities. While FREYR plans to implement safety procedures related to the handling of the battery cells, a safety issue or fire related to the cells could disrupt FREYR’s operations. Such damage or injury could lead to adverse publicity and potentially a safety recall. Moreover, any failure of a competitor’s electric vehicle or energy storage product may cause indirect adverse publicity for FREYR and FREYR’s battery cells. Such adverse publicity could negatively affect FREYR’s brand and harm FREYR’s business, prospects, financial condition and operating results.
Doing business internationally creates operational, financial and tax risks for FREYR’s business.
FREYR’s business plan includes operations in international markets, including initial manufacturing and supply activities in Norway, initial sales in North America and Europe, and eventual expansion into other international markets. Conducting and launching operations on an international scale requires close coordination of activities across multiple jurisdictions and time zones and consumes significant management resources. If FREYR fails to coordinate and manage these activities effectively, its business, financial condition, prospects or results of operations could be adversely affected. International sales entail a variety of risks, including currency exchange fluctuations, challenges in staffing and managing foreign operations, tariffs and other trade barriers, unexpected changes in legislative or regulatory requirements of foreign countries into which FREYR sells its products and services, difficulties in obtaining export licenses or in overcoming other trade barriers, laws and business practices favoring local companies, political and economic instability, difficulties protecting or procuring intellectual property rights, and restrictions resulting in delivery delays and significant taxes or other burdens of complying with a variety of foreign laws.
In addition, the corporate structure of Pubco and its subsidiaries with entities in several jurisdictions such as Norway, Luxembourg, and the Cayman Islands, is, together with its conducting of operations in international markets as described above, subject to tax risk. The expected tax treatment of Pubco and its subsidiaries relies on current tax laws and regulations, as well as certain tax treaties between the aforementioned different jurisdictions. As such, unexpected changes, interpretation, application or enforcement practice in respect of legislative or regulatory requirements of such tax laws in foreign countries into which Pubco or any of its subsidiaries is incorporated and/or conducting operations and sales in, including but not limited to, changes in treatment of sales and results of operations earned in foreign and offshore jurisdictions, value added tax, cessation of tax treaties and recognition of tax law principles in other jurisdictions, as well as other changes in corporate tax law, may adversely Pubco’s business, financial conditions, prospects or result of operations.
FREYR has been, and may in the future be, adversely affected by the global COVID-19 pandemic.
FREYR faces various risks related to epidemics, pandemics, and other outbreaks, including the recent COVID-19 pandemic. The impact of COVID-19, including changes in consumer and business behavior,

pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. The spread of COVID-19 has also impacted FREYR’s potential customers and suppliers by disrupting the manufacturing, delivery and overall supply chain of battery and EV manufacturers and suppliers and has led to a global decrease in battery and EV sales in markets around the world.
The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures have and may continue to adversely impact FREYR’s employees, operations and the operations of its suppliers, vendors and business partners, and may negatively impact its sales and marketing activities. In addition, various aspects of FREYR’s business cannot be conducted remotely. These measures by government authorities may remain in place for a significant period of time and they are likely to continue to adversely affect FREYR’s future manufacturing plans, sales and marketing activities, prospects, business and results of operations. FREYR may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, suppliers, vendors and business partners.
As a result, it is currently not possible to predict the consequences for FREYR, its business partners, Norway, the battery and EV industry, or global business and markets, other than the expectations of adverse negative effects that may be long-term. Due to FREYR not having any income prior to the completion of the manufacturing facility and thus, inter alia, being dependent on proceeds from share capital raises and debt financing arrangements, FREYR is exceedingly more exposed to the potential impact of COVID-19 on its business and financial position compared to other players in the battery industry that have stable sources of revenue.
The extent to which the COVID-19 pandemic continues to impact FREYR’s business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating activities can resume. Even after the COVID-19 pandemic has subsided, FREYR may continue to experience an adverse impact to its business as a result of its global economic impact, including any recession that has occurred or may occur in the future.
There are no comparable recent events that may provide guidance as to the effect of the spread of COVID-19 and a pandemic, and, as a result, the ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain.
FREYR’s facilities or operations could be damaged or adversely affected as a result of natural disasters and other catastrophic events.
FREYR’s facilities or operations could be adversely affected by events outside of its control, such as natural disasters, wars, and other calamities. FREYR cannot assure you that any backup systems will be adequate to protect it from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect FREYR’s ability to produce battery cells.
Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect FREYR’s business, prospects, financial condition, and results of operations.
In recent years, the global economies suffered dramatic downturns as the result of the COVID-19 pandemic, a deterioration in the credit markets and related financial crisis as well as a variety of other factors including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining valuations of others. The United States and certain other governments have taken unprecedented actions in an attempt to address and rectify these extreme market and economic conditions by providing liquidity and stability to the financial markets. If the actions taken by these governments are not successful, the return of adverse economic conditions may negatively impact the demand for FREYR’s battery cells and may negatively impact FREYR’s ability to raise capital, if needed, on a timely basis and on acceptable terms or at all.
If FREYR is unable to retain key employees and qualified personnel, and hire technical, engineering, sales, marketing, manufacturing plant operations and support personnel, its ability to compete and successfully grow the business could be harmed.
FREYR’s current management team is small and FREYR’s success depends on its ability to retain its executive officers, key employees and other qualified personnel, and its operations may be severely disrupted if it lost their services. Additionally, FREYR’s success depends on the ability to attract and retain qualified technology, engineering, sales, marketing, manufacturing plant operations and support personnel, and failure to do so could adversely affect its business, prospects, results of operations and financial results. As FREYR builds its brand and becomes more well known, there is increased risk that competitors or other companies will seek to hire its personnel. The loss of FREYR’s executive officers and key employees and an inability to find suitable replacement could result in delays to development and harm FREYR’s business. Many members of FREYR’s management team are new to FREYR and they have not worked together previously. Any failure by FREYR’s management team and key employees to perform as expected may have a material adverse effect on FREYR’s business, prospects, financial condition and results of operations. Unfavorable changes in any of these or other factors, most of which are beyond FREYR’s control, could materially and adversely affect its business, prospects, results of operations and financial results.
Risks Relating to FREYR’s Limited Operating History
FREYR is an early stage company with a history of financial losses and expects to incur significant expenses and continuing losses for the foreseeable future.
FREYR Legacy incurred a net loss of approximately $9.6 million for the year ended December 31, 2020 and an accumulated deficit of approximately $10.9 million from its inception through the year ended December 31, 2020 and has not generated any revenues to date. FREYR believes that it will continue to incur operating and net losses each quarter until at least the time it begins significant production of its battery cells, which is not expected to occur until 2024, and may occur later.
FREYR expects the rate at which it will incur losses to be significantly higher in future periods as it, among other things, continues to incur significant expenses in connection with the design, development and manufacturing of its battery cells; invests in manufacturing capabilities; builds up inventories of components for its battery cells; increases its sales and marketing activities; develops its distribution infrastructure; and increases its general and administrative functions to support its growing operations. FREYR may find that these efforts are more expensive than it currently anticipates or that these efforts may not result in revenues, which would further increase FREYR’s losses.
FREYR’s and FREYR Legacy’s very limited operating history makes evaluating FREYR’s business and future prospects difficult and may increase the risk of your investment.
FREYR’s operations to date have been limited to recruiting management and other employees, business planning, raising capital, selecting applicable third party technologies and securing a partnership with 24M, establishing and attempting to establish partnerships with potential suppliers, customers and ecosystem partners, early stage project development, and general corporate development. You should consider the risks and difficulties FREYR faces as an early stage company with a very limited operating history. If FREYR does not successfully address these risks, its business, prospects, operating results and financial condition will be materially and adversely harmed. FREYR has a very limited operating history on which investors can base an evaluation of FREYR’s business, operating results and prospects. FREYR intends to derive substantially all of its revenues from the sale and lease of the battery cells, which FREYR has not yet started production of. There are no assurances that FREYR will be able to secure future business. It is difficult to predict FREYR’s future revenues and appropriately budget for its expenses, and FREYR has limited insight into trends that may emerge and affect its business. In the event that actual results differ from

FREYR’s estimates or FREYR adjusts its estimates in future periods, FREYR’s operating results, prospects and financial position could be materially affected.
If FREYR fails to manage its future growth effectively, it may not be able to market and sell its battery cells successfully.
FREYR intends to expand its operations significantly, which will require hiring, retaining and training new personnel, controlling expenses, establishing manufacturing plants and other facilities, and implementing administrative infrastructure, systems and processes. FREYR intends to continue to hire a significant number of additional personnel, including design and manufacturing personnel and technicians. Furthermore, as FREYR is a young company, its ability to train and integrate new employees into its operations may not meet the growing demands of its business which may affect its ability to grow. If FREYR experiences significant growth in orders, without improvements in automation and efficiency, FREYR may need additional manufacturing capacity and FREYR and some of its suppliers may need additional and capital-intensive equipment. Any growth in manufacturing must include a scaling of quality control as the increase in production increases the possible impact of manufacturing defects. If FREYR cannot manage its growth, FREYR may be unable to take advantage of market opportunities, execute its business strategies or respond to competitive pressures. Any failure to effectively manage its growth could materially and adversely affect FREYR’s business, prospects, operating results and financial condition.
FREYR’s management has limited experience in operating a public company and the requirements of being a public company may strain FREYR’s resources, divert management’s attention and affect the ability to attract and retain qualified board members and officers.
FREYR’s executive officers have limited experience in the management of a publicly traded company. FREYR’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the combined company, which could harm FREYR’s business, prospects and results of operations. FREYR may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the combined company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that the combined company will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods. Compliance with these rules and regulations will increase FREYR’s legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on FREYR’s systems and resources.
FREYR will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on FREYR’s business, financial condition and results of operations.
FREYR will face increased legal, accounting, administrative and other costs and expenses as a public company that FREYR Legacy did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities FREYR has not done previously. For example, FREYR has created new Board committees and adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), FREYR could incur additional costs rectifying those issues, and the existence of those issues could adversely affect

FREYR’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with FREYR’s status as a public company may make it more difficult to attract and retain qualified persons to serve on FREYR’s Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
FREYR’s potential joint venture with a subsidiary of a major multinational industrial conglomerate (“the JV Partner”) is subject to various risks, including the fact that there is no current agreement between the parties, many of the principal terms of the potential arrangement have not been agreed to, any draft memorandum of understanding with the JV Partner, if entered into, will be non-binding and the consummation of the joint venture is subject to several conditions, including entry into binding documentation by the parties and may not occur on the expected timeline or at all and that the joint venture may not be successful (or less successful than expected), which could adversely affect our business and future prospects.
FREYR and the JV Partner have entered negotiations regarding a draft non-binding Memorandum of Understanding (the “JV MoU”) for a potential joint venture to be formed with the purpose of preparing a project to build battery production in North America at a targeted scale of at least 50 GWh in annualized battery cell production capacity by 2030 (the “Venture”). As part of these negotiations, FREYR and the JV Partner have had preliminary discussions regarding key commercial points of the Venture in May 2021. The JV MoU provides a framework for FREYR’s cooperation and provides that FREYR and the JV Partner will work to enter into certain additional arrangements regarding the consummation of a joint venture to use 24M technology at a battery manufacturing facility in North America. However, many key terms of the Venture, including economic and investment terms, have not been agreed to in principal. It is possible that the parties will not be able to agree to enter into the JV MoU.
The JV MoU, if entered into, will be non-binding and the commercial terms of the Venture will be subject to further negotiation. There is no assurance that FREYR will be able to finalize the terms of the Venture and enter into binding documentation with the JV Partner. The ultimate terms of the Venture, if entered into, may not be favorable to FREYR (or less favorable than FREYR currently expects) and may require FREYR, among other things, to pay certain costs or to make certain capital investments or to seek the JV Partner’s consent to take certain actions. In addition, if the JV Partner is unable or unwilling to meet its economic or other obligations under the Venture arrangements, FREYR may be required to either fulfill those obligations alone to ensure the ongoing success of the Venture or to dissolve and liquidate the Venture.
The 24M License does not currently extend to the activities contemplated by the JV MoU. In order to use 24M’s process technology or other third party technology in a Venture manufacturing facility, a separate license from 24M or such third party may be required. There can be no assurance that FREYR, the JV Partner or the Venture will be able to enter into a separate license with 24M or a third party with the required technology, on favorable terms or at all. If FREYR cannot successfully negotiate the additional license of 24M technology or the Venture is unable to identify and obtain a license to use an alternative technology, the entry into a binding agreement may not occur.
Even if FREYR and the JV Partner are able to reach final terms and enter into binding documentation, there can be no assurance that the Venture will be able to complete the development of a battery cell manufacturing facility and successfully manufacture and commercialize batteries in North America. These factors could harm FREYR’s business, results of operations and financial results.
FREYR expects that any potential Venture with the JV Partner will not benefit from some of the same competitive advantages as FREYR’s planned Norwegian manufacturing facilities. FREYR’s Norwegian manufacturing facilities benefit from, among other things, relatively low electricity prices, high percentages of renewable electricity generation, access to globally-connected transportation, access to a highly educated Norwegian workforce and a domestic Norwegian and regional Nordic battery research and production ecosystem. The potential location of the Venture’s battery manufacturing facility in North America (which has not been identified at this stage) is likely to have different characteristics, which could reduce the expected benefits of the potential Venture. Any such Venture will also be subject to various operational risks, including execution, regulatory, competition and market risks.
Risks Relating to FREYR’s Intellectual Property
If FREYR is unable to protect its intellectual property rights, its business and competitive position would be harmed.
FREYR seeks to establish and protect intellectual property rights through nondisclosure and invention assignment agreements with its employees and consultants, and through non-disclosure agreements with business partners and other third parties. Despite FREYR’s efforts to protect its proprietary rights, third parties may attempt to copy or otherwise obtain and use FREYR’s intellectual property. Monitoring unauthorized use of FREYR’s intellectual property will be difficult and costly, and the steps FREYR will take to prevent misappropriation may not be sufficient. Any enforcement efforts FREYR undertakes, including litigation, could be time-consuming and expensive and could divert management’s attention, which could harm its business, results of operations and financial condition. In addition, existing intellectual property laws and contractual remedies may afford less protection than needed to safeguard intellectual property FREYR establishes. Failure to adequately protect such intellectual property could result in competitors offering similar products, potentially resulting in the loss of some of FREYR’s competitive advantage and a decrease in FREYR’s revenue which would adversely affect FREYR’s business, prospects, financial condition and operating results.
Beyond its access to 24M’s process technology under the 24M License, FREYR has not established or protected, and may not be able to establish, adequately protect or prevent unauthorized use of any material additional intellectual property. Patent, copyright, trademark, and trade secret laws vary significantly throughout the world. A number of countries do not protect intellectual property rights to the same extent as do the laws of European countries or the United States. Failure to establish, adequately protect or prevent unauthorized use of any additional intellectual property rights could result in its competitors using the intellectual property to offer products, potentially resulting in the loss of some of FREYR’s competitive advantage and a decrease in its revenue, which would adversely affect its business, prospects, financial condition and operating results.
If FREYR is able to establish or adequately protect additional intellectual property, to prevent infringement in the future, FREYR may have to file infringement claims. Such claims can be time consuming and costly to prosecute and there can be no assurance that any such claims will be successful. Policing unauthorized use of intellectual property is difficult and costly, and FREYR may not successfully prevent misappropriation of its proprietary rights. Unauthorized use of intellectual property may damage FREYR’s reputation, decrease the value of such property and reduce its market share.
Loss of key personnel may also create a risk that such personnel may exploit knowledge, information and know-how to the detriment of FREYR, and/or that FREYR may face difficulties to operate its technology or business methods as a result of the loss of such personnel.
FREYR cannot be assured that its know-how and trade secrets will provide FREYR with any competitive advantage, as the know-how and trade secrets may become known to or be independently developed by others including the FREYR’s competitors, regardless of measures FREYR may take to try to preserve the confidentiality. FREYR cannot give assurance that its measures for preserving the secrecy of its trade secrets and confidential information are sufficient to prevent others from obtaining such information.
FREYR is unable to assert, enforce and otherwise protect the intellectual property rights licensed by 24M and rights to indemnification under the 24M License may be insufficient or unavailable, which could lead to increased costs and negatively affect the business.
Under the 24M License, FREYR does not have the right to assert, enforce or protect any of the intellectual property licensed to it by 24M. In addition, certain patents licensed from 24M are jointly owned by 24M and third parties. FREYR may also face claims that its use of 24M or other intellectual property infringes the rights of others. For these claims, FREYR may seek indemnification from 24M under the

24M License. However, FREYR’s rights to indemnification may be unavailable or insufficient to cover its costs and losses, depending on its use of the technology, whether it chooses to retain control over conduct of the litigation, and other factors. This could result in its competitors using the same 24M intellectual property to offer products, potentially resulting in the loss of some of FREYR’s competitive advantage and a decrease in its revenue, which would adversely affect its business, prospects, financial condition and operating results.
FREYR may need to defend itself against intellectual property infringement claims, which may be time-consuming and could cause it to incur substantial costs.
Companies, organizations or individuals, including FREYR’s current and future competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with FREYR’s ability to make, use, develop or sell its products, which could make it more difficult for FREYR to operate its business. From time to time, FREYR may receive inquiries from holders of patents or trademarks inquiring whether FREYR is infringing their proprietary rights and/or seek court declarations that they do not infringe upon FREYR’s own and/or licensed-in intellectual property rights. Additionally, third parties may claim that 24M is infringing on their technology. Companies holding patents or other intellectual property rights relating to battery cells may bring suits alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if FREYR is determined to have infringed upon a third party’s intellectual property rights, FREYR may be required to do one or more of the following:
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cease selling, incorporating or using products that incorporate the challenged intellectual property;

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pay substantial damages;

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obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;

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redesign its battery cells; or

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change battery cell technology providers.

In the event of a successful claim of infringement against FREYR and its failure or inability to obtain a license to the infringed technology, FREYR’s business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s attention.
Risks Relating to Industry and Market Trends and Developments
The battery market continues to evolve, is highly competitive, and FREYR may not be successful in competing in this industry or establishing and maintaining confidence in its long-term business prospects among current and future partners and customers.
The battery market in which FREYR intends to compete continues to evolve and is highly competitive. Many of FREYR’s competitors are large entities at a more advanced stage in development and commercialization than FREYR and have more resources to improve their share of the market. To date, FREYR has focused its efforts on recruiting management and other employees, business planning, raising capital, selecting applicable third party technologies and securing a partnership with 24M, establishing and attempting to establish partnerships with potential suppliers, customers and ecosystem partners, early stage project development, and general corporate development. Although FREYR believes its partnerships strategy, including the partnership with 24M, has the potential to significantly reduce the cost of battery cells, there is no guarantee that 24M process technology or other future partnerships will be able to deliver the cost savings anticipated by FREYR and FREYR will need to build its resources to compete with other companies in the market. In addition, lithium-ion battery manufacturers may continue to reduce cost of the conventional manufacturing process and expand their supply of battery cells, reducing the prospects for FREYR’s business and negatively impacting FREYR’s ability to sell its products at a market-competitive price and yet at sufficient margins.

FREYR expects competition in battery technology and EVs to intensify due to a regulatory push for EVs, continuing globalization, and consolidation in the worldwide automotive industry. Developments in alternative technologies or improvements in battery technology made by competitors may materially adversely affect the sales, pricing and gross margins of FREYR’s battery cells. If a competing process or technology is developed that has superior operational or price performance, FREYR’s business will be harmed.
FREYR must continue to commit significant resources to develop its partnership strategy and industrial scaling solution in order to establish a competitive position. There is no assurance FREYR will successfully identify the right partners or manufacture and bring its battery cells to market on a timely basis, or that products and technologies developed by others will not render FREYR’s battery cells obsolete or noncompetitive, any of which would adversely affect FREYR’s business, prospects and operating results.
Potential partners, suppliers and other third parties will be less likely to enter into arrangements with FREYR if they are not convinced that its business model will succeed in the long-term. Similarly, customers will be less likely to purchase FREYR’s battery cells if they are not convinced that its business will succeed in the long-term. Accordingly, in order to build and maintain its business, FREYR must establish and maintain confidence among current and future partners, suppliers, customers, analysts, rating agencies and other parties in its long-term financial viability and business prospects. Developing and maintaining such confidence may be particularly complicated by certain factors, including those that are largely outside of FREYR’s control, such as its very limited operating history, market unfamiliarity with its products, any delays in its industrial scaling, delivery and service operations to meet demand, competition from other manufacturers of lithium-ion batteries or those developing alternative technologies, and FREYR’s eventual production and sales performance compared with market expectations.
FREYR’s future growth and success are dependent upon increasing electrification of current energy sources driven by consumers’ willingness to adopt electrified forms of transportation, the prices of such transportation, and continued government and social support of increased development of renewable sources of energy.
FREYR’s growth and future demand for FREYR’s products is highly dependent upon the adoption by consumers of electrified forms of transportation, including EVs, the prices for such transportation, as well as the increased use of intermittent forms of energy which will require energy store systems. The market for EVs is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing consumer demands and behaviors. If the market for EVs in general does not develop as expected, or develops more slowly than expected, FREYR’s business, prospects, financial condition and operating results could be harmed.
Additionally, one of FREYR’s primary markets is stationary storage, which is largely driven by installed capacity of renewable electricity generation and increasing demand for renewable sources of power. Since many of these renewable sources of power are intermittent, like wind and solar, the energy produced by them must be stored for use when there is demand. Should government requirements for these intermittent power sources be relaxed or social desires for lower carbon sources of energy decline, there could be a detrimental impact on one of FREYR’s primary markets.
FREYR’s brand depends on the ability to build clean, low-cost battery cells from an ethically and sustainably-sourced supply chain. If FREYR is unable to do so, damage to FREYR’s brand and reputation could result or failure to expand its brand, which would harm FREYR’s business and results of operations.
FREYR will depend significantly on building and maintaining its brand and reputation for building environmentally clean, low-cost battery cells from an ethically- and sustainably-sourced supply chain to attract customers and grow its business. If FREYR is unable to, for instance, reduce the CO2 footprint of the traditional battery production process, reduce production costs or obtain its materials from ethical and sustainable suppliers, its brand and reputation could be significantly impaired, which could affect its ability to compete. FREYR also relies on the low carbon intensity of the electricity produced in Norway, and any change to such carbon intensity could adversely affect its brand and reputation and ability to compete. Further, FREYR expects to rapidly scale up its workforce, leading it in some instances to hire personnel or partner with third parties who it may later determine do not fit FREYR’s culture or mission. If FREYR cannot manage its hiring and training processes to avoid potential issues, its business and reputation may be harmed and its ability to attract customers would suffer. In addition, if FREYR were unable to achieve a similar level of brand recognition as its competitors, some of which currently have a broader brand footprint as a result of greater resources, longer operational history or more prominent branding as automotive OEMs, FREYR could lose recognition in the marketplace among prospective customers, suppliers and partners, which could affect its growth and financial performance. FREYR anticipates that its marketing and branding initiatives that will involve incurring significant expenses in advance of corresponding revenues. FREYR cannot assure you that such marketing and branding expenses will result in the successful expansion of its brand recognition or increase its revenues.
FREYR’s future growth and success depend on its ability to sell effectively to large customers.
FREYR’s potential customers are large enterprises, including in the energy storage system (“ESS”), automotive manufacturers and maritime sectors. FREYR does not currently have any definitive customer agreements in place. Therefore, FREYR’s future success will depend on its ability to effectively sell its products to such large customers. Sales to these end-customers involve risks that may not be present (or that are present to a lesser extent) with sales to smaller customers. These risks include, but are not limited to, (i) increased purchasing power and leverage held by large customers in negotiating contractual arrangements with FREYR and (ii) longer sales cycles and the associated risk that substantial time and resources may be spent on a potential end-customer that elects not to purchase FREYR’s solutions.
Large enterprises often undertake a significant evaluation process that results in a lengthy sales cycle. In addition, product purchases by large organizations are frequently subject to budget constraints, multiple approvals and unanticipated administrative, processing and other delays. Finally, large enterprises typically have longer implementation cycles, require greater product functionality and scalability, require a broader range of services, demand that vendors take on a larger share of risks, require acceptance provisions that can lead to a delay in revenue recognition and expect greater payment flexibility. All of these factors can add further risk to business conducted with these potential customers.
FREYR may not be able to accurately estimate the future supply and demand for its battery cells, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue. If FREYR fails to accurately predict its manufacturing requirements, it could incur additional costs or experience delays.
FREYR’s business is closely related to the production level of its future customers, whose businesses are dependent on the highly cyclical markets, such as the automotive, maritime and renewable energy industries. Thus, it is difficult to predict FREYR’s future revenues and appropriately budget for its expenses, and FREYR may have limited insight into trends that may emerge and affect its business. FREYR anticipates being required to provide forecasts of its demand to its current and future suppliers prior to the scheduled delivery of products to potential customers. Currently, there is no historical basis for making judgments on the demand for FREYR’s battery cells or its ability to develop, manufacture, and deliver battery cells, or FREYR’s profitability in the future. If FREYR overestimates its requirements, its suppliers may have excess inventory, which indirectly would increase FREYR’s costs. If FREYR underestimates its requirements, its suppliers may have inadequate inventory, which could interrupt manufacturing of its products and result in delays in shipments and revenues. In addition, lead times for materials and components that FREYR’s suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If FREYR fails to order sufficient quantities of product components in a timely manner, the delivery of battery cells to its potential customers could be delayed, which would harm FREYR’s business, prospects, financial condition and operating results.
Furthermore, due to FREYR’s future customers’ exposure to the abovementioned highly cyclical markets, customers may, in response to unfavorable market conditions, request delays in contract, shipment dates or other contract modifications or else default, terminate or not renew their contractual arrangements with FREYR. Consequently, the financial performance of FREYR will fluctuate with the general economic cycle, a decline in which could have a material adverse effect on FREYR’s business, prospects, financial condition and operating results.
The increase in competition and advances in technology in the battery industry is expected to cause substantial downward pressure on the prices of battery cells and may cause FREYR to lose sales or market share, resulting in lower revenues, earnings, and cash flows.
Global battery cell production capacity has been materially increasing overall, and has resulted in the past, and is expected to continue to result, in substantial downward pressure on the price of battery cells.

Given the general downward pressure on prices for battery cells driven by increasing supply and technological change, a principal component of FREYR’s business strategy is reducing its costs to manufacture battery cells to become and remain competitive. If FREYR’s competitors are able to drive down their manufacturing costs faster than FREYR can, its battery cells may become less competitive. Further, if raw materials costs and other third-party component costs were to increase, FREYR may not meet its cost reduction targets. If FREYR cannot effectively execute its cost reduction roadmap, FREYR’s competitive position will suffer, and FREYR could lose market share and FREYR’s margins would be adversely affected as it faces downward pricing pressure. Intensifying competition could cause FREYR to lose sales or market share. Such price reductions or loss of sales or market share could have a negative impact on FREYR’s revenue and earnings, and could materially adversely affect FREYR’s business, prospects, financial condition and cash flows.
The battery industry and its technology are rapidly evolving and may be subject to unforeseen changes, such as technological developments in existing technologies or new developments in competitive technologies that could adversely affect the demand for FREYR’s battery cells.
FREYR may be unable to keep up with changes in the rapidly evolving battery market and, as a result, its competitiveness may suffer. FREYR’s competitors include major battery manufacturers currently supplying the markets, automotive OEMs, and potential new entrants. There are several development-stage companies seeking to improve conventional lithium-ion batteries or to develop new technologies for batteries. Any failure by FREYR to successfully react to changes in existing technologies could materially harm its competitive position and growth prospects.
Furthermore, the battery industry also competes with other emerging or evolving technologies, such as hydrogen energy storage or carbon capture storage and sequestration. If FREYR is unable to keep up with competitive developments, including if such technologies achieve lower prices or enjoy greater policy support than the lithium-ion battery industry, FREYR’s competitive position and growth prospects may be harmed. If FREYR’s competitive position and growth prospects are harmed, then FREYR’s manufacturing facilities may be no longer needed and may have less or no value, adversely affecting FREYR’s business, prospects and financial condition.
Risks Relating to Finance and Accounting
FREYR’s business model of manufacturing battery cells is capital-intensive, and FREYR may not be able to raise additional capital on attractive terms, if at all, which could be dilutive to shareholders. If FREYR cannot raise additional capital when needed, its operations and prospects could be materially and adversely affected.
The development, design, manufacture and sale of batteries is a capital-intensive business. As a result of the capital-intensive nature of FREYR’s business, it can be expected to continue to incur substantial operating expenses without generating sufficient revenues to cover expenditures. Over time, FREYR may need to raise additional funds, including through entry into new or extending existing joint venture arrangements, through the issuance of equity, equity-related or debt securities or through obtaining credit from financial institutions to fund, together with FREYR’s principal sources of liquidity, ongoing costs such as research and development relating to its battery cells, the construction of Gigafactories, any significant unplanned or accelerated expenses, and new strategic investments. FREYR cannot be certain that additional capital will be available on attractive terms, if at all, when needed, which could be dilutive to shareholders, and its financial condition, results of operations, business and prospects could be materially and adversely affected.
FREYR’s operating and financial results forecast relies in large part upon assumptions and analyses developed by FREYR. If these assumptions or analyses prove to be incorrect, FREYR’s actual operating results may be materially different from its forecasted results.
The projected financial and operating information appearing elsewhere in this prospectus reflect current management estimates of future performance. Whether actual operating and financial results and business developments will be consistent with FREYR’s expectations and assumptions as reflected in its forecasts depends on a number of factors, many of which are outside FREYR’s control, including, but not limited to:

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success and timing of development activity;

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changes in the estimated cost of materials, supplies and components, such as increases that have occurred since the beginning of 2021, that FREYR may or may not be able to pass on to customer through increased product prices;

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entry into definitive contracts with customers and suppliers on favorable terms, or at all;

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customer acceptance of FREYR’s products;

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changes in customer demand mix for NMC and LFP chemistry-based products, such as earlier demand for LFP battery chemistry-based products that FREYR is seeing in recent and ongoing discussions with potential customers. Based on recent feedback from potential customers, FREYR is currently planning to build Gigafactory 1 and Gigafactory 2 based on a combination of LFP and NMC chemistry;

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changes in FREYR’s development plans to adapt to market demand, economic conditions and other factors, such as the potential for Gigafactory 1 and Gigafactory 2 to be combined into one Gigafactory;

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competition, including from established and future competitors;

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FREYR’s ability to manage its growth;

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whether FREYR can manage relationships with key suppliers;

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FREYR’s ability to retain existing key management, integrate recent hires and attract, retain and motivate qualified personnel; and

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the overall strength and stability of domestic and international economies.

Unfavorable changes in any of these or other factors, most of which are beyond FREYR’s control, could materially and adversely affect its business, results of operations, prospects and financial results.
Prior to the Business Combination, Alussa identified a material weakness in its internal control over financial reporting as of December 31, 2020. If Pubco’s remediation of these material weaknesses is not effective, or if Pubco experiences additional material weaknesses in the future or otherwise fails to maintain effective internal controls in the future, Pubco may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect investor confidence in Pubco and, as a result, the value of the Ordinary Shares.
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing Alussa’s Warrants. As a result of the SEC Statement, Alussa reevaluated the accounting treatment of its 14,375,000 Public Warrants and 8,750,000 Private Placement Warrants and restated its previously issued financial statements to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.
Following the issuance of the SEC Statement, on May 5, 2021, Alussa concluded that its previously issued audited financial statements for the year ended December 31, 2020 and the period from June 13, 2019 (inception) through December 31, 2019, and each of its unaudited condensed financial statements for the quarterly and year-to-date periods during such years, and related disclosures, should be restated (the “Restatement”). As part of such process, Alussa identified a material weakness in its internal controls over financial reporting.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis.

Effective internal controls are necessary for Pubco to provide reliable financial reports and prevent fraud. Alussa has taken a number of steps to remedy the material weaknesses prior to the Business Combination and Pubco continues to evaluate steps to remediate the material weakess. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects. If Pubco determines that such remedial steps are insufficient or identifies any new material weaknesses in the future, any such newly identified material weakness or insufficient remedial steps could limit our ability to prevent or detect a misstatement of Pubco’s accounts or disclosures that could result in a material misstatement of Pubco’s annual or interim financial statements. In such case, Pubco may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in Pubco financial reporting and Pubco’s share price may decline as a result.
Pubco cannot assure you that the measures Pubco or Alussa have taken to date, or any measures Pubco may take in the future, will be sufficient to avoid potential future material weaknesses.
Pubco may face litigation and other risks as a result of the material weakness in its internal control over financial reporting.
As a result of such material weakness, the Restatement related to the accounting for the Warrants, and other matters raised or that may in the future be raised by the SEC, Pubco face potential litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and material weakness in Pubco’s internal control over financial reporting. As of the date of this prospectus, Pubco has no knowledge of any such litigation or dispute. However, Pubco can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on Pubco’s business, results of operations and financial condition.
If Pubco discovers a material weakness in its internal control over financial reporting or otherwise fails to maintain effective internal control over financial reporting, Pubco’s ability to report its financial results on a timely and accurate basis and the market price of its ordinary shares may be adversely affected.
The Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act) requires, among other things, that Pubco evaluate the effectiveness of its internal control over financial reporting and disclosure controls and procedures. Although FREYR Legacy did not identify any material weaknesses in internal control over financial reporting at December 31, 2019, subsequent testing by Pubco or its independent registered public accounting firm, which has not performed an audit of its internal control over financial reporting, may reveal deficiencies in Pubco’s internal control over financial reporting that are deemed to be material weaknesses. Prior to the completion of the Business Combination, FREYR Legacy was a private company with limited resources and did not have the necessary business processes and related internal controls formally designed and implemented, coupled with the appropriate resources with the appropriate level of experience and technical expertise, to oversee FREYR Legacy’s business processes and controls. To comply with Section 404A, Pubco may incur substantial cost, expend significant management time on compliance-related issues and hire additional accounting, financial and internal audit staff with appropriate public company experience and technical accounting knowledge. Moreover, if Pubco is not able to comply with the requirements of Section 404A in a timely manner or if Pubco or its independent registered public accounting firm identify deficiencies in Pubco’s internal control over financial reporting that are deemed to be material weaknesses, Pubco could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources. Any failure to maintain effective disclosure controls and procedures or internal control over financial reporting could have a material adverse effect on Pubco’s business, prospects and operating results, and cause a decline in the price of Pubco Ordinary Shares.
If Pubco is unable to establish and maintain effective internal control over financial reporting, and build its finance infrastructure, investors may lose confidence in the accuracy of Pubco’s financial reports.
As a public company, Pubco will operate in an increasingly demanding regulatory environment, which requires it to comply with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the regulations of the NYSE, the rules and regulations of the SEC, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for Pubco to produce reliable financial reports and are important to help prevent financial fraud. Commencing with its fiscal year ending the year in which the Business Combination is completed, Pubco must perform system and process evaluation and testing of its internal controls over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting in its Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. Prior to Closing of the Business Combination, FREYR Legacy has never been required to test its internal controls within a specified period and, as a result, it may experience difficulty in meeting these reporting requirements in a timely manner.
Pubco anticipates that the process of building its accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. Pubco expects that it will need to implement a new internal system to combine and streamline the management of its financial, accounting, human resources and other functions. However, such a system would likely require Pubco to complete many processes and procedures for the effective use of the system or to run its business using the system, which may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect Pubco’s controls and harm its business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention. In addition, Pubco may discover additional weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its financial statements. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.
Pubco may fail to establish and maintain effective internal control over financial reporting, in which case Pubco’s internal control over financial reporting may not prevent or detect all errors and all fraud. Pubco also may not be able to detect errors and fraud on a timely basis and its financial statements may be materially misstated. Although, the process of identifying the resources that Pubco will need to ensure the establishment and maintenance of effective internal controls for its current business has begun, there is no guarantee that such assessment will be accurate and post-Closing of the Business Combination, the complexity of Pubco’s business is likely to increase as it implements its business strategy and its business grows, and such increase in complexity will increase the difficulty of maintaining effective internal controls. If Pubco fails to establish and maintain effective internal control over financial reporting, its business and results of operations could be harmed, and investors may lose confidence in the accuracy and completeness of its financial reports, which could cause the price of its ordinary shares to decline. In addition, Pubco could become subject to investigations by the NYSE, the SEC or other regulatory authorities, which could require additional management attention and which could adversely affect Pubco’s business.
If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of Pubco’s securities may decline.
In addition, fluctuations in the price of Pubco’s securities could contribute to the loss of all or part of your investment. If an active market for Pubco’s securities develops and continues after the Business Combination, the trading price of such securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Pubco’s control. Any of the factors listed below could have a material adverse effect on your investment in Pubco’s securities and Pubco’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Pubco’s securities may not recover and may experience a further decline.
In addition to the other risks described in this “Risk Factors” section, the following factors could also cause FREYR’s financial condition and results of operations to fluctuate on a quarterly basis:
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actual or anticipated fluctuations in Pubco’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

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changes in the market’s expectations about Pubco’s operating results;

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success of competitors;

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Pubco’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning Pubco or the battery industry in general;

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operating and share price performance of other companies that investors deem comparable to Pubco;

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Pubco’s ability to bring its products and technologies to market on a timely basis, or at all;

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changes in laws and regulations affecting Pubco’s business;

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Pubco’s ability to meet compliance requirements;

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commencement of, or involvement in, litigation involving Pubco;

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changes in Pubco’s capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of Pubco Ordinary Shares available for public sale;

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any major change in the Pubco board of directors or management;

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amounts of sales of Pubco Ordinary Shares by Pubco’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

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general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations, pandemic such as COVID-19 and acts of war or terrorism.

Fluctuations in Pubco’s operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, its revenue, key operating metrics and other operating results in future quarters may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of Pubco Ordinary Shares.
Pubco’s ability to use FREYR Legacy’s net operating loss carryforwards and certain other tax attributes may be limited.
For the year ended December 31, 2020, FREYR Legacy had net operating loss carryforwards in Norway of approximately $11.3 million, which can be carried forward indefinitely. Pursuant to Norwegian law, net operating loss carry forwards can be used for an indefinite time period, provided that FREYR Legacy is considered to be tax resident in Norway and the net operating loss carry forward is not transferred as part of a tax motivated transaction or restructuring. Any such limitations on FREYR Legacy’s ability to use its net operating loss carryforwards and other tax assets could adversely impact its business, prospects, financial condition and results of operations.
Rising interest rates could adversely impact FREYR’s business.
Rising interest rates will increase FREYR’s cost of capital. FREYR’s future success may depend on its ability to raise capital to help finance the scaling of its production capacity. Rising interest rates may have an adverse impact on FREYR’s ability to offer attractive pricing to its customers.
The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on FREYR’s business, prospects, financial condition and operating results.
Any reduction, elimination, or discriminatory application of government subsidies and economic incentives because of policy changes, or the reduced need for such subsidies and incentives due to the perceived success of clean and renewable energy products or other reasons, may result in the diminished competitiveness of the battery industry generally or FREYR’s battery cells in particular. This could materially and adversely affect the growth of the battery markets and FREYR’s business, prospects, financial condition and operating results.

While certain tax credits and other incentives for clean and renewable energy products have been available in the past, there is no guarantee these programs will be available in the future. If current tax incentives are not available in the future, FREYR’s financial position could be harmed.
Pubco may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.
A non-U.S. corporation is deemed a PFIC for any taxable year if either (1) at least 75% of its gross income for such year is passive income, or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income. If Pubco is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this registration statement captioned “United States Federal Income Tax Considerations”) of Pubco securities, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Based on the current and anticipated composition of the income, assets and operations of the Company and its subsidiaries, the Company may be classified as a PFIC for its current taxable year.
Whether the Company or any of its subsidiaries are a PFIC for any taxable year is a factual determination that must be made annually at the close of each taxable year and depends on, among other things, the composition of the Company’s income and assets, and the market value of its and its subsidiaries’ shares and assets. Whether the Company is treated as a PFIC for U.S. federal income tax purposes is thus subject to significant uncertainty. Because items of working capital are generally treated as passive assets for PFIC purposes, retaining or accumulating cash, cash equivalents and other assets such as short-term and long-term investments that are readily convertible into cash increases the risk that the Company will be classified as a PFIC. However, Pubco’s actual PFIC status for its current taxable year or any future taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurances with respect to Pubco’s status as a PFIC for its current taxable year or any subsequent taxable year. U.S. Holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules to holders of Pubco securities. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see “United States Federal Income Tax Considerations — Passive Foreign Investment Company Considerations.”
Risks Relating to Legal and Regulatory Compliance
FREYR may become subject to product liability claims, which could harm its financial condition and liquidity if it is not able to successfully defend or insure against such claims.
FREYR may become subject to product liability claims, even those without merit, which could harm its business, prospects, operating results, and financial condition. FREYR faces inherent risk of exposure to claims in the event its battery cells do not perform as expected or malfunction resulting in personal injury or death. A successful product liability claim against FREYR could require FREYR to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about FREYR, which would have material adverse effect on FREYR’s brand, business, prospects and operating results. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of FREYR’s coverage, or outside of FREYR’s coverage, may have a material adverse effect on FREYR’s reputation, business, prospects and financial condition. FREYR may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if it does face liability for its products and are forced to make a claim under its policy.
Insufficient warranty reserves to cover future warranty claims could materially adversely affect FREYR’s business, prospects, financial condition and operating results.
Once FREYR’s battery cells are in production, FREYR will need to maintain warranty reserves to cover warranty-related claims. If the warranty reserves are inadequate to cover future warranty claims on FREYR’s battery cells, its business, prospects, financial condition and operating results could be materially and adversely affected. FREYR may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

Claims for indemnification by Pubco’s directors and officers may reduce Pubco’s available funds to satisfy successful third-party claims against Pubco and may reduce the amount of money available to Pubco.
Pubco Articles provide that Pubco will indemnify its directors and officers, in each case to the fullest extent permitted by Luxembourg law.
More particularly, as permitted by Luxembourg law, Pubco Articles and its indemnification agreements that it expects to enter into with its directors and officers will provide that subject to the exceptions and limitations listed below, every person who is, or has been, a director or officer of Pubco or a direct or indirect subsidiary of Pubco shall be indemnified by Pubco to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such director or officer and against amounts paid or incurred by him or her in the settlement thereof. The words “claim”, “action”, “suit” or “proceeding” include all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities. However, no indemnification shall be provided to any director or officer of Pubco or a direct or indirect subsidiary of Pubco (i) by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties of a director or officer, (ii) with respect to any matter as to which any director or officer has been finally adjudicated to have acted in bad faith and against the interest of Pubco, or (iii) in the event of a settlement, unless approved by a court or the board of directors. Pubco may, to the fullest extent permitted by law, purchase and maintain insurance or furnish similar protection or make other arrangements, including, but not limited to, providing a trust fund, letter of credit, or surety bond on behalf of a director or officer of Pubco or a direct or indirect subsidiary of Pubco against any liability asserted against him or her or incurred by or on behalf of him or her in his or her capacity as a director or officer of Pubco or a direct or indirect subsidiary of Pubco. The right of indemnification will be severable, will not affect any other rights to which any director or officer of Pubco or a direct or indirect subsidiary of Pubco may now or in the future be entitled, will continue as to a person who has ceased to be such director or officer and will inure to the benefit of the heirs, executors and administrators of such a person. The right to indemnification is not exclusive and will not affect any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. Expenses in connection with the preparation and representation of a defense of any claim, action, suit or proceeding will be advanced by Pubco prior to final disposition thereof upon receipt of any undertaking by or on behalf of the officer or director, to repay such amount if it is ultimately determined that he or she is not entitled to indemnification.
The Pubco Articles include a forum selection clause, which may impact your ability to bring actions against it.
The Pubco Articles provide that, unless Pubco consents in writing to the selection of an alternative forum, the federal district courts of the Unites States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 and the Securities Exchange Act of 1934. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, a court may decline to enforce these exclusive forum provisions with respect to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Pubco shareholders may not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find the exclusive forum provisions to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.
Liabilities related to Sjonfjellet Vindpark AS’s operations when it was part of FREYR Legacy, or liabilities associated with Sjonfjellet Vindpark AS’s spin-off from FREYR Legacy, could adversely affect FREYR’s business, financial condition, results of operations, prospects and cash flows.
FREYR Legacy entered into a demerger plan when Sjonfjellet Vindpark AS, together with assets, rights and liabilities of FREYR Legacy relating to its former wind power business was transferred from FREYR Legacy to a separate limited company, SVPH, by way of a Norwegian law rule allowing for so called demergers, mirroring FREYR Legacy’s then ownership structure into that company such that FREYR

Legacy security holders in the aggregate hold the same underlying interest in the same underlying businesses through the two companies, FREYR Legacy and SVPH (the “Norway Demerger Plan”). The Norway Demerger Plan provides for, among other things, a transfer of assets and obligations designed to make FREYR financially responsible for liabilities allocable to FREYR Legacy before the spin-off, and to make Sjonfjellet Vindpark AS and SVPH financially responsible for liabilities allocable to Sjonfjellet Vindpark AS and FREYR Legacy’s former wind business before the spin-off. Pursuant to Norwegian law, FREYR is subject to joint and several liability if either Sjonfjellet Vindpark AS or SVPH fails to perform an obligation transferred according to the Norway Demerger Plan. The joint and several liability is limited to an amount equivalent to the net value accruing to SVPH when acquiring Sjonfjellet Vindpark AS, together with the assets, rights and liabilities of FREYR Legacy relating to its former wind power business as part of the abovementioned demerger. As a consequence, FREYR may be required to indemnify SVPH if SVPH is required, but unable, to perform an obligation transferred according to the Norway Demerger Plan and/or fails to indemnify FREYR. Either of these could negatively affect FREYR’s business, prospects, financial position, results of operations, and/or cash flows.
FREYR’s battery cells and its website, systems, and data it maintains may be subject to intentional disruption, other security incidents, or alleged violations of laws, regulations, or other obligations relating to data handling that could result in liability and adversely impact its reputation and future sales.
FREYR may face significant challenges with respect to information security and maintaining the security and integrity of its systems and other systems used in its business, as well as with respect to the data stored on or processed by these systems. Because FREYR’s business relies on confidential data from third parties, any compromise of that data, or perception that any such compromise has occurred, could materially affect FREYR’s business and financial prospects. Advances in technology, an increased level of sophistication, and an increased level of expertise of hackers, new discoveries in the field of cryptography or others can result in a compromise or breach of the systems used in its business or of security measures used in its business to protect confidential information, personal information, and other data.
The availability and effectiveness of FREYR’s battery cells, and FREYR’s ability to conduct its business and operations, depend on the continued operation of information technology and communications systems, some of which FREYR has yet to develop or otherwise obtain the ability to use. Systems used in FREYR’s business, including data centers and other information technology systems, will be vulnerable to damage or interruption. Such systems could also be subject to break-ins, sabotage and intentional acts of vandalism, as well as disruptions and security incidents as a result of non-technical issues, including intentional or inadvertent acts or omissions by employees, service providers, or others. FREYR anticipates using outsourced service providers to help provide certain services, and any such outsourced service providers face similar security and system disruption risks as FREYR. Some of the systems used in FREYR’s business will not be fully redundant, and its disaster recovery planning cannot account for all eventualities. Any data security incidents or other disruptions to any data centers or other systems used in FREYR’s business could result in lengthy interruptions in its service.
Significant capital and other resources may be required in efforts to protect against information security breaches, security incidents, and system disruptions, or to alleviate problems caused by actual or suspected information security breaches and other data security incidents and system disruptions. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities and otherwise seeking to obtain unauthorized access to systems or data, and to disrupt systems, are increasingly sophisticated and constantly evolving. Any failure or perceived failure by FREYR or its service providers to prevent information security breaches or other security incidents or system disruptions, or any compromise of security that results in or is perceived or reported to result in unauthorized access to, or loss, theft, alteration, release or transfer of, FREYR’s information, or any personal information, confidential information, or other data of FREYR or third parties, could result in loss or theft of proprietary or sensitive data and intellectual property, could harm FREYR’s reputation and competitive position and could expose FREYR to legal claims, regulatory investigations and proceedings, and fines, penalties, and other liability. Any such actual or perceived security breach, security incident or disruption could also divert the efforts of FREYR’s technical and management personnel, and could require FREYR to incur significant costs and operational consequences in connection with investigating, remediating, eliminating and putting in place additional tools and devices designed to prevent actual or perceived security breaches and other incidents and system disruptions.
Changes in laws relating to privacy and data protection could disrupt FREYR’s business.
FREYR is also subject to various laws regarding privacy, data protection, and the protection of certain data relating to individuals. FREYR’s handling of data relating to individuals is subject to a variety of laws and regulations relating to privacy, data protection, and data security, and it may become subject to additional obligations, including contractual obligations, relating to its maintenance and other processing of this data. For example, the European Union’s General Data Protection Regulation, or GDPR, imposes stringent data protection requirements and provides for significant penalties for noncompliance. Laws, regulations, and other actual and potential obligations relating to privacy, data protection, and data security are evolving rapidly, and the regulatory landscape regarding privacy, data protection, and data security is likely to remain uncertain for the foreseeable future. FREYR expects to potentially be subject to new laws and regulations, or new interpretations of laws and regulations, in the future in various jurisdictions. These laws, regulations, and other obligations, and changes in their interpretation, could require FREYR to modify its operations and practices, restrict its activities, and increase its costs in the future, and it is possible that these laws, regulations, and other obligations may be inconsistent with one another or be interpreted or asserted to be inconsistent with FREYR’s business or practices. Any inability to adequately address privacy and security concerns or comply with applicable privacy and data security laws, rules and regulations could have an adverse effect on FREYR’s business, prospects, results of operations, financial position and reputation.
FREYR is subject to substantial regulation and unfavorable changes to, or failure by FREYR to comply with, these regulations could substantially harm its business and operating results.
FREYR’s battery cells and its customer’s markets are subject to substantial regulation under international, European and local laws, including export control, environmental and sustainability laws (including the EU Taxonomy Regulation (Regulation (EU) 2020/852) and safety laws. FREYR expects to incur significant costs in complying with these regulations. In particular, regulations related to the battery, materials to produce such batteries such as lithium, EV and alternative energy industries are currently evolving and FREYR faces risks associated with new regulations, including the proposed EU Batteries Regulation, and changes to these regulations.
To the extent the laws change, FREYR’s products may not comply with applicable international, European or local laws and such changes could imply the need to materially alter FREYR’s operations and set-up and may prompt the need to apply for further permits, which would have an adverse effect on its business and prospects. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, FREYR’s business, prospects, financial condition and operating results would be adversely affected.
Internationally, there may be laws in jurisdictions FREYR has not yet entered or laws it is unaware of in jurisdictions it has entered that may restrict its sales or other business practices. The laws in this area can be complex, difficult to interpret and may change over time. Continued regulatory limitations and other obstacles that may interfere with FREYR’s ability to commercialize its products could have a negative and material impact on its business, prospects, financial condition and results of operations.
As FREYR does not have a source of revenue because its initial battery factory is not yet under construction, FREYR is far more exposed to regulatory risk compared to its peers in the industry that have stable sources of income.
FREYR is an early stage company and as a result, internal processes and procedures, such as code of conduct, environmental, social and corporate governance policy, relevant anti-corruption policies and similar policies have only recently been implemented. FREYR must ensure it operates in accordance with its own processes and policies, as well as statutory laws and regulations, and there may be a higher risk that FREYR, as an early stage company, fails to comply with such internal processes and procedures, as well as statutory laws and regulations. Any failure to comply with such policies may adversely affect FREYR’s business, prospects and financial condition.

FREYR is subject to governmental export and import controls that could subject it to liability or impair its ability to compete in international markets.
The U.S. and various foreign governments have imposed controls, export license requirements and restrictions on the import or export of certain products, technologies and software. FREYR must export and import its products in compliance with any applicable controls. FREYR may not always be successful in obtaining necessary approvals, and its failure to obtain required import or export approval for its products or limitations on its ability to export or sell its products imposed by these laws may harm its international and domestic sales and adversely affect its revenue. Noncompliance with these laws could have negative consequences, including government investigations, penalties and reputational harm.
Changes in FREYR’s products or changes in export, import and economic sanctions laws and regulations may delay FREYR introducing new products in international markets, prevent its customers from using FREYR’s products internationally or, in some cases, prevent the export or import of FREYR’s products to or from certain countries altogether. Any change in export or import regulations or legislation; shift or change in enforcement; or change in the countries, persons or technologies targeted by these regulations could result in decreased use of FREYR’s products by, or in FREYR’s decreased ability to export or sell its products to, existing or potential customers with international operations, adversely affecting FREYR’s business, prospects and results of operations.
FREYR is subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws in many jurisdictions, and non-compliance with such laws can subject FREYR to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect its business, prospects, financial condition, results of operations and reputation.
FREYR is subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which it conducts or in the future may conduct activities, including the U.S. Foreign Corrupt Practices Act, or FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act 2010, and other anti-corruption laws and regulations. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, agents, representatives, business partners, and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector.
FREYR will sometimes leverage third parties to sell its products and conduct it business abroad. FREYR, its employees, agents, representatives, business partners, and its third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if FREYR does not explicitly authorize such activities. FREYR cannot assure you that all of its employees and agents will not take actions in violation of applicable law, for which FREYR may be ultimately held responsible. As FREYR increases its international sales and business, FREYR’s risks under these laws may increase.
The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. FREYR’s policies and procedures are designed to ensure compliance with these laws, but FREYR cannot assure you that none of its employees, agents, representatives, business partners or third-party intermediaries will engage in improper conduct that violates FREYR’s policies and applicable law, for which FREYR may be held responsible.
Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject FREYR to whistleblower complaints, adverse media coverage, investigations, severe civil and criminal sanctions, settlements, prosecution, enforcement actions, loss of export privileges, suspension or debarment from U.S. government contracts and other collateral consequences and remedial measures, all of which could adversely affect FREYR’s business, prospects, financial condition, results of operations and reputation. Responding to any investigation or action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. In addition, changes in economic sanctions laws in the future could adversely impact FREYR’s business and investments in its ordinary shares.
FREYR and its partners, suppliers and customers are subject to requirements relating to environmental, permitting and safety regulations and environmental remediation matters which could adversely affect FREYR’s business, prospects, results of operation and reputation.
FREYR and its partners, suppliers and customers are subject to numerous environmental laws and regulations governing, among other things, energy storage system siting and installation restrictions, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. There are significant capital, operating and other costs associated with compliance with these environmental, permitting and safety laws and regulations. Environmental laws and regulations may become more stringent in the future, which could increase costs of compliance or require FREYR to manufacture with alternative technologies and materials. Moreover, if FREYR or any of its partners, suppliers or customers were found to be in violation of environmental, permitting or safety laws, FREYR’s reputation for building clean battery cells from an ethically- and sustainably-sourced supply chain could be harmed, potentially resulting in significant damage to its brand.
FREYR’s manufacturing process will have hazards such as but not limited to hazardous materials, machines with moving parts, and high voltage and/or high current electrical systems typical of large manufacturing equipment and related safety incidents. There may be safety incidents that damage machinery or product, slow or stop production, or harm employees. Consequences may include litigation, regulation, fines, increased insurance premiums, mandates to temporarily halt production, workers’ compensation claims, or other actions that impact FREYR’s brand, finances, or ability to operate.
International trade policies may impact demand for FREYR’s products and its competitive position
Government policies on international trade and investment such as sanctions, import quotas, capital controls or tariffs, whether adopted by non-governmental bodies, individual governments or addressed by regional trade blocs, may affect the demand for FREYR’s battery cells, impact its competitive position or prevent FREYR from being able to sell products to certain customers or in certain countries. The implementation of more protectionist trade policies, such as more detailed inspections, higher tariffs, or new barriers to entry, in countries where FREYR sells products could negatively impact FREYR’s business, prospects and results of operations. For example, a government’s adoption of trade sanctions or “buy national” policies or retaliation by another government against such policies could have a negative impact on FREYR’s results of operations.
Possible new tariffs on materials and components used to manufacture FREYR’s battery cells could have a material adverse effect on FREYR’s business.
FREYR’s business is dependent on the availability of components necessary to develop and manufacture its battery cells, particularly cathode and anode materials. Although FREYR expects to obtain such components from Norwegian or other Nordic suppliers, it may be necessary to develop relationships with suppliers in other regions. Any tariffs imposed on the import of components to Norway could lead to price fluctuations and periodic delays in the delivery of such components. Disruptions in the supply of components could temporarily impair FREYR’s ability to manufacture battery cells or require FREYR to pay higher prices in order to obtain these materials or components from other sources, which could affect FREYR’s business, prospects and results of operations.
From time to time, FREYR may be involved in legal proceedings and commercial or contractual disputes, which could have an adverse impact on FREYR’s profitability and consolidated financial position.
FREYR may be involved in legal proceedings and commercial or contractual disputes that, from time to time, are significant. These are typically claims that arise in the normal course of business including, without limitation, commercial or contractual disputes, including warranty claims and other disputes with potential customers and suppliers, intellectual property matters, personal injury claims, environmental issues, tax matters, and employment matters. For example, FREYR will be using 24M’s process technology and receiving services from 24M under an existing licensing agreement. Any disagreements or disputes with 24M that arise under the licensing agreement or otherwise may impede FREYR’s ability to maximize the benefits of this partnership and slow the development of FREYR’s battery plants.
It is difficult to predict the outcome or ultimate financial exposure, if any, represented by these matters, and there can be no assurance that any such exposure will not be material. Such claims may also negatively affect FREYR’s reputation.
Risks Relating to the Investment
Sales of a substantial number of Pubco securities in the public market following the Business Combination could adversely affect the market price of its ordinary shares.
The sale of Pubco’s Ordinary Shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Pubco’s Ordinary Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.
7,187,500 Ordinary Shares of Pubco issued in connection with the Business Combination in exchange for 7,187,500 Founder Shares and 10,250,000 warrants continue to be held by Alussa’s Initial Shareholders following the Business Combination, except for the 500,000 warrants that have been transferred by the Sponsor to certain of FREYR’s management and representatives. Pubco Ordinary Shares exchanged for the Founder Shares are subject to a one-year lock up restriction following the Second Closing Date, subject to the possible early release of such shares in the event (i) the closing price of the Pubco Ordinary Shares exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalization and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Second Closing Date or (ii) Pubco completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of Pubco shareholders having the right to exchange their ordinary shares for cash, securities or other property. Furthermore, such warrants held by Alussa’s Initial Shareholders and shares issuable upon conversion of such warrants are subject to a 30 day lock up restriction following the Second Closing. After the lock-up period expires, these securities will become eligible for future sale in the public market. Additionally, certain Pubco Ordinary Shares issued in connection with the PIPE Investment will not be subject to lock up restrictions. Sales of a significant number of these securities in the public market, or the perception that such sales could occur, could reduce the market price of Pubco Ordinary Shares.
In addition, the Ordinary Shares reserved for future issuance under the 2021 Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lock-up agreements and other restrictions imposed by law. 10% of the total aggregate number of Pubco shares issued and outstanding as of immediately after the Second Closing Date have been reserved for future issuance under the 2021 Plan. Pubco is expected to file one or more registration statements on Form S-8 under the Securities Act to register Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares issued pursuant to the 2021 Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market. The initial registration statement on Form S-8 is expected to cover Ordinary Shares.
In the future, Pubco may also issue our securities in connection with investments or acquisitions. The amount of Ordinary Shares issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding Ordinary Shares. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to Pubco stockholders.
Concentration of ownership among FREYR’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
Following the Business Combination, Pubco’s executive officers, directors and their affiliates as a group own approximately 25.06% of Pubco outstanding ordinary shares. As a result, these shareholders are able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, any amendment of the Pubco Articles and approval of significant corporate transactions.

This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.
Pubco will qualify as an “emerging growth company” and a “smaller reporting company” and will benefit from reduced disclosure requirements. Pubco cannot be certain if such reduced disclosure requirements will make its ordinary shares less attractive to investors and make it more difficult to compare Pubco’s performance with other public companies.
Pubco will qualify as an “emerging growth company,” as defined in the JOBS Act, and a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, and intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” or “smaller reporting companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Pubco may take advantage of exemptions applicable to “emerging growth companies” for so long as it is an “emerging growth company,” which is until the earliest of (i) the last day of the fiscal year in which the market value of Pubco’s Ordinary Shares that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Alussa’s Units in the IPO. Pubco may take advantage of exemptions applicable to “smaller reporting companies” for as long as it is a “smaller reporting company,” which is as long as either (1) the market value of Pubco Ordinary Shares held by non-affiliates is less than $250 million as of June 30 in the most recently completed fiscal year or (2) Pubco’s annual revenue is less than $100 million during the most recently completed fiscal year and the market value of Pubco Ordinary Shares held by non-affiliates is less than $700 million as of June 30 in the most recently completed fiscal year. Pubco cannot predict if investors will find its ordinary shares less attractive because it will rely on these exemptions. If some investors find Pubco Ordinary Shares less attractive as a result, there may be a less active trading market for Pubco Ordinary Shares and its stock price may be more volatile.
As an “emerging growth company”, Pubco will elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows Pubco to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, Pubco’s financial statements may not be comparable to companies that comply with public company effective dates.
Pubco does not expect to declare any dividends in the foreseeable future.
Given the capital-intensive nature of the proposed business of Pubco, Pubco does not anticipate declaring any cash dividends to holders of its ordinary shares in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.
Pubco may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless, and exercise of a significant number of the warrants could adversely affect the market price of Pubco Ordinary Shares.
Pubco will have the ability to redeem certain outstanding Pubco Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Pubco Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which Pubco gives proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by Pubco, Pubco may not exercise the redemption right if the issuance of the Pubco Ordinary

Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or Pubco is unable to effect such registration or qualification. Redemption of the outstanding Pubco Warrants could force you to: (i) exercise your Pubco Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Pubco Warrants at the then-current market price when you might otherwise wish to hold your Pubco Warrants or (iii) accept the nominal redemption price which, at the time the outstanding Pubco Warrants are called for redemption, is likely to be substantially less than the market value of your Pubco Warrants. Additionally, if a significant number of Pubco Warrant holders exercise their Pubco Warrants instead of accepting the nominal redemption price, the issuance of these shares would dilute other equity holders, which could reduce the market price of the Pubco Ordinary Shares.
None of the Private Placement Warrants that were issued concurrently with Alussa’s IPO or any Pubco Working Capital Warrants that may be outstanding, will be redeemable by Pubco so long as they are held by the Sponsor or its permitted transferees. Such redemption would also not apply to any Pubco Warrants issued in exchange for FREYR Legacy warrants.
There can be no assurance that FREYR will be able to comply with the continued listing standards of the NYSE.
In connection with the consummation the Business Combination, FREYR listed its Ordinary Shares and Pubco Public Warrants, Pubco Private Warrants and Pubco Working Capital Warrants on the NYSE under the symbols “FREY” and “FREY WS”, respectively. If the NYSE delists FREYR’s securities from trading on its exchange for failure to meet the listing standards and FREYR is not able to list such securities on another national securities exchange, FREYR expects such securities could be quoted on an over-the-counter market. If this were to occur, FREYR and its stockholders could face significant material adverse consequences including:
•
a limited availability of market quotations for FREYR securities;

•
reduced liquidity for FREYR securities;

•
a limited amount of news and analyst coverage; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus.
Introduction
Pubco is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 was effective on January 1, 2021; therefore, the unaudited pro forma condensed combined financial information herein is presented in accordance therewith.
Alussa is a blank check company incorporated on June 13, 2019 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Alussa completed its IPO of 25,000,000 Alussa Units on November 29, 2019 and consummated an additional sale of 3,750,000 Alussa Units, which were subject to an over-allotment option granted to the underwriters of the IPO, on December 5, 2019, both at an offering price of $10.00 per unit. Simultaneously with the consummation of the IPO and the exercise of the underwriters’ over-allotment option, Alussa consummated the private sale of 8,750,000 warrants at an offering price of $1.00 per unit to the Alussa Initial Shareholders. Upon the closing of the aforementioned transactions, $287,500 thousand of the net proceeds was placed in the Trust Account and the remaining proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. As of March 31, 2021, there was approximately $289,839 thousand held in the Trust Account.
FREYR Legacy is an early stage company that was founded on February 1, 2018 and registered with the Norway Register of Business Enterprises on February 21, 2018 and is incorporated and domiciled in Norway. FREYR Legacy’s mission and vision is to accelerate the decarbonization of the transportation sector and energy systems by delivering some of the world’s cleanest and most cost-effective batteries. FREYR Legacy aims to produce some of the most cost-competitive batteries with the lowest carbon footprints, which could further support the acceleration of the energy transition. FREYR Legacy is currently working to develop its application of its in-licensed technology and planning the building of the battery factories in Mo i Rana. Planned principal operations have not yet commenced.
On January 29, 2021, Alussa entered into the Business Combination Agreement with (i) FREYR Legacy, (ii) the Purchaser Representative, (iii) Pubco, (iv) Norway Merger Sub 1, (v) Norway Merger Sub 2, (vi) Cayman Merger Sub, (vii) the Major Shareholders and (viii) the Shareholder Representative. Prior to the completion of the transactions contemplated by the Business Combination Agreement, (i) the Norway Merger Subs became wholly-owned subsidiaries of Alussa, (ii) Pubco became a wholly-owned subsidiary of Purchaser Representative and (iii) Cayman Merger Sub became a wholly-owned subsidiary of Pubco. Pursuant to the terms of the Business Combination Agreement (a) prior to the First Closing, the FREYR Wind Business was transferred to SVPH as a result of the Norwegian Demerger, (b) at the First Closing, Alussa merged with and into Cayman Merger Sub, with Alussa continuing as the surviving entity and a wholly owned subsidiary of Pubco, (c) following the First Closing and prior to the Second Closing, Alussa distributed all of its interests in Norway Merger Sub 1 to Pubco with the result that the Norway Merger Subs became wholly-owned subsidiaries of Pubco, (d) at the Second Closing, FREYR Legacy merged with and into Norway Merger Sub 2, with Norway Merger Sub 2 continuing as the surviving entity, (e) at the Second Closing, Pubco acquired all preferred shares of Norway Merger Sub 1 (which were be issued in exchange for the preferred shares in FREYR Legacy as a part of the Norway Merger) from the Company Preferred Share Transferors in exchange for a number of newly issued shares of Pubco and (f) at the Second Closing, Norway Merger Sub 1 merged with and into Pubco, with Pubco continuing as the surviving entity. As a result, (i) each issued and outstanding security of Alussa immediately prior to the Cayman Effective Time was exchanged for equivalent securities of Pubco in accordance with the Business Combination Agreement and the Plan of Merger (or, in the case of Dissenting Alussa Shareholders, if any, the right to receive the fair value of such holder’s Dissenting Alussa Ordinary Shares and such other rights as are granted by the

Cayman Companies Act), (ii) each issued and outstanding share of FREYR Legacy immediately prior to the Norway Effective Time was exchanged for the right of the holder thereof to receive securities of Norway Merger Sub 1 in accordance with the Business Combination Agreement, (iii) each issued and outstanding security of Norway Merger Sub 1 (other than certain shares of Norway Merger Sub 1 held by Pubco and the warrants issued in exchange for Preferred Share Linked Warrants, which were cancelled) immediately prior to the Cross-Border Effective Time was exchanged for ordinary shares of Pubco and (iv) each issued and outstanding warrant or option of FREYR Legacy (other than the Preferred Shares Linked Warrants, which were exchanged for warrants of Norway Merger Sub 1, which were cancelled), after giving effect to the Norway Demerger, immediately prior to the effective time of the Norway Merger, was exchanged for the holder thereof to receive, respectively, Pubco Warrants and options of Pubco determined based on the Exchange Ratio, with the exercise price of each such Pubco Warrant and Pubco Option being equal to the exercise price of the corresponding option or warrant of FREYR Legacy in effect immediately prior to the effective time of the Norway Merger, divided by the Exchange Ratio, which was 0.179038 Pubco Ordinary Shares.
On January 29, 2021, Alussa and Pubco entered into the Subscription Agreements with certain investors for the PIPE Investment for the purpose of funding a portion of the Business Combination and the costs and expenses incurred in connection therewith, pursuant to which Pubco agreed to issue and sell to the PIPE Investors $600,000 thousand of Pubco Ordinary Shares, at a price of $10.00 per share, simultaneously with the or immediately prior to the Second Closing.
On April 6, 2021, Alussa borrowed $1,500,000 under the Loan Note, net of the $550,000 advance. On April 30, 2021 the Sponsor exercised its option to convert this loan into 1,500,000 Private Placement Warrants, at a price of $1.00 per warrant.
The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination, PIPE Investment, and issuance of the Loan Note and Loan Note Conversion occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 present pro forma effect to the Business Combination, PIPE Investment, and issuance of the Loan Note and Loan Note Conversion as if they had been completed on January 1, 2020.
The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination, PIPE Investment, and issuance of the Loan Note and Loan Note Conversion occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of Alussa and FREYR Legacy was derived from the audited financial statements of Alussa and FREYR Legacy, respectively, for the year ended December 31, 2020 and from the unaudited financial statements of Alussa and FREYR Legacy, respectively, as of and for the three months ended March 31, 2021, included elsewhere in this prospectus. This information should be read together with Alussa’s and FREYR Legacy’s financial statements and related notes, the sections titled “Alussa’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “FREYR Legacy’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus.
The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Alussa has been determined to be the “acquired” company based on evaluation of the following facts and circumstances:
•
FREYR Legacy comprises the ongoing operations of the combined company;

•
FREYR Legacy’s senior management comprises the senior management of the combined company; and

•
No shareholder controls the board of directors or has a majority of the voting power of the combined company.

Under this method of accounting, Alussa will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Pubco issuing shares for the net assets of Alussa, accompanied by a recapitalization. The net assets of Alussa will be stated at historical cost, with no goodwill or other intangible assets recorded.
Description of the Business Combination
Pursuant to the Business Combination Agreement, the aggregate share consideration issued by Pubco in the Business Combination was $1,164,402 thousand, consisting of 116,440,191 newly issued Pubco Ordinary Shares valued at $10.00 per share with no nominal value. Of the $1,164,402 thousand, the Alussa Public Shareholders received $103,108 thousand in the form of 10,310,832 newly issued Pubco Ordinary Shares, the Alussa Initial Shareholders received $71,875 thousand in the form of 7,187,500 newly issued Pubco Ordinary Shares, the PIPE Investors received $600,000 thousand in the form of 60,000,000 newly issued Pubco Ordinary Shares, the Company Preferred Share Transferors received $14,895 thousand in the form of 1,489,500 newly issued Pubco Ordinary Shares and the FREYR Legacy shareholders received $374,524 thousand in the form of 37,452,359 newly issued Pubco Ordinary Shares. The following represents the consideration at closing of the Business Combination (the “Closing”) (in thousands):
Share Consideration
Pubco Ordinary Shares issued to Alussa Public Shareholders	103,108
Pubco Ordinary Shares issued to Alussa Initial Shareholders	71,875
Pubco Ordinary Shares issued to PIPE Investors	600,000
Pubco Ordinary Shares issued to Company Preferred Share Transferors	14,895
Pubco Ordinary Shares issued to FREYR Legacy shareholders	374,524
Share Consideration – at Closing	$1,164,402

(1)
Pubco Ordinary Shares issued as set forth in the Business Combination Agreement at a price of $10.00 per share.

The value of share consideration issuable at the Closing was assumed to be $10.00 per share. The Business Combination will be accounted for as a reverse recapitalization, therefore any change in Pubco’s trading price will not impact the pro forma financial statements because Pubco will account for the acquisition of Alussa based on the amount of net assets acquired upon consummation. The consideration issued at the Closing as presented above does not include any warrants or options that are described in Note 4 — Loss Per Share.
The following summarizes the pro forma Pubco Ordinary Shares outstanding:
	Shares	%
Pubco Ordinary Shares issued to Alussa Public Shareholders	10,310,832	9%
Pubco Ordinary Shares issued to Alussa Initial Shareholders	7,187,500	6%
Pubco Ordinary Shares issued to PIPE Investors	60,000,000	52%
Pubco Ordinary Shares issued to Company Preferred Share Transferors	1,489,500	1%
Pubco Ordinary Shares issued to FREYR Legacy shareholders	37,452,359	32%
Pro Forma Shares Outstanding	116,440,191	100%

(1)
Pro Forma Shares Outstanding does not give effect to the 2,750,528 FREYR Legacy warrants and 850,393 FREYR Legacy options exchanged for Pubco Warrants and Pubco Options, respectively, after giving effect to the Exchange Ratio, nor the 24,625,000 Alussa Warrants exchanged for an equivalent amount of Pubco Warrants to purchase Pubco Ordinary Shares.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of Alussa and FREYR Legacy. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021 (continued)
(in thousands)
	As of March 31, 2021				As of March 31, 2021
	Alussa (Historical) (US GAAP)	FREYR Legacy (Historical) (US GAAP)	Transaction Adjustments		Pubco Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$334	$15,768	$289,839	(A)	$656,515
			(16,363)	(B)
			(10,062)	(C)
			579,000	(D)
			(6,934)	(E)
			(2,537)	(F)
			1,500	(G)
			(8,134)	(H)
			(185,896)	(I)
Restricted cash	—	280	—		280
VAT receivable	—	190	—		190
Interest income receivable	—	6	—		6
Prepaid expenses and other current assets	220	2,007	(1,247)	(F)	980
Total current assets	554	18,251	639,166		657,971
Property and equipment, net	—	112	—		112
Other long-term assets	—	12	—		12
Marketable securities held in Trust Account	289,839	—	(289,839)	(A)	—
Total assets	$290,393	$18,375	$349,327		$658,095
Liabilities, temporary equity and shareholders’ equity
Current liabilities
Accounts payable and accrued expenses	$8,134	$3,710	$(8,134)	(H)	$6,710
			3,000	(J)
Accounts payable and accrued liabilities – related party	—	481	—		481
Advance from related party	550	—	—		550
Deferred income	—	1,372	—		1,372
Redeemable preferred shares	—	15,069	(105)	(J)	—
			(14,895)	(K)
			(69)	(L)
Total current liabilities	8,684	20,632	(20,203)		9,113
Deferred underwriting fee payable	10,062	—	(10,062)	(C)	—
Warrant liabilities	60,950	—	4,830	(G)	31,395
			(34,385)	(M)
Total liabilities	79,696	20,632	(59,820)		40,508
Temporary equity
Ordinary shares subject to possible redemption	205,697	—	(205,697)	(N)	—

	As of March 31, 2021				As of March 31, 2021
	Alussa (Historical) (US GAAP)	FREYR Legacy (Historical) (US GAAP)	Transaction Adjustments		Pubco Pro Forma Combined
Shareholders’ equity
FREYR Battery ordinary shares	—	—	—		—
FREYR Legacy ordinary share capital	—	238	(238)	(O)	—
Alussa Class A ordinary shares	1	—	(1)	(P)	—
Alussa Class B ordinary shares	1	—	(1)	(P)	—
Additional paid in capital	49,026	19,562	579,000	(D)	655,433
			(3,784)	(F)
			(185,896)	(I)
			(2,895)	(J)
			14,895	(K)
			34,385	(M)
			205,697	(N)
			238	(O)
			2	(P)
			8,924	(Q)
			(63,721)	(R)
Accumulated other comprehensive income	—	715	—		715
Accumulated deficit	(44,028)	(22,772)	(16,363)	(B)	(38,561)
			(6,934)	(E)
			(3,330)	(G)
			69	(L)
			(8,924)	(Q)
			63,721	(R)
Total shareholders’ equity	5,000	(2,257)	614,844		617,587
Total liabilities, temporary equity and shareholders’ equity	$290,393	$18,375	$349,327		$658,095

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except share and per share data)
	For the three months ended March 31, 2021				For the three months ended March 31, 2021
	Alussa (Historical) (US GAAP)	FREYR Legacy (Historical) (US GAAP)	Transaction Adjustments		Pubco Pro Forma Combined
Operating expenses:
General and administrative	$—	$7,131	$(15)	(AA)	$7,355
			239	(BB)
Research and development	—	2,907	(11)	(AA)	2,896
Depreciation	—	10	—		10
Operating costs	5,329	—	—		5,329
Other operating expenses	—	1,871	—		1,871
Total operating expenses	5,329	11,919	213		17,461
Loss from operations	(5,329)	(11,919)	(213)		(17,461)
Other income (expense):
Warrant liability fair value adjustment	(25,593)	—	15,694	(CC)	(9,899)
Redeemable preferred shares fair value adjustment	—	6	(6)	(DD)	—
Interest income	4	6	(4)	(EE)	6
Foreign currency transaction loss	—	20	—		20
Loss before income taxes	(30,918)	(11,887)	15,471		(27,334)
Income tax expense	—	—	—		—
Net loss	(30,918)	(11,887)	15,471		(27,334)
Weighted average shares outstanding, basic and diluted		209,196,827			116,440,191
Basic and diluted net loss per ordinary share		$(0.06)			$(0.23)
Weighted average redeemable ordinary shares outstanding, basic and diluted	23,470,955
Basic and diluted net income per redeemable ordinary share	$—
Weighted average non – redeemable ordinary shares outstanding, basic and diluted	12,466,545
Basic and diluted net loss per non – redeemable – ordinary share	$(2.48)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)
	For the year ended December 31, 2020				For the year ended December 31, 2020
	Alussa (Historical) (US GAAP)	FREYR Legacy (Historical) (US GAAP)	Transaction Adjustments		Pubco Pro Forma Combined
Operating expenses:
General and administrative	$—	$4,377	$955	(BB)	$21,771
			16,363	(FF)
			6,934	(GG)
			8,505	(HH)
			(15,363)	(II)
Research and development	—	1,865	—		1,865
Depreciation	—	15	—		15
Operating costs	5,191	—	—		5,191
Other operating expenses	—	2,666	(123)	(AA)	2,543
Total operating expenses	5,191	8,923	17,271		31,385
Loss from operations	(5,191)	(8,923)	(17,271)		(31,385)
Other income (expense):
Warrant liability fair value adjustment	(4,394)	(1,670)	(969)	(CC)	(7,033)
Redeemable preferred shares fair value adjustment	—	(70)	70	(DD)	—
Convertible notes fair value adjustment	—	(201)	—		(201)
Interest expense	—	(53)	—		(53)
Interest income	2,004	20	(2,004)	(EE)	20
Foreign currency transaction gain	—	38	—		38
Gain on settlement of warrant liability	—	466	—		466
Other income	—	788	—		788
Loss before income taxes	(7,581)	(9,605)	(20,174)		(37,360)
Income tax expense	—	—	—		—
Net loss	(7,581)	(9,605)	(20,174)		(37,360)
Weighted average shares outstanding, basic and diluted		158,142,423			116,440,191
Basic and diluted net loss per ordinary share		$(0.06)			$(0.32)
Weighted average redeemable ordinary shares outstanding, basic and diluted	24,958,411
Basic and diluted net income per redeemable ordinary share	$0.07
Weighted average non – redeemable ordinary shares outstanding, basic and diluted	10,979,089
Basic and diluted net loss per non – redeemable ordinary share	$(0.84)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Alussa will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the following factors: (i) FREYR Legacy’s existing operations comprise the ongoing operations of the combined company, (ii) FREYR Legacy’s senior management comprises the senior management of the combined company and (iii) no shareholder has control of the board of directors or a majority voting interest in the combined company. In accordance with guidance applicable to these circumstances, the Business Combination will be treated as the equivalent of Pubco issuing share for the net assets of Alussa, accompanied by a recapitalization. The net assets of Alussa will be stated at historical cost, with no goodwill or other intangible assets recorded.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination and PIPE Investment occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 present pro forma effect to the Business Combination, PIPE Investment, and issuance of the Loan Note and Loan Note Conversion as if they had been completed on January 1, 2020. The periods are presented on the basis of Alussa being considered the “acquired” company for accounting purposes.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•
Alussa’s unaudited balance sheet as of March 31, 2021 and the related notes, included elsewhere in this prospectus; and

•
FREYR Legacy’s unaudited consolidated balance sheet as of March 31, 2021 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•
Alussa’s unaudited statement of operations for the three months ended March 31, 2021 and the related notes, included elsewhere in this prospectus; and

•
FREYR Legacy’s unaudited consolidated statement of operations for the three months ended March 31, 2021 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:
•
Alussa’s audited statement of operations for the year ended December 31, 2020 and the related notes, included elsewhere in this prospectus; and

•
FREYR Legacy’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes, included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
The unaudited pro forma condensed combined financial information assumes that the Pubco Public Warrants issued to Alussa Public Warrant holders upon completion of the reverse recapitalization will be equity classified.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation (continued)
The pro forma adjustments reflecting the consummation of the Business Combination, PIPE Investment, and issuance of the Loan Note and Loan Note Conversion are based on certain currently available information and certain assumptions and methodologies that Pubco believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Pubco believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, PIPE Investment, and issuance of the Loan Note and Loan Note Conversion taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of Alussa and FREYR Legacy included elsewhere in this prospectus.
2. Accounting Policies
After consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the combined company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information (continued)
Transaction Adjustments
(A)
Reflects the reclassification of $289,839 thousand of marketable securities held in the Alussa Trust Account that became available to fund the Business Combination.

(B)
Reflects the payment of transactions costs, including a $1,000 thousand bonus pool paid to Alussa’s officers and members of the Sponsor, incurred by Alussa in connection with the Business Combination.

(C)
Reflects the settlement of deferred underwriter’s fees incurred during the Alussa IPO paid upon completion of the Business Combination.

(D)
Reflects the issuance of 60,000,000 Pubco Ordinary Shares at a subscription price of $10.00 per share for proceeds of $579,000 thousand, net of issuance costs of $21,000 thousand in connection with the PIPE Investment, pursuant to the Subscription Agreements.

(E)
Reflects $6,934 thousand in permitted transaction bonuses to FREYR Legacy employees upon the closing of the Business Combination.

(F)
Reflects the payment of transaction costs, incurred by FREYR Legacy in connection with the Business Combination.

(G)
Reflects proceeds received by Alussa related to the Loan Note and the Private Placement Warrants issued pursuant to the Loan Note Conversion. The Private Placement Warrants are recognized as warrant liabilities at fair value, with the difference between the proceeds received and the fair value of the Private Placement Warrants recognized as an adjustment to Alussa’s accumulated deficit. The Private Placement Warrants were exchanged for Pubco Private Warrants upon consummation of the Business Combination.

(H)
Reflects the payment of Alussa’s historical accounts payable using funds held in the Alussa Trust Account that became available upon the close of the Business Combination.

(I)
Reflects the redemption of 18,439,168 Alussa Ordinary Shares for approximately $185,896 thousand at a redemption price of $10.08 per share.

(J)
Reflects the $3,000 thousand funding adjustment for the Norway Demerger of FREYR Legacy’s planned wind farm and transfer to SVPH prior to the First Closing pursuant to the Business Combination Agreement.

(K)
Reflects the conversion of the FREYR Preferred Shares into Pubco Ordinary Shares pursuant to the Business Combination.

(L)
Reflects the reversal of the historical fair value adjustment to the FREYR Preferred Shares.

(M)
Reflects the exchange of Alussa Public Warrants, which are liability classified, for an equivalent amount of Pubco Public Warrants, which are expected to be equity classified, upon consummation of the Business Combination. The unaudited pro forma condensed combined balance sheet reflects this reclassification as a decrease in warrant liabilities and a corresponding increase in Pubco’s additional paid-in capital. Also, this adjustment reflects the transfer of the 500,000 Private Placement Warrants from the Sponsor to certain of FREYR Legacy’s management and representatives pursuant to their compensation agreements, as discussed in (Q). As the warrants transferred have terms equivalent to the Pubco Public Warrants subsequent to transfer, this will result in a decrease in warrant liabilities and corresponding increase in Pubco’s additional paid-in capital.

(N)
Reflects reclassification of $205,697 thousand of ordinary shares subject to possible redemption to permanent equity.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information (continued)
(O)
Reflects the conversion of FREYR Ordinary Shares into Pubco Ordinary Shares pursuant to the Business Combination Agreement, based on the Exchange Ratio, which is expected to be 0.179038.

(P)
Reflects the conversion of Alussa Ordinary Shares into Pubco Ordinary Shares pursuant to the Business Combination Agreement.

(Q)
Reflects the recognition of share-based compensation expense for employee options, warrants and EDGE warrants that vested immediately upon the close of the Business Combination. This amount is inclusive of $615 thousand related to 500,000 Private Placement Warrants that were transferred from the Sponsor to certain of FREYR Legacy’s management and representatives pursuant to their compensation agreements. The key terms and conditions for awards to be granted under the 2021 Equity Incentive Plan have not yet been determined. As such, pro forma adjustments for the 2021 Equity Incentive Plan are not reflected in the unaudited pro forma condensed combined balance sheet.

(R)
Reflects the elimination of Alussa’s historical accumulated deficit and adjustments for the impact of transaction costs described in (B) and the working capital loan converted into Private Placement Warrants described in (G), as a result of the reverse recapitalization.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 are as follows:
Transaction Adjustments
(AA)
Reflects the adjustments for the Norway Demerger of FREYR Legacy’s wind farm business and transfer to SVPH prior to the First Closing pursuant to the Business Combination Agreement.

(BB)
Reflects the compensation of the board of directors of Pubco.

(CC)
Reflects the reversal of the historical fair value adjustment for the reclassification of the Alussa Public Warrants and the 500,000 Private Placement Warrants, described in (Q), that would not have been liability classified had the Business Combination been consummated on January 1, 2020, as further discussed in (M).

(DD)
Reflects the reversal of the historical fair value adjustment to the FREYR Preferred Shares that would not have been incurred had the Business Combination been consummated on January 1, 2020.

(EE)
Reflects the reversal of Alussa historical interest income related to marketable securities held in Trust Account that would not have been incurred had the Business Combination been consummated on January 1, 2020.

(FF)
Reflects the transaction costs, including a $1,000 thousand bonus pool to be paid to Alussa’s officers and members of the Sponsor, incurred by Alussa in relation to the Business Combination. These are non-recurring items.

(GG)
Reflects one-time cash bonuses to FREYR Legacy employees upon the closing of the Business Combination.

(HH)
Reflects the one-time recognition of share-based compensation expense for employee options and EDGE warrants that vested immediately upon the close of the Business Combination. The key terms and conditions for awards to be granted under the 2021 Equity Incentive Plan have

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information (continued)
not been determined. As such, pro forma adjustments for the 2021 Equity Incentive Plan are not reflected in the unaudited pro forma condensed combined statement of operations.
(II)
Reflects the elimination of transaction costs related to the Business Combination that would not have otherwise been incurred since they are treated as a reduction of the cash proceeds and are deducted from Pubco’s additional paid-in capital rather than expensed as incurred.

4. Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and PIPE Investment have been outstanding for the entire period presented.
The unaudited pro forma condensed combined financial information has been prepared for the three months ended March 31, 2021 and for the year ended December 31, 2020 (in thousands, except share and per share amounts):
Pro Forma Combined
For the Three Months Ended March 31, 2021
Pro forma net loss	$(27,334)
Pro forma net loss per share attributable to ordinary shareholders, basic and diluted	$(0.23)
Weighted average ordinary shares outstanding, basic and diluted	116,440,191
For the Year Ended December 31, 2020
Pro forma net loss	$(37,360)
Pro forma net loss per share attributable to ordinary shareholders, basic and diluted	$(0.32)
Weighted average ordinary shares outstanding, basic and diluted	116,440,191

(1)
Diluted loss per ordinary share is the same as basic loss per ordinary share because the effects of potentially dilutive instruments were anti-dilutive as a result of the Company’s net loss.

USE OF PROCEEDS
All of the Securities offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Securities hereunder. All proceeds from the sale of the Securities will be paid directly to the selling securityholders. We will, however, receive up to an aggregate of approximately $117,875,000 from the exercise of the Pubco Warrants covered by this Registration Statement assuming the exercise in full of all such Pubco Warrants for cash. We expect to use the net proceeds from the exercise of these Pubco Warrants for general corporate purposes. No assurances can be given that any Pubco Warrants will be exercised or that we will receive any cash proceeds upon such exercise if cashless exercise is available.
With respect to the registration of all Securities offered by the selling securityholders pursuant to this prospectus, the selling securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees of our counsel and our independent registered public accountants.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S SECURITIES AND
RELATED STOCKHOLDER MATTERS
Market Information and Holders
Pubco Ordinary Shares and the Pubco Public Warrants, Pubco Private Warrants and Pubco Working Capital Warrants are currently listed on the NYSE under the symbols FREY and FREY.WS, respectively.
On July 12, there were 96 holders of record of Pubco Ordinary Shares and 4 holders of record of Pubco Warrants.
The outstanding Ordinary Shares following the Business Combination is as follows:
•
116,440,191 Ordinary Shares prior to any exercise of outstanding Pubco Warrants and Pubco Options.

•
144,666,112 Ordinary Shares after giving effect to the exercise of all outstanding Pubco Warrants and Pubco Options.

Dividend Policy
We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Any future determination to pay dividends will be made at the discretion of our board of directors subject to applicable laws and will depend upon, among other factors, our operating results, financial condition, contractual restrictions and capital requirements. Our future ability to pay cash dividends on our capital stock may be limited by any future debt instruments or preferred securities.

ALUSSA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
References in this section to “we,” “us” or the “Company” refer to Alussa Energy Acquisition Corp. References to our “management” or our “management team” refer to the officers and directors of Alussa, and references to the “Sponsor” refer to Alussa Energy Sponsor LLC. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the historical audited annual financial statements as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and the period from June 13, 2019 (inception) through December 31, 2019 and the unaudited interim condensed financial statements as of March 31, 2021 and for the three months ended March 31, 2021 and 2020, and the related respective notes thereto, contained elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.
Overview
We are a blank check company incorporated in the Cayman Islands on June 13, 2019 formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). We intend to effectuate our Business Combination using cash derived from the proceeds of the initial public offering, our shares, debt or a combination of cash, shares and debt.
The issuance of additional ordinary shares in a Business Combination:
•
may significantly dilute the equity interest of investors, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•
may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•
could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•
may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•
may adversely affect prevailing market prices for our Class A ordinary shares and/or warrants.

Similarly, if we issue debt securities, it could result in:
•
default and foreclosure on our assets if our operating revenues after a Business Combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•
our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•
our inability to pay dividends on our ordinary shares;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a Business Combination will be successful.
Recent Development
On January 29, 2021, we entered into the Business Combination Agreement to consummate our initial Business Combination. Following the Closing, our business will consist of the current business of FREYR Legacy. The transaction is subject to our shareholders’ approval and customary closing conditions. See our Current Reports on Form 8-K filed with the SEC on January 29, 2021 for further information.
Results of Operations
We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception to March 31, 2021 were organizational activities and those necessary to prepare for our initial public offering (the “Initial Public Offering”), described below, and, after our Initial Public Offering, identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We are incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as due diligence expenses.
For the Three Months Ended March 31, 2021 and 2020
For the three months ended March 31, 2021, we had a net loss of $30,918,750, which consisted of operating costs of $5,329,281, offset by interest income on marketable securities held in the Trust Account of $4,281 and an increase in the fair value of warrant liabilities of $25,593,750.
For the three months ended March 31, 2020, we had net income of $8,943,386, which consisted of operating costs of $499,845, offset by interest income on marketable securities held in the Trust Account of $892,590, an unrealized gain on marketable securities held in the Trust Account of $881,891 and a decrease in the fair value of warrant liabilities of $7,668,750.
For the Year Ended December 31, 2020 and the Period from June 13, 2019 (Inception) through December 31, 2019
For the year ended December 31, 2020, we had net loss of $7,580,615, which consists of changes in fair value of warrant liabilities of $4,393,750 and operating costs of $5,190,525, offset by interest income on marketable securities held in the Trust Account of $2,003,660.
For the period from June 13, 2019 (inception) through December 31, 2019, we had net loss of $4,779,782, which consists of changes in fair value of warrant liabilities of $3,937,500 and operating costs of $1,173,063, offset by interest income on marketable securities held in the Trust Account of $290,672 and an unrealized gain on marketable securities held in the Trust Account of $40,109.
Liquidity and Capital Resources
On November 29, 2019, we consummated the Initial Public Offering of 25,000,000 Alussa Units, at a price of $10.00 per Alussa Unit, generating gross proceeds of $250,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 8,000,000 Private Placement Warrants to the Sponsor at a price of $1.00 per warrant, generating gross proceeds of $8,000,000.
On December 5, 2019, as a result of the underwriters’ election to fully exercise their over-allotment option, the Company consummated the sale of an additional 3,750,000 Alussa Units, at a price of $10.00 per Alussa Unit, and the sale of an additional 750,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating total gross proceeds of $38,250,000.
Following the Initial Public Offering, the exercise of the over-allotment option and the sale of the Private Placement Warrants, a total of $287,500,000 was placed in the Trust Account. We incurred $16,326,240 in transaction costs, including $5,750,000 of underwriting fees, $10,062,500 of deferred underwriting fees and $513,740 of other costs
For the Three Months Ended March 31, 2021 and 2020
For the three months ended March 31, 2021, cash used in operating activities was $586,958. Net loss of $30,918,750 and interest earned on marketable securities held in the Trust Account of $4,281 were offset by an increase in fair value of the warrant liabilities of $25,593,750. Changes in operating assets and liabilities provided $4,742,323 of cash from operating activities.
For the three months ended March 31, 2020, cash used in operating activities was $402,163. Net income of $8,943,386 was offset by interest earned on marketable securities held in the Trust Account of $892,590, an unrealized gain on marketable securities held in the Trust Account of $881,891 and a decrease in fair value of the warrant liabilities of $7,668,750. Changes in operating assets and liabilities provided $97,682 of cash from operating activities.
For the Year Ended December 31, 2020 and the Period from June 13, 2019 (Inception) through December 31, 2019
For the year ended December 31, 2020, net cash used in operating activities was $1,911,404. Net loss of $7,580,615 was impacted by the change in fair value of warrant liabilities of $4,393,750 and interest earned on marketable securities held in the Trust Account of $2,003,660. Changes in operating assets and liabilities provided $3,279,121 of cash from operating activities.
For the period from June 13, 2019 (inception) through December 31, 2019, net cash used in operating activities was $228,898. Net loss of $4,779,782 was impacted by the change in fair value of warrant liabilities of $3,937,500, interest earned on marketable securities held in the Trust Account of $290,672, an unrealized gain on marketable securities of $40,109, and underwriting fees and offering costs allocated to warrant liabilities. Changes in operating assets and liabilities used $107,825 of cash from operating activities.
As of March 31, 2021 and December 31, 2020, we had marketable securities held in the Trust Account of $289,838,722 and $289,834,411, respectively. We may withdraw interest to pay our income taxes, if any. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (which interest shall be net of taxes payable and excluding deferred underwriting commissions) to complete our Business Combination. To the extent that our share capital is used, in whole or in part, as consideration to complete a Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
As of March 31, 2021 and December 31, 2020, we had cash of $334,000 and $370,958, respectively. We intend to use the funds held outside the Trust Account primarily to identify and evaluate, target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a Business Combination.
In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. If we complete a Business Combination, we would repay such loaned amounts without interest. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants.
On February 9, 2021, the Company issued an unsecured promissory note to the Sponsor pursuant to the Working Capital Loans agreement by which the Company may borrow up to $1,500,000 in the aggregate. The note is non-interest bearing and payable on the earlier to occur of (i) the completion of an initial Business Combination or (ii) liquidation. During the three months ended March 31, 2021, the Sponsor made a $550,000 advance to the Company to assist with operating expenses. On April 6, 2021, Alussa borrowed $1,500,000 under the loan note, net of the $550,000 advance. On April 30, 2021, the Sponsor exercised its option to convert this loan to 1,500,000 warrants.
We will need to raise additional capital through loans or additional investments from our Sponsor, shareholders, officers, directors, or third parties. Our officers, directors and Sponsor may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet our working capital needs. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern through November 29, 2021, the date that we will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.
Off-Balance Sheet Financing Arrangements
We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of March 31, 2021 and December 31, 2020. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.
Contractual Obligations
We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than as described below.
We entered into an agreement to pay our Sponsor a monthly fee of $35,000 for office space, and administrative and support services, which Mr. Daniel Barcelo, our Executive Officer and President, will be paid $20,000 per month and Mr. Nick De’Ath, our Chief Technology Officer, will be paid $5,000 per month. The Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on their behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf. We began incurring these fees on November 25, 2019 and will continue to incur these fees monthly until the earlier of the completion of a Business Combination and our liquidation.
The underwriters are entitled to a deferred fee of $10,062,500. The deferred fee will be forfeited by the underwriters solely in the event that we fail to complete a Business Combination, subject to the terms of the Underwriting Agreement.
On February 10, 2020, we entered into a transactional support agreement with a service provider, pursuant to which the service provider agreed to assist us in evaluating acquisition opportunities in the energy industry, including valuation and qualitative assessments, as well as investor presentations. We paid the service provider a fee of $100,000 and will pay the service provider an additional fee upon the closing of a Business Combination. The fee payable at the Closing is dependent upon the timing of the closing and ranges between $975,000 and $1,950,000. The additional fee will not be payable in the event we do not consummate a Business Combination.
On February 28, 2020, we entered into a consulting agreement with a service provider, pursuant to which the service provider will provide us with advisory or transaction support for a potential Business Combination. We will pay the service provider a fee of $75,000 per month, for total fees of $225,000. In addition, on March 1, 2020, we entered into a transactional support agreement with the same service provider, pursuant to which we agreed to pay the service provider a fee equal to 1% of the consideration paid by us for the equity of a target company, up to a maximum fee of $5,000,000, if we consummate a Business Combination with a target company located in certain countries, as listed in the agreement. The fee will not be payable in the event we do not consummate a Business Combination.
On April 27, 2020, we entered into a consulting agreement, pursuant to which the consultant will provide the Company with advisory services for a potential Business Combination with a specific counter-party. In the event we consummate the Business Combination, we will pay the consultant €250,000.
Critical Accounting Policies
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:
Ordinary Shares Subject to Redemption
We account for our Class A ordinary shares subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our balance sheets.
Net Income (Loss) Per Ordinary Share
We apply the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Our net income is adjusted for the portion of income that is attributable to ordinary shares subject to redemption, as these shares only participate in the earnings of the Trust Account and not our income or losses.
Public Warrants and Private Placement Warrants
We account for the Public Warrants and Private Placement Warrants issued in connection with our initial public offering in accordance with ASC 815-40, under which the Warrants do not meet the criteria for equity classification and must be recorded as liabilities. As the warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are measured at fair value at inception and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statements of operations in the period of change.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Quantitative and Qualitative Disclosures about Market Risk
As of March 31, 2021 and December 31, 2020, we were not subject to any market or interest rate risk. Following the consummation of our Initial Public Offering, the net proceeds of our Initial Public Offering, including amounts in the Trust Account, have been invested in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

INDUSTRY OVERVIEW
This section provides an overview of the industry in which Pubco operates. References in this section to “we,” “us” or “FREYR” refer to Pubco and its subsidiaries.
The global response to climate change is driving two notable trends. First, a shift from an energy system based on fossil fuels to one based on renewable, intermittent sources of energy such as solar and wind power. Second, an increased electrification of existing transportation, energy, industrial and infrastructure systems. FREYR believes that these two trends will substantially drive increased demand for batteries and energy storage systems across all major regions and market segments.
Battery Market Landscape
Key Market Segments
EV Market
Driven by global government carbon reduction goals and shifting consumer preferences for cost-competitive low-carbon transportation, the electric vehicle (“EV”) market comprises passenger vehicles and commercial vehicles, as well as specialized applications such as maritime vessels. Battery demand from passenger and commercial vehicle markets alone would require an estimated 4,257 GWh/year of global battery cell production by 2030. From 2018 to 2030, battery demand for passenger and commercial vehicle markets is expected to grow at a compound annual growth rate (“CAGR”) of 37% and 41%, respectively. Based on improved technology and continued tightening government regulation, FREYR believes that demand growth could be the strongest in the U.S. and Europe with 990 GWh/year new capacity required by 2030, which is above some analysts’ estimates.
ESS Market
The growth of the EV market will also result in greater need for reliance on power storage to fuel transportation. Renewable energy continues to gain market share for electricity generation globally, representing about 26% in 2019. Many of the renewable energy sources, including solar and wind, are intermittent, requiring energy storage systems (“ESS”) in order to fully utilize the power generated by these systems. Battery solutions are therefore a critical component of this accelerating shift to renewables. From 2018 to 2030, battery demand for the ESS market is anticipated to grow at a CAGR of 44% reaching 670 GWh/year in demand by 2030. This possible growth rate exceeds the anticipated growth rates of both passenger and commercial EVs.
Market Opportunity: Battery Undersupply
Estimates for continued strong growth in battery demand imply a potentially significant undersupply of battery production capacity starting in 2026. Regional battery undersupply in the European Union and

North America is expected to be even more pronounced. The projected battery demand from EV production in Europe in 2030 is substantially higher than the currently announced European battery production capacity, including large projects such as Northvolt in Sweden, LG Chem in Poland, Samsung SDI in Hungary and CATL in Germany. The gap between supply and demand will likely have to be met by imports, additional new battery manufacturing capacity in Europe or a combination thereof.
Currently, the market is primarily supplied by large, Asian battery manufacturing companies (see “Information about FREYR — Competition” for more information). As EV manufacturers in the European Union and North America have increasingly looked to develop localized battery production and supply chains for long-term security of supply, certain of these Asian battery manufacturers have built, or have announced, manufacturing facilities located in Europe and the United States to serve customers in those locations. This localization of supply has been driven by several factors, including: security of supply of critical energy infrastructure, potential impact of trade policies on the availability of goods, increased scrutiny on supply chain tracing emphasized in Europe and North America and logistical challenges of global manufacturing highlighted by COVID-19. In addition, there is growing uncertainty regarding the continued availability of Chinese battery exports. The Chinese government has announced an ambition for 25% EV penetration within China by 2025, which will likely require an increased amount of Chinese produced batteries to not be exported outside of that country and which consequently would decrease supply to the rest of the world. If Chinese exports are excluded, current estimates imply a significant global battery undersupply starting as early as 2023-2024.

Global Battery Supply/Demand Outlook, 2010-30
GWh installed/year
6,000
5,000
4,000
3,000
2,000
1,000
0
2030e
Potential
~3,700 GWh
supply shortfall
=
115 Required
Gigafactories
China Supply
North America Supply
Europe Supply
Asia ex. China Supply
Global Battery Demand
2010
2012
2014
2016
2018
2020
2022
2024
2026
2028
2030

Note: The indicated outlook should not be construed as estimates or guidance for future developments of the Company

All Gigafactory solutions needed to meet expected surge in global demand

Source: Rystad Energy, Study commissioned from global management consultancy

Battery Sustainability Issues
Increased government and consumer focus on carbon emissions, coupled with growing understanding of the battery supply chain and its externalities, have led to increased scrutiny on the total lifecycle carbon footprint of lithium-ion batteries from all steps of the battery value chain. This includes the mining and extraction of raw materials, the battery manufacturing process, and battery disposal post useful life.
Beginning with the upstream extraction and sourcing of materials for battery manufacturing, consumers and other stakeholders are focused on sustainability issues including water use intensity, air and water pollution, greenhouse gas (GHG) emissions, energy intensity, and labor practices associated with extraction of elements such as lithium, cobalt, graphite and nickel. (See “Information about FREYR — FREYR Full-Cycle Sustainability” for more information.)

In the battery production phase, the manufacturing of lithium-ion batteries is a highly energy intensive process, and the energy sources used in production account for the greatest portion of the lifecycle carbon footprint. As a result, using renewable power in manufacturing can have a strong impact on the total lifecycle carbon footprint of a battery.
The recyclability of batteries — or the current range of impediments to this recycling — is also an increasing sustainability focus. Repurposing lithium-ion batteries can be complex and expensive, resulting in relatively low recycling rates in the current market. Increasing recycling of batteries and battery materials could enable the industry to reuse raw materials, reduce energy consumption, and limit waste, altogether yielding potential cost savings and reducing batteries’ environmental footprint.

INFORMATION ABOUT FREYR
Shareholders should read this section in conjunction with the more detailed information about FREYR contained in this prospectus, including FREYR’s audited and unaudited financial statements and the other information appearing in the section titled “FREYR Legacy’s Management’s Discussion & Analysis of Financial Condition and Results of Operations.” References in this section to “we,” “us,” “FREYR” and “our” are intended to refer to Pubco and its subsidiaries, unless the context clearly indicates otherwise.
FREYR’s mission and vision is to accelerate the decarbonization of the transportation sector and energy systems by delivering some of the world’s cleanest and most cost-effective batteries. The global response to climate change is driving two notable trends: first, a shift from an energy system based on fossil fuels to an energy system based on renewable, intermittent sources of energy such as solar and wind power, and second, an increased electrification of existing transportation, energy and infrastructure systems. FREYR believes that these two trends will drive substantially increased demand for electricity storage in general and the need for lithium-ion batteries in particular.
As the amount of electricity derived from intermittent sources increases, electricity storage will be required to store power when generation exceeds demand and discharge power when demand exceeds generation. Lithium-ion batteries are a practical, widely used solution for electricity storage, and FREYR believes that meeting the demand for new sources of electricity generation and ESS solutions with lithium-ion batteries represents a significant growth opportunity.
FREYR also expects that greater manufacturing efficiencies and continued technology development will drive down the cost of producing lithium-ion batteries per unit of stored energy, which in turn will lead to decreases in battery pricing, thus increasing the attractiveness of batteries and further driving demand. Furthermore, stricter decarbonization regulation from governmental authorities is likely to further drive demand.
FREYR believes that the market for low cost and low carbon content batteries will grow exponentially supported by the dynamics explained above. FREYR believes these mutually reinforcing dynamics should cause demand growth beyond some analysts’ estimates.
FREYR Investment Highlights
Clean and Low-Cost Battery Cells
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FREYR is targeting its carbon emissions to be approximately 15 kg CO2e/kWh of life cycle emissions, more than 80% lower than the current global battery industry average of approximately 80 kg CO2e/kWh.

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FREYR is targeting a total cost of approximately $62/kWh by 2025, including an average profit margin, which is projected to be 20% lower than the global battery industry’s projected average cost in 2025. This cost leadership is intended to be achieved by:

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Implementing our in-licensing based technology strategy at large industrial giga-scale based on what is, in our opinion, the best available technology, which lowers footprint and costs;

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Low-carbon energy, favorable logistics and a highly skilled workforce for efficient production;

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Leveraging a deep partnership model to unlock value chain innovation and lower internal research and development (“R&D”) costs (see “— Partnerships” for more information);

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Catalyzing a Nordic ecosystem for supply of localized raw materials and inputs that leverages low-cost, low-carbon energy, favorable logistics and a highly skilled workforce for efficient production; and

High Growth Battery Market
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The global battery market is fast-growing. It is projected to grow from 241 GWh in 2020 to almost 5,300 GWh in 2030, an estimated 97% of FREYR’s target total addressable market. (See “— Markets” for more information.)

Innovative and Disruptive Semi-Solid™ Technology
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FREYR has entered into a licensing and servicing agreement to use a Semi-Solid™ cell design and process technology developed by 24M. This innovative platform reduces the number of production steps in electrode manufacturing from an estimated 15 steps in a conventional factory (including solvent recovery and cleaning steps) to 5 main steps, which substantially reduces raw material needs, energy and labor costs while reducing manufacturing waste, capital costs and footprint. FREYR expects to be able to apply this process technology to existing and future anode and cathode chemistries for a wide range of product applications. (See “— Licensing Strategy” for more information.)

Advantaged Margins from a Partnership-Based Business Model
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FREYR expects to achieve and later maintain industry leading margins due to:

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Utilization of state-of-the-art production technology to significantly simplify manufacturing process and reduce raw material and manufacturing costs (see “— Licensing Strategy” for more information)

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A partnership-based licensing approach that provides FREYR with a faster and lower cost route to market versus an in-house R&D approach

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FREYR’s long-term ambition to foster a Norwegian and Nordic ecosystem across all aspects of the battery supply chain, from cathode, anode and other materials to recycling, which is expected to further bolster FREYR’s low-cost and margin advantages as well as its environmental sustainability.

Experienced Execution Team
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FREYR has a diversified and experienced management team. The team combines strategic partnership and battery expertise, project execution and operational excellence track-record from large scale industry and renewable energy projects, and experience from disruptive technology and battery and electrical automotive industries. The FREYR team has robust global licensing experience with a deep understanding of licensing and partnership best practices.

FREYR Business Model
FREYR’s initial focus is on production of the battery cell, which represents approximately 32% of battery value chain revenues and is one of the more energy intensive parts of the value chain.
FREYR’s manufacturing platform will have the capabilities to host many types of battery specifications, as determined by customer demand. FREYR expects to pursue (1) licensing-based partnerships to develop and enhance next-generation technology and (2) partnerships with conventional battery cell technology providers.

Licensing Strategy
FREYR has executed the 24M License to use 24M’s Semi-Solid lithium-ion battery platform technology in FREYR’s planned facilities in Mo i Rana, Norway. Founded in 2010 and headquartered in Cambridge, Massachusetts, 24M has been developing a low-cost battery cell design structure and simplified manufacturing platform for over a decade. 24M’s Semi-Solid lithium-ion cell architecture and associated production process has reduced the number of steps required to manufacture traditional lithium-ion battery cells, while still using conventional lithium-ion raw materials.
The 24M License provides FREYR with rights to produce battery cells based on 24M’s current and future technology, subject to the restrictions discussed below. This includes all patents and patent applications owned or controlled by 24M or any of its affiliates as of December 15, 2020, or that 24M or an affiliate develops or acquires ownership or control of at any time during the term of the 24M License that are necessary or useful for, or otherwise related to, the manufacture, assembly, test, operation and service of Semi-Solid battery cells and Semi-Solid battery modules.
The 24M License also provides that 24M will provide services to FREYR, including technical training of engineers, the provision of information relevant to construct and operate the factory and on-site support. The 24M License continues until the expiration, lapse, cancellation, abandonment or invalidation of the last Valid Claim (as defined in the 24M License) of the licensed patents and patent applications, unless terminated earlier by either party pursuant to the terms of the license. 24M may terminate the 24M License if FREYR fails to achieve a sustained production rate of at least 1 GWh per year by December 31, 2024.
The 24M License excludes rights to (a) manufacture battery cells within each of Japan and the ASEAN until December 31, 2022 and (b) sell and offer to sell battery cells within each of Japan and the ASEAN until a future date currently estimated for each to be December 31, 2022. Furthermore, the 24M License only provides for limited exclusivity. With the exception of direct grants to any company that produces more than 500,000 cars and/or more than 10,000 trucks or buses annually, 24M will refrain from granting any license to manufacture battery cells within (i) the Scandinavian Region through December 31, 2023 and (ii) the EEA, excluding the Scandinavian Region and the grant of no more than two licenses, inclusive of that granted to FREYR in the 24M License, through December 31, 2023, in either case wherein the battery cells are produced for use, used or sold for grid connected electricity storage system applications that have more than 200 kWh of lithium-ion battery storage capacity, excluding any applications related to automotive charging or discharging.
In exchange for the services from 24M, FREYR will pay a total of $19,300,000 in service fees during 2021. A payment of $2,500,000 was paid prior to January 15, 2021, another payment of $2,500,000 is due on or before July 31, 2021 and the remaining payment of $14,300,000 is due upon the earlier of (x) when FREYR makes its final investment decision to proceed with the construction of Fast-Track Gigafactory 1 and (y) December 31, 2021. For the year ended December 31, 2020, FREYR paid $700,000 related to the 24M License. FREYR will also pay an ongoing royalty fee based on sales volumes with minimum annual payments of $3,000,000 beginning on the three-year anniversary of the effective date of the 24M License. On January 18, 2021, FREYR amended the 24M License to extend the latest date of services to be provided from December 31, 2022 to December 31, 2023 and that beyond December 31, 2023, any services provided would be incurred on a time and materials basis.
The 24M process incorporates technology that can reduce raw material needs, manufacturing waste, energy consumption, labor requirement and capital costs to enable the production of low-cost, higher energy-density batteries. These will be used in residential and commercial ESS, EVs with slower charge requirements and specialized transportation markets, including commercial vehicles and maritime solutions. FREYR expects to be able to apply this battery cell and production process technology to any commercially available cathode and anode chemistry for a wide range of applications. 24M is also developing faster charge EV solutions for the broader consumer EV segment based on the 24M production platform which could further increase the market penetration and adoption of the technology.
The advantages of the 24M process technology, as FREYR understands it, includes:
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Less raw materials are needed for the 24M manufacturing method in factories with comparable capacity (approximately 20% lower bill of materials costs based upon 2020 estimates)

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Battery production process is free of 1-methyl-2-pyrrolidone (“NMP”), an industrial solvent subject to regulation in Europe and a complex and costly recovery process

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Chemistry-agnostic platform features supporting current and next generation anode and cathode chemistries, such as higher silicon content anodes, higher voltage cathodes, dual electrolyte systems and pre-lithiation implementation

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Elimination of several typical process steps — while the conventional battery cell electrode manufacturing process requires several complicated integrated units (including solvent recovery), the 24M process significantly reduces the number of production steps

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Significant reduction of the total manufacturing area compared to the conventional process, mainly due to the elimination of multiple production process steps as described above potentially resulting in substantially lower construction costs and lower depreciation than other battery manufacturers

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Material reduction of energy consumption compared to conventional process, again due to the fewer production steps above, several of which are energy intensive

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Significant reduction in the use of inactive raw materials, due to thicker electrodes with more active, energy carrying material

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Reduced labor requirements, again due to fewer production steps

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Larger cell formats

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Simplified recycling process, enabling a simpler recycling process relative to conventional battery cells, primarily due to the elimination of the need for a binder in the 24M process

FREYR’s Planned Production Process Based on 24M’s Platform
With 24M’s technology, it is possible to develop different sizes, formats, and chemistries to meet customer requirements, supporting the penetration of a larger total addressable market for FREYR’s products.
Licensing 24M’s chemistry-flexible process technology could allow FREYR to shorten the time to market and maintain flexibility to provide production capacity for a range of customers with varied needs and chemistry preferences. The 24M License will allow FREYR to quickly approach potential customers in the ESS market by providing 24M produced samples in advance of the completion of FREYR’s Customer Qualification Plant. As compared to an in-house R&D approach, licensing gives FREYR a faster and lower cost route to market, access to the latest technologies, and greater ability to adapt to market changes due to more flexibility in selection of partners and technologies.

While FREYR’s current next-generation technology platform is based on the existing 24M License, FREYR will continue to investigate and validate new, emerging technologies for potential in-licensing opportunities.
OEM Partnership Strategy
FREYR plans to target in-licensing and/or joint venture-based partnerships with top battery cell producers from Asia or elsewhere, but FREYR currently has no definitive joint venture agreements in place. FREYR will use its partner’s design and process technology blueprint to develop and construct a Gigawatt-scale production facility to produce battery cells to be sold in the European market. Through such potential in-licensing and/or joint venture structure, potential up- and downstream activities could also be provided, which will further support FREYR’s plans to add increased scale to build a clean and sustainable Nordic supply chain.
FREYR has identified several large suppliers to battery cell production who have ambitions and robust plans to expand their industrial footprint and business in Europe where demand for batteries is growing exponentially. FREYR can provide suppliers to battery cells producers with a scalable, environmentally friendly, European-based solution to increased battery manufacturing requirements.
FREYR Full-Cycle Sustainability
FREYR defines full-cycle sustainability as environmentally-friendly, ethical practices across all aspects of the battery supply chain, from sourcing raw materials upstream to manufacturing to recycling. FREYR’s ambition is to achieve full-cycle sustainability by:
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Upstream:

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Low-carbon, low-impact sourcing raw materials — FREYR is working with some of the leading companies along the supply chain, targeting to build a Nordic ecosystem of industrial partners who are focused on sustainable production and sourcing. Among the key raw materials involved in battery manufacturing, the majority (including but not limited to graphite, LFP, nickel, cobalt, copper and carbon black) can potentially be supplied from Nordic countries as well as from other locations across Europe. In addition to working with suppliers who employ carbon-conscious extraction techniques, a more localized supply chain could also lower carbon emissions by reducing transportation requirements.

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Upholding human and labor rights — FREYR is committed to strong standards and policies supporting human and labor rights and plans to factor these matters into our supply chain decision-making. FREYR will seek suppliers that have stated standards and ambitions which are similar to FREYR’s standards prior to adding them to the FREYR supply chain. This aspect of our strategy will be overseen by our Board of Directors, to be supported by policies and procedures to be put in place under their guidance and supervision.

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Manufacturing:

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Simplifying the manufacturing process — The 24M technology has five main manufacturing process steps for electrode manufacturing, which is a substantial reduction compared to electrode production in conventional battery cell production. The elimination of these process steps through the 24M technology platform reduces material inputs and required energy consumption, lowering overall carbon footprint. In addition, the design of FREYR’s manufacturing facilities will target zero emissions of toxic substances and other waste from the manufacturing process.

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Leveraging available low-carbon, low-cost energy supply — Norway’s focus on climate risk mitigation means that low carbon energy supply is very accessible. FREYR’s manufacturing power source will draw primarily from carbon-free hydropower that is readily available in the region. In addition, the cool, dry climate in Norway helps reduce energy consumption and ready access to cooling water is a key factor in battery cell production.

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Reducing scrap rates — FREYR’s ambition is to establish a “zero defect” production system through enhanced engineering, process testing, and simplified production processes. This can significantly reduce materials waste, as well as manufacturing costs.

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Responsible labor practices— FREYR is committed to strong standards and policies for human and labor rights within our manufacturing facilities. This aspect of our strategy will be overseen by our Board of Directors.

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Recyclability:

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Simplifying the recycling process — the 24M process is both solvent-free and binder-free, which reduces the need for hazardous materials in production, and should significantly increase the recyclability of batteries after their use, because the absence of these components enables mechanical recycling and allows active materials to be re-used directly in the production process without any need for refinement or processing.

Significant Reduction Versus Average Carbon Emissions
Through its focus on the full-cycle sustainability of its products, FREYR’s target is approximately 15 kg CO2e/kWh of life cycle carbon emissions, more than 80% lower than the current global battery industry average of approximately 80 kg CO2e/kWh.
Markets
The global battery market is fast-growing — projected to grow from 241 GWh in 2020 to almost 5,300 GWh in 2030. FREYR believes that its total addressable market will be over 5,100 GWh in 2030.
FREYR, with 24M technology, is employing an optimized and lower-cost production process and battery technology that is currently best suited for applications that require high energy density over power density. FREYR is therefore initially targeting ESS and commercial vehicle markets — battery markets with the highest projected CAGR from 2018 to 2030, 44% and 41%, respectively. FREYR will also initially target markets for marine applications and EVs with slower charge requirements.
FREYR will target additional markets, including consumer EVs, through both the joint venture model as well as through the licensing model. FREYR plans to produce faster charge battery cells for the broader consumer EV segment through the 24M platforms as well as through joint ventures and potentially additional licensing partnerships.
Competition
FREYR’s competitors include major battery manufacturers currently supplying the markets, automotive OEMs, and potential new entrants, including CATL (China), BYD (China), LG Chem (South Korea), Samsung SDI (South Korea), SK Innovation (South Korea), Panasonic (Japan), and Northvolt (Sweden). Additionally, there are several development-stage companies seeking to improve conventional lithium-ion batteries or to develop new technologies for batteries. These companies are in varying stages of development and commercialization.
Development Plan
Customer Qualification Plant — FREYR has made the final investment decision to proceed with construction of an industrial-scale Customer Qualification Plant in an existing 13,000m2 building in Mo i Rana. Production from the Customer Qualification Plant will be used to provide samples to enable early customer engagement and to test new material suppliers and new solutions over time.
Fast-Track Gigafactories (1-2) — FREYR is currently considering combining the first two plants to be located in an existing 70,000m2 levelled and compacted plot within the Mo Industripark in Mo i Rana and to build out the capacity based on a combination of LFP and NMC technology. FREYR also expects to primarily target the ESS market with Gigafactories 1-2, or the combined Gigafactory. FREYR has an exclusive right to access and develop the 70,000m2 plot, as described in the section titled “— Partnerships”.
Fast-Track Gigafactories (3-4) — the second two plants are planned to have a total nominal capacity of 22 GWh per year (based on NMC battery chemistry) and to be located at another 100,000m2 within Mo Industripark adjacent to the Customer Qualification Plant. FREYR currently plans to target the EV market with Gigafactories 3-4.
In addition to the locations identified for the Customer Qualification Plant and the Fast-Track Gigafactories, FREYR has identified locations with favorable logistics access and power availability, including and up to an additional 1,000,000 m2 near Mo Industripark. These locations may in the future be relevant for one or more of the Joint Venture Gigafactories or additional production Gigafactories (5-6), with an aggregated estimate of nominal production capacity of 48 GWh per year (based on a combination of NMC and LFP battery chemistry). FREYR may enter into non-binding memoranda of understanding to explore manufacturing, supply and other business opportunities in such locations.
Based on the above production estimates, FREYR is targeting approximately 83 GWh per year (based on a combination of NMC and LFP battery chemistry) of total nominal capacity by 2028.
As of 2019, FREYR’s Mo i Rana production location has about 6 terrawatt-hours of surplus power that is nearly 100% generated from low carbon sources, including hydropower and wind power. FREYR’s Mo i Rana production location has pre-existing industrial infrastructure, including a deepwater port, nearby railway and road access, and available warehouse capacity which is expected to enable FREYR to have cost advantaged transportation logistics and shorten the development time.
FREYR’s stage-gated development approach is expected to enable it to quickly qualify products, demonstrate manufacturing processes, and produce sample cells for off-take through the Customer Qualification Plant at Megawatt-scale. Subsequent development of additional gigawatt-scaled capacity in close cooperation with equipment and system suppliers is expected to establish FREYR as a world leading Gigawatt-scale battery provider. This manufacturing flexibility is expected to allow FREYR to scale modularly to meet customer demand and thus further enhance its competitive advantages.
FREYR estimates that the number of employees at the manufacturing plants will be approximately as follows: 25-50 employees at the end of 2021, 350 employees at the end of 2022, 1,000 employees at the end of 2024, and 1,500 employees at the end of 2025. These estimates assume that there will be no delays in equipment deliveries, travel for employees or other transportation issues due to the COVID-19 pandemic or other unpredictable circumstances.
Manufacturing Process
In Fast-Track Gigafactories (1-4), FREYR plans to use the five main manufacturing process steps for electrode manufacturing licensed by FREYR pursuant to the 24M License, as further described in “—FREYR Business Model — Licensing Strategy” and “— FREYR Business Model — FREYR’s Planned Production Process Based on 24M Technologies’ Platform”. For later plants, FREYR will implement licensed 24M or other technologies or a joint venture model with existing, well-established battery cell technology owners, primarily targeting the passenger vehicle space. In the joint venture plants, FREYR will use the partner’s technology blueprint to develop and construct a Gigawatt-scale production facility based on the partner’s design and process technology to produce battery cells mainly for the European and U.S. markets. FREYR has made the final investment decision to proceed with construction of its Customer Qualification Plant, is preparing to order equipment and aims to start installing the equipment in the Customer Qualification Plant from the first quarter of 2022.
Material Supply
There are many suppliers of materials for battery cell manufacturing, many of which are currently located in Asia. Initially, FREYR will rely on qualified suppliers through 24M’s supply chain while embarking on internal qualification of new material providers which could take between 12 and 24 months.
Ultimately, FREYR anticipates the migration of its supply chain into the Nordic region. FREYR is currently in discussions with several raw material suppliers to source material supply in the Nordic region. FREYR believes that regional raw material supply will expand its low cost, margin, and sustainability advantages by minimizing the distance supplies must travel and ensuring supply chain consistency. FREYR also expects that material supply from the Nordic region will make it a more attractive trade partner given potential trade policy developments, increased supply chain tracing in Europe and North America, and logistical challenges of global manufacturing highlighted by COVID-19. FREYR is currently in early stage dialogues with existing global material suppliers to expand into the Nordic region to further leverage low-cost “green” electricity and Norway’s skilled engineering-based labor force from the country’s legacy energy industry.
Partnerships
FREYR is currently in discussions with numerous potential suppliers and partners. The list below describes the status of discussions with some of these potential suppliers and partners. Unless otherwise indicated, FREYR has not entered into binding agreements with these parties.
24M
FREYR has entered into the binding 24M License to use 24M’s process technology and accelerate FREYR’s time to market. The 24M License excludes rights to manufacture, offer for sale or sell battery cells within Japan and the ASEAN until December 31, 2022. Furthermore, the 24M License provides for limited but relevant exclusivity within certain market segments (see “FREYR Business Model — Licensing Strategy” and “FREYR Business Model — FREYR’s Planned Production Process Based on 24M Technologies’ Platform” for more information).
Mpac
On July 23, 2021, FREYR entered into a contract for the provision of a casting and unit cell assembly machine (the “Purchase Agreement”) with Mpac Lambert Limited (“Mpac”). Mpac will supply the casting and unit cell assembly machine for FREYR’s customer qualification plant. This will include the design, engineering, construction and installation of such equipment, as well as training of FREYR personnel. FREYR has the option of extending the contract to FREYR's planned Gigafactories 1, 2 and 3, subject to the terms and conditions of the Purchase Agreement. The contract price is approximately $13.8 million, of which 40% was paid upon signing of the contract; 40% is payable upon commencement of building the equipment; 5% is payable when factory acceptance testing is completed and the factory acceptance testing checklist is approved by Mpac and FREYR, and 15% is payable when commissioning and site acceptance test are completed and when the site acceptance test checklist is confirmed by the Mpac and FREYR.
FREYR may cancel or suspend the contract upon notice at any time. Following such cancellation, FREYR shall pay the unpaid balance due to Mpac for the part of the work already performed and for materials ordered prior to the cancellation, and certain other costs and expenses. Mpac may terminate the contract with immediate effect if FREYR becomes insolvent or unable to pay debts when due. If FREYR breaches the contract, Mpac is entitled to request an adjustment to the contract schedule or price. The contract contains representations, warranties and indemnities that are customary to commercial agreements of this nature.
The JV Partner
FREYR and a subsidiary of a major multinational industrial conglomerate (“the JV Partner”) have entered negotiations regarding a draft non-binding memorandum of understanding for a potential joint venture to be formed with the purpose of preparing a project to build battery production and potentially related facilities in North America at a targeted scale at least 50 GWh in annualized battery cell production by 2030 (the “Venture”). As part of these negotiations, FREYR and the JV Partner exchanged draft terms outlining the key commercial points of the potential joint venture in May 2021. However, many key terms of the Venture, including economic and investment terms, have not been agreed to in principal. It is possible that the parties will not be able to agree to enter into a JV MoU.
The draft memorandum of understanding provides a framework for FREYR’s cooperation and provides that FREYR and the JV Partner will work to enter into certain additional arrangements regarding the consummation of a joint venture to use 24M technology at a battery manufacturing facility in North America. The use of 24M process technology in the Venture would require a modification to the 24M License.
There is no guarantee that the draft memorandum of understanding, if entered into, will lead to entry into binding documentation with respect to the Venture, its terms or consummation of the Venture. See the section titled “Risk Factors” for more information.
Any such Venture will also be subject to various operational risks, including execution, regulatory, competition and market risks.
Mo Industripark
On July 19, 2021, FREYR entered into two lease agreements with Mo Industripark with respect to the area to be used for the Customer Qualification Plant. In addition, FREYR and Mo Industripark AS have signed a letter of intent for a brownfield industrial area available to FREYR for developing sustainable lithium-ion battery cell production facilities in Mo i Rana, Norway, using 100% renewable energy. The letter of intent provides FREYR with an exclusive right to lease and develop a further 70,000 m2 brownfield industrial site and a first right of refusal for a third brownfield industrial site area of 100,000 m2, all within the Mo Industripark.
Itochu Corporation
FREYR has entered into a non-binding memorandum of understanding with Itochu Corporation, currently an investor in 24M, for joint commercialization of renewable energy solutions and sales of lithium-ion battery cells for ESS applications. The memorandum of understanding also includes provisions for collaboration in supplying FREYR with raw materials with support of Itochu’s significant materials trading arm. Discussions for the supply of certain raw materials to be used in the Customer Qualification Plant are currently ongoing.

Siemens AS
FREYR has entered into a non-binding agreement of cooperation with Siemens AS which provides for the companies to work together to enable optimized production through automation, digitalization and electrification of FREYR’s planned projects.
Siemens Energy AS
FREYR has entered into a non-binding memorandum of understanding with Siemens Energy AS, which contemplates the potential sale of significant volumes of batteries for marine applications, subject to meeting certain agreed technical and cost requirements.
Scatec ASA
FREYR has entered into a non-binding memorandum of understanding with Scatec ASA pursuant to which the parties will work together to define optimized modules and system designs that deliver higher energy density batteries for ESS solutions, with potentially improved safety and lower cost compared to ESS solutions based on conventional lithium-ion battery cells. The memorandum of understanding also contemplates the potential sale of batteries for ESS applications subject to meeting agreed technical and cost requirements.
Elkem Carbon AS
FREYR has entered into a non-binding memorandum of understanding with Elkem Carbon AS, a Norwegian company, to explore ways in which Elkem Carbon AS can supply active anode materials.
Glencore International AG
FREYR and Glencore International AG have entered into a non-binding letter of intent setting out the key principles for a potential long-term agreement for the supply of up to 3,755 metric tons of high grade sustainably sourced cobalt metal cut cathodes produced by Glencore Nikkelverk AS in Kristiansand, Norway.
MAERSK Norge AS
FREYR and MAERSK Norge AS have entered into a non-binding memorandum of understanding for the parties to work together to optimize FREYR’s global logistics and supply chain and to discuss a potential commercial cooperation regarding use and sale of environmentally friendly battery cells.
SINTEF AS
FREYR has entered into a contract with a Norwegian science and research organization, SINTEF, for hosting FREYR’s Head of R&D and one other scientist. The agreement provides for office space at SINTEF and the use of the laboratories at SINTEF and the Norwegian University of Science and Technology (“NTNU”), including such procurement, technical and research and development assistance that FREYR may reasonably require to perform its research in the labs.
Research & Development and Intellectual Property
FREYR’s two business models, licensing and joint venture, will both allow it to scale its production by leveraging the intellectual property of its licensing and joint venture partners. FREYR also plans to establish an R&D lab and a test center within its Customer Qualification Plant in order to qualify new suppliers and have full testing capabilities of cells and materials for ongoing quality assurance.
FREYR is considering expanding R&D capabilities over time to support raw material localization, customer testing, in-house cell design and new technology integration. FREYR also plans to utilize R&D collaboration networks with technology providers and research organizations.

Employees
FREYR has a diversified and experienced management team. The team combines strategic partnership and battery expertise, execution track-record from large scale industry and renewable energy projects as well as experience from disruptive technology and battery and electrical automotive industries. The FREYR team has relevant global in and out-licensing experience with a deep understanding of licensing best practices.
As of December 31, 2020, FREYR had 19 employees.
Properties
FREYR is currently leasing the following five properties:
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The building “Kamstålbygget” in Mo i Rana, Norway, within which FREYR will construct its Customer Qualification Plant, and an adjacent outdoor area of about 5,000 m, under two separate leases with Mo Industripark, each of which expire August 11, 2031 and may be extended twice in 5-year increments;

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Office space in Lysaker (near Oslo), ongoing contract, which FREYR has terminated effective September 1, 2021;

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Office space in Lysaker (near Oslo), from mid-August 2021 that expires December 31, 2026;

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Office space in Mo i Rana, Norway, 280 m2, expires October 1, 2022;

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Corporate apartment in Mo i Rana, Norway, ongoing contract with three months’ notice period; and

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Temporary office space in Luxembourg, from August 1, 2021 until December 1, 2021.

On July 19, 2021, FREYR entered into two lease agreements with Mo Industripark with respect to the area to be used for the Customer Qualification Plant. Pursuant to an earlier letter of intent, FREYR also has an exclusive right to lease and develop a second area as well as a first right of refusal for a third area, which expires on June 30, 2022.
FREYR does not own any properties.
Government Grants
Innovation Norway
On February 12, 2021, FREYR was awarded a grant of approximately NOK 39 million for research, development and innovation in the environmental technology category by Innovation Norway. The grant is expected to be paid during 2021 and follows an evaluation process which started in the fall of 2020. Similar to the grants awarded in 2018 and 2020, this grant will be paid out in three installments based on meeting certain milestones in the agreement, in which the last payment milestone is payable after the final project report is approved. The grant is subject to certain conditions and will be earned only upon successful completion of these conditions.
ENOVA
On March 1, 2021, FREYR was awarded a grant of approximately NOK 142 million from the Norwegian Ministry of Climate and Environment through ENOVA SF as part financing for the development and construction of the Customer Qualification Plant in Mo i Rana, Norway. ENOVA is an enterprise owned by the Ministry of Climate and Environment. This grant will be paid as reimbursements of 25% of the costs incurred for the Customer Qualification plant from December 1, 2020 to December 1, 2024, in responses to requests made by FREYR for such reimbursement, which must be made at a minimum of twice per year. FREYR can begin to make requests for reimbursements when it can document that financing for such Customer Qualification Plant has been secured, meaning that requests can be made following the closing of the Business Combination. ENOVA will withhold 20% of the grant until the Customer Qualification

Plant is completed, which in accordance with the terms of the grant must happen before December 1, 2024. The grant is subject to certain conditions and will be earned only upon successful completion of these conditions.
Legal Proceedings
From time to time, FREYR may become involved in litigation or other legal proceedings. FREYR is not currently a party to any litigation or legal proceedings that, in the opinion of FREYR’s management, are likely to have a material adverse effect on its business. Regardless of outcome, litigation can have an adverse impact on FREYR because of defense and settlement costs, diversion of management resources and other factors.
Government Regulation/Compliance
FREYR will comply with and operate in accordance with Norwegian health, safety and environment requirements for the projects in Norway, including health and safety regulations for employees and contractors. FREYR will also be subject to specific safety regulations applicable to the business, for instance in relation to handling of high voltage electricity in the production facilities.
There are government regulations pertaining to battery safety, transportation of batteries, use of batteries in cars, factory safety, and disposal of hazardous materials. The license and sale of our batteries abroad could be subject to export controls in the future.

FREYR LEGACY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This “FREYR Legacy’s Management’s Discussion and Analysis” of FREYR Legacy’s results operations and financial condition should be read in conjunction with the “Information about FREYR” and “Selected Historical Financial Information” sections and the historical audited annual consolidated financial statements as of and for the years ended December 31, 2020 and 2019 and the unaudited interim condensed consolidated financial statements as of March 31, 2021 and for the three months ended March 31, 2021 and 2020, and the related respective notes, which are included elsewhere in this prospectus. The financial information contained herein is taken or derived from such audited annual consolidated financial statements and unaudited interim condensed consolidated financial statements, unless otherwise indicated. The following discussion contains forward-looking statements. FREYR’s actual results could differ materially from those that are discussed in these forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this prospectus, particularly under “Risk Factors.” Unless the context otherwise requires, all references in this section to “FREYR” refer to FREYR Legacy prior to the Closing and to FREYR following the Closing of the Business Combination.
Overview
FREYR was founded on February 1, 2018 and is incorporated and domiciled in Norway. FREYR registered with the Norway Register of Business Enterprises on February 21, 2018. FREYR is planning the development of lithium-ion battery facilities in Mo i Rana, Norway. FREYR’s principal executive offices are in Mo i Rana, Norway.
FREYR’s mission and vision is to accelerate the decarbonization of the transportation sector and energy systems by delivering some of the world’s cleanest and most cost-effective batteries. FREYR aims to produce some of the most cost-competitive batteries with the lowest carbon footprints, which could further support the acceleration of the energy transition. FREYR is currently working to develop its application of its in-licensed technology and planning the building of the battery factories in Mo i Rana. Planned principal operations have not yet commenced. As of March 31, 2021, FREYR has not derived revenue from its principal business activities. FREYR will initially target ESS, marine applications, commercial vehicles and EVs with slower charge requirements, and then plans to target additional markets, including consumer EVs, through both the joint venture model and through the licensing model. FREYR plans to produce faster charge battery cells for the broader consumer EV segment through the 24M platforms, as well as through the joint venture business model and potentially additional licensing partnerships.
Grants
Innovation Norway
On September 4, 2018, FREYR was awarded a grant of approximately NOK 1,900 thousand for research, development and innovation by Innovation Norway, an instrument of the Norwegian Government for supporting innovation and development of Norwegian enterprises and industry. The grant was awarded to assist with the costs incurred associated with employees and staff, contract research and overhead and operating expenses. The grant was paid out in three installments based on meeting certain milestones in the agreement, in which the last milestone was payable after the final project report was approved. As of December 31, 2020, all milestones for this grant had been achieved.
On March 5, 2020, FREYR was awarded an additional grant of approximately NOK 7,000 thousand for research, development and innovation by Innovation Norway. Similar to the grant awarded in 2018, the 2020 grant was paid out in three installments based on meeting certain milestones in the agreement, in which the last payment milestone was payable after the final project report was approved. As of December 31, 2020, all milestones for this grant had been achieved.
On February 12, 2021, FREYR was awarded a grant of approximately NOK 39,000 thousand for research, development and innovation in the environmental technology category by Innovation Norway. Similar to the grants awarded in 2018 and 2020, this grant will be paid during 2021 and follows an evaluation process which started in the fall of 2020. The grant will be paid out in three installments based on meeting certain milestones in the agreement, in which the last payment milestone is payable after the final project report is approved. The grant is subject to certain conditions and will be earned only upon successful completion of these conditions. As of March 31, 2021, the first payment milestone was met and NOK 11,700 thousand was received. However, as conditions had not been met for income recognition, the grant was recorded as deferred income.
ENOVA
On March 1, 2021, FREYR was awarded a grant of approximately NOK 142,000 thousand from the Norwegian Ministry of Climate and Environment through ENOVA SF as part financing for the development and construction of the Customer Qualification Plant in Mo i Rana, Norway. ENOVA is an enterprise owned by the Ministry of Climate and Environment. This grant will be paid as reimbursements of 25% of the costs incurred for the Customer Qualification plant from December 1, 2020 to December 1, 2024, in response to requests made by FREYR for such reimbursement, which must be made at a minimum of twice per year. FREYR can begin to make requests for reimbursements when it can document that financing for such Customer Qualification Plant has been secured, meaning that requests can be made following the closing of the Business Combination. ENOVA will withhold 20% of the grant until the Customer Qualification Plant is completed, which in accordance with the terms of the grant must happen before December 1, 2024. The grant is subject to certain conditions and will be earned only upon successful completion of these conditions.
Business Combination and Public Company Costs
On July 9, 2021, the Business Combination described under “The Prospectus Summary — The Business Combination” was consummated. The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Alussa will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the transactions will be treated as the equivalent of Pubco issuing ordinary shares for the net assets of Alussa, accompanied by a recapitalization.
Following the consummation of the Business Combination, the shares of Pubco have been listed on the New York Stock Exchange, which will require the post-combination business to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. The post-combination business expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, directors’ fees, internal control financial reporting compliance, and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.
Key Factors Affecting Operating Results
FREYR believes its performance and future success depend on several factors that present significant opportunities for it but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.”
Licensing Strategy
FREYR’s licensing business model is currently based on technology licensed from 24M, which has been commercialized only to a limited extent and may not perform as expected. FREYR’s business plans are dependent on the technology from 24M performing as expected. If the cost, performance characteristics, simplified manufacturing process or other specifications of the technology licensed from 24M fall short of FREYR’s targets, FREYR’s ability to achieve projected sales, time to market, competitive advantage, product pricing and margins would likely be adversely affected.
Facility Development Plan
In order for FREYR to be successful in growing the business, it will need to develop production capacity and increase it. FREYR expects to assemble and produce its battery cells in Mo i Rana, Norway, with production at the Customer Qualification Plant to begin in 2022 at the earliest. FREYR has made the final investment decision to proceed with construction of its Customer Qualification Plant, which will be used to provide samples to enable early customer engagement and to test new material suppliers and new solutions over time. The planned construction period for the Customer Qualification Plant is estimated at 12 months from the final investment decision. FREYR does not currently have any production capacity and has not made a final investment decision or begun any construction activities for its Gigafactories. The planned construction period for each of FREYR’s Gigafactories is estimated at 24 months. If FREYR builds its “Fast-Track Gigafactories” as planned, FREYR expects it will be Norway’s first lithium-ion battery cell manufacturing facility at such industrial scale.
FREYR’s facility development plan assumes lithium-nickel-manganese-oxide (“NMC”) battery chemistry is used through 2025 and a combination of NMC and lithium-iron-phosphate (“LFP”) battery chemistry-based products is used in combination thereafter. Recent and ongoing discussions with potential customers may result in a larger volume of LFP-based batteries being put into production earlier, potentially already in the first Gigafactories. A stronger and earlier shift from NMC to LFP chemistry could in isolation reduce actual output, due to LFP-based products having a lower energy density (as measured by Wh/kg per KWh) for otherwise comparable product configurations than NMC-based products. A major part of the increased demand for LFP based products in the market is driven in part by the lower metal costs for LFP based products relative to NMC based products (as measured by USD/kg per KWh). While FREYR is still evaluating whether the initial timing regarding LFP use should be accelerated, FREYR believes it is possible that the reduction in output could be offset by higher LFP volumes.
Costs for the construction of FREYR’s Customer Qualification Plant will be significantly higher than those originally forecasted. As part of making the final investment decision for the Customer Qualification Plant, FREYR considered potential customer feedback and the value of future flexibility, including flexibility related to NMC and LFP manufacturing, size of electrodes, and increased automation, which led to FREYR’s decision to acquire certain upgraded equipment and implement a more complex equipment installation design. On July 23, 2021, FREYR entered into a contract with Mpac for supply of critical production line machinery in its Customer Qualification Plant, the casting and unit cell assembly. Another factor in increased construction costs is the inflationary pressure on prices of equipment and building materials experienced in the first half of 2021 and continuing today. FREYR has also received preliminary input on plans relating to Gigafactory 1, which input reflects similar trends in costs.
FREYR’s ability to plan, construct and equip manufacturing facilities, including FREYR’s Customer Qualification Plant and its Gigafactories, is subject to significant risks and uncertainties. On July 19, 2021, FREYR entered into two lease agreements with Mo Industripark with respect to the area to be used for the Customer Qualification Plant. Pursuant to an earlier letter of intent, FREYR also has an exclusive right to lease and develop a second area and a first right of refusal for a third area, which expires June 30, 2022. Mo Industripark AS has certain permits related to its status as a regulated industrial zone and FREYR has the consents, agreements, permits and licenses needed for its planned construction activities with respect to the Customer Qualification Plant; however, FREYR does not have all consents, agreements, permits or licenses needed for operation of the Customer Qualification Plant or its planned construction and operation activities for the Gigafactories. In addition, the failure to reach the amount of customer offtake agreements in a timely manner will delay or possibly prohibit the initiation of the construction of any Gigafactories. Failure to obtain, delay in obtaining or the loss of necessary consents, commercial agreements, permits and licenses could result in delay or termination of development activities.
Market and Competition
FREYR expects competition in battery technology and EVs to intensify due to a regulatory push for EVs, increased decarbonization of energy systems (requiring additional storage/battery capacity), continuing globalization, and potential consolidation in the worldwide automotive and energy industry. Developments in alternative technologies or improvements in battery technology made by competitors may materially adversely affect the sales, pricing and gross margins of FREYR’s battery cells. If a competing process or technology is developed that has superior operational or price performance, FREYR’s business could be harmed. In addition, battery cells may be or become subject to tariffs and/or technical barriers to trade, which FREYR may not be able to overcome by sourcing and supply arrangements, and which therefore could harm FREYR’s business. On the other hand, the increased demand for batteries from various customer segments that is being observed may result in accelerated and higher volumes, higher prices and better margins. FREYR’s ongoing customer acquisition dialogues indicate potential for higher prices than previously estimated, but further negotiations are ongoing and no firm offtake agreements have yet been entered into.
Impact of COVID-19
In December 2019, COVID-19 was first reported to the World Health Organization (“WHO”), and in January 2020, the WHO declared the outbreak to be a public health emergency. In March 2020, the WHO characterized COVID-19 as a pandemic. The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity.
As a result of the COVID-19 pandemic, FREYR modified its business practices (including employee travel, recommending that all non-essential personnel work from home and cancellation or reduction of physical participation in sales activities, meetings, events and conferences), implemented additional safety protocols for essential workers, and implemented cost cutting measures in order to reduce its operating costs. Management of FREYR continues to monitor public health and regulatory developments and may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, suppliers, vendors and business partners.
While the ultimate duration and extent of the COVID-19 pandemic depends on future developments that cannot be accurately predicted, such as the extent and effectiveness of containment actions, it has already had an adverse effect on the global economy and the ultimate societal and economic impact of the COVID-19 pandemic remains unknown. In particular, the conditions caused by this pandemic are likely to affect the rate of consumer and business spending and could adversely affect FREYR’s business, results of operations, and financial condition during current and future periods.
Basis of Presentation
FREYR’s consolidated financial statements have been prepared in conformity with U.S. GAAP. The consolidated financial statements include the accounts of FREYR and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.
Currently, FREYR conducts its business through one operating segment. All assets and operations are maintained in and attributable to Norway. FREYR has currently not yet derived revenue from its principal business activities. See Note 2 (“Summary of Significant Accounting Policies”) to FREYR’s consolidated financial statements included elsewhere in this prospectus for more information about FREYR’s determination of its operating segment.
The consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The continuation of FREYR as a going concern is dependent upon the continued financial support from FREYR shareholders and the ability of FREYR to obtain the necessary financing to support its operations. FREYR, which is in the early stages of development, has no revenues and has a history of operating losses and negative operating cash flows. Management of FREYR believes that its current cash is insufficient to cover the expenses it expects to incur during the twelve months after the issuance of its consolidated financial statements included elsewhere within this prospectus. While these factors initially gave rise to substantial doubt about FREYR’s ability to continue as a going concern, FREYR has alleviated these doubts through the Business Combination and the related Subscription Agreements entered into among Alussa, Pubco and certain investors for the $600,000 thousand PIPE Investment.
Components of Results of Operations
Operating Expenses
General and administrative
General and administrative expense consists of personnel and personnel-related expenses, including stock-based compensation of FREYR’s executives and employees, office space related costs, travel costs, public relations costs, as well as legal and accounting fees for professional and contract services. FREYR expects its general and administrative expenses to increase for the foreseeable future as it scales headcount with the growth of its business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, additional legal, audit, and insurance expenses, investor relations activities, and other administrative and professional services.
Research and development
R&D expense consists primarily of compensation to employees engaged in research and development activities, internal and external engineering, supplies and services, and contributions to research institutions. Research and development costs are expensed as incurred. R&D expense also includes the development costs related to the 24M License.
Depreciation
Depreciation expense relates to the depreciation of FREYR’s property and equipment and is calculated using the straight-line method over the useful lives of the related assets.
Other operating expenses
Other operating expenses consist primarily of fees paid for contractors and consultants assisting with growing the business and developing the battery factories.
Other income (expense)
Warrant liability fair value adjustment
The warrant liability fair value adjustment consists of unrealized gains and losses as a result of marking FREYR’s warrant liability to fair market value at the end of each reporting period. FREYR’s warrant liability is initially measured at fair value and subsequently remeasured at each reporting date with changes being recorded as a warrant liability fair value adjustment.
Redeemable preferred shares fair value adjustment
The redeemable preferred shares fair value adjustment consists of unrealized gains and losses as a result of adjustments to FREYR’s redeemable preferred shares to reflect fair market value at the end of each reporting period. FREYR’s redeemable preferred shares are initially measured at fair value and subsequently remeasured at each reporting date with changes being recorded as a redeemable preferred shares fair value adjustment.
Convertible notes fair value adjustment
The convertible notes fair value adjustment consists of unrealized gains and losses as a result of adjustments to FREYR’s convertible notes issued in 2020 (“2020 Convertible Notes”) to reflect fair market value at the end of each reporting period. FREYR’s 2020 Convertible Notes are initially measured at fair value and subsequently remeasured at each reporting date with changes being recorded as a convertible notes fair value adjustment.
Interest expense
Interest expense consists primarily of interest expense incurred on FREYR’s convertible notes.
Interest income
Interest income consists primarily of interest income earned on FREYR’s cash and cash equivalents.
Foreign currency transaction gain (loss)
Foreign currency transaction gain (loss) consists of the gains and losses recognized from transactions and balances denominated in a currency other than the functional currency.

Gain on settlement of warrant liability
The gain on settlement of warrant liability represents the gain recognized as a result of the settlement of the warrant liability in exchange for cash payable and shares issued.
Other income
Other income consists of grants received for research, development and innovation. The grants were awarded to assist with the costs incurred associated with employees and staff, contract research and overhead, and operating expenses. FREYR recognizes grants received in other income over the periods in which the related costs are incurred and the conditions for receiving the grant have been fulfilled, assuming no restrictions apply with respect to the potential repayment of the grants.
Results of Operations
Comparison of the Three Months Ended March 31, 2021 and 2020
The results of operations presented below should be reviewed in conjunction with the condensed consolidated financial statements and notes included elsewhere in this prospectus. The following table sets forth FREYR’s condensed consolidated results of operations data for the periods presented (in thousands, except percentages):
	For the three months ended March 31,		Change ($)	Change (%)
	2021	2020
Operating expenses:
General and administrative	$7,131	$593	$6,538	1,103%
Research and development	2,907	45	2,862	6,360%
Depreciation	10	3	7	233%
Other operating expenses	1,871	239	1,632	683%
Total operating expenses	11,919	880	11,039	1,254%
Loss from operations	(11,919)	(880)	(11,039)	1,254%
Other income (expense):
Redeemable preferred shares fair value adjustment	6	—	6	NM(1)
Interest income	6	—	6	NM(1)
Warrant liability fair value adjustment	—	(66)	66	NM(1)
Convertible notes fair value adjustment	—	24	(24)	NM(1)
Interest expense	—	(8)	8	NM(1)
Foreign currency transaction gain (loss)	20	(5)	25	NM(1)
Other income	—	40	(40)	NM(1)
Loss before income taxes	(11,887)	(895)	(10,992)	1,228%
Income tax expense	—	—	—	0%
Net loss	$(11,887)	$(895)	$(10,992)	1,228%

(1)
NM = Not meaningful

Operating expenses
General and administrative
General and administrative expenses increased by $6,538 thousand or 1,103%, to $7,131 thousand for the three months ended March 31, 2021, from $593 thousand for the three months ended March 31, 2020.

General and administrative expenses increased primarily due to the hiring of additional employees and increase in legal and accounting fees during the three months ended March 31, 2021 to support FREYR’s battery projects and corporate operations, as well as the recognition of employee and non-employee share-based compensation expense.
Research and development
R&D expenses increased by $2,862 thousand or 6,360%, to $2,907 thousand for the three months ended March 31, 2021, from $45 thousand for the three months ended March 31, 2020. R&D expenses increased due to costs incurred in accordance with the 24M License, as well as the Company’s agreement with a public Norwegian university to fund professorships and research within the field of energy-efficient battery plants.
Depreciation
Depreciation expenses increased by $7 thousand or 233%, to $10 thousand for the three months ended March 31, 2021, from $3 thousand for the three months ended March 31, 2020. Depreciation expenses increased due to the purchase of equipment during the three months ended March 31, 2021.
Other operating expenses
Other operating expenses increased by $1,632 thousand or 683%, to $1,871 thousand for the three months ended March 31, 2021, from $239 thousand for the three months ended March 31, 2020. Other operating expenses increased primarily due to additional contractors and consultants being hired to assist in developing the Mo i Rana battery facilities and business relationships abroad in Europe and Asia.
Other income (expense)
Redeemable preferred shares fair value adjustment
The redeemable preferred shares fair value adjustment resulted in a gain of $6 thousand for the three months ended March 31, 2021. There was no redeemable preferred shares fair value adjustment for the three months ended March 31, 2020. The redeemable preferred shares fair value adjustment represents the change in the fair value of the redeemable preferred shares during the three months ended March 31, 2021.
Interest income
Interest income was $6 thousand for the three months ended March 31, 2021. There was no interest income for the three months ended March 31, 2020. Interest income increased primarily due to interest income earned on cash and cash equivalents.
Warrant liability fair value adjustment
As a result of the settlement of the warrant liability in 2020, there was no warrant liability fair value adjustment for the three months ended March 31, 2021. The warrant liability fair value adjustment resulted in a loss of $66 thousand for the three months ended March 31, 2020. The warrant liability fair value adjustment represented the change in the fair value of the warrant liability during the three months ended March 31, 2020.
Convertible notes fair value adjustment
As a result of the settlement of the 2020 Convertible Notes in 2020, there was no convertible notes fair value adjustment for the three months ended March 31, 2021. The convertible notes fair value adjustment resulted in a gain of $24 thousand for the three months ended March 31, 2020. The convertible notes fair value adjustment represented the change in the fair value of the 2020 Convertible Notes during the three months ended March 31, 2020.Interest expense
There was no interest expense for the three months ended March 31, 2021. Interest expense of $8 thousand was recognized for the three months ended March 31, 2020. The interest expense represented the interest expense recognized on the 2020 Convertible Notes and the convertible notes issued in 2018 for the three months ended March 31, 2020, which were settled in 2020.
Foreign currency transaction gain (loss)
The foreign currency transaction gain (loss) changed by $25 thousand to a gain of $20 thousand for the three months ended March 31, 2021, from a loss of $5 thousand for the three months ended March 31, 2020. The foreign currency transaction gain (loss) changed due to the recognition of net gains during the three months ended March 31, 2021 on foreign currency transactions and balances that were denominated in currencies other than the functional currency.
Other income
There was no other income for the three months ended March 31, 2021. Other income of $40 thousand was recognized for the three months ended March 31, 2020. The other income represented grant proceeds recognized and fully granted during 2020.
Comparison of the Years Ended December 31, 2020 and 2019
The results of operations presented below should be reviewed in conjunction with the consolidated financial statements and notes included elsewhere in this prospectus. The following table sets forth FREYR’s consolidated results of operations data for the periods presented (in thousands, except percentages):
	For the years ended December 31,		Change ($)	Change (%)
	2020	2019
Operating expenses:
General and administrative	$4,377	$1,361	$3,016	222%
Research and development	1,865	545	1,320	242%
Depreciation	15	1	14	1,400%
Other operating expenses	2,666	566	2,100	371%
Total operating expenses	8,923	2,473	6,450	261%
Loss from operations	(8,923)	(2,473)	(6,450)	261%
Other income (expense):
Warrant liability fair value adjustment	(1,670)	1,146	(2,816)	NM(1)
Redeemable preferred shares fair value adjustment	(70)	—	(70)	NM(1)
Convertible notes fair value adjustment	(201)	—	(201)	NM(1)
Interest expense	(53)	(3)	(50)	1,667%
Interest income	20	—	20	NM(1)
Foreign currency transaction gain (loss)	38	(9)	47	NM(1)
Gain on settlement of warrant liability	466	—	466	NM(1)
Other income	788	138	650	471%
Loss before income taxes	(9,605)	(1,201)	(8,404)	700%
Income tax expense	—	—	—	0%
Net loss	$(9,605)	$(1,201)	$(8,404)	700%

(1)
NM = Not meaningful

Operating expenses
General and administrative
General and administrative expenses increased by $3,016 thousand or 222%, to $4,377 thousand for the year ended December 31, 2020, from $1,361 thousand for the year ended December 31, 2019. General and administrative expenses increased primarily due to the hire of additional employees and increase in legal and accounting fees during 2020 to support FREYR’s battery projects and corporate operations, as well as the recognition of employee and non-employee share-based compensation expense.
Research and development
R&D expenses increased by $1,320 thousand or 242%, to $1,865 thousand for the year ended December 31, 2020, from $545 thousand for the year ended December 31, 2019. R&D expenses increased due to costs incurred in accordance with the 24M License, as well as the Company’s agreement with a public Norwegian university to fund professorships, research within the field of energy-efficient battery plants and doctoral and post-doctoral fellowships.
Depreciation
Depreciation expenses increased by $14 thousand or 1,400%, to $15 thousand for the year ended December 31, 2020, from $1 thousand for the year ended December 31, 2019. Depreciation expenses increased due to the purchase of equipment during 2020.
Other operating expenses
Other operating expenses increased by $2,100 thousand or 371%, to $2,666 thousand for the year ended December 31, 2020, from $566 thousand for the year ended December 31, 2019. Other operating expenses increased primarily due to additional contractors and consultants being hired to assist in developing the Mo i Rana battery facilities and business relationships abroad in Europe and Asia.
Other income (expense)
Warrant liability fair value adjustment
The warrant liability fair value adjustment changed by $2,816 thousand, to a loss of $1,670 thousand for the year ended December 31, 2020, from a gain of $1,146 thousand for the year ended December 31, 2019. The change in the warrant liability fair value adjustment represented the change in the fair value of the warrant liability during 2020 until settlement.
Redeemable preferred shares fair value adjustment
The redeemable preferred shares fair value adjustment resulted in a loss of $70 thousand for the year ended December 31, 2020. There was no redeemable preferred shares fair value adjustment for the year ended December 31, 2019. The redeemable preferred shares fair value adjustment represents the change in the fair value of the redeemable preferred shares during 2020 after issuance.
Convertible notes fair value adjustment
The convertible notes fair value adjustment resulted in a loss of $201 thousand for the year ended December 31, 2020. There was no convertible notes fair value adjustment for the year ended December 31, 2019. The convertible notes fair value adjustment represents the change in the fair value of the 2020 Convertible Notes during 2020 until settlement.
Interest expense
Interest expense increased by $50 thousand or 1,667%, to $53 thousand for the year ended December 31, 2020, from $3 thousand for the year ended December 31, 2019. Interest expense increased primarily due to the interest expense incurred related to the convertible debt issued in 2018 and 2020 prior to settlement in July 2020.
Interest income
Interest income was $20 thousand for the year ended December 31, 2020. There was no interest income for the year ended December 31, 2019. Interest income increased primarily due to interest income earned on cash and cash equivalents.

Foreign currency transaction gain (loss)
The foreign currency transaction gain (loss) changed by $47 thousand, to a gain of $38 thousand for the year ended December 31, 2020, from a loss of $9 thousand for the year ended December 31, 2019. The foreign currency transaction gain (loss) changed due to the recognition of net gains in 2020 on foreign currency transactions and balances that were denominated in currencies other than the functional currency.
Gain on settlement of warrant liability
The gain on settlement of warrant liability increased by $466 thousand, to $466 thousand for the year ended December 31, 2020, from nil for the year ended December 31, 2019. The gain on settlement of warrant liability increased due to the settlement of the warrant liability during 2020 and the recognition of a gain resulting from the difference in the value of the shares issued and cash payable to settle the warrant liability and the value of the warrant liability.
Other income
Other income increased by $650 thousand or 471%, to $788 thousand for the year ended December 31, 2020, from $138 thousand for the year ended December 31, 2019. Other income increased due to the grant proceeds received and recognized during 2020 as a result of achieving certain milestones outlined in the respective grant agreements.
Liquidity and Capital Resources
Sources of Liquidity
FREYR’s capital requirements will depend on many factors, including capital expenditures required to support the development of the battery factories, the timing and extent of spending to support technology licensing and R&D efforts, and market adoption of future products. Until FREYR can generate sufficient revenue to cover operating expenses, working capital and capital expenditures, FREYR expects the funds raised in the Business Combination to fund its cash needs for FREYR’s battery projects, technology licensing and R&D efforts, and general corporate purposes. If FREYR is required to raise additional funds by issuing equity securities, dilution to shareholders would result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of FREYR’s ordinary shares. If FREYR raises funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of FREYR’s ordinary shares. The terms of debt securities or borrowings could impose significant restrictions on FREYR’s operations. The credit market and financial services industry have in the past, and may in the future, experience periods of uncertainty that could impact the availability and cost of equity and debt financing.
FREYR has incurred losses since its inception. As of December 31, 2020, FREYR had an accumulated deficit of $10,885 thousand and cash, cash equivalents and restricted cash of $14,945 thousand. As of March 31, 2021, FREYR has an accumulated deficit of $22,772 thousand and cash, cash equivalents and restricted cash of $16,048 thousand. To date, FREYR’s principal sources of liquidity have been proceeds received from the issuance of debt and equity securities and amounts received from government grants.

Cash Flow Summary
The following table summarizes FREYR’s cash flows for the periods presented (in thousands):
	For the three months ended March 31,
	2021	2020
Net cash provided by (used in):
Operating activities	$(6,392)	$(482)
Investing activities	(54)	(25)
Financing activities	7,500	1,083
	For the years ended December 31,
	2020	2019
Net cash provided by (used in):
Operating activities	$(7,336)	$(1,201)
Investing activities	(71)	(20)
Financing activities	20,458	1,229
Operating Activities
Net cash used in operating activities was $6,392 thousand for the three months ended March 31, 2021, while net cash used in operating activities was $482 thousand for the three months ended March 31, 2020. For the three months ended March 31, 2021, the primary factor affecting FREYR’s operating cash flows was FREYR’s operating expenses of $11,919 thousand driven by payroll and other related costs, fees to EDGE Global, accounting and legal fees, research and development, and other operating expenses. These operating expenses were partially offset by the impact of the increase in accounts payable and accrued liabilities of $1,287 thousand due to the timing of payments and non-cash share-based compensation of $4,161 thousand. For the three months ended March 31, 2020, the primary factor affecting FREYR’s operating cash flows was FREYR’s operating expenses of $880 thousand driven by general and administrative, research and development, and other operating expenses. These operating expenses were offset by the impact of the increase in accounts payable and accrued liabilities of $375 thousand due to the timing of payments.
Net cash used in operating activities was $7,336 thousand for the year ended December 31, 2020, while net cash used in operating activities was $1,201 thousand for the year ended December 31, 2019. For the year ended December 31, 2020, the primary factor affecting FREYR’s operating cash flows was FREYR’s operating expenses of $8,923 thousand driven by payroll and other related costs, fees to EDGE Global, accounting and legal fees, research and development, and other operating expenses. These operating expenses were partially offset by the impact of the increase in accounts payable and accrued liabilities of $1,573 thousand due to the timing of payments. For the year ended December 31, 2019, the primary factor affecting FREYR’s operating cash flows was FREYR’s operating expenses of $2,473 thousand driven by general and administrative, research and development, and other operating expenses. These operating expenses were offset by the impact of the increase in accounts payable and accrued liabilities of $1,171 thousand due to the timing of payments.
Investing Activities
Net cash used in investing activities was $54 thousand for the three months ended March 31, 2021, while net cash used in investing activities was $25 thousand for the three months ended March 31, 2020. For the three months ended March 31, 2021 and 2020, FREYR’s investing cash flows reflect the purchases of equipment.
Net cash used in investing activities was $71 thousand for the year ended December 31, 2020, while net cash used in investing activities was $20 thousand for the year ended December 31, 2019. For the year ended December 31, 2020 and 2019, FREYR’s investing cash flows reflect the purchases of equipment.

Financing Activities
Net cash provided by financing activities was $7,500 thousand for the three months ended March 31, 2021, while net cash provided by financing activities was $1,083 thousand for the three months ended March 31, 2020. For the three months ended March 31, 2021, FREYR’s financing cash flows relate to net proceeds of $7,500 thousand from the issuance of redeemable preferred shares. For the three months ended March 31, 2020, FREYR’s financing cash flows primarily relate to proceeds of $660 thousand from the issuance of convertible debt and $423 thousand from the issuance of convertible debt to related parties.
Net cash provided by financing activities was $20,458 thousand for the year ended December 31, 2020, while net cash provided by financing activities was $1,229 thousand for the year ended December 31, 2019. For the year ended December 31, 2020, FREYR’s financing cash flows primarily relate to net proceeds of $11,552 thousand from capital contributions of ordinary shareholders, proceeds of $1,531 thousand from the issuance of convertible debt and proceeds of $7,500 thousand from the issuance of redeemable preferred shares, offset by payments of $125 thousand related to the settlement of the convertible debt. For the year ended December 31, 2019, FREYR’s financing cash flows primarily relate to proceeds of $1,229 thousand from entering into an investment and Innovation Project Agreement with an investor in exchange for the right to receive warrants.
Contractual Obligations and Commitments
The following table summarizes FREYR’s contractual obligations and commitments as of March 31, 2021 (in thousands):
	Due by Period
	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years	Total
Operating lease(1)	$88	$—	$—	$—	$88
Technology licensing and service commitments(2)	16,800	3,000	—	—	19,800
Other commitments(3)	344	355	235	117	1,051
Total	$17,232	$3,355	$235	$117	$20,939

(1)
Represents the remaining commitments for FREYR’s operating leases that have commenced as of March 31, 2021. None of FREYR’s leases have a minimum noncancelable lease term in excess of one year.

(2)
Represents the remaining commitments as of March 31, 2021 related to the 24M License.

(3)
Represents the remaining commitments as of March 31, 2021 related to FREYR’s agreement with the Mo i Rana municipality and FREYR’s agreements with a public Norwegian university to fund professorships, research within the field of energy-efficient battery plants, and doctoral and post-doctoral fellowships.

The following table summarizes FREYR’s contractual obligations and commitments as of December 31, 2020 (in thousands):
	Due by Period
	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years	Total
Operating lease(1)	$77	$—	$—	$—	$77
Technology licensing and service commitments(2)	19,300	3,000	—	—	22,300
Other commitments(3)	514	437	234	234	1,419
Total	$19,891	$3,437	$234	$234	$23,796

(1)
Represents the remaining commitments for FREYR’s operating leases that have commenced as of December 31, 2020. None of FREYR’s leases have a minimum noncancelable lease term in excess of one year.

(2)
Represents the remaining commitments as of December 31, 2020 related to the 24M License.

(3)
Represents the remaining commitments as of December 31, 2020 related to FREYR’s agreement with the Mo i Rana municipality and FREYR’s agreements with a public Norwegian university to fund professorships, research within the field of energy-efficient battery plants, research positions for battery cell production, and doctoral and post-doctoral fellowships.

Off-Balance Sheet Arrangements
Since the date of FREYR’s incorporation, FREYR has not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.
Critical Accounting Policies and Estimates
FREYR prepares its consolidated financial statements in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires FREYR to make estimates, assumptions and judgments that can significantly impact the amounts it reports as assets, liabilities, revenue, costs and expenses and the related disclosures. FREYR bases its estimates on historical experience and other assumptions that it believes are reasonable under the circumstances. FREYR’s actual results could differ significantly from these estimates under different assumptions and conditions.
FREYR’s significant accounting policies are described in more detail in Note 2 to FREYR’s consolidated financial statements included elsewhere in this prospectus. FREYR believes that the accounting policies discussed below are critical to understanding its historical and future performance as these policies involved a greater degree of judgment and complexity.
Stock-Based Compensation
FREYR measures and recognizes compensation expense for all equity-based awards made to employees, directors, and non-employees, including share options, based on estimated fair values recognized over the requisite service period in accordance with ASC 718, Stock-Based Compensation. Share-based payments, including grants of share options, are recognized in the consolidated statement of operations and comprehensive loss as general and administrative expense. FREYR recognizes compensation expense for all equity-based employee awards with service-based vesting requirements on a straight-line basis over the requisite service period of the awards, which is generally the award’s vesting period. These amounts are reduced by forfeitures as the forfeitures occur. FREYR determines the fair value of share options using the Black-Scholes-Merton option pricing model, which is impacted by the following assumptions:
Expected Term — FREYR used either the remaining contractual term or the simplified method based on the options’ vesting term and contractual terms when calculating the expected term due to insufficient historical exercise data. In the latter case, Management elected to use the simplified method instead of historical experience due to a lack of relevant historical data to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.
Expected Volatility — As FREYR’s shares are not actively traded, the volatility is derived from the average historical daily stock volatilities of a peer group of public companies that the Company considers to be comparable to its business over a period equivalent to the expected term of the share-based awards.
Expected Dividend Yield — The dividend rate used is zero as FREYR has never paid cash dividends on its ordinary shares and does not anticipate doing so in the foreseeable future.
Risk-Free Interest Rate — The interest rates used are based on the implied yield available on AAA-Rated Euro Area Central Government Bond Yields, as well as U.S. Treasury Rates, with an equivalent remaining term equal to the expected life of the award.
FREYR evaluates the assumptions used to value its share-based awards on each grant date. The grant date fair value of FREYR’s ordinary shares was determined using valuation methodologies which utilize certain assumptions, including probability weighting of events, volatility, time to liquidation, a risk-free interest rate and an assumption of a discount for lack of marketability (Level 3 inputs).

Warrant Liability
Initially, FREYR measured its warrant liability at fair value based on significant inputs not observable in the market, which caused it to be classified as a Level 3 measurement within the fair value hierarchy. FREYR used a scenario-based framework that considered varying levels of tranches of investments and the related equity valuation. FREYR assessed the assumptions and estimates used in the analysis on an on-going basis as additional data impacting the assumptions and estimates were obtained. Once available, the over-the-counter trading price was used to measure the warrant liability, which caused it to be transferred from a Level 3 measurement to a Level 2 measurement. All subsequent changes in the fair value of the warrant liability related to updated assumptions and estimates were recognized as a warrant liability fair value adjustment within the consolidated statement of operations and comprehensive loss.
Redeemable preferred shares
FREYR measures its redeemable preferred shares at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. FREYR uses a scenario-based framework that utilizes the discounted cash flow approach based on the expected payoffs upon the conversion or redemption event, expected probability of occurrence and estimated yield. FREYR assesses the assumptions and estimates used in the analysis on an on-going basis as additional data impacting the assumptions and estimates is obtained. Subsequent changes in the fair value of the redeemable preferred shares related to updated assumptions and estimates are recognized as a redeemable preferred shares fair value adjustment within the consolidated statement of operations and comprehensive loss.
2020 Convertible Notes
FREYR elected the fair value option for the 2020 Convertible Notes. Such election is irrevocable and is applied on an instrument-by-instrument basis at initial recognition. FREYR measured its 2020 Convertible Notes at fair value based on significant inputs not observable in the market, which caused them to be classified as a Level 3 measurement within the fair value hierarchy. FREYR used a scenario-based framework that assumed two scenarios that were weighted based on the likelihood of occurrence, one in which a Qualified Financing Event occurred and the other in which no Qualified Financing Event occurred and the 2020 Convertible Notes were redeemed at maturity. FREYR assessed the assumptions and estimates used in the analysis on an on-going basis as additional data impacting the assumptions and estimates were obtained. All subsequent changes in the fair value of the 2020 Convertible Notes related to updated assumptions and estimates were recognized as a convertible notes fair value adjustment within the consolidated statement of operations and comprehensive loss.
Emerging Growth Company Status
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable.
FREYR qualifies as an emerging growth company, as defined in the JOBS Act, and therefore intends to take advantage of certain exemptions from various public company reporting requirements, including delaying adoption of new or revised accounting standards until those standards apply to private companies. This may make comparison of FREYR’s consolidated financial statements with another public company that is either not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

Recent Accounting Pronouncements
See Note 2 to FREYR’s consolidated financial statements included elsewhere in this prospectus for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the date of this prospectus and FREYR’s assessment, to the extent it has made one, of their potential impact on FREYR’s financial condition and its results of operations and cash flows.
Quantitative and Qualitative Disclosures About Market Risk
FREYR has not, to date, been exposed to material market risks given its early stage of operations. Upon commencing commercial operations, FREYR expects to be exposed to foreign currency translation and transaction risks and potentially other market risks, including those related to interest rates, inflation or valuation of financial instruments, among others.
Foreign Currency Exchange Risk
FREYR’s results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. Currently, FREYR does not generate revenue. FREYR’s expenses are generally denominated in the currencies of the jurisdictions in which it conducts its operations, which are primarily in Norway. FREYR’s results of operations and cash flows in the future may be adversely affected due to an expansion of foreign-currency denominated financing, sourcing, and revenue contracts, growth of international operations, and changes in foreign exchange rates. The effect of a hypothetical 10% change in foreign currency exchange rates applicable to FREYR’s business would not have a material impact on its consolidated financial statements. To date, FREYR has not engaged in any hedging strategies. As FREYR’s operations grow and it continues to enter into foreign-currency denominated contracts, FREYR will reassess its approach to manage the risks relating to fluctuations in currency rates.

MANAGEMENT
Executive Officers and Directors after the Business Combination
As contemplated by the Business Combination Agreement, FREYR Battery’s board of directors is comprised of eight directors. The officers of FREYR Legacy as well as additional officers were appointed as executive officers of Pubco following the Business Combination, as set forth in the table below.
The following sets forth certain information concerning Pubco’s directors and executive officers as of the closing of the Business Combination.
Name	Age	Title
Tom Einar Jensen	50	Co-Founder and Chief Executive Officer
Jan Arve Haugan	63	Chief Operating Officer and Deputy Chief Executive Officer
Steffen Føreid	52	Chief Financial Officer
Ryuta Kawaguchi	47	Chief Technology Officer
Are Brautaset	51	Chief Legal Officer
Einar Kilde	61	Executive Vice President, Projects
Tove Nilsen Ljungquist	56	Executive Vice President, Operations
Hege Marie Norheim	54	Executive Vice President, Human Resources, Sustainability & Communications
Gery Bonduelle	49	Executive Vice President, Sales
Kunwoo Lee	44	Executive Vice President, Technology
Torstein Dale Sjøtveit	66	Founder and Executive Chairman of the Board of Directors
Peter Matrai	48	Co-Founder and Director
Olaug Svarva(1)(3)	63	Director
Daniel Barcelo(1)	51	Director
German Curá(3)	58	Director
Monica Tiúba(1)	42	Director
Jeremy Bezdek(2)	47	Director
Mimi Berdal(2)	62	Director

(1)
Member of the audit and risk committee.

(2)
Member of the compensation committee.

(3)
Member of the nomination and corporate governance committee.

Biographical information concerning the directors and executive officers listed above is set forth below.
Executive Officers
Tom Einar Jensen, Co-Founder and Chief Executive Officer.  Mr. Jensen currently serves as Chief Executive Officer of Pubco. He previously served Mr. Jensen became a co-founder of FREYR Legacy in and has served as FREYR Legacy’s Chief Executive Officer since October 2018. Prior to and concurrently with FREYR Legacy, Mr. Jensen has served as Co-Founder and Partner of EDGE Global LLC since September 2017. Prior to EDGE Global LLC and FREYR Legacy, Mr. Jensen served in multiple positions, most recently as Partner and Senior Advisor, at SYSTEMIQ Ltd. from April 2016 to September 2017. Prior to SYSTEMIQ Ltd., Mr. Jensen was Executive Vice President Head at Joule Unlimited Technologies, Inc. (“Joule Unlimited”) from April 2014 to March 2016. Prior to Joule Unlimited, Mr. Jensen was Chief Executive Officer at Agrinos AS from September 2009 to September 2013. Prior to Agrinos AS, Mr. Jensen held various positions in finance, strategy and business development at Norsk Hydro. Mr. Jensen holds an M.Sc. in Finance and Economics from the Norwegian School of Economics.

Jan Arve Haugan, Chief Operating Officer and Deputy Chief Executive Officer.  Mr. Haugan currently serves as Chief Operating Officer and Deputy Chief Executive Officer of Pubco. He previously served as FREYR Legacy Chief Operating Officer and Deputy Chief Executive Officer since January 2021. Prior to joining FREYR Legacy, Mr. Haugan was head of Projects and Operations at Aker Horizons AS from June 2020 to January 2021. Prior to Aker Horizons AS, Mr. Haugan was Chief Executive Officer at Aker Energy AS from January 2018 to December 2019. Prior to Aker Energy AS, Mr. Haugan was Chief Executive Officer at Kvaerner ASA from July 2011 to December 2017. Mr. Haugan has served on the board of directors of Meraaker Hydrogen AS since July 2020. Mr. Haugan has served on the board of directors of IOR Norway AS since October 2020. Mr. Haugan has served on the board of directors of Kvaerner ASA, later merged with Aker Solutions ASA, since January 2018. Mr. Haugan holds an M.Sc. in Civil Engineering from University of Colorado at Boulder.
Steffen Føreid, Chief Financial Officer.  Mr. Føreid currently serves as Chief Financial Officer of Pubco. He previously served as FREYR Legacy’s Chief Financial Officer since September 2020. Prior to joining FREYR Legacy, Mr. Føreid held multiple positions, most recently as Chief Executive Officer and Chief Financial Officer, at Höegh LNG Partners LP from September 2018 to September 2020. Prior to and concurrent with Höegh LNG Partners LP, Mr. Føreid was Chief Financial Officer at Höegh LNG Holdings Ltd. from June 2010 to April 2019. Mr. Føreid served on the board of directors of Höegh LNG Partners LP from April 2014 to September 2018. Mr. Føreid holds an Liz. rer.pol. (M.Sc.) in Finance and Business Administration from Université de Fribourg in Switzerland.
Ryuta Kawaguchi, Chief Technology Officer.  Mr. Kawaguchi currently serves as Chief Technology Officer of Pubco. He previously served as FREYR Legacy’s Chief Technology Officer since August 2020. Prior to joining FREYR Legacy, Mr. Kawaguchi was a full-time consultant to FREYR Legacy at Tecosim Simulation Ltd. from February 2020 to July 2020. Prior to Tecosim Simulation Ltd., Mr. Kawaguchi was Solution Owner EV Battery at Dyson Automotive R&D Limited from July 2019 to January 2020. Prior to Dyson Automotive R&D Limited, Mr. Kawaguchi was a Solution Owner EV Battery at Dyson Technology Limited from September 2017 to June 2019. Prior to Dyson Technology Limited, Mr. Kawaguchi held multiple positions at Nissan Motor Corporation, most recently as Senior Manager Electric Powertrain Strategy Planning from April 2015 to September 2017. Mr. Kawaguchi holds a B.S. and an M.Sc. in Aeronautical Engineering from Nagoya University.
Are L. Brautaset, Chief Legal Officer.  Mr. Brautaset currently serves as Chief Legal Officer of Pubco. He previously served as FREYR Legacy’s Chief Legal Officer since December 2020. Prior to joining FREYR Legacy, Mr. Brautaset was an independent attorney from June 2020 to November 2020. Prior to that, Mr. Brautaset was Chief Legal Officer at Aker Energy AS from January 2019 to June 2020. Prior to Aker Energy AS, Mr. Brautaset was Vice President Legal at Equinor ASA (formerly known as Statoil ASA) from August 2016 to January 2019. Prior to Equinor ASA, Mr. Brautaset was Head of Legal and Compliance at Statoil Tanzania AS from August 2013 to July 2016. Mr. Brautaset holds an LL.M. from University of Oslo.
Einar Kilde, Executive Vice President Projects.  Mr. Kilde currently serves as Executive Vice President Projects. He previously served as FREYR Legacy’s Executive Vice President Projects since October 2019. Prior to joining FREYR Legacy, Mr. Kilde was Executive Vice President at Bane NOR from October 2017 to September 2019. Prior to Bane NOR, Mr. Kilde was Executive Vice President, Project Execution at Sarawak Energy Berhad from September 2010 to October 2017. Prior to Sarawak Energy Berhad, Mr. Kilde was Executive Vice President and Head of Wafer Division at Renewable Energy Corporation ASA (REC) from August 2007 to July 2009. Mr. Kilde holds a B.S. in Mechanical Engineering from University of Trondheim.
Tove Nilsen Ljungquist, Executive Vice President Operations.  Ms. Ljungquist currently serves as Executive Vice President of Pubco. She previously served as FREYR Legacy’s Executive Vice President Operations since January 2021. Prior to joining FREYR Legacy, Ms. Ljungquist was Executive Vice President at Moreld AS from April 2020 to December 2020. Prior to Moreld AS, Ms. Ljungquist was Chief Executive Officer at Agility Subsea Fabrication from September 2014 to April 2020. Ms. Ljungquist holds an M.Sc. in Material Science and Engineering from Norwegian University of Science and Technology.

Hege Marie Norheim, Executive Vice President, Human Resources, Sustainability and Communications.  Ms. Norheim currently serves as Executive Vice President, Human Resources, Sustainability and Communications of Pubco. She previously served as FREYR Legacy’s Executive Vice President, Human Resources, Sustainability and Communications since March 2021. Prior to joining FREYR Legacy, Ms. Norheim was a consultant at Spencer Stuart from August 2015 to February 2021. Ms. Norheim has served on the board of directors of the not-for-profit Norwegian Refugee Council since August 2015. Ms. Norheim holds an M.Sc. in Economics and Business Administration from the Norwegian School of Economics.
Gery Bonduelle, Executive Vice President, Sales.  Mr. Bonduelle currently serves as Executive Vice President, Sales of Pubco. He previously served as FREYR Legacy’s Executive Vice President Sales since April 1, 2021. Prior to joining FREYR Legacy, Mr. Bonduelle held multiple positions at EnerSys, most recently as Sales Vice President EMEA and APAC beginning in July 2020 and prior to that as Vice President Sales Reserve Power EMEA from January 2016 to July 2020. Mr. Bonduelle holds a B.S. and an M.Sc. in Mechanical Engineering from ENIM University.
Kunwoo Lee, Executive Vice President, Technology.  Mr. Lee currently serves as Executive Vice President Technology of Pubco. He previously served as Executive Vice President Technology of FREYR Legacy. Prior to joining FREYR Legacy, Mr. Lee was Head and Expert on Lithium-Ion Battery Research and Development Center for the Lithium-Ion Battery business division of WM Motor Technology Group Company Limited, an electric vehicle manufacturer, from October 2018 to July 2020. Prior to WM Motor Technology, Mr. Lee was Chief Technical Director and Expert of Lithium-Ion Battery Cell Research and Development for xEV at the Great Wall Motor Company from July 2016 to March 2018. Prior to Great Wall Motor Company, Mr. Lee was Principal Researcher for Cell Development of EV and LVS at Samsung SDI Co., Ltd., a manufacturer of rechargeable batteries, from July 2014 to June 2016. Mr. Lee holds a B.S. and an M.Sc. in Engineering from Sung Kyun Kwan University.
Executive Chairman
Torstein Dale Sjøtveit, Founder and Executive Chairman of the Board of Directors.  Mr. Sjøtveit founded FREYR Legacy in, and has served as FREYR Legacy’s Executive Chairman since, February 2018. Prior to FREYR Legacy, Mr. Sjøtveit was Group Chief Executive Officer of Sarawak Energy Berhad (SEB), in Malaysia, from November 2009 to November 2016. Prior to SEB, Mr. Sjøtveit held multiple senior leadership roles at large industrial companies, including President and Chief Executive Officer of Aker Yards ASA (now a subsidiary of STX Corporation) from August 2008 to June 2009 and Executive Vice President Aluminum Metal of Norsk Hydro ASA from August 2006 to August 2008. Mr. Sjøtveit served on the board of directors of Syncron AB from August 2017 to October 2018 and on the board of directors of International Hydropower Association from September 2011 to September 2017. During his tenure at Norsk Hydro, Aker Yards and Sarawak Energy, Mr. Sjøtveit served on other boards of directors including for Torvald Klaveness Group and the Norwegian Petroleum Association. Mr. Sjøtveit studied engineering at Porsgrunn Tekniske and Stavanger ingeniørhøgskole (now part of the University of Stavanger).
We believe Mr. Sjøtveit is qualified to serve on our board of directors because of his knowledge of FREYR Legacy’s business, leadership experience and industry expertise.
Non-Employee Directors
Peter Matrai.  Mr. Mattrai currently serves as a director of Pubco. He previously served as a director FREYR Legacy. Mr. Matrai joined FREYR Legacy’s board of directors in June 2019. Prior to and concurrently with joining FREYR Legacy, Mr. Matrai has served as Co-Founder and Managing Partner at EDGE Global LLC, which offers scaling services to sustainability-focused companies, since September 2017. Prior to EDGE Global LLC, Mr. Matrai was Senior Advisor at SYSTEMIQ Ltd. from May 2016 to September 2017. Prior to SYSTEMIQ Ltd., Mr. Matrai was Chief Financial Officer at Joule Unlimited from July 2015 to April 2016. Mr. Matrai has served on the board of directors of the not-for-profit HTTP Foundation since November 2004. Mr. Matrai holds a B.S. in Economics and M.Sc. in Finance from Budapest University of Economics, an M.Sc. in Financial Services and Banking Techniques from Université Panthéon-Assas and an M.B.A. from University of Chicago Booth School of Business.

We believe Mr. Matrai is qualified to serve on our board of directors because of his experience licensing and commercializing emerging low-emissions and disruptive technologies as well as his intimate familiarity with FREYR Legacy’s business.
Olaug Svarva.  Ms. Svarva joined the Pubco’s board of directors upon consummation of the Business Combination. Prior to joining Pubco, Ms. Svarva was Chief Executive Officer at Folketrygdfondet, the investment manager of Norway’s Government Pension Fund, from January 2006 to February 2018. Ms. Svarva has served on the board of directors of the Institute of International Finance since October 2019. Ms. Svarva has served as the Chair of the board of directors of Norfund, the Norwegian investment fund for developing countries, since June 2019. Ms. Svarva has served on the board of directors of Investinor AS since June 2018. Ms. Svarva has served as Chair of the board of directors of DNB ASA, Norway’s largest financial institution, since April 2018. Ms. Svarva holds an Associate’s degree from Trondheim University College, a B.S. in Business Administration from University of Denver and an M.B.A. from University of Denver.
We believe Ms. Svarva is qualified to serve on our board of directors because of her extensive experience with financial markets, record of ESG-focused investing and strong executive and board leadership.
Daniel Barcelo.  Mr. Barcelo currently serves as a director of Pubco. Daniel Barcelo has over 25 years of experience in international energy finance and emerging markets. Mr. Barcelo brings experience encompassing executive management, portfolio management, capital markets, corporate restructuring, valuation, deal origination and structuring. Prior to founding Alussa Energy in 2019, he was a Director of Research and Portfolio Manager at Moore Capital Management from 2008 to 2011 and an equity research analyst with Lehman Brothers from 1998 to 2004, Bank of America from 2004 to 2008, and Managing Director and Head of Oil & Gas at Renaissance Capital in Moscow, Russia from 2011 to 2012. His corporate experience includes small cap E&P start-ups and restructuring in complicated geo-markets including executive roles as Chief Financial Officer of Ruspetro plc in Russia from 2012 to 2014, Head Corporate Finance of Lekoil Limited in Nigeria from 2015 to 2016 and co-founder, Director and Chief Financial Officer of Invicti Terra Argentina Limited in Argentina from 2017 to 2019. He is a graduate of Syracuse University with a Bachelor of Science in Finance and is also a CFA charterholder.
We believe Mr. Barcelo is qualified to serve on our board of directors due to his extensive experience in international energy finance and emerging markets.
German Curá.  Mr. Curá currently serves as a director of Pubco. German Curá became a Hydrozonix partner and was appointed Chairman of the board of directors in November 2019. Under his leadership, the company has accelerated technology developments that aim at allowing the oil and gas industry to address and drastically reduce the emissions associated with flared gas. He was also appointed Tenaris Vice Chairman of the board of directors in 2018 after a 32 year professional tenure with the company. He joined Tenaris in 1988. Under his guidance, and after a $5.5 billion investment, Tenaris’s North American presence has evolved into an industrial system of 17 facilities in the United States and Canada. Tenaris manufactures a wide range of products in the region, from seamless and welded OCTG and line pipe to coiled tubing. In 2017, a new $1.8 billion seamless tube mill was added to that system, representing the company’s first greenfield project in the country. in 2019, he led the $1.2 billion acquisition of domestic producer ipsco Tubulars LLC. He previously served as the Tenaris President for North America, the President and CEO of Maverick Tube Corp. and Hydril Company. Curá oversaw Tenaris’ global sales and implemented worldwide strategic initiatives as the company’s Executive Commercial Director. He has also served as President of TenarisAlgomaTubes, the company’s seamless manufacturing facility in Sault Ste. Marie, Ontario. He played a leading role in the facility’s purchase. Curá’s other key positions have included Sales and Marketing Manager for the Middle East, based in Dubai, as well as Commercial Director for Tenaris’s operations in Mexico. Curá graduated with a degree in Marine Engineering from the Institute Tecnologico de Buenos Aires and he holds an MBA from the Massachusetts Institute of Technology (M.I.T.). He currently serves at the Board of Directors of Cubility AS, Stavanger, Norway and the American Institute for Steel and Iron, Washington DC.

We believe Mr. Curá is qualified to serve on our board of directors because of his extensive operational and executive experience in the steel and energy industries.
Monica Tiúba.  Ms. Tiúba currently serves as a director of Pubco. Ms. Tiúba is a member of Tenaris’ (NYSE:TS) board of directors and chairperson of its audit committee. She is a Brazilian qualified lawyer and accountant with 20 years of professional experience in Brazil and Luxembourg. She started her career at Barbosa, Mussnich & Aragão law firm in Rio de Janeiro, Brazil, where she practiced corporate law, M&A and tax litigation. She worked in EY and PwC, in the Brazil and Luxembourg offices, advising multinational clients, private equity houses and family offices. She gained banking experience working as international senior wealth planner at Banque Edmond de Rothschild, in Luxembourg. She holds a specialization in EU tax law from Leiden University and a Master of Laws in international taxation from Vienna University of Economics. Ms. Tiúba is a Brazilian and Luxembourgish citizen.
We believe Ms. Tiúba is qualified to serve on our board of directors because of her extensive experience with the energy industry and financial markets.
Jeremy Bezdek.  Mr. Bezdek currently serves as a director of Pubco. Mr. Bezdek currently serves as Managing Director of Koch Strategic Platforms for Koch Industries, Inc. and has been with Koch companies for over 24 years. He has held a variety of finance and commercial roles within the petroleum refining and biofuels industry. In 2010, Mr. Bezdek was asked to lead the newly created Innovation and M&A team for Flint Hills Resources, LP (“FHR”), a subsidiary of Koch Industries, Inc. During that time, FHR was very active in acquisitions and joint ventures, as well as making multiple investments in early stage development companies related to the petroleum refining, biofuels and chemicals industries. After serving as the business leader of the Biofuels and Ingredients business for 2.5 years, Mr. Bezdek moved to the Corporate Development role in late 2017 where he led M&A and venture activity for FHR. Mr. Bezdek previously served on the board of directors of three development companies in which FHR had an investment, as well as serving as a managing partner on two management committees associated with joint venture companies created by FHR. Mr. Bezdek has also served on the board of Wildcat Discovery Technologies since December of 2019.
We believe Mr. Bezdek is qualified to serve on our board of directors because of his experience serving on smaller, private company boards as a director and 25 years of experience at an industrial company serving in various roles including finance, marketing, and corporate development roles.
Mimi Berdal.  Ms. Berdal currently serves as a director of Pubco. Ms. Berdal has been a self-employed corporate adviser, lecturer and investor since 2005. During this time, Ms. Berdal has had various board and professional assignments in private, public and listed companies, including as member and Chairman of the Board of Renewable Energy Corporation ASA, subsequently REC Solar ASA, from 2011 to 2015 and member and Chairman of the Board of Norwegian gas infrastructure operator Gassco AS (“Gassco”), a Norwegian state-owned energy company, from 2007 to 2019. Due to her roles at Gassco, Ms. Berdal has been identified as a politically exposed person. Prior to 2005, Ms. Berdal was admitted to the Norwegian bar during her 17 years of practicing law as attorney and partner at the law firm Arntzen de Besche in Oslo, and three years as in-house legal adviser to TOTAL Norge AS. Her primary fields of expertise were petroleum and energy law, mergers and acquisitions, securities and corporate law. At present, Ms. Berdal serves as Chairman of the Board of Electromagnetic Geoervices (EMGS) ASA and Goodtech ASA, member of the Board of Interoil E&P ASA, Energima AS, KLP Eiendom AS and the Norwegian branch of Transparency International and Chairman of the Nomination Committee of Borregaard ASA. Ms. Berdal holds a Master of Laws from the University of Oslo.
We believe Ms. Berdal is qualified to serve on our board of directors because of her broad knowledge of the global energy market, including the renewable sector, and her extensive experience with capital markets.
Family Relationships
There are no family relationships between any of the executive officers and directors.

Independence of Directors
The NYSE Listed Company Manual generally defines an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that German Curá, Daniel Barcelo, Olaug Svarva, Monica Tiúba, Jeremy Bezdek and Mimi Berdal are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Pubco’s independent directors will have regularly scheduled meetings at which only independent directors are present. In addition, Pubco will be subject to the rules of the SEC and the NYSE Listed Company Manual relating to the membership, qualifications, and operations of the audit and risk committee, as discussed below.
Board Leadership Structure
Torstein Dale Sjøtveit serves as Chairman of the Pubco board of directors and Tom Einar Jensen as Chief Executive Officer of Pubco. Pubco has determined that this structure, with separate Chairman and CEO roles, is in the best interests of Pubco at this time because it allows the CEO to focus his time and energy on operating and managing Pubco and leverage the experience and perspectives of the Chairman.
Role of Pubco Board in Risk Oversight
One of the key functions of the Pubco board of directors is informed oversight of Pubco’s risk management process. The Pubco board of directors does not maintain a standing risk management committee, but rather administers this oversight function directly through the Pubco board of directors as a whole, as well as through various standing committees of the Pubco board of directors that address risks inherent in their respective areas of oversight. In particular, the Pubco board of directors is responsible for monitoring and assessing strategic risk exposure and Pubco’s audit and risk committee have the responsibility to consider and discuss Pubco’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit and risk committee also monitors compliance with legal and regulatory requirements. Pubco’s compensation committee assesses and monitors whether Pubco’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Meetings and Committees of the Board of Directors
The Pubco board of directors has established a separately standing audit and risk committee, compensation committee and nomination and corporate governance committee. In addition, from time to time, special committees may be established under the direction of Pubco’s board of directors when necessary to address specific issues.
Audit and Risk Committee Information
The board of directors of Pubco has established an audit and risk committee comprised of independent directors, which shall be at least three members of the board of directors of Pubco. The audit and risk committee currently consists of Monica Tiúba, Daniel Barcelo and Olaug Svarva. Each of the members of the audit and risk committee is independent under the applicable rules of the NYSE Listed Company Manual. The audit and risk committee has a written charter. The purpose of the audit and risk committee is, among other things, to assist and advise the board of directors of Pubco in its oversight of (i) accounting and financial reporting processes and internal controls of Pubco, (ii) the audit and integrity of Pubco’s financial statements, (iii) Pubco’s compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements), (iv) the qualifications, independence and performance of Pubco’s independent auditors, and (v) the implementation and performance of Pubco’s internal audit function, if applicable.
The audit and risk committee is composed exclusively of “independent directors,” as defined for audit and risk committee members under the NYSE Listed Company Manual and the rules and regulations of the SEC, who are “financially literate,” as defined in the NYSE Listed Company Manual. The NYSE Listed Company Manual defines “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Pubco includes at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.
Monica Tiúba serves as a financial expert on the audit and risk committee, and serves as chairman of the audit and risk committee.
Compensation Committee Information
The board of directors of Pubco established a compensation committee. The Compensation Committee currently consists of Jeremy Bezdek and Mimi Berdal. The compensation committee has a written charter. The purpose of the compensation committee is to (i) oversee Pubco’s compensation policies, plans, benefits, programs and overall compensation philosophy, (ii) assist the board of directors of Pubco in discharging its responsibilities relating to (a) overseeing compensation of Pubco’s Chief Executive Officer and other individuals who are “officers” as defined in Rule 16a-1(f) under the Exchange Act and (b) evaluating and recommending their compensation plans, policies and programs of Pubco, (iii) administer Pubco’s incentive compensation plans, equity compensation plans, and such other plans as designated from time to time by the board of directors of Pubco, and (iv) prepare the report of the Compensation Committee required by the rules and regulations of the SEC.
The Compensation Committee Charter provides that the Compensation Committee should consist of at least two members of the board of directors of Pubco.
The membership of the Compensation Committee includes two independent directors. The chairman of the Compensation Committee is Jeremy Bezdek.
The Compensation Committee meets formally three times a year and otherwise as required.
Nomination and Corporate Governance Committee
Pubco’s nomination and corporate governance committee consists of German Curá and Olaug Svarva, with German Curá serving as chair of the committee. The composition of Pubco’s nomination and corporate governance committee meets the requirements for independence under the current NYSE standards and SEC rules and regulations. Pubco’s board of directors adopted a charter for the nomination and corporate governance committee.
The nomination and corporate governance committee’s responsibilities include, among other things:
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identifying, evaluating and recommending to the general meeting of the shareholders of Pubco nominees to Pubco’s board of directors and committees of the board of directors;

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conducting searches for appropriate directors;

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evaluating the performance of our board of directors and of individual directors;

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considering and making recommendations to the general meeting of the shareholders of Pubco regarding the composition of the board and its committees;

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reviewing developments in corporate governance practices;

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evaluating the adequacy of Pubco’s corporate governance guidelines and reporting; and

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making recommendations to Pubco’s board of directors concerning corporate governance matters.

Code of Business Conduct and Ethics and Other Corporate Policies
The board of directors adopted a code of business and ethics conduct that applies to all of our officers, directors, employees, hired-employees and consultants of employees in training with Pubco. The code of business conduct and ethics conduct codifies the business and ethical principles that govern all aspects of Pubco’s business. Additionally, the board of directors adopted, amongst others, (i) an audit and risk committee charter; (ii) a compensation committee charter; (iii) a nomination and corporate governance committee charter; (iv) corporate governance guidelines; (v) an insider trading policy; (vi) a whistleblower policy; and (vii) an anti-bribery and corruption policy. Pubco will provide, without charge, upon request, copies of our code of ethics and business conduct and other policies. The committee charters, code of business conduct and ethics and the corporate governance guidelines are also be available on our website. For copies of the committee charters, code of business and ethics conduct and corporate governance guidelines, please see the section titled “Where You Can Find Additional Information.”

EXECUTIVE COMPENSATION
To achieve FREYR’s goals, FREYR has designed, and intends to modify as necessary, its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving these goals.
FREYR believes its compensation program should promote the success of the company and align executive incentives with the long-term interests of its shareholders. FREYR’s current compensation programs reflect its startup origins in that they consist primarily of salary and stock option awards. As FREYR’s needs evolve, FREYR intends to continue to evaluate its philosophy and compensation programs as circumstances require.
This section provides an overview of FREYR’s and FREYR Legacy’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
The compensation for Mr. Jensen is based on an agreement with EDGE Global, which has been approved by the FREYR Legacy board. The warrants issued to EDGE Global have been approved by the FREYR Legacy general meeting. The compensation for the other named executive officers, Messrs. Føreid, Kawaguchi and Kilde, has been determined by Mr. Jensen after discussions with FREYR’s Executive Chairman, Mr. Sjøtveit. For the year ended December 31, 2020, FREYR Legacy’s named executive officers were:
Tom Einar Jensen, Chief Executive Officer and Co-Founder
Steffen Føreid, Chief Finance Officer
Ryuta Kawaguchi, Chief Technical Officer
Einar Kilde, Executive Vice President Projects
Named Executive Officers Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers of FREYR Legacy for the year ended December 31, 2020.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)	Total ($)
Tom Einar Jensen	2020	210,000(2)	58,620(6)	702,733(8)	971,353
Chief Executive Officer
Steffen Føreid	2020	101,420(3)	—	331,882(9)	433,302
Chief Finance Officer
Einar Kilde	2020	393,030(4)	—	—(10)	393,030
Executive Vice President Projects
Ryuta Kawaguchi	2020	82,007(5)	35,230(7)	—(11)	117,237
Chief Technical Officer

(1)
All dollar amounts in this table were converted for purposes of this disclosure from NOK to USD using the exchange ratio 0.1067573, the average exchange rate for 2020 as published by Norges Bank, except for the salary paid to Tom Einar Jensen, which was paid in USD, see footnote 2 below.

(2)
Compensation paid in USD to Tom Einar Jensen in exchange for consulting services provided to FREYR Legacy pursuant to an agreement with EDGE Global. For additional information, see “— Agreements with the Executive Chairman and FREYR’s Named Executive Officers — Agreement with Tom Einar Jensen”.

(3)
Represents amounts paid in 2020. Mr. Føreid’s annual base salary in 2020 was $320,272. Mr. Føreid’s employment began on September 7, 2020.

(4)
Represents amounts paid in 2020. Mr. Kilde’s annual base salary in 2020 was $427,029. Mr. Kilde’s employment began on October 1, 2019.

(5)
Represents amount paid in 2020. Mr. Kawaguchi’s annual base salary in 2020 was $208,711. Mr. Kawaguchi’s employment began on August 1, 2020.

(6)
Consists of a bonus to Mr. Jensen in exchange for consulting services provided to FREYR Legacy pursuant to an agreement with EDGE Global.

(7)
Represents a sign-on bonus paid in 2020.

(8)
Consists of (i) the aggregate grant date fair value of 8,315,902 warrants to purchase FREYR Legacy Ordinary Shares granted on July 8, 2020 to EDGE Global, which was $452,769 and (ii) the aggregate grant date fair value of 3,838,401 warrants to purchase FREYR Legacy Ordinary Shares granted to EDGE Global on October 6, 2020, which was $249,964. These amounts are computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 11 to FREYR Legacy’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions made by FREYR Legacy in determining the grant-date fair value of FREYR Legacy’s equity-based awards.

(9)
Consists of the aggregate fair value as of the end of the reporting period of 375,000 options with service-based vesting conditions to purchase FREYR Legacy Ordinary Shares. Additionally, 625,000 options with performance-based vesting conditions to purchase FREYR Legacy Ordinary Shares have been granted, including (i) 375,000 options that will be deemed granted subject to and upon the financial close of “Fast-Track Gigafactory 1” and (ii) 250,000 options that will be deemed granted subject to and upon the financial close of “Fast-Track Gigafactory 2”. The financial close will be satisfied when FREYR makes its final financial investment decision to proceed with the construction of each respective Fast-Track Gigafactory. The maximum aggregate fair value as of the end of the reporting period if all performance conditions are achieved would be $885,018. The amounts for this liability-classified award are computed as of the end of the reporting period in accordance with FASB ASC Topic 718. See Note 11 to FREYR Legacy’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions made by FREYR Legacy in determining the fair value of FREYR Legacy’s equity-based awards.

(10)
The fair value of the awards to Mr. Kilde cannot be computed in accordance with FASB ASC Topic 718 because as of December 31, 2020, the exercise prices of these options and warrants have not been determined by the FREYR or FREYR Legacy boards and there is not a mutual understanding of the key terms and conditions of the awards. See the table titled “Outstanding Equity Awards at 2020 Year End” for more details.

(11)
The fair value of the awards to Mr. Kawaguchi cannot be computed in accordance with FASB ASC Topic 718 because as of December 31, 2020, the exercise prices of these options and warrants have not been determined by the FREYR or FREYR Legacy boards and there is not a mutual understanding of the key terms and conditions of the awards. See the table titled “Outstanding Equity Awards at 2020 Year End” for more details.

Narrative Disclosure to Named Executive Officers Summary Compensation Table
For 2020, the compensation program for FREYR Legacy’s named executive officers consisted of base salary, bonuses and incentive compensation delivered in the form of stock option awards.
Base Salary
Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.
Cash Bonus
FREYR Legacy has a general cash bonus arrangement providing for annual cash bonus awards to executive officers of up to 30% of annual salary depending on achievement of bonus targets.

FREYR Legacy's 2019 Incentive Stock Option Plan
Employees of FREYR Legacy were offered to participate in FREYR Legacy’s 2019 Incentive Stock Option Plan. At completion of the Business Combination, the FREYR Legacy options and FREYR Legacy warrants were exchanged for Pubco Options and Pubco Warrants. Because the exchange was a function of the terms of FREYR Legacy’s 2019 Incentive Stock Option Plan, FREYR Legacy’s 2019 Incentive Stock Option Plan is described below.
Employees who were offered to participate in the option plan received an offer letter that set out (i) the number options, and (ii) the grant schedule and vesting schedule. The strike price for the FREYR Legacy options was determined by the board in connection with each specific option grant. Otherwise the general terms of FREYR Legacy’s 2019 Incentive Stock Option Plan apply.
The plan may be amended by the board from time to time. The employees have very limited protection from amendments that applied to future FREYR Legacy option grants. For FREYR Legacy options that have already been granted FREYR may only make amendments with respect to adjusting the permitted exercise windows.
Employees who participate in the plan received an offer letter that “allocates” a number of FREYR Legacy options to the employee. These options will be “granted” quarterly over a period of two years, i.e. so that 1/8 of the options allocated in the offer letter are granted at the beginning of each of the eight following calendar quarters. The granting schedule is also set out in the offer letters. Accordingly, the options that are allocated for future calendar quarters are not considered to be “granted” until the relevant grant dates have been reached. This has the effect that FREYR’s right to amend the terms of future options is intact until the actual “grant” date.
For new employees, options allocated for the first four quarters are not finally “granted” until the grant date of the fifth calendar quarter. Until the grant date of the fifth calendar quarter is reached, the options allocated for the first year are referred to as “earmarked” and not as “granted”. This means that employees in their first year of employment will not have any granted options, only “earmarked” options. If employees terminate their employment during their first year, options that have only been “earmarked” and not “granted” will fall away.
The options are issued (or “earmarked”) without consideration when they are offered. The exercise price for the options is set to reflect the market price for the shares at the relevant “grant” date of each calendar quarter.
The options that have been “granted” “vest” after three years, meaning that the options may only be exercised by the employee after the vesting date has been reached. This is practiced so that all options that are allocated in the same offer letter will vest on the same date, being the date falling three years after the first calendar quarter of the grant schedule set out in the offer letter.
When options are exercised by an employee, the employee can decide whether to receive shares against payment of the relevant exercise price or may opt for cash settlement of the difference between the exercise price and the trading price for the shares.
In connection with certain change of control transactions, all FREYR Legacy options will benefit from accelerated vesting. This means that the employee may exercise the options in connection with the relevant transaction. FREYR Legacy does not have a corresponding right to demand that the options are exercised, which means that the employee may instead choose to roll over the FREYR Legacy options. Accelerated vesting for “earmarked” FREYR Legacy options only apply to FREYR Legacy options where the “grant” date has passed, and not for options that would be “earmarked” on future “grant” dates. This means that if a new employee has participated in the plan for two calendar quarters, the accelerated vesting will apply only for FREYR Legacy options “earmarked” during the first two calendar quarters and not for FREYR Legacy options that would be “earmarked” during the two remaining calendar quarters of the first year of tenure. Employees who have not yet started in their positions for FREYR, and employees who have started but have not been employed during the “grant” date of any calendar quarter, do not have any granted FREYR Legacy options and will therefore not benefit from accelerated vesting.

In connection with the Business Combination, FREYR Legacy amended the 2019 Incentive Stock Option Plan, to provide for (i) vesting of all FREYR Legacy options (whether “allocated”, “earmarked” or “granted”) of all employees who began their employment no later than December 1, 2020, (ii) the replacement of the various exercise prices applicable to each employee by one weighted average exercise price for all options held by that employee, (iii) adjustment of the exercise price to 99.3% of the originally applicable exercise price to reflect the value of the wind farm assets transferred to FREYR Legacy’s shareholders prior to the Business Combination, (iv) the replacement of the relevant NOK exercise price by a USD exercise price at a rate of 0.11848 USD per NOK, a rate agreed in the Business Combination Agreement, (v) exchange of the options for a number of Pubco Options and exercise price corresponding to the exchange ratio in the Business Combination, such Pubco Options to be subject to the Pubco 2021 Plan, except to the extent in conflict with FREYR Legacy’s 2019 Incentive Stock Option Plan, (vi) a twelve-month lock-up (extended to twenty-four months for those executives who report to the CEO, being Jan Arve Haugan, Steffen Føreid, Hege Norheim, Are Brautaset, Ryuta Kawaguchi, Einar Kilde, Gery Bonduelle, Patrick Lee and Tove Nilsen Ljungqvist) on sales of shares issued on exercise of options and (vii) cash settlement of the value of the options in lieu of issuance of shares on exercise, to the extent exercised after the expiry of the lock-up period.
FREYR Legacy’s 2019 Incentive Stock Option Plan was preceded by grants of FREYR Legacy warrants to certain employees on terms substantially equivalent to FREYR Legacy’s 2019 Incentive Stock Option Plan and treated equivalently with options issued under the plan in connection with the Business Combination, provided that each series of FREYR Legacy warrants will have the exercise price converted from NOK to USD on an individual basis rather than averaged.
EDGE warrants
EDGE Global was granted two series of FREYR EDGE Warrants. The first series, 8,315,902 warrants exercisable until May 15, 2024 at an exercise price of NOK 1.44 per FREYR Legacy share was granted July 8, 2020. The second series, 3,838,401 warrants exercisable until September 20, 2025 at an exercise price of NOK 1.85 per FREYR Legacy share was granted on October 6, 2020. Each FREYR EDGE Warrant conferred an entitlement to subscribe for one ordinary share. These FREYR EDGE Warrants were exchanged for 2,176,081 Pubco Warrants, determined on the basis of the Exchange Ratio, with the exercise price of each the 1,488,862 Pubco Warrants received in exchange for the first series of FREYR EDGE Warrants being $0.95 and the exercise price of each of the 687,219 Pubco Warrants received in exchange for the second series of FREYR EDGE Warrants being $1.22, each equal to the exercise price of the corresponding FREYR EDGE Warrant divided by the Exchange Ratio and converted to USD at a rate of 0.11848 USD per NOK. The terms of the Pubco Warrants issued in exchange for the FREYR EDGE Warrants are otherwise unchanged. These terms include a right for Pubco, to settle the Pubco Warrants received in exchange for the FREYR EDGE Warrants by cash payment of the fair market value (which shall correspond to at least the accounting par value of the Pubco Shares) and a right for EDGE Global to exercise the Pubco Warrants received in exchange for the FREYR EDGE Warrants irrespective of any applicable vesting schedule.
Pubco’s 2021 Plan
Purpose
The 2021 Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our shareholders, and (iii) promote the success of our business.
Types of Stock Awards
The 2021 Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and stock bonus awards (all such types of awards, collectively, “stock awards”).

Share Reserve
Number of Shares
Subject to adjustments as set forth in the 2021 Plan, the maximum aggregate number of Pubco shares that may be issued under the 2021 Plan will be equal to 10% of the total aggregate number of Pubco shares issued and outstanding as of immediately after the Second Closing Date. The shares may be authorized, but unissued, or reacquired. Furthermore, subject to adjustments as set forth in the 2021 Plan, in no event will the maximum aggregate number of shares that may be issued under the 2021 Plan pursuant to incentive stock options exceed the number set forth above.
Lapsed Awards
Subject to all applicable laws, if all or any part of a stock award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in Pubco acquiring shares covered by the stock award at a price not greater than the price (as adjusted pursuant to the 2021 Plan) paid by the participant for such shares or not issuing any shares covered by the stock award, the unused shares covered by the stock award will, as applicable, become or again be available for stock award grants under the 2021 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding stock awards shall not count against the share limit set forth in the 2021 Plan. Notwithstanding anything to the contrary contained therein, the following shares shall not be added to the shares authorized for grant under the 2021 Plan and shall not be available for future grants of stock awards: (i) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof; and (ii) shares purchased on the open market with the cash proceeds from the exercise of stock options; and (iii) shares delivered (either by actual delivery or attestation) to Pubco by a participant to satisfy the applicable exercise or purchase price of a stock award and/or to satisfy any applicable tax withholding obligation with respect to a stock award (including shares retained by Pubco from the stock award being exercised or purchased and/or creating the tax obligation).
Assumption or Substitution of Awards by the Company.
The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, in connection with an acquisition, merger or consolidation of such other company, by either: (a) assuming such award under the 2021 Plan or (b) granting an award under the 2021 Plan in substitution of such other company’s award. Any awards that are assumed or substituted under the 2021 Plan will not reduce the number of shares authorized for grant under the Plan or authorized for grant to a participant in any fiscal year.
Eligibility
Employees, and independent contractors of us or our affiliates and our directors are all eligible to participate in the 2021 Plan. Incentive stock options may only be granted to employees. Immediately following the Closing, Pubco is expected to have approximately 130 employees, approximately 30 consultants and 8 non-employee directors who will be eligible to be granted stock awards under the 2021 Plan.
Administration
The 2021 Plan will be administered by the Pubco board of directors or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Plan Administrator”). To the extent necessary to comply with applicable laws, awards granted to an officer or director of Pubco or any other person whose transactions in Pubco shares are subject to Section 16 of the Exchange Act (each, an “Insider”) must be approved by two or more “non-employee directors” of the board of directors (as defined in the regulations promulgated under Section 16 of the Exchange Act).
Subject to the terms of the 2021 Plan and the maximum number of shares for which issuance authority is delegated to the Plan Administrator by the general shareholders meeting, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the 2021 Plan; (ii) select the service providers to whom stock awards may be granted under the 2021 Plan; (iii) determine the number of shares to be covered by each stock award granted under the 2021 Plan; (iv) approve forms of stock award agreements for use under the 2021 Plan; (v) determine the terms and conditions, not inconsistent with the terms of the 2021 Plan, of any stock award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the 2021 Plan (subject to shareholder approval); (vii) construe and interpret the terms of the 2021 Plan and stock awards granted pursuant to the 2021 Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the 2021 Plan, any stock award or any stock award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the 2021 Plan; (x) modify or amend each stock award (subject to the terms of the 2021 Plan); (xi) adjust performance goals applicable to a participant with respect to a stock award to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary events or circumstances; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2021 Plan; (xiii) authorize any person to execute on behalf of Pubco any instrument required to effect the grant of a stock award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; and (xv) make all other determinations deemed necessary or advisable for administering the 2021 Plan.
However, to the extent permitted by applicable law and listing requirements, our board of directors or a committee thereof may delegate to one or more of our officers who may be (but are not required to be) Insiders, the authority to (a) designate employees who are not Insiders to be recipients of stock awards and determine the number of shares subject to stock awards granted to such designated employees, subject to certain restrictions that are set forth in the 2021 Plan and (b) take any and all actions on behalf of the Pubco board of directors or a committee thereof other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to us or our affiliates.
Stock Options
Each stock option will be designated in the stock award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment for U.S. taxpayers) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.
The term of each stock option will be stated in the stock award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our affiliates, the term of the incentive stock option will be five years from the date of grant or such shorter term as may be provided in the stock award agreement.
The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options (other than incentive stock options) may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant as determined by the Plan Administrator in its sole discretion. The per share exercise price shall in all circumstances correspond to the accounting par value of the Pubco Shares.
At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may be exercised. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment. In the case of an incentive stock option, the Plan Administrator will determine the acceptable form of consideration at the time of grant.

If a participant ceases to be a service provider due to death or “Disability” (as defined in the 2021 Plan) or other than for “Cause” (as defined in the 2021 Plan), his or her option may be exercised within such period of time as is specified in the stock award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for twelve (12) months following a termination for death or Disability and three (3) months following a termination without Cause. Any outstanding stock option (including any vested portion thereof) held by a participant will immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause and the participant will be prohibited from exercising his or her stock option from and after the date of such termination.
Stock Appreciation Rights (SARs)
The Plan Administrator will determine the terms and conditions of each SAR, including the exercise price for each SAR. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash, in shares of equivalent value, or in some combination thereof, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.
Restricted Stock and RSUs
Restricted stock awards are grants of Pubco shares that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one Pubco share. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout for his or her earned RSUs as determined by the Plan Administrator in the form of cash, shares, or a combination of both.
In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such a stock award, the Plan Administrator may impose whatever conditions on vesting as it determines to be appropriate.
During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Plan Administrator determines otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including, without limitation, restrictions on transferability and forfeitability, as the shares of restricted stock with respect to which they were paid.
During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof.
Stock Bonus Awards
A stock bonus award is an award of shares to an eligible person without a purchase price that is not subject to any restrictions. The Plan Administrator will determine the number of shares to be awarded to the participant under a stock bonus award. A stock bonus award may be paid in cash, whole shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Plan Administrator.
Performance Awards
The Plan Administrator may grant stock options, SARs, restricted stock and RSUs that are subject to the satisfaction of specified performance criteria. The Plan Administrator determines the terms surrounding performance awards, including the required levels of performance with respect to specified business criteria (including any adjustment(s) thereto that will be applied in determining the achievement of such performance criteria), the corresponding amounts payable upon achievement of such levels of performance, and the termination and forfeiture provisions; provided that all performance criteria must be determined when the achievement of such criteria remains substantially uncertain.
The Plan Administrator in its discretion may make performance goals applicable to a participant with respect to a stock award, which may include any of the following criteria (or any other criteria determined by the Plan Administrator in its sole discretion): (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets, return on investment, return on capital, or return on shareholder equity; (17) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total shareholder return; (20) earnings or book value per share; (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects; and (27) enterprise resource planning. Stock awards issued to participants may take into account other criteria (including subjective criteria).
Performance goals may differ from participant to participant, performance period to performance period and from stock award to stock award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to us), (iii) on a per share and/or share per capita basis, (iv) against the performance of us as a whole or against any of our affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of us or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.
Leaves of Absence/Transfer Between Locations
The Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of stock awards will be suspended during any leave of absence; provided that in the absence of such determination, vesting of stock awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between our locations or between us and any of our affiliates. If an employee holds an incentive stock option and such leave exceeds three months then, for purposes of incentive stock option status only, such employee’s service as an employee will be deemed terminated on the first day following such three month period and the incentive stock option will thereafter automatically treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written company policy.
Nontransferability of Stock Awards
Unless determined otherwise by the Plan Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Plan Administrator deems appropriate provided, however, that in no event may any stock award be transferred for consideration to a third-party financial institution.

Clawback/Recovery
The Plan Administrator may specify in a stock award agreement that the participant’s rights, payments, and/or benefits with respect to a stock award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of a stock award. Notwithstanding any provisions to the contrary under the 2021 Plan, a stock award granted under the 2021 Plan will be subject to any clawback policy as may be established and/or amended from time to time by us. The Plan Administrator may require a participant to forfeit or return to and/or reimburse us for all or a portion of the stock award and/or shares issued under the stock award, any amounts paid under the stock award, and any payments or proceeds paid or provided upon disposition of the shares issued under the stock award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.
Adjustment
In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of our capital stock or other securities of us or other significant corporate transaction, or other change affecting our capital stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the 2021 Plan and/or the number, class, kind and price of securities covered by each outstanding stock award; provided that all such adjustments will be made in a manner that does not result in taxation under Section 409A of the Internal Revenue Code (“Section 409A”).
Dissolution or Liquidation
In the event of the proposed winding up, dissolution or liquidation of Pubco, the Plan Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, a stock award will terminate immediately prior to the consummation of such proposed action.
Corporate Transaction
In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock, or (iv) a “Change in Control” (as defined in the 2021 Plan) each outstanding stock award (vested or unvested) will be treated as the Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding stock awards (if we are the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards; provided, that, if the exercise price or purchase price for such stock awards equals or exceeds the fair market value of the shares subject to such stock awards, then the stock awards may be terminated without payment (provided further, that such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (e) the full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding stock award and lapse of our right to repurchase or re-acquire shares acquired under a stock award or lapse of forfeiture rights with respect to shares acquired under a stock award; or (f) the opportunity for participants to exercise their stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto.

Change in Control
A stock award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the stock award agreement for such stock award or as may be provided in any other written agreement between us or any of our affiliates and the participant, but in the absence of such provision, no such acceleration will occur.
Amendment, Termination and Duration of the 2021 Plan
If approved by our shareholders, the 2021 Plan will continue in effect for a term of 10 years measured from the board approval date, unless terminated earlier under the terms of the 2021 Plan. The Plan Administrator may at any time amend, alter, suspend or terminate the 2021 Plan.
U.S. Federal Tax Aspects
A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonstatutory stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price — the appreciation value — on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year.
The purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one year after the exercise date.
A participant who receives restricted stock will not have taxable income upon until vesting unless the participant timely files an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if no such election is made. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).
A participant who receives RSUs will not have taxable income upon grant of the stock award; instead the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Internal Revenue Code.
Prior to the delivery of any shares or cash pursuant to a stock award (or exercise thereof) or prior to any time the stock award or shares are subject to taxation or other tax-related items, we and/or the participant’s employer will have the power and the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy any tax-related items or other items that are required to be withheld or deducted or otherwise applicable with respect to such stock award.
The Plan Administrator may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have us withhold otherwise deliverable cash or shares, or delivering to us already-owned shares; provided that, unless the Plan Administrator permits otherwise, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that we deem to be reasonable and in accordance with applicable laws.
We will be entitled to a tax deduction in connection with a stock award under the 2021 Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Plan Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Plan Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.
Outstanding Equity Awards at 2020 Year End
The following table presents information regarding outstanding equity awards held by FREYR Legacy’s named executive officers as of December 31, 2020.
Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)(3)	Option Expiration Date
Tom Einar Jensen	July 8, 2020	8,315,902(4)	—	0.15	May 15, 2024
Tom Einar Jensen	October, 6 2020	3,838,401(5)	—	0.20(6)	September 20, 2025
Steffen Føreid	September 7, 2020	—	1,000,000(7)	0.16	September 20, 2025
Einar Kilde	*	—	62,500(8)	**	March 30, 2025
Einar Kilde	*	—	62,500(9)	**	March 30, 2025
Einar Kilde	*	—	62,500(10)	**	March 30, 2025
Ryuta Kawaguchi	*	—	62,500(11)	**	March 30, 2025
Ryuta Kawaguchi	*	—	31,250(12)	**	March 30, 2025
Ryuta Kawaguchi	*	—	62,500(13)	**	March 30, 2025
Ryuta Kawaguchi	*	—	31,250(14)	**	March 30, 2025
Ryuta Kawaguchi	*	—	62,500(15)	**	March 30, 2025
Ryuta Kawaguchi	*	—	31,250(16)	**	March 30, 2025

(1)
All vesting dates that applied as at December 31, 2020, and would apply in the absence of the Business Combination, were accelerated fully immediately prior to the Second Closing of the Business Combination and the corresponding warrants or options were converted into warrants and options, respectively, to purchase Pubco Ordinary Shares.

(2)
All dollar amounts in this table were converted for purposes of this disclosure from NOK to USD using the exchange ratio 0.1067573 (NOK to USD), the average exchange rate for 2020 as published by Norges Bank.

(3)
Applicable to all warrants and options: Upon the Second Closing of the Business Combination, (i) the various exercise prices applicable to each employee were replaced by one weighted average exercise price for all FREYR Legacy options held by that employee, (ii) exercise price was adjusted to 99.3% of the originally applicable exercise price to reflect the value of the wind farm assets transferred to FREYR Legacy’s shareholders prior to the Business Combination, (iii) the relevant NOK exercise price was replaced by a USD exercise price at a rate of 0.11848 USD per NOK, a rate agreed in the Business Combination Agreement, and (iv) FREYR Legacy options were exchanged for a number of Pubco Options and exercise price corresponding to the Exchange Ratio in the Business Combination, and such Pubco Options are subject to the Pubco 2021 Plan, except to the extent in conflict with FREYR Legacy’s 2019 Incentive Stock Option Plan.
(4)
These warrants vested on May 15, 2019 and were issued to EDGE Global. These were originally granted as stock options but were reissued as warrants on July 8, 2020. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global. Each of Mr. Matrai and Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global except to the extent of his pecuniary interest therein.

(5)
These warrants were originally granted as stock options to EDGE Global with vesting commencing on September 30, 2020 and quarterly thereafter through December 31, 2021. They were reissued to EDGE Global as warrants on October 6, 2020. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global. Each of Mr. Matrai and Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global except to the extent of his pecuniary interest therein.

(6)
The July 1, 2020 amendment to the EDGE agreement provided for an additional grant of 3,838,401 warrants with an exercise price of $0.16 per share. An initial proposal from the FREYR Legacy board on September 2, 2020 proposed the issuance of these warrants on terms consistent with the agreement. Subsequent to this initial proposal, the FREYR Legacy board met on September 25, 2020 and proposed that the exercise price for the warrants to be approved by the shareholders should be based on the volume weighted average price of the trading price five days leading up to September 1, 2020 ($0.20 per share share). On October 6, 2020, the shareholders approved the grant of warrants with an exercise price of $0.20 per share at an extraordinary general meeting.

(7)
These options will vest on October 1, 2023 and consist of (i) 375,000 options to purchase FREYR ordinary shares, (ii) 375,000 options that will be deemed granted upon the financial close of “Fast-Track Gigafactory 1” and (iii) 250,000 options that will be deemed granted upon the financial close of “Fast-Track Gigafactory 2”. The financial close will be satisfied when FREYR makes its final financial investment decision to proceed with the construction of each respective “Fast-Track Gigafactory”.

(8)
These warrants will vest on April 1, 2023 in the absence of the Business Combination, but accelerated fully immediately prior to the Second Closing of the Business Combination.

(9)
These warrants will vest on April 1, 2023 in the absence of the Business Combination, but accelerated fully immediately prior to the Second Closing of the Business Combination.

(10)
These warrants will vest on April 1, 2023 in the absence of the Business Combination, but accelerated fully immediately prior to the Second Closing of the Business Combination.

(11)
These warrants will vest on April 1, 2023 in the absence of the Business Combination, but accelerated fully immediately prior to the Second Closing of the Business Combination.

(12)
These warrants will vest on April 1, 2023 in the absence of the Business Combination, but accelerated fully immediately prior to the Second Closing of the Business Combination.

(13)
These warrants will vest on April 1, 2023 in the absence of the Business Combination, but accelerated fully immediately prior to the Second Closing of the Business Combination.

(14)
These warrants will vest on April 1, 2023 in the absence of the Business Combination, but accelerated fully immediately prior to the Second Closing of the Business Combination.

(15)
These warrants will vest on April 1, 2023 in the absence of the Business Combination, but accelerated fully immediately prior to the Second Closing of the Business Combination.

(16)
These warrants will vest on April 1, 2023 in the absence of the Business Combination, but accelerated fully immediately prior to the Second Closing of the Business Combination.

*
As of December 31, 2020, the exercise prices of these options and warrants have not been determined by the FREYR or FREYR Legacy boards and there is not a mutual understanding of the terms and conditions of the awards. As a result, a grant date for financial statement reporting purposes pursuant to FASB ASC Topic 718 purposes has not been achieved.

**
These options and warrants do not have a set exercise price as the agreements indicate that the exercise price is determined by the FREYR board according to the 2019 Incentive Stock Option Plan. The

2019 Incentive Stock Option Plan states that the board will base the exercise price on the share price achieved in the most recent third-party transaction, adjusted by their evaluation of the development in the share value since that transaction. The FREYR and FREYR Legacy boards did not approve any resolutions that would determine an exercise price that includes “adjustments by their evaluation of the development in share value since the most recent third-party transaction” during 2020. The Business Combination constituted such third-party transaction.
Benefits and Perquisites
FREYR provides benefits to its named executive officers on the same basis as provided to all of its employees, including group life and disability insurance and travel insurance. FREYR does not maintain any executive-specific benefit or perquisite programs.
Agreements with Pubco’s Executive Chairman and Named Executive Officers
As a part of the Business Combination, FREYR Legacy (following its merger with Norway Merger Sub 2, a subsidiary of Pubco) and Pubco entered into a new executive chairman agreement and executive employee agreements, effective as of the Second Closing. Details of those agreements are outlined below.
Agreement with Torstein Dale Sjøtveit
Pubco entered into a new executive chairman agreement with Mr. Sjøtveit to serve as Pubco’s Executive Chairman (the “Sjøtveit Executive Chairman Agreement”). The Sjøtveit Executive Chairman Agreement has a term of three years starting on and from the date of the Second Closing. It also provides for an annual salary of NOK 4,000,000 and awards under the 2021 Plan. The Sjøtveit Executive Chairman Agreement contains customary confidentiality, non-competition, non-solicitation and intellectual property assignment provisions.
Agreement with Tom Einar Jensen
Pubco entered into a new employment agreement with Mr. Jensen to serve as Pubco’s Chief Executive Officer (the “Jensen Employment Agreement”). Mr. Jensen has a dual employment arrangement with Pubco and FREYR, with his time and attention split between the entities approximately 25% and 75% respectively and the parties will ensure an overall coordinated approach between Mr. Jensen, Pubco and FREYR. Mr. Jensen’s employment is for an initial term of two years starting on and from the date of the Second Closing and Mr. Jensen will continue as an at-will employee after that two year term. It also provides for an annual base salary of NOK 6,000,000, participation in the group bonus scheme with a bonus potential of twelve months base salary and awards under the 2021 Plan. The Jensen Employment Agreement contains customary confidentiality, non-competition, non-solicitation and intellectual property assignment provisions.
Agreement with Steffen Føreid
FREYR Legacy (following its merger with Norway Merger Sub 2, a subsidiary of Pubco) entered into a new employment agreement with Mr. Føreid to serve as Pubco’s Chief Finance Officer (the “Føreid Employment Agreement”). Mr. Føreid has a dual employment arrangement with Pubco and FREYR. The Føreid Employment Agreement has no specific term. It also provides for an annual base salary of NOK 3,400,000, participation in the group bonus scheme with a bonus potential of six months base salary and awards under the 2021 Plan. The Føreid Employment Agreement contains customary confidentiality, non-competition, non-solicitation and intellectual property assignment provisions.
Agreement with Ryuta Kawaguchi
FREYR Legacy (following its merger with Norway Merger Sub 2, a subsidiary of Pubco) entered into a new employment agreement with Mr. Kawaguchi to serve as Pubco’s Chief Technology Officer (the “Kawaguchi Employment Agreement”). The Kawaguchi Employment Agreement has no specific term. It also provides for an annual base salary of NOK 2,500,000, participation in the group bonus scheme with a bonus potential of six months base salary and awards under the 2021 Plan. The Kawaguchi Employment

Agreement contains customary confidentiality, non-competition, non-solicitation and intellectual property assignment provisions.
Agreement with Einar Kilde
FREYR Legacy (following its merger with Norway Merger Sub 2, a subsidiary of Pubco) entered into a new employment agreement with Mr. Kilde to serve as Pubco’s Executive Vice President, Projects (the “Kilde Employment Agreement”). The Kilde Employment Agreement has no specific term. It also provides for an annual base salary of NOK 4,000,000, participation in the group bonus scheme with a bonus potential of six months base salary and awards under the 2021 Plan. The Kilde Employment Agreement contains customary confidentiality, non-competition, non-solicitation and intellectual property assignment provisions.
Retirement Benefits
FREYR provides defined contribution pension through an external provider in in accordance with Norwegian law. FREYR does not provide a match for participants’ elective contributions to the plan, nor does FREYR provide to employees, including its named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.
Potential Payments upon Termination or Change in Control
Prior to the consummation of the Business Combination, FREYR Legacy did not have a formal plan with respect to severance benefits payable to its named executive officers and other key employees. From time to time, FREYR Legacy granted equity awards to, or entered into offer letters with, certain key employees, including its named executive officers, that provide for accelerated vesting of equity awards in the event such key employee’s employment was involuntarily terminated under certain circumstances related to a change in control. For more information about change of control payments in connection with the Business Combination, see the section titled “FREYR Legacy’s 2019 Incentive Stock Option Plan.”
Executive Chairman and Director Compensation
FREYR Legacy had no formal agreement under which the Executive Chairman or non-employee directors receive compensation for their service on the FREYR Board or its committees. Pursuant to a determination by FREYR Legacy’s general meeting, the Executive Chairman received NOK 1,000,000 per year, and Board members other than the Executive Chairman received NOK 250,000 per year for their service on the FREYR Legacy Board. FREYR Legacy’s policy was to reimburse the Executive Chairman and non-employee directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors, and occasionally granted stock options to FREYR Legacy’s Executive Chairman and non-employee directors.
The table below summarizes the compensation of each person who served as a FREYR Legacy Executive Chairman and non-employee director for the year ended December 31, 2020 and who also serves as a director of Pubco.
Name	Fees Earned or Paid in Cash (USD)	Option Awards ($)(1)(2)	Total ($)
Torstein Dale Sjøtveit Executive Chairman	53,379(3)	—	53,379
Peter Matrai Director	308,654(4)	505,393(5)	755,427

(1)
All dollar amounts in this table were converted for purposes of this disclosure from NOK to USD using the exchange ratio 0.1067573, the average exchange rate for 2020 as published by Norges Bank, except consulting fees paid to Peter Matrai in exchange for his consulting services provided to FREYR

Legacy pursuant to an agreement with EDGE Global, which was paid in USD. For additional information, see “— Consulting Agreement with FREYR Director — Agreement with Peter Matrai”.
(2)
The following lists all outstanding equity awards held by, or beneficially owned by, the Executive Chairman and non-employee directors as of December 31, 2020:

Name	Aggregate Number of Ordinary Shares	Aggregate Number of Shares Underlying Outstanding Options
Torstein Dale Sjøtveit	—	—
Executive Chairman
Peter Matrai	17,893,427(1)	12,154,303(2)
Director

(1)
Includes 17,893,427 ordinary shares held by EDGE Global. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global. Each of Mr. Matrai and Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global except to the extent of his pecuniary interest therein.

(2)
Includes 12,154,303 ordinary shares subject to warrants which are exercisable in connection with the Business Combination held by EDGE Global. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global. Each of Mr. Matrai and Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global except to the extent of his pecuniary interest therein

(3)
Mr. Sjøtveit waived $53,379 out of $106,757 in compensation earned in 2020.

(4)
Represents (i) $26,689 earned and paid in 2020 and $13,345 earned in 2019 and paid in 2020 as compensation for Mr. Matrai’s services on the FREYR Legacy board, (ii) $210,000 as compensation paid in USD to Mr. Matrai in exchange for consulting services provided to FREYR Legacy pursuant to an agreement with EDGE Global and (iii) $58,620 paid as a bonus to Mr. Matrai in exchange for consulting services provided to FREYR pursuant to an agreement with EDGE Global. For consistency with other disclosures in this table, the amounts paid in 2020 with respect to compensation earned in 2019 and 2020 for services on the FREYR Legacy board are converted into USD using the exchange rate referenced in footnote (1) above. Due to the exchange rate in effect at the time of payment, Mr. Matrai received an actual payment of $39,726 as compensation for his services on the FREYR Legacy board.

(5)
Consists of (i) the aggregate grant date fair value of 8,315,902 warrants to purchase FREYR Legacy Ordinary Shares granted on July 8, 2020 to EDGE Global, which was $452,769 and (ii) the aggregate grant date fair value for the 3,838,401 warrants to purchase FREYR Legacy Ordinary Shares to EDGE Global granted on October 6, 2020, which was $52,624. These amounts are computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 11 to FREYR Legacy’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions made by FREYR Legacy in determining the grant-date fair value of FREYR Legacy’s equity awards.

The Pubco board of directors expects to review Executive Chairman and director compensation periodically to ensure that the Executive Chairman and director compensation remains competitive such that FREYR is able to recruit and retain the Executive Chairman and qualified directors. Pubco intends to develop a director compensation program that is designed to align compensation with Pubco’s business objectives and the creation of shareholder value, while enabling Pubco to attract, retain, incentivize and reward directors who contribute to the long-term success of Pubco.
Refer to the section above titled “Agreements with FREYR’s Executive Chairman and Named Executive Officers” for a description of the agreement with the Executive Chairman.

Consulting Agreement with FREYR Director
As a part of the Business Combination, Pubco entered into a consulting agreement with Mr. Matrai effective as of the Second Closing in accordance with which he provides consulting services to FREYR and Pubco. Details of the agreement entered into in furtherance of that agreement is outlined below.
Agreement with Peter Matrai
Pubco entered into a consulting agreement with Mr. Matrai (the “Matrai Consulting Agreement”). The Matrai Consulting Agreement has a term of three years starting on and from the date of the Second Closing. It also provides for a monthly consulting fee of $30,000 and awards under the 2021 Plan. The Matrai Consulting Agreement contains customary confidentiality, non-competition, non-solicitation and intellectual property assignment provisions. Mr. Matrai is expected to be engaged for the majority of his working time in the provision of services in accordance with the Matrai Consulting Agreement.
Pubco Executive Officer and Director Compensation Following the Business Combination
The policies of Pubco with respect to the compensation of its executive officers and directors are administered by Pubco’s board in consultation with its compensation committee (as described above). The compensation policies followed by Pubco are intended to provide for compensation that is sufficient to attract, motivate and retain executives and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the compensation committee is charged with recommending executive compensation packages to Pubco’s board of directors.
It is anticipated that performance-based and equity-based compensation will be an important foundation in executive compensation packages as Pubco believes it is important to maintain a strong link between executive incentives and the creation of shareholder value. Pubco believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives. Pubco has adopted a long-term incentive plan which will reflect what Pubco believes is a focus on performance- and equity-based compensation. Since Pubco did not have a compensation committee until completion of the Business Combination, it has not yet adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation for executives hired in the future.
Pubco intends to be competitive with other similarly situated companies in its industry following completion of the Business Combination.
The compensation decisions regarding Pubco’s executives will be based on Pubco’s need to attract individuals with the skills necessary for Pubco to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above Pubco’s expectations.
Since Pubco’s compensation committee was not formed until consummation of the Business Combination, Pubco has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.
In addition to the guidance provided by its compensation committee, Pubco may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.
Pubco’s compensation committee will be charged with performing an annual review of Pubco’s executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.
Compensation Components
Base Salary
Pubco intends to preserve the cash compensation of its executive officers, until the compensation committee has adequate opportunity to assess its executive’s compensation. Pubco will seek to maintain base salary amounts at or near the industry norms, while avoiding paying amounts in excess of what it believes is necessary to motivate executives to meet corporate goals. It is anticipated that base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.
Annual Bonuses
Pubco intends to utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the board, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the board and compensation committee will determine the level of achievement for each corporate goal.
2021 Plan
Pubco has established an equity-based incentive plan to incentivize its employees.
Severance Benefit
Other than as required by applicable law, Pubco currently has no severance benefits plan. Pubco may consider the adoption of a severance plan for executive officers and other employees in the future.
Director Compensation
Pubco, working with the compensation committee, anticipates setting director compensation at a level comparable with those directors with similar positions at comparable companies. The directors and officers of Pubco as well as the members of the committees of the board of directors of Pubco will be compensated as described below. Such compensation is to be paid per annum on a 12-month basis.
•
US$ 100,000 per annum to each director of the Company;

•
US$ 35,000 per annum to the chairperson of the audit and risk committee and US$ 20,000 per annum to each other member of the audit and risk committee;

•
US$ 25,000 per annum to the chairperson of the compensation committee and US$ 10,000 per annum to each other member of the compensation committee; and

•
US$ 25,000 per annum to the chairperson of the nomination and corporate governance committee and US$10,000 per annum to each other member of the nomination and corporate governance committee.

Executive Officer Compensation
In relation to the following officers, Pubco or FREYR (following its merger with Norway Merger Sub 2, a subsidiary of Pubco) as applicable, have offered the following or similar terms:
Name	Base Salary per annum	Equity compensation(1)	Bonus potential	Severance benefit
Tom Einar Jensen	NOK6,000,000	850,000 Pubco SARs	12 months’ base salary	18 months’ salary
Steffen Føreid	NOK3,400,000	100,000 Pubco SARs	6 months’ base salary	18 months’ salary
Einar Kilde	NOK4,000,000	100,000 Pubco SARs	6 months’ base salary	18 months’ salary or NOK 8,000,000, depending on the circumstances
Ryuta Kawaguchi	NOK2,500,000	100,000 Pubco SARs	6 months’ base salary	18 months’ salary

(1)
Represents the number of cash-settled stock appreciation rights with a strike price of $10.00.

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS
Alussa’s Related Party Transactions
In June 2019, the Sponsor purchased 5,750,000 Founder Shares for an aggregate price of $25,000. In October 2019, Alussa declared a share dividend satisfied by way of issuance of 0.125 of a share for each Class B ordinary share in issue, and in November 2019, Alussa declared a share dividend satisfied by way of issuance of 0.111111 of a share for each Class B ordinary share in issue, resulting in the Sponsor holding an aggregate of 7,187,500 Founder Shares.
Simultaneously with the closing of the IPO on November 29, 2019, the Sponsor purchased an aggregate of 8,000,000 Private Placement Warrants at a price of $1.00 per warrant for an aggregate price of $8,000,000 in a private placement closed simultaneously with the closing of Alussa’s IPO. On December 5, 2019, the Sponsor purchased an aggregate of an additional 750,000 Private Placement Warrants at a price of $1.00 per warrant for an aggregate price of $750,000, simultaneously with the exercise in full of the underwriters’ over-allotment option. Each Private Placement Warrant was exercisable to purchase one whole Class A ordinary share at $11.50 per share, subject to adjustment. 500,000 warrants have been transferred from the Sponsor to certain of FREYR’s management and representatives as part of the transaction to form a part of their incentive compensation scheme.
Alussa has entered into an Administrative Services Agreement with the Sponsor, pursuant to which Alussa pays a total of $35,000 per month for office space, administrative and support services to such affiliate, of which Mr. Barcelo, Alussa’s Chief Executive Officer, is paid $20,000 per month and Mr. De’Ath, Alussa’s Chief Technology Officer, is paid $5,000 per month. Upon completion of the Business Combination, Alussa ceased paying these monthly fees. Sponsor will be paid a total of $700,000 ($35,000 per month) for office space, administrative and support services and Alussa will be entitled to be reimbursed for any out-of-pocket expenses.
Prior to the consummation of the IPO, the Sponsor loaned an aggregate of $198,959 to Alussa under an unsecured promissory note, which was used for a portion of the expenses of the IPO. The loans were fully repaid upon the closing of the IPO.
On February 9, 2021, Alussa entered into the Loan Note with the Sponsor (as “Payee”), pursuant to which, Payee, in its sole and absolute discretion, may loan to Alussa up to $1,500,000 for costs reasonably related to Alussa’s consummation of the Business Combination. The Loan Note does not bear any interest. The Loan Note is payable on the earliest to occur of (i) the date on which Alussa consummates the Business Combination and (ii) the date that the winding up of Alussa is effective. The Loan Note is subject to customary events if default, including failure by Alussa to pay the principal amount due pursuant to the Loan Note within five business days of the Loan Note’s maturity date and certain bankruptcy events of Alussa. At Payee’s option, at any time prior to payment in full of the principal balance of the Loan Note, Payee may elect to convert all or any portion of the unpaid principal balance of the Loan Note into that number of warrants, each whole warrant exercisable for one Class A ordinary share of Alussa (the “Conversion Warrants”), equal to: (x) the portion of the principal amount of the Loan Note being converted, divided by (y) $1.00, rounded up to the nearest whole number of warrants. The Conversion Warrants shall be identical to the Private Placement Warrants issued by Alussa to the Payee in a private placement upon consummation of the Alussa’s IPO. The Conversion Warrants are subject to customary registration rights granted by Alussa to the Payee pursuant to the Loan Note. On April 6, 2021, Alussa borrowed $1,500,000 under the Loan Note, and on April 30, 2021, the Sponsor exercised its option to convert this loan to 1,500,000 warrants.
Members of Alussa’s management team who remain with the company may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to the Alussa shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to the Alussa shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider Alussa’s initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

On February 26, 2021 and in connection with the Closing, Alussa’s compensation committee and board of directors approved the payment of transaction bonuses of up to $500,000 in cash to certain Alussa officers (excluding Alussa’s Chief Executive Officer) and members of the Sponsor, conditioned upon a successful completion of the Business Combination. On June 8, 2021, Alussa’s compensation committee and board of directors approved the payment of additional transaction bonuses of up to $500,000 in cash to certain Alussa officers (including Alussa’s Chief Executive Officer), conditioned upon a successful completion of the Business Combination. Such bonuses were paid upon the successful completion of the Business Combination.
FREYR Legacy’s Related Party Transactions
Issuance of Ordinary Shares
Since January 1, 2018, FREYR Legacy entered into several subscription agreements pursuant to which it agreed to sell, and related persons, entities and their affiliates, agreed to purchase, an aggregate of 133,308,975 FREYR Legacy ordinary shares for an aggregate purchase price of NOK 30,786,904.90 as set forth below.
Shareholder	Number of FREYR Legacy Ordinary Shares	Total Purchase Price
ATS AS(1)	51,060,005	NOK2,563,125.71
Entities affiliated with Teknovekst NUF(2)	47,688,876	NOK3,044,844.42
EDGE Global LLC(3)	17,893,427	NOK178,934.27
Helgeland Invest AS	16,666,667	NOK25,000,000.50

(1)
ATS AS is a wholly-owned subsidiary of ATS Next AS. Mr. Sjøtveit and his wife are co-owners and Mr. Sjøtveit is a member and his wife is the chair of the board of directors of ATS Next AS. Mr. Sjøtveit disclaims beneficial ownership of the shares held by ATS Next AS except to the extent of his pecuniary interest therein. The business address of ATS AS is Kleivveien 19 B, 1356, Bekkestua, Norway.

(2)
Includes 47,688,876 ordinary shares held of record in the aggregate by Teknovekst Invest AS and Vanir Invest I AS. Teknovekst NUF (a Norwegian branch of Teknovekst Ltd.), Vanir Invest Holding AS and Mr. Slettemoen share the power to direct the vote and disposition of securities held by Teknovekst Invest AS, and Teknovekst NUF holds more than 66.7% of the economic and voting interests in Teknovekst Invest AS. Teknovekst NUF and Vanir Invest Holding AS share the power to direct the vote and disposition of securities held by Vanir Invest I AS, and Teknovekst NUF holds more than 50.0% of the economic and voting interests in Vanir Invest I AS. Mr. Slettemoen is the sole owner and board member of Teknovekst Ltd. and Vanir Invest Holding AS, and directly or indirectly holds all of the ownership of the entities mentioned in this footnote. The business address of each of the entities and Mr. Slettemoen is Statsråd Ihlens vei 13, 2010, Strømmen, Norway.

(3)
Peter Matrai is a member of FREYR’s board of directors and affiliate of EDGE Global LLC. Tom Einar Jensen is Chief Executive Officer of FREYR. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global LLC. The business address of EDGE Global LLC is 325 Chestnut Street, Philadelphia, PA, 19106.

On October 29, 2018 FREYR Legacy entered into a convertible loan agreement for a NOK 100,000 loan with Einar Kilde, currently Executive Vice President Projects of FREYR. The loan and accrued interest converted into 136,095 ordinary shares of FREYR Legacy at a share price of NOK 0.76 on or about July 24, 2020.
On October 29, 2018 FREYR Legacy entered into a convertible loan agreement for a NOK 100,000 loan with Jon Harald Shie Kilde, brother of Einar Kilde. The loan and accrued interest converted into 136,166 ordinary shares of FREYR Legacy at a share price of NOK 0.76, on or about July 24, 2020.

On October 29, 2018 FREYR Legacy entered into a convertible loan agreement for a NOK 500,000 loan with Teknovekst Ltd. The loan and accrued interest converted into 687,240 ordinary shares of FREYR Legacy at a share price of NOK 0.76, on or about July 24, 2020.
On March 9, 2020, FREYR Legacy entered into convertible loan agreements for NOK 2 million loans with each of ATS Next AS, an affiliate of ATS AS, and Teknovekst NUF. Each of the convertible notes had an interest rate of 10% per annum and contained a share-settled redemption feature upon a Qualified Financing Event. A Qualified Financing Event is defined as an event in which investors commit to subscribe for shares for an aggregate consideration of at least EUR 10 million, excluding such notes and notes issued to certain non-related parties around the same time. On July 2, 2020, FREYR Legacy entered into amendments with the lenders specifying that the lenders agreed to waive the right to the 30% conversion price discount in exchange for anti-dilution protection. The loan and accrued interest for ATS Next AS and Teknovekst NUF each converted into 1,377,534 ordinary shares of FREYR Legacy at a share price of NOK 1.50 on or about July 24, 2020, which shares are currently held by ATS AS and affiliates of Teknovekst NUF, respectively. As of December 31, 2020, these notes were not outstanding.
Services Agreements
On March 1, 2019, FREYR Legacy entered into an engagement agreement with EDGE Global, which was amended on September 1, 2020, pursuant to which Tom Einar Jensen and Peter Matrai provided services to FREYR Legacy (the “EDGE Agreement”). EDGE Global is owned 50% by Tom Einar Jensen (through his sole ownership of TEJ Management AS), Chief Executive Officer of FREYR, and 50% by Peter Matrai, a member of FREYR’s board of directors. Pursuant to the EDGE Agreement, Tom Einar Jensen was required to dedicate 90% of his working time to FREYR Legacy and Peter Matrai was required to dedicate 60% of his working time to FREYR Legacy. In exchange for such services, FREYR Legacy paid a monthly fee of $40,000 to EDGE Global and EDGE Global was entitled to certain bonuses to be determined at FREYR’s discretion from time to time. In addition, EDGE was eligible for 30% of FREYR’s targeted management bonus pool of NOK 25 million ($2 million). EDGE Global also received the right to purchase 9,275,429 ordinary shares from each of ATS Next AS and Teknovekst NUF, for an aggregate purchase price of NOK 185,510. Additionally, as compensation for such services, on May 15, 2019, FREYR issued nonqualified warrants to subscribe to 8,315,902 ordinary shares to EDGE Global and on October 6, 2020, FREYR issued 3,838,401 warrants to subscribe to EDGE Global. The EDGE Agreement terminated upon consummation of the Business Combination, and Tom Einar Jensen and Peter Matrai currently have direct engagement with Pubco.
On March 31, 2020, FREYR entered into a Framework Agreement with Metier OEC, which provides for consultancy services to be performed by Metier OEC to FREYR. Jon Harald Schie Kilde is the Chief Executive Officer of Metier OEC and brother of Einar Kilde, Executive Vice President Projects (Chief Operating Officer of FREYR at the time of the contract award). Pricing under this agreement varies from NOK 900 per hour to NOK 2,500 per hour, depending on which personnel at Metier OEC are performing the services. About NOK 6,199,931 was paid to Metier OEC for such services in 2020.
On December 15, 2020, Alussa signed a mandate agreement to engage Pareto Securities as a placement agent. Additionally, on December 18, 2020, Alussa signed a mandate agreement to engage Pareto Securities to be part of the placement group as a capital markets advisor. Andreas Aamodt Kilde is an equity partner at Pareto and son of Einar Kilde, Executive Vice President Projects of FREYR.
Employment Agreements
Pubco and FREYR (following its merger with Norway Merger Sub 2, a subsidiary of Pubco post-Closing) entered into new executive employee agreements with certain of its executive officers, effective as of the Second Closing. See the section titled “Executive Compensation — Narrative Disclosure to Summary Compensation Table — Agreements with FREYR’s Executive Chairman and Named Executive Officers”. In connection with the Business Combination, certain FREYR representatives entered into three year non-compete agreements.
Ms. Ann Sjøtveit, the wife of Mr. Torstein Sjøtveit, received approximately $37,000 and $83,000 as total compensation for the fiscal years ended December 31, 2019 and 2020, respectively, for services as

Project Director Land Acquisition. Ms. Sjøtveit receives an annualized total compensation of approximately $152,000 in the fiscal year ending December 31, 2021 and, as an employee of FREYR, she qualifies for a transaction bonus in connection with the consummation of the Business Combination. The transaction bonus will be determined in accordance with the general principles for allocation approved by the FREYR board for this bonus. Ms. Sjøtveit’s total estimated compensation for the fiscal year ending December 31, 2021 is approximately $258,000.
Ms. Savannah Kilde, the daughter-in-law of Einar Kilde, receives an annualized total compensation of approximately $116,000 in the fiscal year ending December 31, 2021, for services as Head of Logistics & Raw Material 4A, and, as an employee of FREYR, she qualifies for a transaction bonus in connection with the consummation of the Business Combination. The transaction bonus will be determined in accordance with the general principles for allocation approved by the FREYR board for this bonus. Ms. Kilde’s total estimated compensation for the fiscal year ending December 31, 2021 is approximately $163,000.
Neither of Ms. Sjøtveit’s nor Ms. Kilde’s employment with FREYR required review, approval or ratification under FREYR’s rules of procedure for its board. Employment arrangements with any member of the immediate family of or any entities affiliated with Pubco’s executive officers, directors or holders of more than 5% of any class of Pubco’s voting securities will require prior approval or ratification by Pubco’s audit and risk committee. For further information, see “Pubco Related-Person Transactions Policy”.
Non-Employee Director Consulting Agreements
Pubco entered into consulting agreements with certain of its non-employee directors, effective as of the Second Closing. For more information regarding these consulting agreements, see “Executive Compensation — Consulting Agreement with FREYR Director”.
Wind Farm Business
The FREYR Wind Business was transferred to SVPH as a result of the Norwegian Demerger, resulting in such business becoming held by FREYR Legacy’s shareholders through SVPH, mirroring FREYR Legacy’s then ownership structure into that company such that FREYR Legacy security holders in the aggregate hold the same underlying interest in the same underlying business through two companies, FREYR and SVPH.
Effective at completion of the Norway Demerger, SVPH entered into a right of first refusal agreement with FREYR whereby FREYR was granted a right of first refusal to purchase all or parts of the power production from the Sjonfjellet wind farm project for a period of up to 20 years from commencement of production. Provided and to the extent FREYR purchases the wind power production from the Sjonfjellet wind farm project, FREYR shall also have a right of first refusal to purchase the related certificates of origin or other derivative rights relating to the wind power production, as well as use the brand “Sjonfjellet” and/or related brand names of SVPH for marketing and business purposes.
Effective at completion of the Norway Demerger, SVPH and FREYR Legacy entered into a management and service agreement whereby, subject to resources being reasonably available and upon reasonable request from the SVPH, FREYR shall during a period of up to two years provide and/or ensure the provision by any of its group companies certain services including (i) financial reporting, controlling, tax, treasury, human resources and other administrative services necessary for operation the SVPH and its business, including management services; (ii) other services related to the operation of the business such as technical services related to providing, interpreting and following-up wind data, as well as the rental of office space; and (iii) such other support and technical services that are reasonably required in order to effectively carry out and grow the business in an effective manner from the moment the Norway Demerger is completed.
Encompass Preferred Shares
In October 2020, following FREYR Legacy’s requests for funding commitments with respect to its operations in the period prior to the completion of the Business Combination, certain funds and/or separate accounts managed by Encompass committed to invest an initial amount of $7.5 million and make available an additional amount of up to $7.5 million (for an aggregate of up to $15 million) in the form of FREYR Preferred Shares and additional FREYR Legacy warrants, subject to the terms of the Funding Commitment Letter.
Pursuant to the Funding Commitment Letter, certain funds and/or separate accounts managed by Encompass acquired 7,500,000 First Tranche FREYR Preferred Shares and 92,500,000 Preferred Share Linked Warrants for $7.5 million. On February 16, 2021, FREYR Legacy exercised its right under the Funding Commitment Letter to request additional funding in the aggregate amount of $7.5 million. Accordingly, certain funds and/or separate accounts managed by Encompass subscribed for the 7,500,000 Second Tranche FREYR Preferred Shares for an additional $7.5 million and cancelled the previously issued Preferred Share Linked Warrants in exchange for new 92,500,000 Preferred Share Linked Warrants.
After the implementation of the Norway Demerger and the Norway Merger and prior to the implementation of the Cross-Border Merger, Pubco acquired all preferred shares of Norway Merger Sub 1 (issued in exchange for the FREYR Preferred Shares as a part of the Norway Merger) from the Company Preferred Share Transferors in exchange for 1,489,500 newly issued shares of Pubco determined as an amount equal to (A) $14,895,000 divided by (B) the PIPE Price. As part of such transaction, the 92,500,000 Norway Merger Sub 1 warrants (issued in exchange for the 92,500,000 Preferred Share Linked Warrants as a part of the Norway Merger) held by the Company Preferred Share Transferors were cancelled for no consideration.
On January 29, 2021 Teknovekst Invest AS and Vanir Invest I AS (together, “Teknovekst”), entered into a share exchange agreement (the “Encompass Share Exchange Agreement”) with Encompass Capital Master Fund LP, BEMAP Master Fund Ltd. and Encompass Capital E L Master Fund L.P. (collectively, the “Encompass Funds”), pursuant to which Teknovekst purchased all of the preferred shares in SVPH and warrants to subscribe for ordinary shares in SVPH held by the Encompass Funds or any of its Affiliates (as defined in the Encompass Share Exchange Agreement) in exchange for 120,000 shares in Norway Merger Sub 1, which occurred on the same date as, but following the consummation of the Norway Merger and immediately prior to the Cross-Border Merger.
Secondary Shareholder Transfers
Vanir Invest I AS, ATS Next AS and EDGE Global have entered into a share exchange agreement dated as of January 27, 2021 (the “ATS and EDGE Share Exchange Agreement”), pursuant to which (i) Vanir Invest I AS purchased the shares in SVPH and warrants to subscribe for ordinary shares of SVPH held by ATS Next AS, EDGE Global LLC and each of their Affiliates (as defined in the ATS and EDGE Share Exchange Agreement) in exchange for the transfer of 385,000 shares in Norway Merger Sub 1 and 213,936 shares in Norway Merger Sub 1 to ATS Next AS and EDGE Global, respectively, on the same date as, but following the consummation of, the Norway Merger and immediately prior to the Cross-Border Merger; and (ii) Vanir Invest I AS purchased all of the shares ATS Next AS holds in Njordr AS in exchange for the transfer of 105,888 FREYR Ordinary Shares. The transfers referenced in item (ii) took place on or about April 27, 2021.
Transactions Related to the Business Combination
Lock-Up Agreements
As of the date of the Business Combination Agreement, certain FREYR shareholders, Pubco and Purchaser Representative entered into Lock-Up Agreements, a form of which is attached as Exhibit 10.35.
Pursuant to the Lock-Up Agreement, effective as of the Second Closing Date, and subject to certain limited exceptions (including with respect to the ability of some shareholders to pledge their shares as a part of commercial lending arrangements), the applicable FREYR Legacy shareholders and the Sponsor agreed not to transfer any Pubco Ordinary Shares (including Pubco Ordinary Shares issued or issuable upon the exercise of FREYR options or warrants exchanged into options or warrants of Pubco), during the period commencing from the Second Closing and ending on the earliest of (a) one (1) year after the Second Closing Date, (b) a date subsequent to the Second Closing Date, if the last sale price of the Pubco Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Second Closing Date and (c) the date on which Pubco completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of Pubco’s shareholders having the right to exchange their Pubco Ordinary Shares for cash, securities or other property. The FREYR Legacy shareholders who are party to a Lock-Up Agreement shall be permitted to sell a certain number of Pubco Ordinary Shares to settle their tax liabilities.
The Sponsor also agrees not to transfer any Pubco Warrants (or Pubco Ordinary Shares issued or issuable upon the conversion of the Pubco Warrants), until 30 days after the Second Closing.
Registration Rights Agreement
Pubco, FREYR Legacy, the Major Shareholders and the Purchaser Representative have entered into the Registration Rights Agreement in the agreed form (a copy of which is attached hereto as Exhibit 10.36) pursuant to which Pubco agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain Pubco Ordinary Shares and other equity securities of Pubco that are held by the parties thereto from time to time. Under the terms of the Registration Rights Agreement, the Purchaser Representative and the Major Shareholders and Shareholder Representative, can demand that Pubco register registrable securities under certain circumstances and have piggyback registration rights for these securities in connection with certain registrations of securities that Pubco undertakes.
Subscription Agreements
On January 29, 2021, Alussa and Pubco entered into the Subscription Agreements with certain investors for the PIPE Investment, pursuant to which Pubco issued and sold to the PIPE Investors $600 million of Pubco Ordinary Shares, at a price of $10.00 per share for which PIPE Investors received 60,000,000 Pubco Ordinary Shares.
The Subscription Agreements provide that, solely with respect to subscriptions by third-party investors, Pubco is required to file with the SEC, within 30 days after the consummation of the transactions contemplated by the Business Combination Agreement, a shelf registration statement covering the resale of the Pubco Ordinary Shares to be issued to any such third-party investor and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) the 90th day following the filing date thereof if the SEC notifies Pubco that it will “review” such registration statement and (ii) the 10th business day after the date Pubco is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.
Purchaser Shareholder Irrevocable Undertakings
In connection with the execution of the Business Combination Agreement, Alussa has entered into irrevocable undertakings with FREYR Legacy and certain Alussa shareholders holding at least 25% of the Alussa Ordinary Shares as of the date of the Business Combination Agreement (the “Purchaser Shareholder Irrevocable Undertakings”) (a copy of which is attached hereto as Exhibit 10.37), pursuant to which those Alussa shareholders committed to, among other things, vote in favor of the Purchaser Shareholder Approval Matters at any meeting of Alussa shareholders and take other actions in furtherance of the Purchaser Shareholder Approval Matters until the earlier of (i) the Cayman Effective Time and (ii) the termination of the Business Combination Agreement.
FREYR Shareholder Irrevocable Undertakings
In connection with the execution of the Business Combination Agreement, certain FREYR Legacy shareholders holding at least 55.76% of FREYR Ordinary Shares as of the date of the Business Combination Agreement have entered into irrevocable undertakings with FREYR Legacy and Alussa on January 29, 2021 (the “FREYR Shareholder Irrevocable Undertakings”) (a copy of which is attached hereto as Exhibit 10.38), pursuant to which such shareholders committed to, among other things, vote in favor of the Company Shareholder Approval Matters and take other actions in furtherance of the Purchaser

Shareholder Approval Matters until the earlier at any meeting or written resolutions of the shareholders held prior to or on the earlier of (i) the Second Closing and (ii) the termination of the Business Combination Agreement.
Company Preferred Share Acquisition Agreement
Simultaneously with the execution of the Business Combination Agreement, Encompass Capital Master Fund LP, BEMAP Master Fund Ltd. and Encompass Capital E L Master Fund L.P., in each case managed by Encompass (the “Company Preferred Share Transferors”) have entered into the preferred share acquisition agreement (the “Company Preferred Share Acquisition Agreement”) with Pubco (a copy of which is attached hereto as Exhibit 10.39), pursuant to which the Company Preferred Share Transferors have transferred, and Pubco has acquired for shares of Pubco all of the preferred shares in Norway Merger Sub 1 held by the Company Preferred Share Transferors at the Second Closing.
Indemnification Agreements
Pubco expects to enter into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Pubco Articles. These agreements, among other things, require Pubco to indemnify Pubco’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of Pubco’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Pubco’s request. Pubco believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in the Pubco Articles may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit Pubco and its shareholders. A shareholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Pubco Related-Person Transactions Policy
Pubco has a formal, written policy, that Pubco is not permitted to enter into a related-person transaction with its executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities and any member of the immediate family of or any entities affiliated with any of the foregoing persons, without the prior approval or, in the case of pending or ongoing related-person transactions, ratification of the audit and risk committee. For purposes of Pubco’s policy, a related-person transaction is a transaction, arrangement or relationship where Pubco was, is or will be involved and in which a related-person had, has or will have a direct or indirect material interest.
Certain transactions with related persons, however, are exempted from pre-approval including, but not limited to:
•
compensation of Pubco’s executive officers and directors that is otherwise disclosed in Pubco’s public filings with the SEC;

•
transactions with another company, other than an acquisition by Pubco of that company, if the only relationship that the related person has with such company is as a non-executive employee, non-executive director or beneficial owner of less than 10% of such company’s equity, provided that the aggregate amount involved in such transaction does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues and that the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•
any charitable contribution, grant or endowment by Pubco to a charitable organization, foundation or university, if the only relationship that the related person with such organization is as a non-executive employee or director, provided that the aggregate amount involved in such transaction does not exceed the greater of $1,000,000 or 2% of such organization’s total annual receipts;

•
any transaction in which the related person’s interest arises solely from beneficially owning the Pubco’s ordinary shares if all of Pubco’s shareholders receive the same benefit on a pro rata basis (e.g., dividends); and

•
any indemnification or advancement of expenses made pursuant to the Pubco Articles of Association or pursuant to any agreement.

No member of the audit and risk committee may participate in any review, consideration or approval of any related-person transaction where such member or any of his or her immediate family members is the related-person. In approving or rejecting the proposed agreement, our audit and risk committee shall consider the relevant facts and circumstances available and deemed relevant to the audit and risk committee, including, but not limited to:
•
whether the related person transaction is fair to Pubco and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•
the extent of the related person’s interest in the transaction;

•
whether there are business reasons for Pubco to enter into the related person transaction;

•
whether the related person transaction would impair the independence of a non-employee director, including the ability of any director to serve on the Compensation Committee of Pubco’s board of directors; and

•
whether the related person transaction would present an improper conflict of interest for any director or executive officer of Pubco, taking into account the size of the transaction, the overall financial position of the director, executive officer or related person, the direct or indirect nature of the director’s, executive officer’s or related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit and Risk Committee deems relevant.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information regarding the beneficial ownership of Pubco Ordinary Shares as of July 9, 2021 by:
•
each of Pubco’s current officers and directors;

•
all of Pubco’s current officers and directors as a group;

•
each person known by Pubco to be the beneficial owner of more than 5% of the outstanding Pubco Ordinary Shares;

The beneficial ownership percentages set forth in the table below are based on 116,440,191 Pubco Ordinary Shares issued and outstanding as of July 9, 2021. We have deemed Pubco Ordinary Shares subject to warrants and options that are currently exercisable or exercisable within 60 days of July 9, 2021 to be outstanding and to be beneficially owned by the person holding the warrant or option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Name and Address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
Directors and Named Executive Officers:
Daniel Barcelo(1)(7)	16,937,500	13.42%
Mimi Berdal	—	—
Jeremy Bezdek	—	—
German Curá	—	—
Peter Matrai(2)(7)	5,517,987	4.57%
Torstein Dale Sjøtveit(3)	9,229,568	7.93%
Olaug Svarva(4)	8,951	*
Monica Tiúba	—	—
Tom Einar Jensen(2)	5,417,987	4.57%
Steffen Føreid(7)	50,000	*
Ryuta Kawaguchi(7)	50,000	*
Einar Kilde(7)	244,452	*
All Directors and Executive Officers as a group (eighteen (18) persons)(7)	32,297,409	25.06%
5% Holders:
Alussa Energy Sponsor LLC(1)	16,937,500	13.42%
ATS AS(3)	9,229,568	7.93%
Entities affiliated with Teknovekst NUF(6)	8,390,446	7.21%

*
Represents beneficial ownership of less than 1%

(1)
Includes 7,187,500 Pubco Ordinary Shares and 9,750,000 Pubco Ordinary Shares subject to warrants, which are exercisable 30 days following the Closing of the Business Combination. Daniel Barcelo may be deemed to beneficially own shares held by the Alussa Energy Sponsor LLC (the “Sponsor”) by virtue of his control over the Sponsor, as its managing member. Mr. Barcelo disclaims beneficial ownership of the Pubco Ordinary Shares held by the Sponsor other than to the extent of his pecuniary interest in such shares.

(2)
Includes 3,241,906 Pubco Ordinary Shares and 2,176,081 Pubco Ordinary Shares subject to warrants, which are exercisable within 60 days of July 9, 2021 held by EDGE Global LLC. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global LLC. Each of Mr. Matrai and Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global LLC except to the extent of his pecuniary interest therein. The business address of EDGE Global LLC is 325 Chestnut Street, Philadelphia, PA 19106.

(3)
Mr. Sjøtveit and his wife are co-owners and Mr. Sjøtveit is a member and his wife is the chair of the board of directors of ATS Next AS. ATS AS is a wholly-owned subsidiary of ATS Next AS. Mr. Sjøtveit disclaims beneficial ownership of the shares held by ATS Next AS except to the extent of his pecuniary interest therein. The business address of ATS AS is Kleivveien 19 B, 1356, Bekkestua, Norway.

(4)
Includes 8,951 Pubco Ordinary Shares held by Primecon AS. Ms. Svarva and her husband, Jan Helgebostad, are co-owners of Primecon AS. Each of Ms. Svarva and Mr. Helgebostad disclaim beneficial ownership of the shares held by Primecon AS except to the extent of her or his pecuniary interest therein. The address of Primecon AS is Sollerudveien 36, 0283 Oslo.

(5)
Consists of 19,871,328 Pubco Ordinary Shares and 12,426,081 Pubco Ordinary Shares subject to warrants which are exercisable within 60 days of July 9, 2021.

(6)
Includes 8,390,446 Pubco Ordinary Shares held in the aggregate by Teknovekst Invest AS and Vanir Invest I AS (collectively, “Teknovekst”). Teknovekst NUF (a Norwegian branch of Teknovekst Ltd.), Vanir Invest Holding AS and Mr. Slettemoen share the power to direct the vote and disposition of securities held by Teknovekst Invest AS, and Teknovekst NUF holds more than 66.7% of the economic and voting interests in Teknovekst Invest AS. Teknovekst NUF and Vanir Invest Holding AS share the power to direct the vote and disposition of securities held by Vanir Invest I AS, and Teknovekst NUF holds more than 50.0% of the economic and voting interests in Vanir Invest I AS. Mr. Slettemoen is the sole owner and board member of Teknovekst Ltd. and Vanir Invest Holding AS, and directly or indirectly holds all of the ownership of the entities mentioned in this footnote. The business address of each of the entities and Mr. Slettemoen is Statsråd Ihlens vei 13, 2010, Strømmen, Norway.

(7)
Following the Second Closing, the Sponsor transferred 100,000 Pubco Private Warrants to Peter Matrai, a member of the board of directors of Pubco, and 50,000 Pubco Private Warrants to each of Jan Arve Haugan, Steffen Føreid, Ryuta Kawaguchi, Gery Bonduelle, Einar Kilde, Tove Ljungquist, Are Brautaset and Hege Norheim, each members of management of Pubco.

SELLING STOCKHOLDERS
This prospectus relates to the resale by the Selling Stockholders from time to time of up to 118,968,753 Ordinary Shares, 8,750,000 Pubco Private Warrants and 1,500,000 Pubco Working Capital Warrants. The Selling Stockholders may from time to time offer and sell any or all of the Ordinary Shares and Public Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Ordinary Shares other than through a public sale.
The following table sets forth, as of July 9, 2021, the names of the Selling Stockholders, the aggregate number of Ordinary Shares and Pubco Private Warrants and Pubco Working Capital Warrants owned by each Selling Stockholder immediately prior to the sale of Ordinary Shares in this offering, the number of Ordinary Shares that may be sold by each Selling Stockholder under this prospectus and that each Selling Stockholder will beneficially own after this offering. The Ordinary Shares offered by the selling securityholders hereunder do not include the 14,375,000 Ordinary Shares issuable upon the exercise of warrants issued in connection with the Business Combination in exchange for public warrants issued as part of the units in Alussa’s initial public offering.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all Ordinary Shares that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.
For purposes of the table below, we have assumed that the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Stockholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.
Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of Ordinary Shares Being Offered	Number of Warrants Being Offered	Ordinary Shares Beneficially Owned After the Offered Shares of Ordinary Shares are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent(1)	Number	Percent(1)
PIPE Shares
Alpha Wolf Investments LLC	10,000	—	10,000	—	—	—	—	—
Alyeska Master Fund, L.P.	500,000	—	500,000	—	—	—	—	—
Anita Baron GST Trust	50,000	—	50,000	—	—	—	—	—
Antara Capital Master Fund LP	500,000	—	500,000	—	—	—	—	—
Arena Investors LP	1,000,000	—	1,000,000	—	—	—	—	—
Atland Edge	50,000	—	50,000	—	—	—	—	—
Atlant Opportunity	650,000	—	650,000	—	—	—	—	—
Barbara A Kantor Revocable Trust	100,000	—	100,000	—	—	—	—	—
BEMAP Master Fund Ltd	385,999	—	385,999	—	—	—	—	—
BEMAP Master Fund Ltd.	87,470	—	87,470	—	—	—	—	—
Blackstone Global Master Fund ICAV	300,000	—	300,000	—	—	—	—	—
Blackwell Partners LLC – Series A	664,433	—	664,433	—	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.	1,500,000	—	1,500,000	—	—	—	—	—
Covalis Capital LLP	1,300,000	—	1,300,000	—	—	—	—	—
D.E. Shaw Oculus Portfolios, L.L.C.	250,000	—	250,000	—	—	—	—	—
D.E. Shaw Valence Portfolios, L.L.C.	750,000	—	750,000	—	—	—	—	—
DSAM Alpha+Master Fund	176,666	—	176,666	—	—	—	—	—

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of Ordinary Shares Being Offered	Number of Warrants Being Offered	Ordinary Shares Beneficially Owned After the Offered Shares of Ordinary Shares are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent(1)	Number	Percent(1)
DSAM+ Master Fund	634,667	—	634,667	—	—	—	—	—
LMA SPC – MAP 112 Segregated Portfolio	188,667	—	188,667	—	—	—	—	—
Double Black Diamond Offshore Ltd.	700,000	—	700,000	—	—	—	—	—
Encompass Capital E L Master Fund L.P.	142,793	—	142,793	—	—	—	—	—
Encompass Capital Master Fund LP	294,737	—	294,737	—	—	—	—	—
FIAM Target Date Blue Chip Growth Commingled Pool	59,133	—	59,133	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund – Information Technology Sub	72,304	—	72,304	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund	806,106	—	806,106	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund	29,029	—	29,029	—	—	—	—	—
Fidelity Blue Chip Growth Commingled Pool	25,512	—	25,512	—	—	—	—	—
Fidelity Blue Chip Growth Institutional Trust	2,042	—	2,042	—	—	—	—	—
Fidelity NorthStar Fund by its manager Fidelity Investments Canada ULC	35,481	—	35,481	—	—	—	—	—
Fidelity Puritan Trust: Fidelity Balanced Fund – Information Technology Sub	542,016	—	542,016	—	—	—	—	—
Fidelity Puritan Trust: Fidelity Balanced K6 Fund – Information Technology Sub-portfolio	7,870	—	7,870	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund	742,364	—	742,364	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund	81,474	—	81,474	—	—	—	—	—
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund	1,556	—	1,556	—	—	—	—	—
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund	87,919	—	87,919	—	—	—	—	—
Fidelity Select Portfolios – Select Technology Portfolio	798,747	—	798,747	—	—	—	—	—
Fidelity Select Portfolios: Select Automotive Portfolio	50,001	—	50,001	—	—	—	—	—
Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC	9,768	—	9,768	—	—	—	—	—
Franklin Strategic Series- Franklin Natural Resources Fund	138,200	—	138,200	—	—	—	—	—
Franklin Templeton Investment Funds- Franklin Natural Resources Fund	261,800	—	261,800	—	—	—	—	—
Ghisallo Master Fund LP	300,000	—	300,000	—	—	—	—	—
Glazer Enhanced Fund, LP	89,773	—	89,773	—	—	—	—	—
Glazer Enhanced Offshore Fund, Ltd.	203,711	—	203,711	—	—	—	—	—
DSAM Alpha+Master Fund	176,666	—	176,666	—	—	—	—	—
DSAM+ Master Fund	634,667	—	634,667	—	—	—	—	—
LMA SPC – MAP 112 Segregated Portfolio	188,667	—	188,667	—	—	—	—	—
Double Black Diamond Offshore Ltd.	700,000	—	700,000	—	—	—	—	—
Encompass Capital E L Master Fund L.P.	142,793	—	142,793	—	—	—	—	—
Encompass Capital Master Fund LP	294,737	—	294,737	—	—	—	—	—

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of Ordinary Shares Being Offered	Number of Warrants Being Offered	Ordinary Shares Beneficially Owned After the Offered Shares of Ordinary Shares are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent(1)	Number	Percent(1)
FIAM Target Date Blue Chip Growth Commingled Pool	59,133	—	59,133	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund – Information Technology Sub	72,304	—	72,304	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund	806,106	—	806,106	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund	29,029	—	29,029	—	—	—	—	—
Fidelity Blue Chip Growth Commingled Pool	25,512	—	25,512	—	—	—	—	—
Fidelity Blue Chip Growth Institutional Trust	2,042	—	2,042	—	—	—	—	—
Fidelity NorthStar Fund by its manager Fidelity Investments Canada ULC	35,481	—	35,481	—	—	—	—	—
Fidelity Puritan Trust: Fidelity Balanced Fund – Information Technology Sub	542,016	—	542,016	—	—	—	—	—
Fidelity Puritan Trust: Fidelity Balanced K6 Fund – Information Technology Sub-portfolio	7,870	—	7,870	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund	742,364	—	742,364	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund	81,474	—	81,474	—	—	—	—	—
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund	1,556	—	1,556	—	—	—	—	—
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund	87,919	—	87,919	—	—	—	—	—
Fidelity Select Portfolios – Select Technology Portfolio	798,747	—	798,747	—	—	—	—	—
Fidelity Select Portfolios: Select Automotive Portfolio	50,001	—	50,001	—	—	—	—	—
Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC	9,768	—	9,768	—	—	—	—	—
Franklin Strategic Series- Franklin Natural Resources Fund	138,200	—	138,200	—	—	—	—	—
Franklin Templeton Investment Funds- Franklin Natural Resources Fund	261,800	—	261,800	—	—	—	—	—
Ghisallo Master Fund LP	300,000	—	300,000	—	—	—	—	—
Glazer Enhanced Fund, LP	89,773	—	89,773	—	—	—	—	—
Glazer Enhanced Offshore Fund, Ltd.	203,711	—	203,711	—	—	—	—	—
Glencore International AG	1,000,000	—	1,000,000	—	—	—	—	—
Greenlight Capital Offshore Master, Ltd.	227,100	—	227,100	—	—	—	—	—
Greenlight Capital Offshore Partners, Ltd.	367,900	—	367,900	—	—	—	—	—
Handelsbanken Fonder AB, reg no. 556418-8851, on behalf of the Investment fund Handelsbanken Hållbar Energi	5,500,000	—	5,500,000	—	—	—	—	—
Hedge Ventures, L.P.	100,000	—	100,000	—	—	—	—	—
Highmark Limited in respect of its Segregated Account Highmark Multi-Strategy 2	41,516	—	41,516	—	—	—	—	—
HITE Carbon Offset LP	77,700	—	77,700	—	—	—	—	—
HITE Carbon Offset, Ltd	172,100	—	172,100	—	—	—	—	—
HITE Energy LP	131,900	—	131,900	—	—	—	—	—
HITE Hedge LP	92,600	—	92,600	—	—	—	—	—

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of Ordinary Shares Being Offered	Number of Warrants Being Offered	Ordinary Shares Beneficially Owned After the Offered Shares of Ordinary Shares are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent(1)	Number	Percent(1)
HITE Hedge Offshore Ltd.	251,900	—	251,900	—	—	—	—	—
HITE Hedge QP LP	40,000	—	40,000	—	—	—	—	—
HITE MLP LP	33,800	—	33,800	—	—	—	—	—
Integrated Core Strategies (US) LLC	1,000,000	—	1,000,000	—	—	—	—	—
Jonathan M. Pokoik 2009 Trust	50,000	—	50,000	—	—	—	—	—
Lugard Road Capital Master Fund, LP	985,065	—	985,065	—	—	—	—	—
Luxor Capital Partners Long, LP	19,644	—	19,644	—	—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP	464,742	—	464,742	—	—	—	—	—
Luxor Capital Partners, LP	738,799	—	738,799	—	—	—	—	—
Luxor Wavefront, LP	386,318	—	386,318	—	—	—	—	—
Luxor Capital Partners Long Offshore Master Fund, LP	5,432	—	5,432	—	—	—	—	—
Musselman-Kosmos, Ltd.	200,000	—	200,000	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Master Limited	369,200	—	369,200	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Opportunity Fund	61,600	—	61,600	—	—	—	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited	369,200	—	369,200	—	—	—	—	—
Omni Partners	300,000	—	300,000	—	—	—	—	—
Ospraie Partners LLC	60,000	—	60,000	—	—	—	—	—
PGIM Jennison Natural Resources Fund	640,000	—	640,000	—	—	—	—	—
Pokoik 2016 Trust	50,000	—	50,000	—	—	—	—	—
REG 2012 FAMILY TRUST, dated 12/21/12, Ronald Gottlieb and Mitchell Morris, TTES	180,000	—	180,000	—	—	—	—	—
Sachem Head LP	1,190,600	—	1,190,600	—	—	—	—	—
Sachem Head Master LP	809,400	—	809,400	—	—	—	—	—
Scorpio Holdings Limited	2,200,000	—	2,200,000	—	—	—	—	—
Seven Grand Managers, LLC	150,000	—	150,000	—	—	—	—	—
Solasglas Investments, LP	105,000	—	105,000	—	—	—	—	—
Spring Creek Capital, LLC	11,500,000	—	11,500,000	—	—	—	—	—
Suvretta Capital Management, LLC	2,500,000	—	2,500,000	—	—	—	—	—
Sylebra Capital Parc Mas ter Fund	2,212,980	—	2,212,980	—	—	—	—	—
Sylebra Capital Partners Master Fund Ltd	6,736,588	—	6,736,588	—	—	—	—	—
Thebes Offshore Master Fund, LP	400,000	—	400,000	—	—	—	—	—
TMJ & Associates LLC	2,100,000	—	2,100,000	—	—	—	—	—
Triodos Investment Management	200,000	—	200,000	—	—	—	—	—
VanEck Global Hard Assets Fund	350,000	—	350,000	—	—	—	—	—
VanEck Global Natural Resources Portfolio, a series of Brighthouse Funds Trust II	665,000	—	665,000	—	—	—	—	—
VanEck VIP Global Hard Assets Fund	185,000	—	185,000	—	—	—	—	—
Variable Insurance Products Fund III: Balanced Portfolio – Information Technology Sub	79,063	—	79,063	—	—	—	—	—
Variable Insurance Products Fund III: Growth Opportunities Portfolio	119,615	—	119,615	—	—	—	—	—
Private Placement Warrants, Conversion Warrants and Alussa Class B Ordinary Shares
Alussa Energy Sponsor LLC(2)(3)	16,937,500	9,750,000	16,937,500	9,750,000	—	—	—	—

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of Ordinary Shares Being Offered	Number of Warrants Being Offered	Ordinary Shares Beneficially Owned After the Offered Shares of Ordinary Shares are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent(1)	Number	Percent(1)
Encompass Shares
Encompass Capital Advisors LLC	1,510,984	—	1,510,984	—	—	—	—	—
FREYR Battery Directors and Executive Officers(4)
Are Brautaset(3)	50,000	50,000	50,000	50,000	—	—	—	—
Einar Gudmundsson Schie Kilde(3)	244,452	50,000	244,452	50,000	—	—	—	—
Hege Marie Norheim(3)	50,000	50,000	50,000	50,000	—	—	—	—
Gery Bonduelle(3)	50,000	50,000	50,000	50,000	—	—	—	—
Jan Arve Haugan(3)	58,951	50,000	58,951	50,000	—	—	—	—
Ryuta Kawaguchi(3)	50,000	50,000	50,000	50,000	—	—	—	—
Steffen Føreid(3)	50,000	50,000	50,000	50,000	—	—	—	—
Olaug Svarva(5)	8,951	—	8,951	—	—	—	—	—
Peter Matrai(3)(6)	100,000	100,000	100,000	100,000	—	—	—	—
Tove Nilsen Ljungquist(3)	50,000	50,000	50,000	50,000	—	—	—	—
FREYR Legacy Shareholders with 5% or Greater of FREYR Battery Ordinary Shares and Warrants
ATS NEXT AS(7)	9,229,568	—	9,229,568	—	—	—	—	—
TEKNOVEKST NUF(8)	8,390,446	—	8,390,446	—	—	—	—	—
EDGE Global LLC(9)	5,417,987	2,176,081	5,417,987	—	—	—	—	—
Other FREYR Legacy Shareholders with more than or equal to 100,000 FREYR Battery Ordinary Shares
RANA KOMMUNE	1,193,586	—	1,193,586	—	—	—	—	—
GH HOLDING AS	895,190	—	895,190	—	—	—	—	—
HEKTOR AS	538,524	—	538,524	—	—	—	—	—
AINO AS	480,255	—	480,255	—	—	—	—	—
LINDVARD INVEST AS	446,660	—	446,660	—	—	—	—	—
STAVANGER KOMMUNE	440,195	—	440,195	—	—	—	—	—
Sumisho Metalex Corporation(10)	413,313	413,313	413,313	—	—	—	—	—
OCCASIONE BY OLAISEN AS	364,092	—	364,092	—	—	—	—	—
OLAV OLSEN HOLDING AS	335,964	—	335,964	—	—	—	—	—
MORTEN CARLSON AS	322,268	—	322,268	—	—	—	—	—
KIC InnoEnergy SE(11)	303,121	—	303,121	—	—	—	—	—
LUBELL HOLDING AS	268,557	—	268,557	—	—	—	—	—
THOR ANDERS BREVIK	236,300	—	236,300	—	—	—	—	—
TORE ANDRE MIDTTVEIT	229,873	—	229,873	—	—	—	—	—
BERGAN AS	223,797	—	223,797	—	—	—	—	—
JESPER BØRS-LIND	219,948	—	219,948	—	—	—	—	—
Kjellsea AS	211,861	—	211,861	—	—	—	—	—
DJERV HOLDING AS	205,893	—	205,893	—	—	—	—	—
NORDENFJELDSKE MANAGEMENT AS	202,909	—	202,909	—	—	—	—	—
SN SAMLEREN AS	201,670	—	201,670	—	—	—	—	—
JON HARALD SCHIE KILDE(12)	179,038	—	179,038	—	—	—	—	—
Dzulkifli David Bin Abdullah	166,785	—	166,785	—	—	—	—	—
HAUTO AS	164,118	—	164,118	—	—	—	—	—
HJELKREM INVEST AS	143,230	—	143,230	—	—	—	—	—
EVEN NYSTU	143,230	—	143,230	—	—	—	—	—
ODNE STOKKE BURHEIM	137,825	—	137,825	—	—	—	—	—

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of Ordinary Shares Being Offered	Number of Warrants Being Offered	Ordinary Shares Beneficially Owned After the Offered Shares of Ordinary Shares are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent(1)	Number	Percent(1)
SVEA HOLDING AS	134,278	—	134,278	—	—	—	—	—
GEIR BRAATEN HAMMER	132,488	—	132,488	—	—	—	—	—
Zolen & Månen AS	128,210	—	128,210	—	—	—	—	—
VARIG NORDMØRE OG ROMSDAL	122,307	—	122,307	—	—	—	—	—
GRAFO AS	109,412	—	109,412	—	—	—	—	—
SIGRID NARMO	109,218	—	109,218	—	—	—	—	—
Other FREYR Legacy Shareholders with less than 100,000 FREYR Battery Ordinary Shares
Shareholders with a material relationship with FREYR Battery(13)	36,278	—	36,278	—	—	—	—	—
Shareholders with beneficial ownership of less than 100,000 shares and more than or equal to 40,000 shares(14)	656,326	—	656,326	—	—	—	—	—
Shareholders with beneficial ownership of less than 40,000 shares and more than or equal to 10,000 shares(15)	1,015,198	—	1,015,198	—	—	—	—	—
Shareholders with beneficial ownership of less than 10,000 shares and more than or equal to 5,000 shares(16)	738,597	—	738,597	—	—	—	—	—
Shareholders with beneficial ownership of less than 5,000 shares and more than or equal to 1,000 shares(17)	1,140,453	—	1,140,453	—	—	—	—	—
Shareholders with beneficial ownership of less than 1,000 shares(18)	825,415	—	825,415	—	—	—	—	—
Total Shares	118,968,753	12,839,394	118,968,753	10,250,000	—	—	—	—

*
Represents beneficial ownership of less than 1%.

(1)
The percentage of beneficial ownership before this offering is calculated based on 116,440,191 Ordinary Shares outstanding, as of July 9, 2021. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)
Includes 7,187,500 Pubco Ordinary Shares and 9,750,000 Pubco Ordinary Shares subject to warrants, which are exercisable 30 days following the Closing of the Business Combination. Daniel Barcelo may be deemed to beneficially own shares held by the Alussa Energy Sponsor LLC (the “Sponsor”) by virtue of his control over the Sponsor, as its managing member. Mr. Barcelo disclaims beneficial ownership of the Pubco Ordinary Shares held by the Sponsor other than to the extent of his pecuniary interest in such shares.

(3)
Following the Second Closing, the Sponsor transferred 100,000 Pubco Private Warrants to Peter Matrai, a member of the board of directors of Pubco, and 50,000 Pubco Private Warrants to each of Jan Arve Haugan, Steffen Føreid, Ryuta Kawaguchi, Gery Bonduelle, Einar Kilde, Tove Ljungquist, Are Brautaset and Hege Norheim, each members of management of Pubco.

(4)
Unless otherwise noted, the business address of each director and officer is Nytorget 1, 8622 Mo I Rana, Norway.

(5)
Includes 8,951 Pubco Ordinary Shares held by Primecon AS. Ms. Svarva and her husband, Jan Helgebostad, are co-owners of Primecon AS. Each of Ms. Svarva and Mr. Helgebostad disclaim beneficial ownership of the shares held by Primecon AS except to the extent of her or his pecuniary interest therein. The address of Primecon AS is Sollerudveien 36, 0283 Oslo.

(6)
Does not include 3,241,906 Pubco Ordinary Shares and 2,176,081 Pubco Ordinary Shares subject to warrants, which are exercisable within 60 days of July 9, 2021 held by EDGE Global LLC. Mr. Matrai is a co-owner of EDGE Global LLC and disclaims beneficial ownership of the shares held by EDGE Global LLC except to the extent of his pecuniary interest therein. See footnote 9 for more details.
(7)
Mr. Sjøtveit and his wife are co-owners and Mr. Sjøtveit is a member and his wife is the chair of the board of directors of ATS Next AS. ATS AS is a wholly-owned subsidiary of ATS Next AS. Mr. Sjøtveit disclaims beneficial ownership of the shares held by ATS Next AS except to the extent of his pecuniary interest therein. The business address of ATS AS is Kleivveien 19 B, 1356, Bekkestua, Norway.

(8)
Includes 8,390,446 Pubco Ordinary Shares held in the aggregate by Teknovekst Invest AS and Vanir Invest I AS. Teknovekst NUF (a Norwegian branch of Teknovekst Ltd.), Vanir Invest Holding AS and Mr. Slettemoen share the power to direct the vote and disposition of securities held by Teknovekst Invest AS, and Teknovekst NUF holds more than 66.7% of the economic and voting interests in Teknovekst Invest AS. Teknovekst NUF and Vanir Invest Holding AS share the power to direct the vote and disposition of securities held by Vanir Invest I AS, and Teknovekst NUF holds more than 50.0% of the economic and voting interests in Vanir Invest I AS. Mr. Slettemoen was a co-founder of FREYR AS, and is the sole owner and board member of Teknovekst Ltd. and Vanir Invest Holding AS, and directly or indirectly holds all of the ownership of the entities mentioned in this footnote. The business address of each of the entities and Mr. Slettemoen is Statsråd Ihlens vei 13, 2010, Strømmen, Norway.

(9)
Includes 3,241,906 Pubco Ordinary Shares and 2,176,081 Pubco Ordinary Shares subject to warrants, which are exercisable within 60 days of July 9, 2021 held by EDGE Global LLC. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global LLC. Each of Mr. Matrai and Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global LLC except to the extent of his pecuniary interest therein. The business address of EDGE Global LLC is 325 Chestnut Street, Philadelphia, PA 19106.

(10)
Includes 413,313 Pubco Ordinary Shares subject to warrants, which are exercisable within 60 days of July 9, 2021 held by Sumisho Metalex Corporation (“Metalex”). Metalex and FREYR Battery signed a Services Agreement whereby Metalex will support FREYR Battery in identifying and qualifying potential Japanese battery cell technology providers.

(11)
In June 2019 KIC InnoEnery SE entered into an agreement to invest 7.25 million Euro in FREYR Legacy and to co-develop an in-licensing framework with FREYR Legacy. In November 2020, the parties agreed to terminate the agreement and reduce the amount invested by KIC InnoEnergy SE to 1.23 million Euro.

(12)
Mr. Kilde is the brother of Einar Gudmundsson Schie Kilde, FREYR Battery’s Executive Vice President, Projects.

(13)
Represents the holdings of 13 current and former FREYR Battery employees and 5 people who are family members of current and former FREYR Battery employees, which in the aggregate account for less than 1% of outstanding FREYR Ordinary Shares.

(14)
Represents the holdings of 10 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Battery Ordinary shares.

(15)
Represents the holdings of 53 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Battery Ordinary shares.

(16)
Represents the holdings of 104 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Battery Ordinary shares.

(17)
Represents the holdings of 565 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Battery Ordinary shares.

(18)
Represents the holdings of 3,140 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Battery Ordinary shares.

DESCRIPTION OF SECURITIES
General
The following is a summary of some of the terms of the Pubco Ordinary Shares, based on the Pubco Articles and the Luxembourg law of 10th August 1915 on commercial companies, as amended (“Luxembourg Company Law”).
Share Capital
As of June 21, 2021, Pubco’s issued share capital amounted to USD 40,000, represented by a total of 40,000 redeemable shares with no nominal value (the “Initial Shares”). All Initial Shares are fully paid and subscribed for. A shareholder in a Luxembourg société anonyme holding fully paid up shares is not liable, solely because of his or her or its shareholder status, for additional payments to Pubco or its creditors.
As of June 21, 2021, Pubco held no shares as treasury shares.
Upon effectiveness of the First Closing, Pubco redeemed and subsequently cancelled all the Initial Shares so that the share capital of Pubco is solely represented by the Pubco Ordinary Shares. The Pubco Articles further provide for an authorized share capital in the amount of USD 245,000,000 (excluding the Initial Shares) divided into 245,000,000 ordinary shares with no nominal value.
Pubco Articles
Pubco is registered with the Luxembourg Trade and Companies’ Register under number B251199.
Its corporate purpose, as stated in Article 4 of Pubco Articles, is the holding of participations, in any form whatsoever, in Luxembourg and foreign companies, or other entities or enterprises, the acquisition by purchase, subscription, or in any other manner as well as the transfer by sale, exchange or otherwise of stock, bonds, debentures, notes and other securities or rights of any kind including interests in partnerships, and the holding, acquisition, disposal, investment in any manner, development, licensing or sub licensing of, any patents or other intellectual property rights of any nature or origin as well as the ownership, administration, development and management of its portfolio. Pubco may carry out its business through branches in Luxembourg or abroad. Pubco may borrow in any form and proceed to the issue by private or public of bonds, convertible bonds and debentures or any other securities or instruments it deems fit. In a general fashion Pubco may grant assistance (by way of loans, advances, guarantees or securities or otherwise) to companies or other enterprises in which Pubco has an interest or which form part of the group of companies to which the Company belongs or any entity as Pubco may deem fit (including upstream or cross stream), take any controlling, management, administrative and/or supervisory measures and carry out any operation which it may deem useful in the accomplishment and development of its purposes. Pubco can perform all commercial, technical and financial or other operations, connected directly or indirectly in all areas in order to facilitate the accomplishment of its purpose. Finally, Pubco may conduct, or be involved in any way in, directly or indirectly, the development, financing, construction and operation of batteries and/or battery cells, as well as the production of any materials required for battery cell manufacturing, and sales of batteries and/or battery cells into markets including but without limitation, electric mobility, energy storage systems as well as marine and aviation applications and any related or connected activity.
Issuance of Pubco Ordinary Shares
Pursuant to Luxembourg law, the issuance of Pubco Ordinary Shares requires approval by the general meeting of shareholders of Pubco at the quorum and majority required for the amendment of articles of association. The current sole shareholder of Pubco will approve an authorized capital and authorize the board of directors to issue Pubco Ordinary Shares up to the maximum amount of such authorized capital for a maximum period of five years after the publication of the resolution of the sole shareholder approving such authorization in the Luxembourg RESA. The general meeting may amend, renew, or extend such authorized capital and such authorization to the board of directors to issue Pubco Ordinary Shares.
Pubco recognizes only one (1) holder per share. In case a share is owned by several persons, they shall appoint a single proxy who shall represent them in respect of Pubco. Pubco has the right to suspend the exercise of all rights attached to that share until such representative has been appointed.

Upon the consummation of the Business Combination, the board of directors of Pubco resolved on the issuance of Pubco Ordinary Shares out of the authorized capital. The board of directors also resolved on the applicable procedures and timelines to which such issuance will be subjected. If the proposal of the board of directors to issue new Pubco Ordinary Shares exceeds the limits of Pubco’s authorized share capital, the board of directors must convene the shareholders to an extraordinary general meeting for the purpose of increasing the issued and/or the authorized share capital. Such meeting will be subject to the quorum and majority requirements required for amending the articles of association.
Preemptive Rights
Under Luxembourg law, existing shareholders benefit from a preemptive subscription right on the issuance of Pubco Ordinary Shares for cash consideration. However, Pubco’s shareholders have, in accordance with Luxembourg law, authorized the board of directors to suppress, waive, or limit any preemptive subscription rights of shareholders provided by law to the extent that the board of directors deems such suppression, waiver, or limitation advisable for any issuance or issuances of Pubco Ordinary Shares within the scope of Pubco’s authorized share capital. Such authorization will be valid for a maximum period of five years after the publication of the resolution of the sole shareholder approving such authorization in the Luxembourg official gazette (Recueil Électronique des Sociétés, “RESA”). The extraordinary general meeting of shareholders may, by two-thirds majority vote, limit, waive, or cancel such preemptive rights or renew, amend, or extend them, in each case for a period not to exceed five years. Such shares may be issued above, at, or below market value. Under Luxembourg Company Law subject to certain formal requirements, which have not to date been undertaken and which include the approval of the extraordinary general meeting, such shares may also be issued below the accounting par value per share. Pubco Ordinary Shares may also be issued by way of incorporation of available reserves, including share premium. In addition, the board of directors has been authorized by the general meeting to allocate, within the limits of the authorized share capital, existing shares or new shares, including free of charge, to directors, officers and staff members of the Company or of companies or other entities in which the Company holds directly or indirectly at least 10 per cent of the capital or voting rights. Such authorization shall by operation of law, operate as a waiver by existing shareholders of their preemptive subscription right for the benefit of the recipients of such shares allotted free of charge. The board of directors may determine the terms and conditions of such allocation, which may comprise a period after which the allocation is final and a minimum holding period during which the recipients must retain the shares.
Repurchase of Pubco Ordinary Shares
Pubco cannot subscribe to its own shares. Pubco may, however, itself or through its subsidiaries repurchase issued Pubco Ordinary Shares or have another person repurchase issued Pubco Ordinary Shares for its account, subject to the following conditions:
•
prior authorization by a simple majority vote at an ordinary general meeting of shareholders, which authorization sets forth:

•
the terms and conditions of the proposed repurchase and in particular the maximum number of Pubco Ordinary Shares that may be repurchased;

•
the duration of the period for which the authorization is given, which may not exceed five years; and

•
in the case of repurchase for consideration, the minimum and maximum consideration per share, provided that the prior authorization shall not apply in the case of Pubco Ordinary Shares acquired by either Pubco, or by a person acting in his or her own name on its behalf, for the distribution thereof to its staff or to the staff of a company with which it is in a control relationship;

•
only fully paid-up Pubco Ordinary Shares may be repurchased;

•
the voting and dividend rights attached to the repurchased Pubco Ordinary Shares will be suspended as long as the repurchased Pubco Ordinary Shares are held by Pubco or its direct subsidiaries. The voting rights attached to Pubco Ordinary Shares held by indirect subsidiaries will also be suspended.

The repurchase offer must be made on the same terms and conditions to all the shareholders who are in the same position. In addition, as a listed company Pubco may repurchase Pubco Ordinary Shares on the stock market without having to make or an offer to all of its shareholders.
The authorization will be valid for a period ending on the earlier of five years from the date of such shareholder authorization and the date of its renewal by a subsequent general meeting of shareholders.
In addition, pursuant to Luxembourg Company Law, Pubco may directly or indirectly repurchase Pubco Ordinary Shares by resolution of its board of directors without the prior approval of the general meeting of shareholders if such repurchase is deemed by the board of directors to be necessary to prevent serious and imminent harm to Pubco, or if the acquisition of Pubco Ordinary Shares has been made with the intent of distribution to its employees and/or the employees of any entity having a controlling relationship with.
Form and Transfer of Pubco Ordinary Shares
Pubco Ordinary Shares are issued in registered form only and are freely transferable under Luxembourg law and Pubco’s articles of association. Luxembourg law does not impose any limitations on the rights of Luxembourg or non-Luxembourg residents to hold or vote Pubco Ordinary Shares.
Under Luxembourg law, the ownership of registered shares is prima facie established by the inscription of the name of the shareholder and the number of shares held by him or her in the shareholders’ register. Without prejudice to the conditions for transfer by book-entry where Pubco Ordinary Shares are recorded in the shareholders’ register on behalf of one or more persons in the name of a depository, each transfer of Pubco Ordinary Shares shall be effected by written declaration of transfer to be recorded in the shareholders’ register, with such declaration to be dated and signed by the transferor and the transferee or by their duly appointed agents. Pubco may accept and enter into the shareholders’ register any transfer effected pursuant to an agreement or agreements between the transferor and the transferee, true and complete copies of which have been delivered to Pubco.
Pubco’s articles of association provide that Pubco may appoint registrars in different jurisdictions, each of whom may maintain a separate register for the Pubco Ordinary Shares entered in such register, and that the holders of shares shall be entered into one of the registers. Shareholders may elect to be entered into one of these registers and to transfer their shares to another register so maintained. Pubco’s board of directors may however impose transfer restrictions for shares that are registered, listed, quoted, dealt in, or have been placed in certain jurisdictions in compliance with the requirements applicable therein.
In the case of Pubco Ordinary Shares held through the operator of a securities settlement system or depository, Pubco Ordinary Shares will be made available to the shareholders in book-entry form and, without prejudice to the provisions of the Pubco Articles, give to the shareholders in book-entry-form beneficial ownership of the rights attaching to the Pubco Ordinary Shares.
Liquidation Rights and Dissolution
In the event of Pubco’s dissolution and liquidation, any surplus of the assets remaining after allowing for the payment of all of Pubco’s liabilities will be paid out to the shareholders pro rata according to their respective shareholdings. The decision to dissolve and liquidate Pubco requires approval by an extraordinary general meeting of Pubco’s shareholders.
Merger and De-Merger
A merger by absorption whereby one Luxembourg company, after its dissolution without liquidation, transfers all of its assets and liabilities to another company in exchange for the issuance of ordinary shares in the acquiring company to the shareholders of the company being acquired, or a merger effected by transfer of assets and liabilities to a newly incorporated company, must, in principle, be approved at an extraordinary general meeting of shareholders of the Luxembourg company, enacted in front of a Luxembourg notary. Similarly, a de-merger of a Luxembourg company is generally subject to the approval by an extraordinary general meeting of shareholders, enacted in front of a Luxembourg notary.

No Appraisal Rights
Neither Luxembourg law nor the Pubco Articles provide for appraisal rights of dissenting shareholders.
General Meeting of Shareholders
Any regularly constituted general meeting of shareholders represents the entire body of Pubco’s shareholders.
Any holder of a Pubco Ordinary Share is entitled to attend its general meeting of shareholders, either in person or by proxy, to address the general meeting of shareholders and to exercise voting rights, subject to the provisions of the Pubco Articles and compliance with the conditions governing attendance or representation at the meeting. Each Pubco Ordinary Share entitles the holder to one vote at a general meeting of shareholders. The Pubco Articles provide that general meetings of shareholders are convened in accordance with the provisions of law. The Luxembourg Company Law provides that convening notices for every general meeting shall contain the agenda and take the form of announcements filed with the register of commerce and companies and will be published in the Recueil Électronique des Sociétés et Associations and in a newspaper published in the Grand Duchy of Luxembourg at least fifteen days before the meeting. The convening notices shall also be communicated by post (or, in respect of any shareholder having individually agreed to receive convening notices by any other means of communications, by such means of communication) to registered shareholders at least eight days before the meeting.
A shareholder may participate in general meetings of shareholders by appointing another person as his or her proxy, the appointment of which shall be in writing. Pubco’s articles of association also provide that, in the case of Pubco Ordinary Shares held through the operator of a securities settlement system or depository, a holder of such Pubco Ordinary Shares wishing to attend a general meeting of shareholders should receive from such operator or depository a certificate certifying the number of Pubco Ordinary Shares recorded in the relevant account on the relevant record date. Pubco’s board of director may determine the formal requirements with which such certificates must comply.
The board of directors may determine a date preceding the General Meeting as the record date for admission to, and voting any Pubco Ordinary Shares at, the General Meeting (the “GM Record Date”). If a GM Record Date is determined for the admission to and voting at a General Meeting only those persons holding Pubco Ordinary Shares on the GM Record Date may attend and vote at the General Meeting (and only with respect to those Pubco Ordinary Shares held by them on the GM Record Date).
The annual general shareholder meeting must be held within six months from the end of the respective financial year at Pubco’s registered office or in any other place in Luxembourg as may be specified in the convening notice of the meeting. Other general meetings of shareholders may be held at such place and time as may be specified in the respective convening notices of the meeting.
Luxembourg law provides that the board of directors is obliged to convene a general meeting of shareholders if shareholders representing, in the aggregate, 10% of the issued share capital so request in writing with an indication of the meeting agenda. In such case, the general meeting of shareholders must be held within one month of the request. If the requested general meeting of shareholders is not held within one month, shareholders representing, in the aggregate, 10% of the issued share capital may petition the competent president of the district court in Luxembourg to have a court appointee convene the meeting. Luxembourg law provides that shareholders representing, in the aggregate, 10% of the issued share capital may request that additional items be added to the agenda of a general meeting of shareholders. That request must be made by registered mail sent to Pubco’s registered office at least five days before the general meeting of shareholders.
The board of directors of Pubco has the right to adjourn a general meeting for four weeks (up to six weeks, in case of a combined ordinary and extraordinary general meeting). It must do so if requested by one or more shareholders representing at least 10% of the share capital of Pubco. In the event of an adjournment, any resolution already adopted by the general meeting shall be cancelled and final resolutions will be adopted at the adjourned general meeting. Furthermore, one or more shareholders representing at least 10% of the share capital or at least 10% of the voting rights attached to the shares issued by Pubco may ask the board of directors of Pubco questions on one or more transactions of Pubco or any companies controlled by it.
Voting Rights
Each Pubco Ordinary Share entitles the holder thereof to one vote.
Neither Luxembourg law nor the Pubco Articles contain any restrictions as to the voting of Pubco Ordinary Shares by non-Luxembourg residents and there is no minimum shareholding (beyond owning a single Common Share or representing the owner of a single Pubco Ordinary Share) to attend or vote at a general meeting of shareholders.
As described further below, Luxembourg law distinguishes between ordinary general meetings of shareholders and extraordinary general meetings of shareholders.
Ordinary General Meetings.   At an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. Abstentions are not considered “votes.”
Extraordinary General Meeting.   Extraordinary general meetings are required to be convened for among others any of the following matters: (i) the increase or decrease of the authorized or issued capital, (ii) the limitation or exclusion of preemptive rights or the authorization of the board of directors to limit or exclude such rights, (iii) the approval of a statutory merger or de-merger (scission), (iv) Pubco’s dissolution and liquidation, and (v) any amendments to the Pubco Articles. Pursuant to the Pubco Articles, for any resolutions to be considered at an extraordinary general meeting of shareholders, except for those on certain specific topics described below, the quorum shall be at least one half (50%) of Pubco’s outstanding Pubco Ordinary Shares. If such quorum is not present, a second meeting may be convened, which does not need a quorum. Any extraordinary resolution shall be adopted, except otherwise provided by law and the Pubco Articles, by at least a two-thirds majority of the votes validly cast. Abstentions are not considered “votes”. The Pubco Articles provide for an increased majority of at least 75% of votes validly cast for the amendments to articles 9.4, 9.5 and 17.3 to the articles of association. Article 9.4 set outs the requirements for candidates for election to the board of directors, and article 9.5 sets out the process for shareholders to propose candidates for the election to the board of directors to the general meeting of shareholders. Article 17.3 is the articles setting the increased majority for articles 9.4 and 9.5.
Minority Action Right.   Luxembourg Company Law provides that one or more shareholders holding, in the aggregate, at least 10% of the securities having a right to vote at the general meeting that has granted discharge to the members of the board of directors for the execution of their mandate, may act on Pubco’s behalf to file a liability claim for damages against one or more directors for mismanagement and/or a violation of Luxembourg Company Law, or of the articles of association.
Dividends
Except for shares held in treasury, each Pubco Ordinary Share is entitled to participate equally in dividends if and when declared out of funds legally available for such purposes. The Pubco Articles provide that the annual ordinary general meeting of shareholders may declare a dividend and that the board of directors may declare interim dividends within the limits set by Luxembourg law.
Declared and unpaid dividends held by Pubco for the account of its shareholders do not bear interest. Under Luxembourg law, claims for dividends lapse in favor of Pubco five years after the date on which the dividends have been declared.
Board of Directors
The Pubco Articles stipulate that Pubco shall be managed by a board of directors composed of no less than eight (8) directors who may but do not need to be Shareholders of Pubco. The Pubco board of directors shall, to the extent required by law and otherwise may, appoint a chairperson amongst its members/the Independent Directors. The chairperson shall preside over all meetings of the board of directors and of shareholders. It also may appoint a secretary, who need not be a director and whose responsibility, powers and duties shall be determined by the board of directors. The Pubco board of directors will meet upon call by the chairperson or any two directors.
A meeting of the board of directors shall be quorate if the majority of the directors in office (and entitled to vote) is present or represented. Resolutions are adopted by the simple majority vote of directors present or represented. No valid decision of the board of directors may be taken if the necessary quorum has not been reached. In case of an equality of votes, neither the chairperson nor any other director shall have the right to cast the deciding vote. The board of directors may also take decisions by means of resolutions in writing signed by all directors entitled to vote. Each director has one vote except in case he/she has a conflict of interest in accordance with Luxembourg Company Law and Pubco’s articles association.
The directors are appointed by the general meeting of shareholders for a period not exceeding six (6) years and until their successors are elected; provided however that any one or more of the directors may be removed with or without cause (ad nutum) by the general meeting of shareholders by a simple majority of the votes cast. The directors shall be eligible for re-election indefinitely. Pursuant to the articles of association, any proposal by shareholders of candidate(s) for election to the board of directors by the general meeting of shareholders must be (i) made by one or more shareholders who together hold at least 10% of the subscribed share capital of Pubco and (ii) received by Pubco in writing pursuant to the provisions set forth in the articles of association.
Unless otherwise determined by the board of directors, candidates for election to the board of directors must provide to Pubco, (i) a written completed questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by Pubco upon written request), (ii) such information as Pubco may request including, without limitation, as may be required, necessary or appropriate pursuant to any laws or regulation applicable to the Company (including any rules, policies or regulation of any securities market where shares of the Company are listed or trading) and (iii) the written representation and undertaking that such person is in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of Pubco or under applicable law that are applicable to directors. Any candidate to be considered must comply as to his/her qualification and affiliations with any laws, regulations, rules or policies applicable to Pubco.
If there is a vacancy on the board of directors because of death, retirement, resignation, dismissal, removal or otherwise, the remaining directors have the right to fill such vacancy until the next general meeting of shareholders with the affirmative vote of a majority of the remaining directors appointed by the general meeting of shareholders. Within the limits provided for by Luxembourg law, the board of directors may delegate Pubco’s daily management and the authority to represent Pubco to one or more persons.
No director, solely as a result of being a director, shall be prevented from contracting with Pubco with regard to his tenure in any office or place of profit, or as vendor, purchaser, or in any other manner whatsoever. No contract or other transaction between Pubco and any other company or firm shall be affected or invalidated by the fact only that any one or more of the directors or officers of Pubco is financially interested in, or is a director, associate, officer, agent, adviser or employee of such other company or firm.
In the case of a conflict of interest of a director, such director shall indicate such conflict of interest to the board of directors and shall not deliberate or vote on the relevant matter. Any conflict of interest arising at board level shall be reported to the next general meeting of shareholders before any resolution is put to vote.
The Pubco Articles provide that directors and officers, past and present, will be entitled to indemnification from Pubco to the fullest extent permitted by Luxembourg law against liability and all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she would be involved by virtue of his or her being or having been a director or officer and against amounts paid or incurred by him or her in the settlement thereof. However, no indemnification will be provided against any liability to Pubco’s directors or officers (i) by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties of a director or officer, (ii) with respect to any matter as to which any director or officer shall have been finally adjudicated to have acted in bad faith and not in Pubco’s interest, or (iii) in the event of a settlement, unless approved by a court of competent jurisdiction or the board of directors.

There is no mandatory retirement age for directors under Luxembourg law and no minimum shareholding requirement for directors.
Amendment of Articles of Association
Save in respect of certain limited matters set out by Luxembourg Company Law and the articles of association which allow the board of directors to implement certain amendments to the articles of association, Luxembourg Company Law requires an extraordinary general meeting of shareholders to resolve upon an amendment of the articles of association. The agenda of the extraordinary general meeting of shareholders contained in the convening notice must indicate the proposed amendments to the articles of association.
Pubco Warrants
The following is a summary of some of the terms of the Pubco Public Warrants, Pubco Private Warrants and Pubco Working Capital Warrants. It does not purport to be complete. As of             2021 14,375,000 Pubco Public Warrants, 8,750,000 Pubco Private Warrants and 1,500,000 Pubco Working Capital Warrants were outstanding. Copies of the initial warrant agreement between Alussa and Continental dated November 25, 2019 and the form of the amended and restated warrant agreement are attached to this prospectus as Exhibits 10.31 and 4.1, respectively. You should review the copy of the amended and restated warrant agreement for a complete description of the terms and conditions applicable to the Pubco Public Warrants, Pubco Private Warrants and Pubco Working Capital Warrants.
Pubco Public Warrants
Each whole warrant entitles the registered holder to purchase one Pubco Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after Closing. Pursuant to the form amended and restated warrant agreement, a warrant holder may exercise its warrants only for a whole number of Pubco Ordinary Shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. The warrants will expire five years after Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
Pubco will not be obligated to deliver any Pubco Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Pubco Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to Pubco satisfying its obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and Pubco will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.
Once the warrants become exercisable, Pubco may redeem the outstanding warrants (excluding Pubco Private Warrants and Pubco Working Capital Warrants):
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in whole and not in part;

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at a price of $0.01 per warrant;

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upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period, to each warrant holder; and

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if, and only if, the last reported sale price of Pubco’s Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which Pubco sends the notice of redemption to the warrant holders.

Pubco established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Pubco issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Pubco Ordinary Shares may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued. Pubco will not redeem the warrants unless a registration statement under the Securities Act covering the Pubco Ordinary Shares issuable upon exercise of the warrants is effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by Pubco, Pubco may not exercise its redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to effect such registration or qualification.
If Pubco calls the warrants for redemption as described above, Pubco’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” Pubco’s management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its shareholders of issuing the maximum number of Pubco Ordinary Shares issuable upon the exercise of its warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Pubco Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Pubco Ordinary Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined in the form amended and restated warrant agreement) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Pubco Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, provided that in all cases, the exercise price shall correspond to at least the accounting par value of the Pubco Shares. If Pubco takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Pubco Ordinary Shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. Pubco believes that this feature is an attractive option to Pubco if it does not need the cash from the exercise of the warrants after the Business Combination. If Pubco’s management calls the warrants for redemption and its management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Pubco Private Warrants and Pubco Working Capital Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrants holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify Pubco in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Pubco Ordinary Shares outstanding immediately after giving effect to such exercise.
If the number of issued and outstanding Pubco Ordinary Shares is increased by a capitalization payable in Pubco Ordinary Shares, or by a sub-division of Pubco Ordinary Shares or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of Pubco Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding Pubco Ordinary Shares. A rights offering to holders of Pubco Ordinary Shares entitling holders to purchase Pubco Ordinary Shares at a price less than the fair market value will be deemed a capitalization of a number of Pubco Ordinary Shares equal to the product of (i) the number of Pubco Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Pubco Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Pubco Ordinary Shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Pubco Ordinary Shares, in determining the price payable for Pubco Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Pubco Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Pubco Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
If the number of issued and outstanding Pubco Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Pubco Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Pubco Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding Pubco Ordinary Shares.
Whenever the number of Pubco Ordinary Shares purchasable upon the exercise of the Pubco Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Pubco Ordinary Shares purchasable upon the exercise of the Pubco Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Pubco Ordinary Shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding Pubco Ordinary Shares (other than those described above or that solely affects the par value of such Pubco Ordinary Shares), or in the case of any merger or consolidation of Pubco with or into another corporation (other than a consolidation or merger in which Pubco is the continuing corporation and that does not result in any reclassification or reorganization of Pubco’s issued and outstanding Pubco Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Pubco as an entirety or substantially as an entirety in connection with which Pubco is liquidated and dissolved, the holders of the Pubco Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Pubco Public Warrants and in lieu of Pubco’s Pubco Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Pubco Public Warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by Alussa in connection with redemption rights held by shareholders of Alussa as provided for in Alussa’s amended and restated memorandum and articles of association) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Pubco Ordinary Shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Pubco Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Pubco Ordinary Shares in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Pubco Public Warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the Pubco Public Warrant exercise price will be reduced as specified in the amended and restated warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the amended and restated warrant agreement) of the Pubco Public Warrant.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Pubco Ordinary Shares and any voting rights until they exercise their warrants and receive Pubco Ordinary Shares. After the issuance Pubco Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
The amended and restated warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Pubco Public Warrants to make any change that adversely affects the interests of the registered holders of Pubco Public Warrants.
Pubco Private Warrants and Pubco Working Capital Warrants
The Pubco Private Warrants and Pubco Working Capital Warrants (including the Pubco Ordinary Shares issuable upon exercise of the Pubco Private Warrants or Pubco Working Capital Warrants) will not be transferable, assignable or salable until 30 days after Closing (except, among other limited exceptions to Alussa’s officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by Pubco and will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Pubco Private Warrants and Pubco Working Capital Warrants have terms and provisions that are identical to those of the Pubco Public Warrants. If the Pubco Private Warrants or Pubco Working Capital Warrants are held by holders other than the Sponsor or their permitted transferees, the Pubco Private Warrants or Pubco Working Capital Warrants, as applicable, will be redeemable by Pubco and exercisable by the holders on the same basis as Pubco Public Warrants.
If holders of the Pubco Private Warrants or Pubco Working Capital Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Pubco Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Pubco Ordinary Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined in the form amended and restated warrant agreement) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Pubco Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Exchange Listing
Pubco Ordinary Shares, and Pubco Public Warrants, Pubco Private Warrants and Pubco Working Capital Warrants are currently listed on the NYSE under the proposed symbols FREY and FREY WS, respectively.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of United States federal income tax considerations generally applicable to the acquisition, ownership and disposition by U.S. Holders (as defined below) of Company Ordinary Shares or warrants (which are sometimes refer to as our “securities”). This discussion addresses only those Company security holders that hold their securities as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is a summary only and does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:
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financial institutions or financial services entities;

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broker-dealers;

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taxpayers that are subject to the mark-to-market accounting rules;

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tax-exempt entities;

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governments or agencies or instrumentalities thereof;

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insurance companies;

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regulated investment companies or real estate investment trusts;

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expatriates or former long-term residents of the United States;

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persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of any class of our shares;

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persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

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persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

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persons whose functional currency is not the U.S. dollar; or

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persons subject to special tax accounting rules as a result of any item of gross income with respect to Company securities being taken into account in an “applicable financial statement” (as defined in Section 451(b) of the Code).

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein.
This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.
This discussion also does not address any tax considerations relating to the Business Combination or to holders of Alussa or FREYR stock or securities who receive Company securities in the Business Combination.
We have not and do not intend to seek any rulings from the IRS regarding the matters described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds Company Ordinary Shares or warrants, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Company Ordinary Shares or warrants and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of acquiring, holding or disposing of Company Ordinary Shares or warrants.
THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.
As used herein, a “U.S. Holder” is a beneficial owner of Company Ordinary Shares or warrants who or that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States,

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a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,

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an estate whose income is subject to U.S. federal income tax regardless of its source, or

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a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on Company Ordinary Shares
Subject to the passive foreign investment company (“PFIC”) rules discussed below, if the Company makes a distribution of cash or other property to a U.S. Holder of Company Ordinary Shares, such distributions will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.
Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its Company Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Company Ordinary Shares.
We do not intend to calculate our earnings and profits according to U.S. tax accounting principles. Accordingly, notwithstanding the discussion in the preceding paragraph, distributions on Company Ordinary Shares, if any, will generally be taxed to U.S. Holders as dividend distributions for U.S. tax purposes.
With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates (subject to the relevant holding period requirements) only if (i) Company Ordinary Shares are readily tradable on an established securities market in the United States or (ii) if Company is eligible for the benefits of the income tax treaty between the United States and Luxembourg, in each case provided that neither the Company nor Alussa is not treated as a PFIC at the time the dividend was paid or in the previous year and certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.
Taxation on the Disposition of Securities
Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of Company securities, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its securities.
Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Acquisition of Ordinary Shares Pursuant to a Warrant
Subject to the PFIC rules discussed below, a U.S. Holder will generally not recognize gain or loss upon the exercise of a Company warrant for cash. A Company Ordinary Share acquired pursuant to the exercise of a Company warrant for cash will generally have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant.
It is unclear whether a U.S. Holder’s holding period for the Ordinary Share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the warrant.
Because of the absence of authority specifically addressing the treatment of a cashless exercise of warrants under U.S. federal income tax law, the treatment of such a cashless exercise is unclear. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. Alternatively, a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized.
In either tax-free situation, a U.S. Holder’s tax basis in the ordinary shares received would generally equal the U.S. Holder’s tax basis in the warrants. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares received on exercise will be treated as commencing on the date of exercise of the warrant or the following day. If a cashless exercise is treated as a recapitalization, the holding period of the ordinary shares received will include the holding period of the warrants.
If a cashless exercise is treated as a taxable exchange, a U.S. Holder could be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. In this case, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. A U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the U.S. Holder’s purchase price for the warrant (or the portion of such U.S. Holder’s purchase price for units that is allocated to the warrant) and the exercise price of such warrants). It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.
The Company expects a U.S. Holder’s cashless exercise of Company warrants (including after the Company provides notice of its intent to redeem warrants for cash) to be treated as a recapitalization for U.S. federal income tax purposes. However, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
Subject to the PFIC rules described below, if the Company redeems warrants for cash pursuant to the redemption provisions of the warrants or if the Company purchases warrants in an open market transaction, such redemption or purchase will generally be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Taxation on the Disposition of Securities.”
Passive Foreign Investment Company Considerations
A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if either (1) at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (2 at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.
Based on the current and anticipated composition of the income, assets and operations of the Company and its subsidiaries, the Company may be classified as a PFIC for its current taxable year. Whether the Company or any of its subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of the Company’s income and assets, and the market value of its and its subsidiaries’ shares and assets. Because items of working capital are generally treated as passive assets for PFIC purposes, retaining or accumulating cash, cash equivalents and other assets such as short-term and long-term investments that are readily convertible into cash increases the risk that the Company will be classified as a PFIC. Although the Company may be classified as a PFIC for its current taxable year, the Company’s actual PFIC status for its current taxable year or any future taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to the Company’s status as a PFIC for our current taxable year or any future taxable year.
Although a determination as to the Company’s PFIC status will be made annually, the Company will generally continue to be treated as a PFIC with respect to a U.S. Holder who held Company securities during a taxable year for which the Company was a PFIC, whether or not the Company meets the test for PFIC status in subsequent years.
If the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and, in the case of Company Ordinary Shares, the U.S. Holder did not make a timely QEF election for the Company’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Company Ordinary Shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules with respect to:
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any gain recognized by the U.S. Holder on the sale or other disposition of its Company Ordinary Shares or warrants; and

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any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of Company securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such securities).

Under these rules,
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the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its securities;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which the Company is a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if the Company is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to its Company Ordinary Shares (but not Company warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of the Company’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which the Company’s taxable year ends if the Company is treated as a PFIC for that taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to Company warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized will generally be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if the Company was a PFIC at any time during the period the U.S. Holder held the Company warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired Company Ordinary Shares (or has previously made a QEF election with respect to Company Ordinary Shares), the QEF election will apply to the newly acquired Company Ordinary Shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Company Ordinary Shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted basis in the Company Ordinary Shares acquired upon the exercise of the warrants by the gain recognized and will also have a new holding period in such shares for purposes of the PFIC rules.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from the Company. If the Company determines that it is a PFIC for any taxable year, it will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that the Company will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.
If a U.S. Holder has made a QEF election with respect to Company Ordinary Shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for the Company’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Company Ordinary Shares will generally be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders who make a QEF election with respect to a PFIC are currently taxed on their pro rata shares of such PFIC’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a PFIC with respect to which a QEF election has been made will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a PFIC with respect to which a QEF election has been made.
As noted above, the Company will generally continue to be treated as a PFIC with respect to a U.S. Holder who held Company securities during a taxable year for which the Company was a PFIC, whether or not the Company meets the test for PFIC status in subsequent years. A U.S. Holder who makes the QEF election discussed above for the Company’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) Company Ordinary Shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of the Company that ends within or with a taxable year of the U.S. Holder and in which the Company is not a PFIC. On the other hand, if the

QEF election is not effective for each of the Company’s taxable years in which the Company is a PFIC and the U.S. Holder holds (or is deemed to hold) Company Ordinary Shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.
Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Company Ordinary Shares and for which the Company is determined to be a PFIC, such holder will generally not be subject to the PFIC rules described above in respect to its Company Ordinary Shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that the Company is treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Company Ordinary Shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Company Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Company Ordinary Shares in a taxable year in which Company is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its Company Ordinary Shares and for which the Company treated as a PFIC. Currently, a mark-to-market election may not be made with respect to Company warrants.
The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NYSE, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to Company Ordinary Shares under their particular circumstances.
If the Company is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if the Company receives a distribution from, or disposes of all or part of the Company’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, the Company will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that the Company will have timely knowledge of the status of any such lower-tier PFIC. In addition, the Company may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Company securities should consult their own tax advisors concerning the application of the PFIC rules to Company securities under their particular circumstances.
U.S. Information Reporting and Backup Withholding
In general, dividend payments with respect to Company Ordinary Shares and the proceeds received on the sale or other disposition of Company securities may be subject to information reporting to the IRS, and to backup withholding (currently imposed at a rate of 24.0%). Backup withholding will not apply, however, to U.S. Holders that (1) are a corporation or come within certain other exempt categories and, when required, can demonstrate that fact or (2) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with the applicable backup withholding rules. To establish its status as an exempt person, a U.S. Holder will generally be required to provide certification on IRS Form W-9. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided that it timely furnish the required information to the IRS.
U.S. Holders may be required to report information with respect to its Company securities not held through a custodial account with a U.S. financial institution to the IRS. In general, if a U.S. Holder hold specified “foreign financial assets” (which generally would include Company securities) with an aggregate value exceeding $50,000, it will be required to report information about those assets on IRS Form 8938, which must be attached to the U.S. Holder’s annual income tax return. Higher asset thresholds apply if the U.S. Holder files a joint tax return or resides abroad. If a U.S. Holder fails to report required information, such holder could become subject to substantial penalties. U.S. Holders should consult your own tax advisor regarding your obligation to file IRS Form 8938.
Luxembourg Taxation Considerations
The following is a summary addressing certain material Luxembourg tax consequences that are likely to be relevant to non-Luxembourg resident holders in respect of the ownership and disposition of Pubco Ordinary Shares.
This summary does not purport to address all material tax considerations that may be relevant to a holder or prospective holder of Pubco Ordinary Shares.
This summary is based on the laws, regulations and applicable tax treaties as in effect on the date hereof in Luxembourg, all of which are subject to change, possibly with retroactive effect. Holders of Pubco Ordinary Shares should consult their own tax advisers as to the particular tax consequences, under the tax laws of the country of which they are residents for tax purposes of the ownership or disposition of Pubco Ordinary Shares.
(a) Luxembourg Withholding Tax on Dividends Paid on Pubco Ordinary Shares to non-Luxembourg resident holders
Dividends distributed by Pubco will in principle be subject to Luxembourg withholding tax at the rate of 15%.
Non-Luxembourg holders, provided they are resident in a country with which Luxembourg has concluded a treaty for the avoidance of double taxation, may be entitled to claim treaty relief under the conditions and subject to the limitations set forth in the relevant treaty.
A non-resident corporate holder resident in a European Union Member State will be able to claim an exemption from Luxembourg dividend withholding tax under the conditions set forth in Council Directive 2011/96/EU of 30 November 2011 on the common system of taxation applicable in the case of parent companies and subsidiaries of different Member States (recast) as implemented in Luxembourg. In addition, fully taxable non-resident corporate holders will be exempt from withholding tax if they are resident in a country with which Luxembourg has concluded a double tax treaty (under the conditions as set forth in article 147 of the Luxembourg Income Tax Law).
(b) Luxembourg Income Tax on Dividends Paid on Pubco Ordinary Shares and Capital Gains
Non-Luxembourg resident holders
An individual or corporate non-Luxembourg holder of Pubco Ordinary Shares who/which realizes a gain on disposal thereof (and who/which does not have a permanent establishment in Luxembourg to which Pubco Ordinary Shares would be attributable) will only be subject to Luxembourg taxation on capital gains arising upon disposal of such shares if such holder has (together with his or her spouse and underage children) directly or indirectly held more than 10% of the capital of Pubco, at any time during the past five years, and either (1) such holder has been a resident of Luxembourg for tax purposes for at least 15 years and has become a non-resident within the last five years preceding the realization of the gain, subject to any applicable tax treaty, or (2) the disposal of Pubco Ordinary Shares occurs within six months from their acquisition, subject to any applicable tax treaty.
Estate and Gift Tax
No Luxembourg inheritance tax is levied on the transfer of Pubco Ordinary Shares upon the death of a non-Luxembourg resident holder.
No Luxembourg gift tax will be levied in the event that a gift of Pubco Ordinary Shares is made outside of Luxembourg.
Other Luxembourg Tax Considerations
There is no requirement that the registration tax, transfer tax, capital tax, stamp duty or any other similar tax or duty be paid by a holder in respect of or in connection with the issue or transfer of Pubco Ordinary Shares.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 14,375,000 Ordinary Shares issuable upon the exercise of the Pubco Public Warrants, 8,750,000 Ordinary Shares issuable upon the exercise of Pubco Private Warrants and 1,500,000 Ordinary Shares issuable upon the exercise of Pubco Working Capital Warrants, each of which Ordinary Shares were previously registered in the Registration Statement on Form S-4. We are registering the remaining Securities covered by this prospectus to permit the selling securityholders to conduct public secondary trading of these Securities from time to time after the date of this prospectus. The Securities registered herein were issued as part of the consideration for the Business Combination. We will not receive any of the proceeds of the sale of the Securities offered by this prospectus. We will receive up to an aggregate of approximately $283,187,500 from the exercise of the Pubco Public Warrants, Pubco Private Warrants and Pubco Working Capital Warrants, assuming the exercise in full of all of such Pubco Warrants for cash. The aggregate proceeds to the selling securityholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Securities covered by this prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.
Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the Securities offered by this prospectus may be sold from time to time to purchasers:
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directly by the selling securityholders, or

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through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Securities.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the selling securityholders.
The Securities may be sold in one or more transactions at:
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fixed prices;

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prevailing market prices at the time of sale;

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prices related to such prevailing market prices;

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varying prices determined at the time of sale; or

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negotiated prices.

These sales may be effected in one or more transactions:
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on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including NYSE;

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in the over-the-counter market;

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in transactions otherwise than on such exchanges or services or in the over-the-counter market;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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one or more underwritten offerings;

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block trades in which the broker-dealer will attempt to sell the Ordinary Shares or Pubco Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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distributions to their members, partners or shareholders;

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short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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in market transactions, including transactions on a national securities exchange or quotations service or over-the-countermarket;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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directly to one or more purchasers;

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through agents;

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broker-dealers may agree with the selling securityholders to sell a specified number of such Ordinary Shares or Pubco Warrants at a stipulated price per share or warrant;

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any other method permitted by applicable law; or

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through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the selling securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The selling securityholders and any other person participating in the sale of the Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular Securities being distributed.

This may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.
The selling securityholders may, from time to time, pledge or grant a security interest in some of our Ordinary Shares or Pubco Warrants owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Ordinary Shares or Pubco Warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee or other successors in interest as the selling securityholders under this prospectus. The selling securityholders also may transfer Ordinary Shares or Pubco Warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
A selling securityholder that is an entity may elect to make an in-kind distribution of Ordinary Shares or Pubco Warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable Ordinary Shares or Pubco Warrants pursuant to the distribution through a registration statement.
With respect to those Securities being registered pursuant to the Registration Rights Agreement, we have agreed to indemnify or provide contribution to the selling securityholders and all of their officers, directors and control persons, as applicable, and certain underwriters effecting sales of the Securities against certain liabilities, including certain liabilities under the Securities Act. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.
For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
Exercise of Pubco Public Warrants, Pubco Private Warrants and Pubco Working Capital Warrants
A holder of Pubco Public Warrants, Pubco Private Warrants and Pubco Working Capital Warrants may exercise such Pubco Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Pubco Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
For additional information regarding the exercise of terms of the Pubco Public Warrants, Pubco Private Warrants and Pubco Working Capital Warrants, see the section titled “Description of Securities.”
Lock-Up Restrictions
Of the Ordinary Shares that may be offered or sold by selling securityholders identified in this prospectus, 40,669,952 of those shares, which includes 8,750,000 Ordinary Shares issuable upon the exercise of Pubco Private Warrants, 1,500,000 Ordinary Shares issuable upon the exercise of Pubco Working Capital Warrants, 21,056,371 Ordinary Shares issued in exchange for ordinary shares of FREYR Legacy, and 7,187,500 Ordinary Shares issued in connection with the Business Combination in exchange for Class B ordinary shares of Alussa initially purchased by the Sponsor in a private placement prior to the initial public offering of Alussa, 2,176,081 Ordinary Shares issuable upon the exercise of warrants issued in connection with the Business Combination in exchange for warrants to purchase ordinary shares of FREYR Legacy and 8,750,000 Pubco Private Warrants and 1,500,000 Pubco Working Capital Warrants are subject to certain lock-up restrictions as identified in the sections titled “Certain Relationships, Related Party and Other Transactions — Transactions Related to the Business Combination — Lock-Up Agreements”.

LEGAL MATTERS
The legality of the Pubco Ordinary Shares offered hereby will be passed upon for Pubco by Arendt & Medernach SA.
The legality of the Pubco Private Warrants and Pubco Working Capital Warrants offered hereby under New York law will be passed upon for Pubco by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.
EXPERTS
The financial statements of FREYR AS as of December 31, 2020 and 2019 and for the years then ended included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.
The financial statement of FREYR Battery as of May 31, 2021 included in this prospectus has been included in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.
The financial statements of Alussa Energy Acquisition Corp. as of December 31, 2020 and 2019, for the year ended December 31, 2020 and for the period from June 13, 2019 (inception) through December 31, 2019 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Alussa Energy Acquisition Corp. to continue as a going concern as described in Note 2 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.
ENFORCEMENT OF CIVIL LIABILITIES
Luxembourg
Pubco is incorporated under the laws of the Grand Duchy of Luxembourg with its registered and principal executive office in Luxembourg and, as a result, the rights of the holders of Pubco Ordinary Shares will be governed by Luxembourg law and Pubco’s amended and restated articles of association. Following the Business Combination, Pubco will conduct its operations through subsidiaries, all of which are located outside the United States. All of Pubco’s assets are located outside the United States, and substantially all of Pubco’s business is conducted outside the United States. All of Pubco’s officers and a majority of Pubco’s directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to effect service of process on these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S. courts against Pubco or those persons based on civil liability provisions of the U.S. securities laws. It is doubtful whether the courts in Luxembourg will enforce judgments obtained in other jurisdictions, including the United States, against Pubco or Pubco’s directors or officers under the securities laws of those jurisdictions or entertain actions in Luxembourg against Pubco or Pubco’s directors or officers under the securities laws of other jurisdictions.
Norway
Certain of FREYR’s directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on FREYR or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws.

In addition, the courts of Norway cannot be expected to:
•
recognize or enforce judgments of U.S. courts obtained against FREYR or its directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•
entertain original actions brought in Norway against FREYR or its directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is currently no treaty between (i) the United States and (ii) Norway providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters (although the United States and Norway are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would only be automatically enforceable in Norway, if and to the extent:
•
the relevant parties have agreed to such court’s jurisdiction in writing and for a specific legal action or for legal actions that arise out of a particular legal relationship; and

•
the judgment is not in conflict with Norwegian public policy rules (ordre public) or internationally mandatory provisions.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.
Subject to the foregoing, investors may be able to enforce in Norway judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, FREYR cannot assure you that those judgments will be recognized or enforceable in Norway.
If a Norwegian court gives judgment for the sum payable under a U.S. judgment, the Norwegian judgment will be enforceable by methods generally available for this purpose. These methods generally permit the Norwegian court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain a Norwegian judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Investors should also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in Norway. Norwegian law permits a judgment debt, even when denominated in a foreign currency, to be paid in NOK.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to our Ordinary Shares, Pubco Private Warrants and Pubco Working Capital Warrants offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our Ordinary Shares, Pubco Private Warrants and Pubco Working Capital Warrants. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.freyrbattery.com. The information on, or that can be accessed through, our website is not part of this prospectus.

INDEX TO FINANCIAL STATEMENTS
FREYR AS
FREYR BATTERY
ALUSSA ENERGY ACQUISITION CORP.

FREYR AS
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and per Share Amounts)
	As of March 31, 2021	As of December 31, 2020
Assets
Current assets
Cash and cash equivalents	$15,768	$14,749
Restricted cash	280	196
Prepaid assets	2,007	464
VAT receivable	190	442
Interest income receivable	6	—
Total current assets	18,251	15,851
Property and equipment, net	112	80
Other long-term assets	12	—
Total assets	$18,375	$15,931
Liabilities and shareholders’ equity (deficit)
Current liabilities
Accounts payable	$1,980	$888
Accrued liabilities	1,730	2,153
Accounts payable and accrued liabilities – related party	481	322
Redeemable preferred shares	15,069	7,574
Deferred income	1,372	—
Total current liabilities	20,632	10,937
Other long-term liabilities	—	38
Total liabilities	20,632	10,975
Commitments and contingencies (Note 5)
Shareholders’ equity (deficit)
Ordinary share capital, NOK 0.01 par value, 209,196,827 shares authorized, issued and outstanding as of March, 31, 2021 and December 31, 2020	238	238
Additional paid in capital	19,562	14,945
Accumulated other comprehensive income	715	658
Accumulated deficit	(22,772)	(10,885)
Total shareholders’ equity (deficit)	(2,257)	4,956
Total liabilities and shareholders’ equity (deficit)	$18,375	$15,931
See accompanying notes to condensed consolidated financial statements.

FREYR AS
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except Share and per Share Amounts)
	For the three months ended March 31,
	2021	2020
Operating expenses:
General and administrative	$7,131	$593
Research and development	2,907	45
Depreciation	10	3
Other operating expenses	1,871	239
Total operating expenses	11,919	880
Loss from operations	(11,919)	(880)
Other income (expense):
Redeemable preferred shares fair value adjustment	6	—
Interest income	6	—
Warrant liability fair value adjustment	—	(66)
Convertible notes fair value adjustment	—	24
Interest expense	—	(8)
Foreign currency transaction gain (loss)	20	(5)
Other income	—	40
Loss before income taxes	(11,887)	(895)
Income tax expense	—	—
Net loss	(11,887)	(895)
Other comprehensive income (loss):
Foreign currency translation adjustments	57	246
Total comprehensive loss	$(11,830)	$(649)
Basic and diluted net loss attributable to ordinary shareholders (Note 13)	$(0.06)	$(0.01)
See accompanying notes to condensed consolidated financial statements.

FREYR AS
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT
(In Thousands, Except Share Amounts)
	Ordinary Shares		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance as of January 1, 2020	118,700,000	$143	$192	$(4)	$(1,280)	$(949)
Net loss	—	—	—	—	(895)	(895)
Other comprehensive income	—	—	—	246	—	246
Balance as of March 31, 2020	118,700,000	$143	$192	$242	$(2,175)	$(1,598)
	Ordinary Shares		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance as of January 1, 2021	209,196,827	$238	$14,945	$658	$(10,885)	$4,956
Share-based compensation expense	—	—	4,617	—	—	4,617
Net loss	—	—	—	—	(11,887)	(11,887)
Other comprehensive income	—	—	—	57	—	57
Balance as of March 31, 2021	209,196,827	$238	$19,562	$715	$(22,772)	$(2,257)
See accompanying notes to condensed consolidated financial statements.

FREYR AS
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
	For the three months ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(11,887)	$(895)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	4,161	—
Depreciation	10	3
Foreign currency transaction gain on redeemable preferred shares	(33)	—
Redeemable preferred shares fair value adjustment	(6)	—
Warrant liability fair value adjustment	—	66
Convertible notes fair value adjustment	—	(24)
Other	—	11
Changes in assets and liabilities:
Prepaid assets	(1,545)	(158)
VAT receivable	253	140
Interest income receivable	(6)	—
Accounts payable and accrued liabilities	1,128	299
Accounts payable and accrued liabilities – related party	159	76
Deferred income	1,374	—
Net cash used in operating activities	(6,392)	(482)
Cash flows from investing activities
Purchases of property and equipment	(42)	(25)
Purchases of other long-term assets	(12)	—
Net cash used in investing activities	(54)	(25)
Cash flows from financing activities
Proceeds from issuance of redeemable preferred shares	7,500	—
Proceeds from issuance of convertible debt	—	660
Proceeds from issuance of convertible debt – related party	—	423
Net cash provided by financing activities	7,500	1,083
Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	49	(101)
Net increase in cash, cash equivalents, and restricted cash	1,103	475
Cash, cash equivalents, and restricted cash at beginning of period	14,945	257
Cash, cash equivalents, and restricted cash at end of period	$16,048	$732
Supplemental disclosures of cash flow information
Cash paid for interest	$—	$—
Cash paid for income taxes	—	—
Significant non-cash investing and financing activities
Settlement of accrued liabilities through issuance of non-employee warrants	$460	$—
Settlement of other long-term liabilities through issuance of employee options	38	—
Reconciliation to consolidated balance sheets
Cash and cash equivalents	$15,768	$682
Restricted cash	280	50
Cash, cash equivalents, and restricted cash	$16,048	$732
See accompanying notes to condensed consolidated financial statements.

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. Business and Basis of Presentation
Description of the Business
FREYR AS (the “Company”) was founded on February 1, 2018 and is incorporated and domiciled in Norway. The Company registered with the Norway Register of Business Enterprises on February 21, 2018. The Company is planning the development of lithium-ion battery facilities in Mo i Rana, Norway. The Company’s principal executive offices are in Mo i Rana, Norway.
FREYR’s mission and vision is to accelerate the decarbonization of the transportation sector and energy systems by delivering some of the world’s cleanest and most cost-effective batteries. FREYR aims to produce some of the most cost-competitive batteries with the lowest carbon footprints, which could further support the acceleration of the energy transition. FREYR is currently working to develop application of its in-licensed technology and planning the building of the battery factories in Mo i Rana. Planned principal operations have not yet commenced. As of March 31, 2021, FREYR has not derived revenue from its principal business activities. FREYR will initially target energy storage systems (“ESS”), marine applications, commercial vehicles and electric vehicles (“EV”) with slower charge requirements, and then plans to target additional markets, including consumer EVs, through both the licensing model and joint venture model. FREYR plans to produce faster charge battery cells for the broader consumer EV segment through the 24M platforms, as well as through the joint venture business model and potentially additional licensing partnerships.
Basis of Presentation and Principles of Consolidation
The Company’s condensed consolidated financial statements have been prepared in conformity with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).
The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in the condensed consolidated financial statements herein.
The condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and the ability of the Company to obtain the necessary financing to support its operations. For the three months ended March 31, 2021, the Company, which is in the early stages of development, had no revenues, incurred a net loss of $11,887 thousand and had negative operating cash flows of $6,392 thousand. The Company believes that its current cash is insufficient to cover the expenses it expects to incur during the twelve months after the issuance of the accompanying financial statements. While these factors initially gave rise to substantial doubt about the Company’s ability to continue as a going concern, management has alleviated these doubts through a definitive business combination agreement (“BCA”) to merge with Alussa Energy Acquisition Corp. (“Alussa”) and certain other affiliated entities through a series of transactions (the “Business Combination”) entered into on January 29, 2021. The Business Combination is subject to approval by the shareholders of Alussa and the Company and other customary closing conditions. The Business Combination is anticipated to be accounted for as a reverse capitalization in accordance with U.S. GAAP. In connection with the Business Combination, a subscription agreement was entered into between an affiliate of Alussa and various investors for proceeds of $600,000 thousand (the “PIPE Investment”). The PIPE Investment is conditioned upon the closing of the Business Combination. The proceeds of the PIPE Investment, together with the amounts remaining in Alussa’s trust account following the closing of the Business Combination, will be retained by the post-combination business.

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the condensed consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. On an ongoing basis, the Company evaluates its estimates, including those related to the valuation of preferred shares, among others. The Company bases these estimates on historical experiences and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.
Unaudited Condensed Consolidated Financial Statements
The accompanying interim condensed consolidated balance sheet as of March 31, 2021, the interim condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2021 and 2020, the interim condensed consolidated statement of shareholders’ equity for the three months ended March 31, 2021 and 2020, and the interim condensed consolidated statements of cash flows for the three months ended March 31, 2021 and 2020, are unaudited. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in management’s opinion, include all adjustments, consisting of only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of March 31, 2021 and its results of operations and cash flows for the three months ended March 31, 2021 and 2020. The financial data and other financial information disclosed in the notes to these condensed consolidated financial statements related to the three-month periods are also unaudited. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the full fiscal year or any other period. Although the consolidated balance sheet as of December 31, 2020 was derived from the audited annual consolidated financial statements as of December 31, 2020, these interim condensed consolidated financial statements do not contain all of the footnote disclosures from the annual consolidated financial statements.
These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes included in the Company’s annual financial statements for the fiscal year ended December 31, 2020.
Significant Risk and Uncertainties
The Company is subject to those risks common in the renewable energy and manufacturing industries and also those risks common to early stage development companies, including, but not limited to, the possibility of not being able to successfully develop or market its products, the ability to obtain or maintain licenses and permits to support future business, competition, dependence on key personnel and key external alliances, loss of its grant contributor, the ability to maintain and establish relationships with current and future vendors and suppliers, the successful protection of its proprietary technologies, the possibility of the factory development being disrupted, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.
Restricted Cash
Restricted cash consists of funds held in a restricted account for payment of income tax withholdings to the Norwegian government, payable every other month.
Fair Value Measurement
The Company follows the accounting guidance in ASC 820, Fair Value Measurement, for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
2. Summary of Significant Accounting Policies (continued)
defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.
Fair value measurements of assets and liabilities are categorized based on the following hierarchy:
Level 1 — Fair value determined based on quoted prices in active markets for identical assets or liabilities.
Level 2 — Fair value determined using significant observable inputs, such as quoted prices for similar assets or liabilities or quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, or inputs that are derived principally from or corroborated by observable market data, by correlation or other means.
Level 3 — Fair value determined using significant unobservable inputs, such as pricing models, discounted cash flows, or similar techniques.
In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
For the nine convertible notes issued in 2020 (“2020 Convertible Notes”), the Company has elected the fair value option. Such election is irrevocable and is applied on an instrument-by-instrument basis at initial recognition. Any changes in the fair value of these securities are recognized in the consolidated statements of operations and comprehensive loss. Interest expense on the 2020 Convertible Notes for which the fair value option has been elected is based on stated interest rates and is recorded as interest expense within the consolidated statements of operations and comprehensive loss.
3. Property and Equipment
Property and equipment as of March 31, 2021 and December 31, 2020, consisted of the following (in thousands):
	As of March 31, 2021	As of December 31, 2020
Office equipment	$140	$98
Less: Accumulated depreciation and amortization	(26)	(15)
Less: Foreign currency translation effects	(2)	(3)
Property and equipment, net	$112	$80
Depreciation expense related to property and equipment was $10 thousand and $3 thousand for the three months ended March 31, 2021 and 2020, respectively.

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
4. Accrued Liabilities
Accrued liabilities as of March 31, 2021 and December 31, 2020, consisted of the following (in thousands):
	As of March 31, 2021	As of December 31, 2020
Accrued research and development costs (Note 5)	$86	$445
Accrued professional and legal fees	810	245
Accrued payroll and payroll related expenses	787	518
Accrued share-based compensation expense	—	460
Accrued other operating costs	47	485
Total accrued liabilities	$1,730	$2,153
5. Commitments and Contingencies
Lease Commitments
The Company currently leases its corporate headquarters as well as other real estate leases that are classified as operating leases. Total rent expense was $71 thousand and $28 thousand for the three months ended March 31, 2021 and 2020, respectively. None of the leases have a minimum noncancelable lease term in excess of one year. The Company does not have any leases classified as capital leases.
Other Commitments
On December 1, 2020, the Company entered into a definitive licensing and services agreement effective December 15, 2020 with 24M to use its Semi-Solid lithium-ion battery platform technology in FREYR’s planned facilities in Mo i Rana, Norway. In accordance with this agreement and a letter agreement dated December 18, 2020, the Company has committed to pay $20,000 thousand for the rights to production of battery cells based on 24M’s current and future technology, as well as the provision of services to the Company, including technical training of engineers, the provision of information relevant to construct and operate the factory and on-site support. $700 thousand was paid and expensed in 2020 at the signing of the memorandum of understanding prior to entering into a definitive agreement. The Company determined that the remaining $19,300 thousand payable would be recognized straight-line over the service period through December 31, 2022, which was extended to December 31, 2023 through the first amendment to the definitive agreement dated January 18, 2021. As of December 31, 2020, $445 thousand was accrued related to the agreement. On January 12, 2021, $2,500 thousand was paid, as prescribed by the definitive agreement. As a result, as of March 31, 2021, a prepaid asset of $374 thousand remained and the Company’s remaining commitments were $2,500 thousand, payable on or before July 31, 2021, as well as $14,300 thousand, payable upon the financial close of the Company’s commercial facility, but no later than December 31, 2021. In accordance with the definitive agreement, the Company will also pay an ongoing royalty fee based on sales volumes with minimum annual payments of $3,000 thousand beginning on the three-year anniversary of the effective date. All expenses related to this definitive agreement are recognized as research and development costs within the condensed consolidated statements of operations and comprehensive loss.
The Company entered into agreements with a public Norwegian university to fund professorships and research within the field of energy-efficient battery plants. Under the agreements, the Company has committed to pay NOK 700 thousand annually for four years for a total of NOK 2,800 thousand to fund the professorships and NOK 1,000 thousand annually for eight years for a total of NOK 8,000 thousand to fund the research. As of March 31, 2021, the Company’s remaining commitments were NOK 1,225 thousand ($144 thousand) and NOK 6,000 thousand ($704 thousand) to fund the professorships and research,

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
5. Commitments and Contingencies (continued)
respectively. All expenses related to these agreements are recognized as research and development costs within the condensed consolidated statements of operations and comprehensive loss.
On January 23, 2020, the Company entered into an agreement with the Nordland county municipality related to the mobilization of the battery factory in Mo i Rana. Under the agreement, the Company has committed to pay NOK 500 thousand per year over three years beginning in 2020. As of March 31, 2021, the Company’s remaining commitment was NOK 1,000 thousand ($117 thousand). All expenses related to this agreement are recognized as other operating expenses within the condensed consolidated statements of operations and comprehensive loss.
Contingent Liabilities — Litigation
The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events. In the opinion of management, there was not at least a reasonable possibility the Company may have incurred a material loss with respect to loss contingencies for asserted legal and other claims. However, the outcome of litigation is inherently uncertain.
6. Fair Value Measurement
The following table sets forth, by level within the fair value hierarchy, the accounting of the Company’s financial assets and liabilities at fair value on a recurring basis according to the valuation techniques the Company uses to determine their fair value (in thousands):
	As of March 31, 2021
	Level 1	Level 2	Level 3	Total
Liabilities
Redeemable Preferred Shares	$—	$—	$15,069	$15,069
Total fair value	$—	$—	$15,069	$15,069
	As of December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities
Redeemable Preferred Shares	$—	$—	$7,574	$7,574
Total fair value	$—	$—	$7,574	$7,574
As of March 31, 2021 and December 31, 2020, the carrying value of all other financial assets and liabilities approximated their respective fair values.
As of March 31, 2021 and December 31, 2020, the Company measured its redeemable preferred shares (the “preferred shares”) at fair value based on significant inputs not observable in the market, which caused them to be classified as Level 3 measurements within the fair value hierarchy. The valuation of the preferred shares used assumptions and estimates that the Company believed would be made by a market participant in making the same valuation. The Company assessed these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates was obtained. Changes in the fair value of the preferred shares related to updated assumptions and estimates were recognized as a redeemable preferred shares fair value adjustment within the condensed consolidated statements of operations and comprehensive loss.
The preferred shares outstanding on March 31, 2021 and December 31, 2020 were valued using a scenario-based framework. Within each scenario, an income approach, specifically the discounted cash flow approach,

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
6. Fair Value Measurement (continued)
was utilized based on the expected payoffs upon the conversion or redemption event, the estimated yield and the expected probability of occurrence, which management determined was a significant assumption. Using this approach, the Company determined that the fair value of the redeemable preferred shares was $15,069 thousand and $7,574 thousand as of March 31, 2021 and December 31, 2020, respectively. The Company noted that a change in the weighting of the expected forms of settlement would result in a change to the fair value ascribed to the redeemable preferred shares. See Note 7 — Redeemable Preferred Shares for further discussion on the preferred shares.
During 2020, the Company issued the 2020 Convertible Notes, of which seven were issued to third-party investors and two were issued to related parties. The Company elected to apply the fair value option to the 2020 Convertible Notes at the time they were first recognized. On July 2, 2020 and July 8, 2020, the 2020 Convertible Notes were settled. Prior to settlement, the 2020 Convertible Notes were valued using a scenario-based framework. This analysis assumed two scenarios that were weighted based on the likelihood of occurrence, one in which a qualified financing event occurred and the other in which no qualified financing event occurred and the 2020 Convertible Notes were redeemed at maturity.
On June 10, 2019, the Company entered into an agreement with a third-party investor (the “Investment Agreement”) to issue warrants in exchange for the investor funding cash investments in tranches to support the Company’s two battery projects for the period from the effective date of the agreement through September 30, 2021. The warrant liability was initially valued using a scenario-based framework that assumed varying levels of tranches of investments and the related equity valuation, which caused it to be classified as a Level 3 measurement within the fair value hierarchy. As of June 30, 2020, the Company measured its warrant liability using the indicated transaction price for the private placement that was finalized shortly after period end. This change in the valuation methodology was a result of the availability of inputs corroborated by an observable market transaction, which caused it to be classified as a Level 2 measurement within the fair value hierarchy. As of September 30, 2020, and through settlement on November 23, 2020, the Company measured the fair value of the warrant liability based on inputs corroborated by observable market transactions using the over-the-counter (“OTC”) trading price. The warrant liability was settled on November 23, 2020.
The following table presents changes in the Level 3 instruments measured at fair value for the three months ended March 31, 2021 and 2020, respectively (in thousands):
	For the three months ended March 31, 2021
	Redeemable preferred shares	2020 Convertible Notes	Warrant liability
Balance (beginning of period)	$7,574	$—	$—
Additions	7,500	—	—
Fair value measurement adjustments	(6)	—	—
Foreign currency exchange effects	1	—	—
Balance (end of period)	$15,069	$—	$—

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
6. Fair Value Measurement (continued)
	For the three months ended March 31, 2020
	Redeemable preferred shares	2020 Convertible Notes	Warrant liability
Balance (beginning of period)	$—	$—	$93
Additions	—	1,083	—
Accrued interest	—	8	—
Fair value measurement adjustments	—	(24)	66
Foreign currency exchange effects	—	(107)	(22)
Balance (end of period)	$—	$960	$137
7. Redeemable Preferred Shares
On November 11, 2020, 7,500,000 redeemable preferred shares were issued, each with a nominal value of NOK 0.01 per share for an aggregate subscription amount of NOK 71,529 thousand ($7,500 thousand) to two affiliates of Alussa in exchange for a cash contribution of $7,500 thousand (the “Preferred Share Preference Amount”). Each preferred share is entitled to a distribution equal to $1, before and in preference to any distribution on the Company’s ordinary shares. Subsequently, each preferred share is entitled to the same distribution per share as the Company’s ordinary shares. The holders of preferred shares are entitled to the same right as ordinary shareholders including one vote per share at the Company’s general meetings. Each preferred share contained automatic settlement features on the earlier of June 30, 2021 or a qualified transaction event.
The Company also issued 92,500,000 warrants that were subscribed together with the preferred shares discussed above. Each exercisable warrant shall give the right to subscribe for one new ordinary share of the Company with a subscription price of NOK 0.01 per share (the “Warrant Contribution Amount”). No ordinary shares may be issued pursuant to the warrants unless and until the preferred shares issued are converted into ordinary shares. As such, the warrants are not separately exercisable from the preferred shares and are considered an embedded feature.
On February 16, 2021, an additional 7,500,000 redeemable preferred shares were issued, each with a nominal value of NOK 0.01 per share for an aggregate subscription amount of NOK 64,081 thousand ($7,500 thousand) to three affiliates of Alussa in exchange for a Preferred Share Preference Amount of $7,500 thousand. Each preferred share is entitled to the same distribution and rights as the initial 7,500,000 redeemable preferred shares issued. Each preferred share contains automatic settlement features on the earlier of September 30, 2021 or a qualified transaction event. The shareholders also approved to change the date of the automatic settlement features for the initial 7,500,000 redeemable preferred shares from June 30, 2021 to September 30, 2021.
If a qualified transaction event occurs no later than September 30, 2021, the preferred shares will be exchanged for an amount of ordinary shares and exercisable warrants based on the sum total of (a) the Preferred Share Preference Amount and (b) the Warrant Contribution Amount divided by the lowest price paid per share in the qualified transaction event. The Business Combination and PIPE Investment are expected to meet the definition of a qualified transaction event. See Note 1 — Business and Basis of Presentation for further information on the Business Combination and PIPE Investment.
If the Company determines that a qualified transaction event will not occur before September 30, 2021, the Company may also redeem, at its option, all of the preferred shares for a payment in cash equal to 105% of the Preferred Share Preference Amount. Upon the redemption of the preferred shares, the warrants will be cancelled for no consideration. On September 30, 2021, if the qualified transaction event has not yet occurred and the Company has not redeemed the preferred shares, the preferred shares will be

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
7. Redeemable Preferred Shares (continued)
exchanged for an amount of ordinary shares and exercisable warrants based on the sum total of (a) the Preferred Share Preference Amount and (b) the Warrant Contribution Amount divided by a conversion price equal to 80% of the volume weighted average price per ordinary share during the 40 business days immediately preceding September 30, 2021.
The Company determined that the preferred shares and warrants should be considered a single financial instrument and recognized as a liability within the condensed consolidated balance sheets. The liability is measured at fair value and will be subsequently remeasured at each reporting date with changes being recorded as a redeemable preferred shares fair value adjustment within the condensed consolidated statements of operations and comprehensive loss. The fair value of the preferred shares and warrants was $15,069 thousand and $7,574 thousand as of March 31, 2021 and December 31, 2020, respectively. See Note 6 — Fair Value Measurement for further information on the preferred shares and warrants.
8. Shareholders’ Equity (Deficit)
As of March 31, 2021, the Company had ordinary shares with share capital of NOK 2,092 thousand ($238 thousand) comprising 209,196,827 shares at a nominal value of NOK 0.01 per share with NOK 181,055 thousand ($19,562 thousand) in additional paid-in capital. As of December 31, 2020, the Company had ordinary shares with share capital of NOK 2,092 thousand ($238 thousand) comprising 209,196,827 shares at a nominal value of NOK 0.01 per share with NOK 141,380 thousand ($14,945 thousand) in additional paid-in capital. The holders of ordinary shares are entitled to receive dividends as and when declared and are entitled to one vote per share at the Company’s general meetings.
9. Share-Based Compensation
Employee Awards
The Company has an Incentive Stock Option Plan (the “2019 Plan”) issued on September 11, 2019. According to the 2019 Plan, options or warrants may be granted to eligible employees, and a total of 5,000,000 ordinary shares may be issued pursuant to the exercise of options and warrants granted. On December 1, 2020, the board of directors approved to increase the amount of ordinary shares to be issued under the 2019 plan by 5,000,000 ordinary shares.
As of March 31, 2021, the Company has issued offer letters to 31 employees under the 2019 Plan. Each offer letter provides a grant schedule including the number of options or warrants to be granted on each grant date, the vesting date and the exercise period of the options. For 28 of the employees, the options or warrants will be granted on a quarterly basis over a two-year period and can be exercised at the earliest three years and at the latest five years after the date of the first legal grant date. The options granted to three of the Company’s executives vest based on service-based conditions for a portion of the awards and upon service-based conditions and the achievement of a liquidity-event-driven performance condition. In the event of a change of control, defined as a corporate transaction involving 50% or more of the combined voting power of the equity interests in the Company, the stock options and warrants and performance stock options and warrants already granted or earmarked for an employee’s first year of employment will vest immediately, given that the employee’s employment contract has not been terminated.
In accordance with ASC 718, Stock-Based Compensation, the grant date should be the date at which an employer and an employee reach a mutual understanding of the key terms and conditions of a share-based payment award. In addition, individual awards that are subject to approval by the board of directors, management, or both are not deemed to be granted until all such approvals are obtained.
On January 29, 2021, the Company entered into the BCA, which was simultaneously approved by the board of directors. See Note 1 — Business and Basis of Presentation for further information on the BCA and respective Business Combination. Pursuant to the BCA, the exercise prices for certain employee awards

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
9. Share-Based Compensation (continued)
that were not previously known were established. As such, a grant date for accounting purposes was achieved for these employee awards as there was a mutual understanding of the terms and conditions. However, the board of directors does not have the requisite authorization to settle the equity awards in ordinary shares. As such, the employee awards were initially treated as cash-settled liability awards as of January 29, 2021. On February 16, 2021, the share settlement of the employee awards was approved by the Company’s shareholders at an extraordinary general meeting, and as a result, the awards were reclassified from liability to equity. On February 16, 2021, the share-based compensation liability of $38 thousand recognized in other long-term liabilities as of December 31, 2020 related to these employee awards was reclassified to equity. In addition to establishing a mutual understanding of the key terms and conditions for certain employee awards, the BCA also established a performance condition that will adjust the exercise price of certain options and warrants upon the close of the Business Combination. As a result, the total cumulative share-based compensation expense to be recognized for the employee awards will be based on the fair value of the awards estimated at the grant date for the condition or outcome that is actually satisfied, that is, the service-based condition or the liquidity-event-driven performance condition. Share-based compensation expense has not been recognized for awards that will only vest upon on the achievement of the close of the transaction or an alternative liquidity event as these events are not considered probable as of March 31, 2021. Share-based compensation expense is recognized as general and administrative expense within the condensed consolidated statements of operations and comprehensive loss.
The following table sets forth the activity relating to the employee awards outstanding for the three months ended March 31, 2021 (aggregate intrinsic value in thousands):
March 31, 2021	Number	Weighted average exercise price (NOK)	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Awards outstanding at beginning of period	375,000	1.50	4.75	$365
Awards granted	2,454,583	3.87	4.47	$2,704
Awards outstanding at end of period	2,829,583	3.56	4.47	$3,068
Awards exercisable at end of period	—	—	—	$—
The following table sets forth the activity relating to performance employee awards outstanding for the three months ended March 31, 2021 (aggregate intrinsic value in thousands):
March 31, 2021	Number	Weighted average exercise price (NOK)	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Performance awards outstanding at beginning of period	625,000	1.50	4.75	$608
Performance awards granted	2,291,667	4.04	4.69	2,577
Performance awards outstanding at end of period	2,916,667	3.49	4.65	$3,185
Performance awards exercisable at end of period	—	—	—	$—
Assumptions used to determine the fair value of employee awards and performance employee awards using the Black-Scholes-Merton option pricing model are as follows:

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
9. Share-Based Compensation (continued)
	For the three months ended March 31, 2021
	Range of Assumptions
Grant date fair value per warrant or option	$1.13	—	$2.00
Valuation assumptions:
Expected term (years)	4.12	—	4.88
Expected volatility	45.50%	—	46.93%
Expected dividend yield	0.00%	—	0.00%
Risk-free interest rate	(0.66)%	—	(0.63)%
The expected option and warrant terms were calculated using the remaining contractual term as the employee awards and performance employee awards were deeply in-the-money as of the valuation date. The expected volatilities were derived from the average historical daily stock volatilities of a peer group of public companies that the Company considers to be comparable to its business over a period equivalent to the expected terms of the share-based awards. The expected dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. Consequently, the expected dividend yield used is zero. The risk-free interest rates were based on the AAA-Rated Euro Area Central Government Bond Yields.
Compensation expense recorded for the three months ended March 31, 2021 for the employee awards was $376 thousand. As of March 31, 2021, unrecognized compensation expense related to non-vested share-based compensation arrangements granted under the 2019 Plan was $4,532 thousand. The expense is expected to be fully recognized over a period of 2.45 years. As noted above, the final measure of compensation expense for the employee awards will be based on the amount estimated at the grant date for the condition or outcome that is actually achieved. Upon the close of the Business Combination, 5,649,792 options and warrants will vest with a weighted-average grant date fair value of $1.65 per option or warrant as of February 16, 2021. No compensation expense was recorded for the three months ended March 31, 2020.
Nonemployee Awards — Related Party
On March 1, 2019, the Company entered into a consulting agreement with EDGE Global LLC (“EDGE”) for the Company’s CEO and Chief Commercial Officer (“CCO”) to be hired in to perform certain services related to leadership, technology selection and operational services (the “2019 EDGE Agreement”). Per the 2019 EDGE Agreement, the Company agreed to issue 8,315,902 warrants to EDGE equaling 6.5% of the total outstanding shares of the Company as of the effective date of the 2019 EDGE Agreement. On July 8, 2020, the Company resolved to issue 8,315,902 warrants to EDGE under the 2019 EDGE Agreement upon the consummation of a New Capital Raise as defined in the 2019 EDGE Agreement. The warrants may be exercised at the latest of May 15, 2024. Each warrant shall give the right to subscribe for one new ordinary share of the Company with a subscription price of NOK 1.44 per share.
On September 1, 2020, the Company amended the 2019 EDGE Agreement, effective as of July 1, 2020 (the “2020 EDGE Agreement”). This amendment extended the term of the 2019 EDGE agreement to December 31, 2021, and also set forth the new terms and conditions governing EDGE’s engagement with the Company. Under the 2020 EDGE Agreement, the Company agreed to issue 3,838,401 warrants to EDGE. The warrants will vest over an eighteen-month graded vesting period and expire on September 30, 2025. Each warrant provided the right to subscribe for one new ordinary share of the Company with a subscription price of NOK 1.50 per share. On September 25, 2020, the board approved the modification of the subscription price to be NOK 1.85 per share. On October 6, 2020, the issuance of warrants was approved by the Company’s shareholders at the extraordinary general meeting reclassifying the award from a liability to equity after which the fair value of the award was no longer remeasured. The following table sets forth the activity relating to warrants outstanding for the three months ended March 31, 2021 (aggregate intrinsic value in thousands):

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
9. Share-Based Compensation (continued)
March 31, 2021	Number	Weighted average exercise price (NOK)	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Warrants outstanding at beginning of period	12,154,303	1.57	3.81	$11,724
Warrants granted	—	—	—	—
Warrants outstanding at end of period	12,154,303	1.57	3.56	$16,012
Warrants exercisable at end of period	10,235,110	1.52	3.38	$13,547
Assumptions used to determine the fair value of warrants under the EDGE Agreements using the Black-Scholes-Merton option pricing model are as follows:
	July 8, 2020	October 6, 2020
Grant date fair value per warrant	$0.05	$0.07
Valuation assumptions:
Expected term (years)	4.00	2.80
Expected volatility	43.29%	43.10%
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	(0.65)%	(0.71)%
The expected term was calculated using the simplified method based on the warrants vesting term and contractual terms as there was not sufficient relevant historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The expected volatility was derived from the average historical daily stock volatilities of a peer group of public companies that the Company considers to be comparable to its business over a period equivalent to the expected term of the share-based grants. The expected dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. Consequently, the expected dividend yield used is zero. The risk-free interest rate was based on the AAA-Rated Euro Area Central Government Bond Yields.
The fair value of warrants related to the EDGE Agreement which vested during the three months ended March 31, 2021 was $46 thousand. No warrants vested during the three months ended March 31, 2020. Compensation expense recorded for the three months ended March 31, 2021 for the warrants was $46 thousand. As of March 31, 2021, unrecognized compensation expense related to non-vested share-based compensation arrangements granted for the nonemployee awards was $137 thousand. The expense is expected to be fully recognized over 0.75 years. No compensation expense was recorded for the three months ended March 31, 2020.
See Note 12 — Related Party Transactions for further information on the non-equity-based compensation arrangements pursuant to the consulting agreements between the Company and EDGE.
Nonemployee Awards
On December 4, 2020, the Company entered into an agreement with a third-party service provider for its support in initiating and enabling high-level discussions with Japanese technology providers with the purpose of entering into license agreements. In accordance with the agreement, the Company planned to issue 2,308,526 warrants as payment-in-kind. Per the agreement, the warrants vest immediately and may be exercised at any time with the latest being September 30, 2023. As of December 31, 2020, as the warrants had yet to be approved by the shareholders, they were treated as cash-settled liability awards. Until the share issuance is approved by the shareholders, the third-party service provider retains a put option to demand

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
9. Share-Based Compensation (continued)
cash payment in the amount of EUR 375 thousand ($427 thousand), which was recognized as accrued share-based compensation expense within accrued liabilities in the Company’s condensed consolidated balance sheets as of December 31, 2020. On February 16, 2021, the Company’s shareholders resolved to issue the 2,308,526 warrants with an exercise price of NOK 0.01. On March 8, 2021, the warrants were subscribed for by the third-party service provider, and as the put option was no longer in the control of the third-party service provider, the warrants were reclassified from liability to equity and remeasured to the fair value on the date of subscription. As part of this reclassification, the share-based compensation liability of $460 thousand recognized in accrued liabilities as of December 31, 2020 was reclassified to equity. The following table sets forth the activity relating to warrants outstanding for the three months ended March 31, 2021 (aggregate intrinsic value in thousands):
March 31, 2021	Number	Weighted average exercise price (NOK)	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Warrants outstanding at beginning of period	2,308,526	0.01	2.75	$2,649
Warrants granted	—	—	—	—
Warrants outstanding at end of period	2,308,526	0.01	2.50	$3,464
Warrants exercisable at end of period	2,308,526	0.01	2.50	$3,464
Assumptions used to determine the fair value of warrants using the Black-Scholes-Merton option pricing model are as follows:
March 8, 2021
Grant date fair value per warrant	$1.82
Valuation assumptions:
Expected term (years)	3.00
Expected volatility	49.80%
Expected dividend yield	0.00%
Risk-free interest rate	(0.66)%
The expected term is the contractual term per the agreement between the Company and the third-party service provider. The expected volatility was derived from the average historical daily stock volatilities of a peer group of public companies that the Company considers to be comparable to its business over a period equivalent to the expected term of the options. The expected dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. Consequently, the expected dividend yield used is zero. The risk-free interest rate was based on the AAA-Rated Euro Area Central Government Bond Yields as well, as US Treasury Rates.
The fair value of the warrants issued to the third-party service provider which vested during the three months ended March 31, 2021 was $4,200 thousand. No warrants vested during the three months ended March 31, 2020. Compensation expense recorded for the three months ended March 31, 2021 for the warrants was $3,739 thousand. As of March 31, 2021, all compensation expense was recognized related to the share-based compensation arrangement. There was no compensation expense recorded for the three months ended March 31, 2020.
10. Government Grants
On February 12, 2021, the Company was awarded a grant for research, development and innovation in environmental technology. The grant was awarded to assist with the costs incurred associated with employees

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
10. Government Grants (continued)
and staff, contract research and consultants, overhead and operating expenses and intellectual property, patents and licenses. The grant is paid out in three installments based on meeting certain milestones in the agreement, in which the last milestone is payable after the final project report is approved. The grant is subject to meeting certain business size thresholds and conditions, such as documenting and supporting costs incurred, obtaining a third-party attestation of the Company’s related records and implementing policies that demonstrate good corporate governance. For the portion of any grant received for which costs have not yet been either incurred or supported through the appropriate documentation, the
Company recognizes deferred income in the condensed consolidated balance sheets. Although the first milestone was met during the three months ended March 31, 2021, the appropriate documentation of the financing of project costs and third-party attestation had not yet occurred. As such, for the three months ended March 31, 2021, the Company recognized $1,372 thousand as deferred income in the condensed consolidated balance sheets.
On March 1, 2021, the Company was awarded a grant for the development and construction of the pilot plant in Mo i Rana, Norway. The grant was awarded to assist with the costs incurred associated with payroll, rent and depreciation, research and development costs, costs directly related to the production of the pilot and other operating expenses. The grant is paid in arrears upon request based on progress and accounting reports with the last milestone becoming payable after the final project report is approved. The grant is subject to achieving successful financing of the pilot plant and other conditions, such as documenting and supporting costs incurred and obtaining a third-party attestation of the Company’s related records. For the three months ended March 31, 2021, the Company had not yet satisfied the requirements and thus did not recognize any income within the condensed consolidated statements of operations and comprehensive loss.
11. Income Taxes
The Company has no provision for income taxes for the three months ended March 31, 2021 and 2020. The Company has no current tax expense, as a result of historical losses, and has no current deferred tax expense, as a result of the valuation allowance against its deferred tax assets.
Recognition of deferred tax assets is appropriate when realization of such assets is more likely than not. Based upon the available evidence, which includes the Company’s historical operating performance, cumulative net losses and projected future losses, the Company has recognized a valuation allowance against its deferred tax assets. The Company’s valuation allowance increased by $1,701 thousand and $187 thousand for the three months ended March 31, 2021 and 2020, respectively.
For the three months ended March 31, 2021 and 2020, the Company had net operating loss carryforwards of approximately $19,882 thousand and $2,911 thousand, respectively. These net operating loss carryforwards can be carried forward by the Company indefinitely. As of March 31, 2021 and December 31, 2020, the Company recorded $4,097 thousand and $2,397 thousand, respectively, in valuation allowance against the deferred tax assets. Any difference between the valuation allowance noted here and the change in valuation allowance noted above is due to foreign currency translation differences.
The Company records unrecognized tax benefits in accordance with ASC 740-10, Income Taxes. ASC 740-10 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in the Company’s income tax return. In accordance with the guidance, the Company did not have any unrecognized tax benefits as of March 31, 2021 and December 31, 2020.
A reconciliation of the effective rate of tax and tax rate in the Company’s country of registration, Norway, (in thousands, except percentages):

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
11. Income Taxes (continued)
	For the three months ended March 31,
	2021	2020
Pretax net loss	$(11,887)	$(895)
Statutory tax rate	22%	22%
Income taxes calculated at statutory tax rate	$(2,615)	$(197)
Changes in valuation allowance	1,701	187
Permanent tax items	914	10
Effect of change in exchange rate	—	—
Effect of change in tax rate	—	—
Tax expense	$—	$—
Effective rate of tax	0%	0%
Deferred taxes result from temporary differences between financial reporting carrying amounts and the tax basis of existing assets and liabilities. As of March 31, 2021 and December 31, 2020, the Company had no net deferred tax asset. The principal components of the deferred tax assets and liabilities are summarized as follows (in thousands):
	As of March 31, 2021	As of December 31, 2020
Deferred tax assets
Tax losses carryforwards	$4,374	$2,494
Accruals and provisions for liabilities	—	—
Total deferred tax assets before valuation allowance	4,374	2,494
Valuation allowance	(4,097)	(2,397)
Total deferred tax assets	277	97
Deferred tax liabilities
Property and equipment	3	2
Prepayment and deferred income	274	95
Total deferred tax liabilities	277	97
Net deferred tax asset	$—	$—
12. Related Party Transactions
Accounts payable and accrued liabilities — related party as of March 31, 2021 and December 31, 2020, consisted of the following (in thousands):
	As of March 31, 2021	As of December 31, 2020
Accounts payable	$362	$320
Accrued professional and legal fees	119	—
Accrued other operating costs	—	2
Total accounts payable and accrued liabilities – related party	$481	$322

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
12. Related Party Transactions (continued)
Consulting Agreements
The 2019 EDGE Agreement provided that the Company shall pay EDGE a monthly retainer fee. See Note 9 — Share Based Compensation for further discussion on the option agreements between the Company and EDGE. Furthermore, the Company agreed to make certain milestone payments to EDGE based on the closing of certain additional financing rounds as defined within the 2019 EDGE Agreement. The 2019 EDGE Agreement was superseded on September 1, 2020 by the 2020 EDGE Agreement which extended the term of the 2019 EDGE agreement to December 31, 2021 and set forth the new terms and conditions governing EDGE’s engagement with the Company. Under the 2020 EDGE Agreement, the monthly cash retainer was adjusted to $40 thousand and EDGE was entitled to a discretionary annual cash bonus in 2020 up to 30% of the total amount of the monthly cash retainer. However, at its discretion, the Company decided not to pay the annual cash bonus. In addition, EDGE was eligible for 30% of the Company’s targeted management bonus pool of NOK 25,000 thousand ($2,000 thousand), which the Company intends to establish to reward management’s efforts upon the successful close of the financing of the battery facility prior to June 30, 2021. On January 18, 2021, the board resolved to terminate the 2020 EDGE Agreement and enter into individual contracts, subject to the closing of the Business Combination. Pursuant to the termination, EDGE will no longer be eligible to participate in the Company’s targeted management bonus pool.
The expenses incurred in relation to the consulting services provided for the three months ended March 31, 2021 and 2020 were $130 thousand and $127 thousand, respectively. These expenses are recognized as general and administrative expenses within the condensed consolidated statements of operations and comprehensive loss. The unpaid amount of $6 thousand and $42 thousand was recognized in accounts payable and accrued liabilities — related party as of March 31, 2020 and December 31, 2020, respectively.
In 2020, the Company entered into a framework agreement with Metier OEC, which provides for consulting services. The CEO of Metier OEC is the brother of the Executive Vice President Projects of the Company. The expenses incurred in relation to the consulting services provided for the three months ended March 31, 2021 and 2020 were $1,168 thousand and $77 thousand, respectively. These expenses are recognized as other operating expenses within the condensed consolidated statements of operations and comprehensive loss. The unpaid amount of $475 thousand and $280 thousand was recognized in accounts payable and accrued liabilities — related party as of March 31, 2021 and December 31, 2020, respectively.
Convertible Debt
During the three months ended March 31, 2020, the Company issued two related party 2020 Convertible Notes. See Note 6 — Fair Value Measurement for further discussion.
13. Basic and Diluted Net Loss Per Share
The Company uses the two-class method to calculate net loss per share for the three months ended March 31, 2021. Under the two-class method, undistributed earnings for the period are allocated to participating securities, including the redeemable preferred shares, based on the contractual participation rights of the security to share in the current earnings as if all current period earnings had been distributed. As there is no contractual obligation for the redeemable preferred shares to share in losses, the Company’s basic net loss per share attributable to ordinary shareholders for the three months ended March 31, 2021 is computed by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding. The Company’s basic net loss per share attributable to ordinary shareholders for the three months ended March 31, 2020 was computed by dividing the net loss attributable to ordinary shareholders by the weighted-average ordinary shares outstanding. No dividends were declared or paid for the three months ended March 31, 2021 and 2020.
Diluted net loss per share attributable to ordinary shareholders adjusts basic net loss per share attributable to ordinary shareholders to give effect to all potential ordinary shares that were dilutive and

FREYR AS
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
13. Basic and Diluted Net Loss Per Share (continued)
outstanding during the period. For the three months ended March 31, 2021 and 2020, no instrument was determined to have a dilutive effect.
The following table sets forth the computation of the Company’s basic and diluted net loss per share attributable to ordinary shareholders for the three months ended March 31, 2021 and 2020 (amounts in thousands, except share and per share amounts):
	For the three months ended March 31,
	2021	2020
Numerator:
Net loss attributable to ordinary shareholders – basic and diluted	$(11,887)	$(895)
Denominator:
Weighted average ordinary shares outstanding – basic and diluted	209,196,827	118,700,000
Earnings per share:
Basic and diluted	$(0.06)	$(0.01)
The following table discloses the weighted-average shares outstanding of securities that could potentially dilute basic net loss per share in the future that were not included in the computation of diluted net loss per share as the impact would be anti-dilutive:
	For the three months ended March 31,
	2021	2020
EDGE warrants	12,154,303	—
Other nonemployee warrants	2,308,526	—
Employee options	3,541,525	—
Employee warrants	610,000	—
2018 Convertible Notes	—	954,219
2020 Convertible Notes	—	2,054,815
Warrant liability	—	1,836,742
Redeemable preferred shares	11,083,333	—
14. Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Except as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.
On May 3, 2021, FREYR paid NOK 300 thousand with respect to a letter of intent signed to lease space at Mo Industripark AS to obtain the binding offer to lease certain areas for a customer qualification plant, which expires June 30, 2021, the exclusive right to lease and develop a second area, as well as a first right of refusal for a third area, which expires on June 30, 2022.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of FREYR AS
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of FREYR AS and its subsidiary (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, of shareholders’ equity (deficit) and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers AS
Oslo, Norway
March 26, 2021
We have served as the Company’s auditor since 2020.

FREYR AS
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and per Share Amounts)
	As of December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$14,749	$179
Restricted cash	196	78
Prepaid assets	464	15
VAT receivable	442	183
Total current assets	15,851	455
Property and equipment, net	80	19
Total assets	$15,931	$474
Liabilities and shareholders’ equity (deficit)
Current liabilities
Accounts payable	$888	$733
Accrued liabilities	2,153	442
Accounts payable and accrued liabilities – related party	322	75
Redeemable preferred shares	7,574	—
Total current liabilities	10,937	1,250
Warrant liability	—	93
Convertible debt – related party	—	80
Other long-term liabilities	38	—
Total liabilities	10,975	1,423
Commitments and contingencies (Note 7)
Shareholders’ equity (deficit)
Ordinary share capital, NOK 0.01 par value, 209,196,827 and 118,700,000 shares authorized, issued and outstanding as of December 31, 2020 and 2019, respectively	238	143
Additional paid in capital	14,945	192
Accumulated other comprehensive income (loss)	658	(4)
Accumulated deficit	(10,885)	(1,280)
Total shareholders’ equity (deficit)	4,956	(949)
Total liabilities and shareholders’ equity (deficit)	$15,931	$474
See accompanying notes to consolidated financial statements.

FREYR AS
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except Share and per Share Amounts)
	For the year ended December 31,
	2020	2019
Operating expenses:
General and administrative	$4,377	$1,361
Research and development	1,865	545
Depreciation	15	1
Other operating expenses	2,666	566
Total operating expenses	8,923	2,473
Loss from operations	(8,923)	(2,473)
Other income (expense):
Warrant liability fair value adjustment	(1,670)	1,146
Redeemable preferred shares fair value adjustment	(70)	—
Convertible notes fair value adjustment	(201)	—
Interest expense	(53)	(3)
Interest income	20	—
Foreign currency transaction gain (loss)	38	(9)
Gain on settlement of warrant liability	466	—
Other income	788	138
Loss before income taxes	(9,605)	(1,201)
Income tax expense	—	—
Net loss	(9,605)	(1,201)
Other comprehensive income (loss):
Foreign currency translation adjustments	662	(3)
Total comprehensive loss	$(8,943)	$(1,204)
Net loss attributable to ordinary shareholders (Note 15):
Basic	$(0.06)	$(0.01)
Diluted	$(0.06)	$(0.02)
See accompanying notes to consolidated financial statements.

FREYR AS
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)
(In Thousands, Except Share Amounts)
	Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity (Deficit)
	Shares	Amount
Balance as of January 1, 2019	118,700,000	$143	$—	$(79)	$(1)	$63
Share-based compensation expense	—	—	192	—	—	192
Net loss	—	—	—	(1,201)	—	(1,201)
Other comprehensive loss	—	—	—	—	(3)	(3)
Balance as of December 31, 2019	118,700,000	143	192	(1,280)	(4)	(949)
Capital contributions from Rana municipality, net of issuance costs	6,666,667	7	989	—	—	996
Capital contributions from private placement, net of issuance costs	71,648,042	76	10,478	—	—	10,554
Capital contributions from conversion of convertible debt to ordinary shares	9,973,253	10	1,694	—	—	1,704
Capital contributions from settlement of the warrant liability	2,208,865	2	1,057	—	—	1,059
Share-based compensation expense	—	—	535	—	—	535
Net loss	—	—	—	(9,605)	—	(9,605)
Other comprehensive income	—	—	—	—	662	662
Balance as of December 31, 2020	209,196,827	$238	$14,945	$(10,885)	$658	$4,956
See accompanying notes to consolidated financial statements.

FREYR AS
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
	For the year ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(9,605)	$(1,201)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	15	1
Warrant liability fair value adjustment	1,670	(1,146)
Redeemable preferred shares fair value adjustment	70	—
Convertible notes fair value adjustment	201	—
Share-based compensation expense	535	192
Foreign currency transaction gain on redeemable preferred shares	(807)	—
Gain on settlement of warrant liability	(466)	—
Other	82	10
Changes in assets and liabilities:
Prepaid assets	(408)	(15)
VAT receivable	(231)	(183)
Accounts payable and accrued liabilities	1,347	1,151
Accounts payable and accrued liabilities – related party	226	20
Deferred income	—	(30)
Other long term-liabilities	35	—
Net cash used in operating activities	(7,336)	(1,201)
Cash flows from investing activities
Purchases of property and equipment	(71)	(20)
Net cash used in investing activities	(71)	(20)
Cash flows from financing activities
Capital contributions – ordinary shares	12,351	—
Issuance costs	(799)	—
Proceeds from issuance of warrant liability	—	1,229
Proceeds from issuance of convertible debt	1,104	—
Proceeds from issuance of convertible debt – related party	427	—
Proceeds from issuance of redeemable preferred shares	7,500	—
Payments related to convertible debt	(125)	—
Net cash provided by financing activities	20,458	1,229
Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	1,637	(2)
Net increase in cash, cash equivalents, and restricted cash	14,688	6
Cash, cash equivalents, and restricted cash at beginning of period	257	251
Cash, cash equivalents, and restricted cash at end of period	$14,945	$257
See accompanying notes to consolidated financial statements.

FREYR AS
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
	For the year ended December 31,
	2020	2019
Supplemental disclosures of cash flow information
Cash paid for interest	$14	$—
Cash paid for income taxes	$—	$—
Significant non-cash investing and financing activities
Conversion of convertible debt to ordinary shares	$1,704	$—
Equity settlement of warrant liability through issuance of ordinary shares	$1,057	$—
Non-cash settlement of warrant liability through assumption of accrued liability	$360	$—
Reconciliation to consolidated balance sheets
Cash and cash equivalents	$14,749	$179
Restricted cash	196	78
Cash, cash equivalents, and restricted cash	$14,945	$257

See accompanying notes to consolidated financial statements.

FREYR AS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Business and Basis of Presentation
Description of the Business
FREYR AS (the “Company”) was founded on February 1, 2018 and is incorporated and domiciled in Norway. The Company registered with the Norway Register of Business Enterprises on February 21, 2018. The Company is planning the development of lithium-ion battery facilities in Mo i Rana, Norway. The Company’s principal executive offices are in Mo i Rana, Norway.
FREYR’s mission and vision is to accelerate the decarbonization of the transportation sector and energy systems by delivering some of the world’s cleanest and most cost-effective batteries. FREYR aims to produce some of the most cost-competitive batteries with the lowest carbon footprints, which could further support the acceleration of the energy transition. FREYR is currently working to develop application of its in-licensed technology and planning the building of the battery factories in Mo i Rana. Planned principal operations have not yet commenced. As of December 31, 2020, FREYR has not derived revenue from its principal business activities. FREYR will initially target energy storage systems (“ESS”), marine applications, commercial vehicles and electric vehicles (“EV”) with slower charge requirements, and then plans to target additional markets, including consumer EVs, through both the licensing model and joint venture model. FREYR plans to produce faster charge battery cells for the broader consumer EV segment through the 24M platforms, as well as through the joint venture business model and potentially additional licensing partnerships.
Basis of Presentation and Principles of Consolidation
The Company’s consolidated financial statements have been prepared in conformity with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) for annual financial information and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in the consolidated financial statements herein. Certain prior period amounts have been reclassified to conform to the current year presentation.
The consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and the ability of the Company to obtain the necessary financing to support its operations. For the year ended December 31, 2020, the Company, which is in the early stages of development, had no revenues, incurred a net loss of $9,605 thousand and had negative operating cash flows of $7,336 thousand. The Company believes that its current cash is insufficient to cover the expenses it expects to incur during the twelve months after the issuance of the accompanying financial statements. While these factors initially gave rise to substantial doubt about the Company’s ability to continue as a going concern, management has alleviated these doubts through a definitive business combination agreement to merge with Alussa Energy Acquisition Corp. (“Alussa”) and certain other affiliated entities through a series of transactions (the “Business Combination”). The Business Combination is subject to approval by the shareholders of Alussa and the Company and other customary closing conditions. See Note 16 — Subsequent Events for further information on the Company’s planned Business Combination.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated

FREYR AS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2. Summary of Significant Accounting Policies (continued)
financial statements and accompanying notes. On an ongoing basis, the Company evaluates its estimates, including those related to the valuation of ordinary shares and the warrant liability, among others. The Company bases these estimates on historical experiences and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.
Segment Information
The Company is focused on the development of lithium-ion batteries as its primary business and the Company’s Chief Executive Officer (“CEO”), who is the chief operating decision-maker, manages the Company’s operations as a single operating segment for purposes of allocating resources and evaluating financial performance.
Significant Risk and Uncertainties
The Company is subject to those risks common in the renewable energy and manufacturing industries and also those risks common to early stage development companies, including, but not limited to, the possibility of not being able to successfully develop or market its products, the ability to obtain or maintain licenses and permits to support future business, competition, dependence on key personnel and key external alliances, loss of its grant contributor, the ability to maintain and establish relationships with current and future vendors and suppliers, the successful protection of its proprietary technologies, the possibility of the factory development being disrupted, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents. The Company seeks to mitigate its credit risk with respect to cash and cash equivalents by making deposits with large, reputable financial institutions.
Cash and Cash Equivalents
Cash and cash equivalents include cash on hand and current balances with banks and similar institutions. As of December 31, 2020 and 2019, cash and cash equivalents were $14,749 thousand and $179 thousand, respectively.
Restricted Cash
Restricted cash consists of funds held in a restricted account for payment of income tax withholdings to the Norwegian government, payable every other month. As of December 31, 2020 and 2019, restricted cash was $196 thousand and $78 thousand, respectively.
Fair Value Measurement
The Company follows the accounting guidance in ASC 820, Fair Value Measurement, for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

FREYR AS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2. Summary of Significant Accounting Policies (continued)
Fair value measurements of assets and liabilities are categorized based on the following hierarchy:
Level 1 — Fair value determined based on quoted prices in active markets for identical assets or liabilities.
Level 2 — Fair value determined using significant observable inputs, such as quoted prices for similar assets or liabilities or quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, or inputs that are derived principally from or corroborated by observable market data, by correlation or other means.
Level 3 — Fair value determined using significant unobservable inputs, such as pricing models, discounted cash flows, or similar techniques.
In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
For the nine convertible notes issued in 2020 (“2020 Convertible Notes”), the Company has elected the fair value option. Such election is irrevocable and is applied on an instrument-by-instrument basis at initial recognition. Any changes in the fair value of these securities are recognized in the consolidated statements of operations and comprehensive loss. Interest expense on the 2020 Convertible Notes for which the fair value option has been elected is based on stated interest rates and is recorded as interest expense within the consolidated statements of operations and comprehensive loss.
VAT Receivable
The Company was registered for Value Added Tax (“VAT”) deduction as of May 1, 2019 for income tax purposes. The Company accounts for any VAT paid on invoices for goods or services purchased from suppliers as a VAT receivable. Periodically, the net VAT balance is calculated as either due to or due from the Norwegian Tax Administration (“NTA”). As the Company does not have any revenues, no VAT payable has been recognized. As of December 31, 2020 and 2019, the VAT receivable was $442 thousand and $183 thousand, respectively.
Property and Equipment
Property and equipment is recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the related asset, which ranges from two to five years.
Maintenance and repairs are charged to expense as incurred and improvements are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the accompanying consolidated statements of operations and comprehensive loss.
Leases
The Company accounts for its leases under ASC 840, Leases. Under this guidance, lessees classify arrangements meeting the definition of a lease as either operating or capital leases. Leases are classified as capital leases whenever the terms of the lease transfer substantially all of the risks and rewards of ownership to the lessee. All other leases are recorded as operating leases. As of December 31, 2020, all of the Company’s leases were operating leases. The Company recognizes rent expense on a straight-line basis over the lease term.

FREYR AS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2. Summary of Significant Accounting Policies (continued)
Grants
The Company recognizes grants received as other income over the periods in which the related costs are incurred and the conditions for receiving the grant have been fulfilled, assuming no restrictions apply with respect to the potential repayment of the grants. If the grants become repayable, the repayment will be first applied against any related unamortized deferred income and the excess will be recorded as an expense.
Research and Development Cost
Costs related to research and development are expensed as incurred. Research and development expenses consist primarily of compensation to employees engaged in research and development activities, internal and external engineering, supplies and services, and contributions to research institutions.
Foreign Currency Translation and Transaction Gains and Losses
The functional currency of the Company is its local currency. The Company’s consolidated financial statements have been translated from its functional currency into the presentation currency, U.S. dollars, in accordance with U.S. GAAP. Assets and liabilities are translated at the foreign exchange rates as of the balance sheet dates presented and revenue and expenses are translated at the average foreign exchange rates for the periods presented. Components of equity outside of accumulated other comprehensive income (loss) are translated at the applicable foreign exchange rates as of the dates on which the transaction occurred. Currency translation adjustments are recorded as a component of other comprehensive income (loss). Transaction gains and losses recognized as a result of transactions denominated in a currency other than the functional currency are included in foreign currency transaction gain (loss) on the consolidated statements of operations and comprehensive loss. For the years ended December 31, 2020 and 2019, a net transaction gain of $38 thousand and a net transaction loss of $9 thousand, respectively, was recognized.
Share-Based Compensation
The Company measures and recognizes compensation expense for all equity-based awards made to employees, directors, and non-employees, including share options, based on estimated fair values recognized over the requisite service period in accordance with ASC 718, Stock-Based Compensation. Share-based payments, including grants of share options, are recognized in the consolidated statements of operations and comprehensive loss as general and administrative expense. The Company recognizes compensation expense for all equity-based employee awards with service-based vesting requirements on a straight-line basis over the requisite service period of the awards, which is generally the award’s vesting period. These amounts are reduced by forfeitures as the forfeitures occur.
Defined Contribution Plan
The Company is obligated to have an occupational pension scheme under the Mandatory Occupational Pensions Act. The Company’s pension plan (“Pension Plan”) is a defined contribution plan, in which the costs are recognized as pension expense, within general and administrative expense in the consolidated statements of operations and comprehensive loss. The Company contributes 5% of each employees’ salary for amounts up to 7.1 times “G”, an amount established by the NTA that is effective on May 1 of each year, and then contributes 11.4% for amounts between 7.1 and 12 times “G”. “G” was NOK 97 thousand from May 1, 2018 to April 30, 2019, NOK 100 thousand from May 1, 2019 to April 30, 2020, and NOK 101 thousand from May 1, 2020 to April 30, 2021. Further contribution by employees is voluntary. For the years ended December 31, 2020 and 2019, the Company recognized general and administrative expense of $84 thousand and $10 thousand, respectively, for contributions to the Pension Plan.
Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have

FREYR AS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2. Summary of Significant Accounting Policies (continued)
been included in the consolidated financial statements. Under this method, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the carrying amounts of assets and liabilities for income tax purposes and operating losses carried forward, measured by applying tax rates based on currently enacted tax laws.
Valuation allowances are calculated, when necessary, to reduce the net deferred tax assets to an amount that is more likely than not to be realized. Changes in the valuation allowances occurring in subsequent periods are included in the consolidated statements of operations and comprehensive loss.
The Company recognizes uncertain tax positions based upon its estimate of whether, and the extent to which, additional taxes will be due when such estimates are more likely than not to be sustained. Uncertain income tax positions are not recognized if there is less than a 50% likelihood of being sustained.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company qualifies as an emerging growth company, as defined in the JOBS Act, and therefore intends to take advantage of certain exemptions from various public company reporting requirements, including delaying adoption of new or revised accounting standards until those standards apply to private companies. The effective dates shown below reflect the election to use the extended transition period.
Recently Issued Accounting Pronouncements
In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which is intended to simplify the accounting for convertible instruments by removing certain separation models and amending the disclosure requirements. ASU 2020-06 amends the guidance on the derivatives scope exception for contracts in an entity’s own equity and improves the consistency of the earnings per share calculations across entities by requiring entities to use the if-converted method to calculate diluted earnings per share for convertible instruments. This guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is not permitted before fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of this standard on its consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for the Company beginning January 1, 2022 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In July 2018, ASU 2018-10, Codification Improvements to Topic 842, Leases, was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in July 2018, the FASB issued ASU 2018-11, Leases

FREYR AS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2. Summary of Significant Accounting Policies (continued)
(Topic 842): Targeted Improvements, which provides an optional transition method in addition to the existing modified retrospective transition method by allowing a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. Furthermore, in March 2019, the FASB issued ASU 2019-01, Leases (Topic 842): Codification Improvements, which clarifies transition disclosure requirements and in June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which updates the effective dates for certain entities. This guidance is effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is currently evaluating the effect of the adoption of this guidance.
Adoption of Accounting Pronouncements
In April 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. ASU 2020-04 provides optional expedients and exceptions in applying the guidance for contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued as a result of reference rate reform. The expedients and exceptions do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. This guidance was effective upon issuance on March 12, 2020 and can be applied through December 31, 2022. The Company adopted this guidance as of March 12, 2020. Adoption of the standard did not have a material impact on the consolidated financial statements.
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements on fair value measurements in ASC 820, Fair Value Measurement. ASU 2018-13 removes from, modifies and adds into ASC 820 certain disclosure requirements. The amendments from ASU 2018-13 are effective for all fiscal years, and interim periods within those years, beginning after December 15, 2019. The Company adopted this guidance as of January 1, 2020. Adoption of the standard did not have a material impact on the consolidated financial statements.
3. Property and Equipment
Property and equipment as of December 31, 2020 and 2019, consisted of the following (in thousands):
	As of December 31,
	2020	2019
Office equipment	$98	$20
Less: Accumulated depreciation and amortization	(15)	(1)
Less: Foreign currency translation effects	(3)	—
Property and equipment, net	$80	$19
Depreciation expense related to property and equipment was $15 thousand and $1 thousand for the years ended December 31, 2020 and 2019, respectively.

FREYR AS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
4. Accrued Liabilities
Accrued liabilities as of December 31, 2020 and 2019, consisted of the following (in thousands):
	As of December 31,
	2020	2019
Accrued research and development costs (Note 7)	$445	$—
Accrued professional and legal fees	245	178
Accrued payroll and payroll related expenses	518	242
Accrued share-based compensation expense	460	—
Accrued other operating costs	485	22
Total accrued liabilities	$2,153	$442
5. Warrant Liability
On June 10, 2019, the Company entered into an agreement with a third-party investor (the “Investment Agreement”) to issue warrants in exchange for the investor funding cash investments in the Company. Pursuant to the Investment Agreement, the investor will fund cash investments in tranches to support the Company’s two battery projects for the period from the effective date of the agreement through September 30, 2021. On June 15, 2019, the Company entered into an agreement with the investor and other project partners specifying the details about one of the battery projects (the “Innovation Project Agreement”). As specified in the Investment Agreement, the investor is entitled to receive warrants pursuant to the terms of the Investment Agreement based on tranches of cash investments (the “Tranche Warrants”). For each tranche of investment equaling EUR 250 thousand, the investor shall be entitled to receive investor warrants equaling 0.3448% of the outstanding ordinary shares of the Company on a fully diluted basis. In total, the investor shall be entitled to receive Tranche Warrants equaling 10% of the Company’s fully diluted equity capitalization if the full amount of the agreed upon cash investment in the Company is funded by the investor. The investor is entitled to additional warrants (the “Milestone Warrants”) upon the investor’s achievement of certain milestones in relation to the Strategic Battery Cell Technology Partnership (as defined in the Investment Agreement) equaling 4% of the Company’s fully diluted equity capitalization. In addition, pursuant to the Investment Agreement, the investor has the right to invest additional funds in the Company any time during the 12-month period after June 10, 2019. In exchange for the additional investment, the investor is entitled to additional warrants (the “Additional Investment Warrants,” together with the “Tranche Warrants” and the “Milestone Warrants,” are collectively referred to as the “Investment Agreement Warrants”) based on a formula provided by the Investment Agreement.
Each Investment Agreement Warrant entitles the investor to purchase one ordinary share of the Company at an exercise price of NOK 0.01 per share. All of the warrants vest immediately upon issuance and can be exercised at any time during the term, which is the longer of (a) three years from the date of issuance, or (b) two years after the completion or termination of the battery project per the Innovation Project Agreement. The Company determined that the Investment Agreement Warrants should be considered a single equity contract and recognized as a liability within the consolidated balance sheets in accordance with ASC 815-10-S99-4. The warrant liability is measured at fair value and is subsequently remeasured at each reporting date with changes recorded as a warrant liability fair value adjustment within the consolidated statements of operations and comprehensive loss. Pursuant to the Investment Agreement, the investor contributed EUR 1,100 thousand ($1,229 thousand) during the year ended December 31, 2019. As of December 31, 2019, the fair value of the Investment Agreement Warrants was $93 thousand, equaling 1.58% of the outstanding ordinary shares of the Company on a fully diluted basis pursuant to the Investment Agreement.
As of July 8, 2020, the investor had contributed an additional EUR 221 thousand ($76 thousand) to other project partners in the Innovation Project Agreement on behalf of the Company as a contribution under the terms of the Investment Agreement. As a result of these contributions, the investor was entitled

FREYR AS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
5. Warrant Liability (continued)
to Investment Agreement Warrants totaling 1.82% of the Company’s fully diluted equity capitalization. Thus, on July 8, 2020, the Company resolved to issue 3,992,792 warrants pursuant to the Investment Agreement. On November 23, 2020, the Company and the investor entered into a separate agreement (“the Termination Agreement”) to terminate the Investment Agreement and the Innovation Project Agreement effective December 31, 2019. In accordance with the Termination Agreement, the Company shall pay EUR 309 thousand ($360 thousand) and issue 2,208,865 ordinary shares ($1,057 thousand) to the investor in order to settle and cancel the Investment Agreement Warrants and reimburse the investor for certain expenditures incurred under the Innovation Project Agreement. On December 18, 2020, the board approved the issuance of the new ordinary shares and the Investment Agreement Warrants lapsed. As of the settlement date on November 23, 2020, the Investment Agreement Warrants were remeasured to fair value and the warrant liability was settled. The warrant liability was derecognized, additional paid-in capital was recognized for the fair value of the ordinary shares issued, a liability was recorded for the cash due, and the remaining balance was recognized as a gain on settlement of warrant liability. In connection with the ordinary shares issued pursuant to the Termination Agreement, the investor contributed NOK 0.01 per share for share capital of NOK 22 thousand ($2 thousand). See Note 8 — Fair Value Measurement and Note 15 — Basic and Diluted Loss Per Share for further information on the Investment Agreement Warrants.
6. Convertible Debt
Convertible Debt
During the first six months of 2020, the Company issued the nine 2020 Convertible Notes, of which seven were issued to third-party investors for a total of NOK 10,342 thousand ($1,104 thousand) and two were issued to related parties and are described below. The 2020 Convertible Notes were issued at par, and no debt issuance costs were incurred. Each of the 2020 Convertible Notes has an interest rate of 10% per annum, recognized as interest expense within the consolidated statement of operations and comprehensive loss, and contains a share-settled redemption feature upon a Qualified Financing Event. A Qualified Financing Event is defined as an event that investors commit to subscribe for shares for an aggregate consideration of at least EUR 10,000 thousand, separate from the 2020 Convertible Notes. The Company elected to apply the fair value option to the 2020 Convertible Notes at the time they were first recognized. Prior to settlement, the fair value of the 2020 Convertible Notes would have been included in convertible debt and convertible debt — related party in the Company’s consolidated balance sheets.
On July 2, 2020, the Company settled one of the 2020 Convertible Notes by paying cash for the outstanding principal amount plus accrued and unpaid interest and a prepayment penalty fee for a total of NOK 1,185 thousand ($126 thousand) and entered into amendments with the remaining lenders specifying that the lenders agreed to waive the right to the 30% conversion price discount in exchange for anti-dilution protection. Per the amendment, until the Company is listed on a reputable stock exchange, if any additional ordinary shares are issued by the Company at a price lower than NOK 1.50 per share, the investors will receive additional shares. On July 8, 2020, five lenders exercised their conversion rights at a ratio of NOK 1.50 per share with a total of 5,399,221 ordinary shares issued. One lender exercised its conversion right at the same ratio for 859,463 ordinary shares on July 8, 2020, but shares were issued on December 7, 2020. As a result, NOK 10,700 thousand ($1,130 thousand) was converted into ordinary shares. There were no outstanding 2020 Convertible Notes as of December 31, 2020. See Note 8 — Fair Value Measurement for further information on the 2020 Convertible Notes.
Convertible Debt — Related Party
During 2018, the Company issued convertible notes totaling NOK 700 thousand ($86 thousand) to three shareholders (the “2018 Convertible Notes”). Per the agreements, the Company could not redeem the 2018 Convertible Notes prior to the maturity date of January 1, 2035. From October 29, 2020 through October 29, 2025, the lenders could, at their option, convert the total of the outstanding principal amount

FREYR AS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
6. Convertible Debt (continued)
and accrued interest of the 2018 Convertible Notes into the Company’s ordinary shares at a ratio of NOK 0.76 per share. However, on July 8, 2020, the Company’s shareholders approved the early conversion of the 2018 Convertible Notes. All three shareholders exercised their conversion rights at a ratio of NOK 0.76 per share and received 959,501 ordinary shares in exchange for the 2018 Convertible Notes. As a result, NOK 729 thousand ($77 thousand) was converted into ordinary shares.
Two of the 2020 Convertible Notes issued were to related parties for a total of NOK 4,000 thousand ($427 thousand). On July 8, 2020, both lenders exercised their conversion rights at a ratio of NOK 1.50 per share with a total of 2,755,068 ordinary shares issued. As a result, NOK 4,709 thousand ($497 thousand) was converted into ordinary shares. See Note 8 — Fair Value Measurement for further information on the 2020 Convertible Notes.
7. Commitments and Contingencies
Lease Commitments
The Company currently leases its corporate headquarters as well as other real estate leases that are classified as operating leases. Total rent expense was $148 thousand and $27 thousand for the years ended December 31, 2020 and 2019, respectively. None of the leases have a minimum noncancelable lease term in excess of one year. The Company does not have any leases classified as capital leases.
Other Commitments
On December 1, 2020, the Company entered into a definitive licensing and services agreement effective December 15, 2020 with 24M to use its Semi-Solid lithium-ion battery platform technology in FREYR’s planned facilities in Mo i Rana, Norway. In accordance with this agreement and a letter agreement dated December 18, 2020, the Company has committed to pay $20,000 thousand for the rights to production of battery cells based on 24M’s current and future technology, as well as the provision of services to the Company, including technical training of engineers, the provision of information relevant to construct and operate the factory and on-site support. For the year ended December 31, 2020, $700 thousand was paid and expensed at the signing of the memorandum of understanding prior to entering into a definitive agreement. As of December 31, 2020, the Company’s remaining commitments were $2,500 thousand, payable on or before January 15, 2021 and July 31, 2021, as well as $14,300 thousand, payable upon the financial close of the Company’s commercial facility, but no later than December 31, 2021. The Company determined that the $19,300 thousand due under the definitive agreement would be recognized straight-line over the service period. As such, as of December 31, 2020, $445 thousand was accrued related to the agreement. The Company will also pay an ongoing royalty fee based on sales volumes with minimum annual payments of $3,000 thousand beginning on the three-year anniversary of the effective date. All expenses related to this definitive agreement are recognized as research and development costs within the consolidated statements of operations and comprehensive loss. See Note 16 — Subsequent Events for further information on the definitive agreement.
The Company entered into agreements with a public Norwegian university to fund professorships, research within the field of energy-efficient battery plants, research positions for battery cell production, and doctoral and post-doctoral fellowships. Under the agreements, the Company has committed to pay NOK 700 thousand annually for four years for a total of NOK 2,800 thousand to fund the professorships, NOK 1,000 thousand annually for eight years for a total of NOK 8,000 thousand to fund the research, NOK 1,450 thousand in January 2021 to fund the research positions and NOK 3,616 thousand to fund the doctoral and post-doctoral fellowships. As of December 31, 2020, the Company’s remaining commitments were NOK 1,925 thousand ($226 thousand), NOK 7,000 thousand ($820 thousand), NOK 1,450 thousand ($170 thousand) and NOK 731 thousand ($86 thousand) to fund the professorships, research, research

FREYR AS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
7. Commitments and Contingencies (continued)
positions, and doctoral and post-doctoral fellowships, respectively. All expenses related to these agreements are recognized as research and development costs within the consolidated statements of operations and comprehensive loss.
On January 23, 2020, the Company entered into an agreement with the Nordland county municipality related to the mobilization of the battery factory in Mo i Rana. Under the agreement, the Company has committed to pay NOK 500 thousand per year over the next three years beginning in 2020. As of December 31, 2020, the Company’s remaining commitment was NOK 1,000 thousand ($117 thousand). All expenses related to this agreement are recognized as other operating expenses within the consolidated statements of operations and comprehensive loss.
Contingent Liabilities — Litigation
The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events. In the opinion of management, there was not at least a reasonable possibility the Company may have incurred a material loss with respect to loss contingencies for asserted legal and other claims. However, the outcome of litigation is inherently uncertain.
8. Fair Value Measurement
The following table sets forth, by level within the fair value hierarchy, the accounting of the Company’s financial assets and liabilities at fair value on a recurring basis according to the valuation techniques the Company uses to determine their fair value (in thousands):
	As of December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities
Redeemable preferred shares	$—	$—	$7,574	$7,574
Total fair value	$—	$—	$7,574	$7,574
	As of December 31, 2019
	Level 1	Level 2	Level 3	Total
Liabilities
Warrant liability	$—	$—	$93	$93
Total fair value	$—	$—	$93	$93
As of December 31, 2020 and 2019, the carrying value of all other financial assets and liabilities approximated their respective fair values.
As of December 31, 2020 and 2019, the Company measured its redeemable preferred shares (the “preferred shares”) and warrant liability for the Investment Agreement Warrants, respectively, at fair value based on significant inputs not observable in the market, which caused them to be classified as Level 3 measurements within the fair value hierarchy. The valuation of the preferred shares and warrant liability used assumptions and estimates that the Company believed would be made by a market participant in making the same valuation. The Company assessed these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates was obtained. Changes in the fair value of the preferred shares and warrant liability related to updated assumptions and estimates were recognized as a redeemable preferred shares fair value adjustment and warrant liability fair value adjustment, respectively, within the consolidated statements of operations and comprehensive loss.

FREYR AS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
8. Fair Value Measurement (continued)
The preferred shares outstanding on December 31, 2020 were valued using a scenario-based framework. Within each scenario, an income approach, specifically the discounted cash flow approach, was utilized based on the expected payoffs upon the conversion or redemption event, the estimated yield and the expected probability of occurrence, which management determined was a significant assumption. Using this approach, the Company determined that the fair value of the redeemable preferred shares as of December 31, 2020 was $7,574 thousand. The Company noted that a change in the weighting of the expected forms of settlement would result in a change to the fair value ascribed to the redeemable preferred shares. See Note 9 — Redeemable Preferred Shares for further discussion on the preferred shares. No preferred shares were outstanding as of December 31, 2019.
The 2020 Convertible Notes were settled on July 2, 2020 and July 8, 2020. See Note 6 — Convertible Debt for further information on the settlement of the 2020 Convertible Notes. Prior to settlement, the 2020 Convertible Notes were valued using a scenario-based framework. This analysis assumed two scenarios that were weighted based on the likelihood of occurrence, one in which a Qualified Financing Event occurred and the other in which no Qualified Financing Event occurred and the 2020 Convertible Notes were redeemed at maturity.
The warrant liability outstanding on December 31, 2019 was valued using a scenario-based framework. This analysis assumed varying levels of tranches of investments and the related equity valuation. Given information that was known and knowable as of December 31, 2019, the scenario-based analysis was heavily weighted towards the low scenario, which estimated the equity value of the Company using the cost approach. Based on an assumed equity value of $5,850 thousand, a term of one year, and a risk-free rate of -0.62%, the Company determined that the fair value of the warrant liability as of December 31, 2019 was $93 thousand. The Company noted that a decrease or increase in the estimated equity value of the Company would result in a corresponding lower or higher estimated fair value ascribed to the warrant liability.
As of June 30, 2020, the Company measured its warrant liability using the indicated transaction price for the private placement that was finalized shortly after period end. This change in the valuation methodology was a result of the availability of inputs corroborated by an observable market transaction, which caused it to be classified as a Level 2 measurement within the fair value hierarchy. As of September 30, 2020, and through settlement on November 23, 2020, the Company measured the fair value of the warrant liability based on inputs corroborated by observable market transactions using the over-the-counter (“OTC”) trading price.
The warrant liability was settled on November 23, 2020 as a result of the Termination Agreement discussed in Note 5 — Warrant Liability. The outstanding warrant liability was valued prior to settlement based on the 3,992,792 Investment Agreement Warrants the investor was entitled to and the OTC share price of the Company’s ordinary share as of November 23, 2020. Pursuant to the Termination Agreement, the warrant liability was settled for EUR 309 thousand ($360 thousand) payable in cash and the issuance of 2,208,865 ordinary shares, for which the value was calculated based on the OTC share price of NOK 4.30 per ordinary share.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
8. Fair Value Measurement (continued)
The following table presents changes in the Level 3 warrant liability measured at fair value for the years ended December 31, 2020 and 2019, respectively (in thousands):
	For the year ended December 31, 2020
	Redeemable preferred shares	2020 Convertible Notes	Warrant liability
Balance (beginning of year)	$—	$—	$93
Additions	7,500	1,531	76
Accrued interest	—	33	—
Fair value measurement adjustments	70	201	233
Foreign currency exchange effects	4	—	(6)
Transfer to Level 2	—	—	(396)
Settlements	—	(1,765)	—
Balance (end of year)	$7,574	$—	$—
	For the year ended December 31, 2019
	Redeemable preferred shares	2020 Convertible Notes	Warrant liability
Balance (beginning of year)	$—	$—	$—
Additions	—	—	1,229
Accrued interest	—	—	—
Fair value measurement adjustments	—	—	(1,146)
Foreign currency exchange effects	—	—	10
Transfer to Level 2	—	—	—
Settlements	—	—	—
Balance (end of year)	$—	$—	$93
9. Redeemable Preferred Shares
On November 11, 2020, 7,500,000 redeemable preferred shares were issued, each with a nominal value of NOK 0.01 per share for an aggregate subscription amount of NOK 71,529 thousand ($7,500 thousand) to two affiliates of Alussa in exchange for a cash contribution of $7,500 thousand (the “Preferred Share Preference Amount”). Each preferred share is entitled to a distribution equal to $1, before and in preference to any distribution on the Company’s ordinary shares. Subsequently, each preferred share is entitled to the same distribution per share as the Company’s ordinary shares. The holders of preferred shares are entitled to the same right as ordinary shareholders including one vote per share at the Company’s general meetings. Each preferred share initially contained automatic settlement features on the earlier of June 30, 2021 or a qualified transaction event. On February 16, 2021, the shareholders approved to change the date of the automatic settlement features from June 30, 2021 to September 30, 2021.
The Company also issued 92,500,000 warrants that were subscribed together with the preferred shares discussed above. Each exercisable warrant shall give the right to subscribe for one new ordinary share of the Company with a subscription price of NOK 0.01 per share (the “Warrant Contribution Amount”). No ordinary shares may be issued pursuant to the warrants unless and until the preferred shares issued are converted into ordinary shares. As such, the warrants are not separately exercisable from the preferred shares and are considered an embedded feature.
If a qualified transaction event occurs no later than September 30, 2021, the preferred shares will be exchanged for an amount of ordinary shares and exercisable warrants based on the sum total of (a) the Preferred Share Preference Amount and (b) the Warrant Contribution Amount divided by the lowest price

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
9. Redeemable Preferred Shares (continued)
paid per share in the qualified transaction event. The Business Combination and PIPE Investment are expected to meet the definition of a qualified transaction event. See Note 16 — Subsequent Events for further information on the Business Combination and PIPE Investment.
If the Company determines that a qualified transaction event will not occur before September 30, 2021, the Company may also redeem, at its option, all of the preferred shares for a payment in cash equal to 105% of the Preferred Share Preference Amount. Upon the redemption of the preferred shares, the warrants will be cancelled for no consideration. On September 30, 2021, if the qualified transaction event has not yet occurred and the Company has not redeemed the preferred shares, the preferred shares will be exchanged for an amount of ordinary shares and exercisable warrants based on the sum total of (a) the Preferred Share Preference Amount and (b) the Warrant Contribution Amount divided by a conversion price equal to 80% of the volume weighted average price per ordinary share during the 40 business days immediately preceding September 30, 2021.
The Company determined that the preferred shares and warrants should be considered a single financial instrument and recognized as a liability within the consolidated balance sheets. The liability is measured at fair value and will be subsequently remeasured at each reporting date with changes being recorded as a redeemable preferred shares fair value adjustment within the consolidated statements of operations and comprehensive loss. As of December 31, 2020, the fair value of the preferred shares and warrants is $7,574 thousand. See Note 8 — Fair Value Measurement for further information on the preferred shares and warrants.
10. Shareholders’ Equity (Deficit)
As of December 31, 2020, the Company has ordinary shares with share capital of NOK 2,092 thousand ($238 thousand) comprising 209,196,827 shares at a nominal value of NOK 0.01 per share with NOK 141,380 thousand ($14,945 thousand) in additional paid-in capital. As of December 31, 2019, the Company had share capital of NOK 1,187 thousand ($143 thousand) comprised 118,700,000 shares at a nominal value of NOK 0.01 per share with NOK 1,690 thousand ($192 thousand) in additional paid-in capital. The holders of ordinary shares are entitled to receive dividends as and when declared and are entitled to one vote per share at the Company’s general meetings.
Transactions Related to Ordinary Shares
On May 22, 2020, 5,239,777 ordinary shares, each with a nominal value of NOK 0.01 per share and consideration of NOK 1.91 per share, were issued to the municipality of Rana in exchange for an investment totaling NOK 10,000 thousand ($1,000 thousand) in accordance with a shareholder and investment agreement entered into on May 15, 2020 (the “Rana Agreement”). Issuance costs of NOK 53 thousand ($5 thousand) were netted against the proceeds received. On July 8, 2020, as a result of a qualified financing event in which the Company issued shares with consideration of at least NOK 50,000 thousand at an average price that was less than the transaction price of the Rana Agreement, an additional 1,426,890 ordinary shares were issuable to the municipality of Rana. These additional shares had a nominal value of NOK 0.01 per share and were issued for total consideration of NOK 14 thousand ($2 thousand).
On July 8, 2020, 71,648,042 ordinary shares were issued in a private placement for proceeds received of NOK 107,472 thousand ($11,348 thousand). Issuance costs of NOK 7,518 thousand ($794 thousand) were netted against the proceeds received. In connection with the private placement and as discussed in Note 6 — Convertible Debt, 11 lenders exchanged their convertible debt for 9,973,253 ordinary shares in accordance with the agreements for the 2018 Convertible Notes and 2020 Convertible Notes.
On December 18, 2020, 2,208,865 ordinary shares, each with a nominal value of NOK 0.01 per share, were issued to a third-party investor as part of the settlement and termination of the Investment Agreement discussed in Note 5 — Warrant Liability.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
11. Share-Based Compensation
Employee Awards
The Company has an Incentive Stock Option Plan (the “2019 Plan”) issued on September 11, 2019. According to the 2019 Plan, options may be granted to eligible employees, and a total of 5,000,000 ordinary shares may be issued pursuant to the exercise of options granted. On December 1, 2020, the board of directors approved to increase the amount or ordinary shares to be issued under the 2019 plan by 5,000,000.
As of December 31, 2020, the Company has issued offer letters to 22 employees under the 2019 Plan. Each offer letter provides a grant schedule including the number of options to be granted on each grant date, the vesting date and the exercise period of the options. For 21 of the employees, the options will be granted on a quarterly basis over a two-year period and can be exercised at the earliest three years and at the latest five years after the date of the first legal grant date. The options granted to the Company’s Chief Financial Officer (“CFO”) will cliff vest, while the performance options will vest based on a liquidity-event-based performance condition. In the event of a change of control, defined as a corporate transaction involving 50% or more of the combined voting power of the equity interests in the Company, the stock options and performance stock options already granted or earmarked for an employee’s first year of employment will vest immediately, given that the employee’s employment contract has not been terminated.
In accordance with ASC 718, Stock-Based Compensation, the grant date should be the date at which an employer and an employee reach a mutual understanding of the key terms and conditions of a share-based payment award. In addition, individual awards that are subject to approval by the board of directors, management, or both are not deemed to be granted until all such approvals are obtained. At board meetings on July 1, 2020 and September 2, 2020, the Company resolved to issue 900,000 options and 1,360,000 options, respectively, to its employees under the 2019 Plan. However, as of December 31, 2020, the exercise prices of these options have not been determined by the board of directors and there is not a mutual understanding of the terms and conditions of the awards, except for the options granted to the CFO. As a result, a grant date for accounting purposes has been achieved only for the options granted to the CFO. As the board does not have the authorization to issue shares and settle the options in equity without shareholder approval, the options granted to the CFO will be treated as cash-settled liability awards until approved by the shareholders.
The stock options and performance stock options were granted to the CFO with an exercise price of NOK 1.50 per share. The stock options cliff vest on October 1, 2023 and expire on September 30, 2025. The performance stock options vest on liquidity events, i.e., the close of funding for the first two facilities, that are not considered probable as of December 31, 2020 as the liquidity events have not yet occurred.
The following table sets forth the activity relating to stock options outstanding for the year ended December 31, 2020 (aggregate intrinsic value in thousands):
For the year ended December 31, 2020	Number	Weighted average exercise price (NOK)	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Options outstanding at beginning of year	—	—
Options granted	375,000	1.50
Options outstanding at end of year	375,000	1.50	4.75	$365
Options exercisable at end of year	—	—	—	$—

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
11. Share-Based Compensation (continued)
The following table sets forth the activity relating to performance stock options outstanding for the year ended December 31, 2020 (aggregate intrinsic value in thousands):
For the year ended December 31, 2020	Number	Weighted average exercise price (NOK)	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Performance options outstanding at beginning of year	—	—
Performance options granted	625,000	1.50
Performance options outstanding at end of year	625,000	1.50	4.75	$608
Performance options exercisable at end of year	—	—	—	$—
Assumptions used to determine the fair value of options and performance options granted to the CFO using the Black-Scholes-Merton option pricing model are as follows:
As of December 31, 2020
Fair value per option	$0.97
Valuation assumptions
Expected option term (years)	4.75
Expected volatility	45.70%
Expected dividend yield	0.00%
Risk-free interest rate	(0.73)%
The expected option term was calculated using the remaining contractual term as the options and performance options were deeply in-the-money as of the valuation date. The expected volatility was derived from the average historical daily stock volatilities of a peer group of public companies that the Company considers to be comparable to its business over a period equivalent to the expected term of the share-based grants. The expected dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. Consequently, the expected dividend yield used is zero. The risk-free interest rate was based on the AAA-Rated Euro Area Central Government Bond Yields.
Compensation expense recorded for the year ended December 31, 2020 for the stock options was $35 thousand. As of December 31, 2020, unrecognized compensation expense related to non-vested stock-based compensation arrangements granted under the 2019 Plan was $326 thousand. The expense is expected to be fully recognized over a period of 2.75 years.
Nonemployee Awards — Equity Classified
On October 15, 2018, the Company entered into a consulting agreement with EDGE Global LLC (“EDGE”) for the Company’s CEO and Chief Commercial Officer (“CCO”) to perform certain services related to leadership, technology selection and operational services (the “2018 EDGE Agreement”). Under the 2018 EDGE Agreement, the Company would issue EDGE options equaling 2% of the total outstanding ordinary shares of the Company on a fully diluted basis prior to January 31, 2019. In addition, upon completion of certain debt or equity transactions meeting specified thresholds, the Company agreed to issue options equaling 5% of the total outstanding ordinary shares of the Company on a fully diluted basis to EDGE. The terms and conditions under the 2018 EDGE Agreement were subsequently superseded by a new consulting agreement entered into between the Company and EDGE on November 1, 2018 (the “New 2018 EDGE Agreement”). The options under the 2018 EDGE agreement were not approved by the board of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
11. Share-Based Compensation (continued)
directors and an exercise price for the options was not determined. There were no options issued to EDGE under the 2018 EDGE Agreement.
Per the New 2018 EDGE Agreement, the Company agreed to issue options equaling 12.5% of the total outstanding ordinary shares of the Company on a fully diluted basis. The exercise price of the options was not set and there was no mutual understanding of the key terms of the arrangement prior to the New 2018 EDGE Agreement being superseded by a new consulting agreement entered into between the Company and EDGE on March 1, 2019 (the “2019 EDGE Agreement”). No options were issued to EDGE under the New 2018 EDGE Agreement.
Per the 2019 EDGE Agreement, the Company agreed to issue 8,315,902 warrants to EDGE equaling 6.5% of the total outstanding shares of the Company as of the effective date of the 2019 EDGE Agreement. On July 8, 2020, the Company resolved to issue 8,315,902 warrants to EDGE under the 2019 EDGE Agreement upon the consummation of a New Capital Raise as defined in the 2019 EDGE Agreement. The warrants may be exercised at the latest of May 15, 2024. Each warrant shall give the right to subscribe for one new ordinary share of the Company with a subscription price of NOK 1.44 per share.
On September 1, 2020, the Company amended the 2019 EDGE Agreement, effective as of July 1, 2020 (the “2020 EDGE Agreement”). This amendment extended the term of the 2019 EDGE agreement to December 31, 2021, and also set forth the new terms and conditions governing EDGE’s engagement with the Company. Under the 2020 EDGE Agreement, the Company agreed to issue 3,838,401 warrants to EDGE. The warrants will vest over an eighteen-month graded vesting period and expire on September 30, 2025. Each warrant provided the right to subscribe for one new ordinary share of the Company with a subscription price of NOK 1.50 per share. On September 25, 2020, the board approved the modification of the subscription price to be NOK 1.85 per share. On October 6, 2020, the issuance of warrants was approved by the Company’s shareholders at the extraordinary general meeting reclassifying the award from a liability to equity after which the fair value of the award is no longer remeasured. The following table sets forth the activity relating to warrants outstanding for the year ended December 31, 2020 (aggregate intrinsic value in thousands):
For the year ended December 31, 2020	Number	Weighted average exercise price (NOK)	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Warrants outstanding at beginning of year	—	—
Warrants granted	12,154,303	1.57
Warrants outstanding at end of year	12,154,303	1.57	3.81	$11,724
Warrants exercisable at end of year	9,595,374	1.49	3.56	$9,340
Assumptions used to determine the fair value of warrants under the EDGE Agreements using the Black-Scholes-Merton option pricing model are as follows:
	July 8, 2020	October 6, 2020
Grant date fair value per warrant	$0.05	$0.07
Valuation assumptions
Expected term (years)	4.00	2.80
Expected volatility	43.29%	43.10%
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	(0.65)%	(0.71)%

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
11. Share-Based Compensation (continued)
The expected term is calculated using the simplified method based on the warrants vesting term and contractual terms as there was not sufficient relevant historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The expected volatility was derived from the average historical daily stock volatilities of a peer group of public companies that the Company considers to be comparable to its business over a period equivalent to the expected term of the share-based grants. The expected dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. Consequently, the expected dividend yield used is zero. The risk-free interest rate was based on the AAA-Rated Euro Area Central Government Bond Yields.
Compensation expense recorded for the year ended December 31, 2020 for the warrants was $535 thousand. As of December 31, 2020, unrecognized compensation expense related to non-vested stock-based compensation arrangements granted for the nonemployee awards was $183 thousand. The expense is expected to be fully recognized over one year.
Additionally, the two founders of the Company (the “Founders”) agreed to sell to EDGE shares currently owned by the Founders equaling 14.5% of the total outstanding ordinary shares of the Company on a fully diluted basis at NOK 0.01 per share. On May 20, 2019, the Founders entered into a purchase agreement with EDGE (the “Stock Purchase Agreement”) pursuant to the 2019 EDGE Agreement, and EDGE purchased 18,550,858 ordinary shares with a value of NOK 0.10 per share from the Founders. The ordinary shares sold to EDGE under the Stock Purchase Agreement represented share-based compensation to EDGE in exchange for services, as they were specified as part of the total service fees pursuant to the 2019 EDGE Agreement and sold to EDGE at a discount (i.e., at the par value of the ordinary shares). For the year ended December 31, 2019, the Company recognized $192 thousand of share-based compensation expense, which was calculated based on the difference between the fair value and the purchase price multiplied by the number of ordinary shares purchased by EDGE.
See Note 14 — Related Party Transactions for further information on the non-equity-based compensation arrangements pursuant to the consulting agreements between the Company and EDGE.
Nonemployee Awards — Liability Classified
On December 4, 2020, the Company entered into an agreement with a third-party service provider for its support in initiating and enabling high-level discussions with Japanese technology providers with the purpose of entering into license agreements. The Company plans to issue 2,308,526 warrants as payment-in-kind. The warrants will vest immediately and may be exercised at any time with the latest being September 30, 2023. As the warrants have yet to be approved by the shareholders, they will be treated as cash-settled liability awards until approved by the shareholders. Until the share issuance is approved by the shareholders, the third-party service provider retains a put option to demand cash payment in the amount of EUR 375 thousand ($427 thousand) recognized as accrued share-based compensation expense within accrued liabilities in the Company’s consolidated balance sheet. Once approved by the shareholders, the warrants will be remeasured to fair value and reclassified from a liability to equity. On February 16, 2021, the Company’s shareholders resolved to issue the 2,308,526 warrants with an exercise price of NOK 0.01. Compensation expense recorded for the year ended December 31, 2020 for the warrants was $427 thousand.
12. Government Grants
On September 4, 2018, the Company was awarded a grant for research, development and innovation. The grant was awarded to assist with the costs incurred associated with employees and staff, contract research and overhead and operating expenses. The grant is paid out in three installments based on meeting certain milestones in the agreement, in which the last milestone is payable after the final project report is approved. The second milestone was met during the year ended December 31, 2019 and the third milestone was met during the year ended December 31, 2020 with $138 thousand and $41 thousand, respectively, recognized as other income within the consolidated statements of operations and comprehensive loss.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
12. Government Grants (continued)
On March 5, 2020, the Company was awarded an additional grant for research, development and innovation. Similar to the grant awarded in 2018, the 2020 grant is paid out in three installments based on meeting certain milestones in the agreement, in which the last payment milestone is payable after the final project report is approved. All milestones were met during the year ended December 31, 2020 and $747 thousand was recognized as other income within the consolidated statements of operations and comprehensive loss.
13. Income Taxes
The Company has no provision for income taxes for the years ended December 31, 2020 and 2019. The Company has no current tax expense, as a result of historical losses, and has no current deferred tax expense, as a result of the valuation allowance against its deferred tax assets.
Recognition of deferred tax assets is appropriate when realization of such assets is more likely than not. Based upon the available evidence, which includes the Company’s historical operating performance, cumulative net losses and projected future losses, the Company has recognized a valuation allowance against its deferred tax assets. The Company’s valuation allowance increased by $1,728 thousand and $468 thousand for the years ended December 31, 2020 and 2019, respectively.
For the years ended December 31, 2020 and 2019, the Company had net operating loss carryforwards of approximately $11,336 thousand and $2,255 thousand, respectively. These net operating loss carryforwards can be carried forward by the Company indefinitely. As of December 31, 2020 and 2019, the Company recorded $2,397 thousand and $485 thousand, respectively, in valuation allowance against the deferred tax assets. Any difference between the valuation allowance noted here and the change in valuation allowance noted above is due to foreign currency translation differences.
The Company records unrecognized tax benefits in accordance with ASC 740-10, Income Taxes. ASC 740-10 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in the Company’s income tax return. In accordance with the guidance, the Company did not have any unrecognized tax benefits as of December 31, 2020 and 2019.
A reconciliation of the effective rate of tax and tax rate in the Company’s country of registration, Norway, (in thousands, except percentages):
	For the year ended December 31,
	2020	2019
Pretax net loss	$(9,605)	$(1,201)
Statutory tax rate	22%	22%
Income taxes calculated at statutory tax rate	$(2,113)	$(264)
Changes in valuation allowance	1,728	468
Permanent tax items	385	(205)
Effect of change in exchange rate	—	—
Effect of change in tax rate	—	1
Tax expense	$—	$—
Effective rate of tax	0%	0%
Deferred taxes result from temporary differences between financial reporting carrying amounts and the tax basis of existing assets and liabilities. As of December 31, 2020 and 2019, the Company had no net deferred tax asset. The principal components of the deferred tax assets and liabilities are summarized as

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
13. Income Taxes (continued)
follows (in thousands):
	As of December 31,
	2020	2019
Deferred tax assets
Tax losses carryforwards	$2,494	$496
Accruals and provisions for liabilities	—	—
Total deferred tax assets before valuation allowance	2,494	496
Valuation allowance	(2,397)	(485)
Total deferred tax assets	97	11
Deferred tax liabilities
Property and equipment	2	1
Prepayment and deferred income	95	10
Total deferred tax liabilities	97	11
Net deferred tax asset	$—	$—
14. Related Party Transactions
Accounts payable and accrued liabilities — related party as of December 31, 2020 and 2019, consisted of the following (in thousands):
	As of December 31,
	2020	2019
Accounts payable	$320	$31
Accrued professional and legal fees	—	21
Accrued other operating costs	2	20
Accrued interest	—	3
Total accounts payable and accrued liabilities – related party	$322	$75
Consulting Agreements
The 2019 EDGE Agreement provided that the Company shall pay EDGE a monthly retainer fee. See Note 11 — Share Based Compensation for further discussion on the option agreements between the Company and EDGE. Furthermore, the Company agreed to make certain milestone payments to EDGE based on the closing of certain additional financing rounds as defined within the 2019 EDGE Agreement. The 2019 EDGE Agreement was superseded on September 1, 2020 by the 2020 EDGE Agreement which extended the term of the 2019 EDGE agreement to December 31, 2021 and set forth the new terms and conditions governing EDGE’s engagement with the Company. Under the 2020 EDGE Agreement, the monthly cash retainer was adjusted to $40 thousand and EDGE was entitled to a discretionary annual cash bonus in 2020 up to 30% of the total amount of the monthly cash retainer. However, at its discretion, the Company decided not to pay the annual cash bonus. In addition, EDGE was eligible for 30% of the Company’s targeted management bonus pool of NOK 25,000 thousand ($2,000 thousand), which the Company intends to establish to reward management’s efforts upon the successful close of the battery facility prior to June 30, 2021. See Note 11 — Share Based Compensation for further discussion on agreements between the Company and EDGE. On January 18, 2021, the board resolved to terminate the 2020 EDGE Agreement

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
14. Related Party Transactions (continued)
and enter into individual contracts, subject to the closing of the Business Combination. Pursuant to the termination, EDGE will no longer be eligible to participate in the Company’s targeted management bonus pool.
The expenses incurred in relation to the consulting services provided for the years ended December 31, 2020 and 2019 were $568 thousand and $473 thousand, respectively. The unpaid amount of $42 thousand and $51 thousand was recognized in accounts payable and accrued liabilities — related party as of December 31, 2020 and 2019, respectively.
In 2018, the Company agreed to reimburse expenses incurred on behalf of the Company by Njordr, owned by the Company’s chairman of the board and considered a related party, for consulting work performed related to the development of the 600 MW onshore wind park in the Rana and Nesna municipalities. The unpaid amount of nil and $21 thousand was recognized in accounts payable and accrued liabilities — related party as of December 31, 2020 and 2019, respectively.
In 2020, the Company entered into a framework agreement with Metier OEC, which provides for consulting services. The CEO of Metier OEC is the brother of the Chief Operating Officer (“COO”) of the Company. The expenses incurred in relation to the consulting services provided for the years ended December 31, 2020 and 2019 were $917 thousand and nil, respectively. The unpaid amount of $280 thousand and nil was recognized in accounts payable and accrued liabilities — related party as of December 31, 2020 and 2019, respectively.
Convertible Debt
During the year ended December 31, 2020, the Company converted the 2018 Convertible Notes and settled the two related party 2020 Convertible Notes through the issuance of equity at the specified conversion rate. See Note 6 — Convertible Debt for further discussion.
15. Basic and Diluted Net Loss Per Share
The Company uses the two-class method to calculate net loss per share for the year ended December 31, 2020. Under the two-class method, undistributed earnings for the period are allocated to participating securities, including the redeemable preferred shares, based on the contractual participation rights of the security to share in the current earnings as if all current period earnings had been distributed. As there is no contractual obligation for the redeemable preferred shares to share in losses, the Company’s basic net loss per share attributable to ordinary shareholders for the year ended December 31, 2020 is computed by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding. The Company’s basic net loss per share attributable to ordinary shareholders for the year ended December 31, 2019 was computed by dividing the net loss attributable to ordinary shareholders by the weighted-average ordinary shares outstanding. No dividends were declared or paid for the years ended December 31, 2020 and 2019.
Diluted net loss per share attributable to ordinary shareholders adjusts basic net loss per share attributable to ordinary shareholders to give effect to all potential ordinary shares that were dilutive and outstanding during the period. For the year ended December 31, 2020, no instrument was determined to have a dilutive effect. For the year ended December 31, 2019, the dilutive effect of the Investment Agreement Warrants was included in the computation of diluted net loss per share attributable to ordinary shareholders using the treasury stock method.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
15. Basic and Diluted Net Loss Per Share (continued)
The following table sets forth the computation of the Company’s basic and diluted net loss per share attributable to ordinary shareholders for the years ended December 31, 2020 and 2019 (amounts in thousands, except share and per share amounts):
	For the year ended December 31,
	2020	2019
Numerator:
Net loss attributable to ordinary shareholders – basic	$(9,605)	$(1,201)
Dilutive effect of Investment Agreement Warrants	—	(1,136)
Net loss attributable to ordinary shareholders – diluted	$(9,605)	$(2,337)
Denominator:
Weighted average ordinary shares outstanding – basic	158,142,423	118,700,000
Dilutive effect of Investment Agreement Warrants	—	800,174
Weighted average ordinary shares outstanding – diluted	158,142,423	119,500,174
Earnings per share:
Basic	$(0.06)	$(0.01)
Diluted	$(0.06)	$(0.02)
The following table discloses the weighted-average shares outstanding of securities that could potentially dilute basic net loss per share in the future that were not included in the computation of diluted net loss per share as the impact would be anti-dilutive:
	For the year ended December 31,
	2020	2019
2018 Convertible Notes	—	921,053
EDGE warrants	5,257,396	—
Other nonemployee warrants	170,301	—
Employee options	327,869	—
Redeemable preferred shares	1,024,590	—
16. Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Except as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.
On January 18, 2021, the Company amended the definitive licensing and services agreement effective December 15, 2020 with 24M. This amendment extended the latest date of services to be provided from December 31, 2022 to December 31, 2023 and noted that beyond December 31, 2023, any services provided would be incurred on a time and materials basis. No other major changes were made to the definitive agreement.
On January 29, 2021, the Company entered into a definitive business combination agreement to merge with Alussa and certain other affiliated entities through a series of transactions. The Business Combination is subject to approval by the shareholders of both Alussa and the Company and other customary closing conditions. The Business Combination is anticipated to be accounted for as a reverse capitalization in

FREYR AS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
16. Subsequent Events (continued)
accordance with U.S. GAAP. In connection with the Business Combination, a subscription agreement was entered into between an affiliate of Alussa and various investors for proceeds of $600,000 thousand (the “PIPE Investment”). The PIPE Investment is conditioned upon the closing of the Business Combination. The proceeds of the PIPE Investment, together with the amounts remaining in Alussa’s trust account following the closing of the Business Combination, will be retained by the post-combination business.
Pursuant to the business combination agreement, the exercise prices of all share-based compensation awards that were not previously known were established. See Note 11 — Share Based Compensation for further discussion on the awards.
On February 12, 2021, the Company was awarded NOK 39,000 thousand for research, development and innovation in environmental technology. The grant is subject to meeting certain business size thresholds and conditions, such as documenting and supporting costs incurred, obtaining a third-party attestation of the Company’s related records and implementing policies that demonstrate good corporate governance. The grant will be earned only upon successful completion of the conditions mentioned above.
On February 16, 2021, the Company’s shareholders resolved to increase the share capital by issuing an additional 7,500,000 of redeemable preferred shares, each with a nominal value of NOK 0.01. The aggregate subscription amount for the additional preferred shares was NOK 64,156 thousand ($7,500 thousand). Each preferred share shall automatically convert into one ordinary share at the earlier of September 30, 2021 or a Qualifying Transaction Event (as defined in the articles of association).
On March 1, 2021, the Company was awarded NOK 142,000 thousand for the development and construction of the pilot plant in Mo i Rana, Norway. The grant is subject to achieving successful financing of the pilot plant and other conditions, such as documenting and supporting costs incurred and obtaining a third-party attestation of the Company’s related records. The grant will be earned only upon successful completion of the conditions mentioned above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholder of FREYR Battery
Opinion on the Financial Statement — Balance Sheet
We have audited the accompanying consolidated balance sheet of FREYR Battery and its subsidiary (the “Company”) as of May 31, 2021, including the related notes (collectively referred to as the “consolidated financial statement”). In our opinion, the consolidated financial statement presents fairly, in all material respects, the financial position of the Company as of May 31, 2021 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
The consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit of this consolidated financial statement in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statement is free of material misstatement, whether due to error or fraud.
Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audit provides a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers AS
Oslo, Norway
July 7, 2021
We have served as the Company’s auditor since 2021.

FREYR BATTERY
Consolidated Balance Sheet as of May 31, 2021
(U.S. dollars in actuals)
Assets
Cash	$39,736
Total Assets	$39,736
Liabilities, Temporary Equity and Shareholder’s Equity
Accounts payable	$261
Total Liabilities	261
Ordinary shares subject to possible redemption, no nominal value, 40,000 shares authorized, issued and outstanding	40,000
Shareholder’s Equity
Accumulated deficit	(525)
Total Shareholder’s Equity	(525)
Total Liabilities, Temporary Equity and Shareholder’s Equity	$39,736

FREYR BATTERY
Notes to Consolidated Balance Sheet
Note 1: Background and Nature of Operations
FREYR Battery (the “Company”) was incorporated as a public limited liability company (“Société Anonyme”) under the laws of Grand Duchy of Luxembourg on January 20, 2021. The Company was formed for the purpose of effecting a merger between Alussa Energy Acquisition Corp. (“Alussa”), FREYR AS (“FREYR”), and certain other affiliated entities through a series of transactions (the “Business Combination”) pursuant to the definitive agreement entered into on January 29, 2021. In conjunction with the Business Combination, Alussa and FREYR will become wholly-owned subsidiaries of and will be operated by the Company. Upon the completion of the Business Combination, the Company will succeed to substantially all of the operations of its predecessor, FREYR.
Note 2: Basis of Presentation and Accounting
The balance sheet is presented in accordance with accounting principles generally accepted in the United States of America. Separate statements of operations, comprehensive income, changes in shareholder’s equity, and cash flows have not been presented because there have only been nominal activities in this entity from January 20, 2021 (Inception) through May 31, 2021. For the period from January 20, 2021 (Inception) through May 31, 2021, the Company incurred a total of $515 in interest expense and other bank charges and foreign currency transaction losses of $10 for a total impact of $525.
Basis for Consolidation
The consolidated balance sheet includes the accounts of the Company and its wholly-owned subsidiary. The Company had only nominal operations for the period from January 20, 2021 (Inception) through May 31, 2021.
Note 3: Summary of Significant Accounting Policies — Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.
Note 4: Temporary Equity
The Company has issued share capital of 40,000 fully paid redeemable shares with no nominal value in exchange for $40,000. The shares are redeemable at any time by the Company; however, as the holder of the redeemable shares also controls the Company, the redemption option is not considered to be within the control of the Company. As a result, the redeemable shares are classified as temporary equity.
Note 5: Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Except as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.
The Business Combination was approved at the extraordinary general meeting of FREYR shareholders held on February 16, 2021 and the extraordinary general meeting of Alussa shareholders held on June 30, 2021. The first closing of the Business Combination will occur on July 7, 2021 and the second closing will occur on July 9, 2021.

ALUSSA ENERGY ACQUISITION CORP.
CONDENSED BALANCE SHEETS
	March 31, 2021 (unaudited)	December 31, 2020
ASSETS
Current Assets
Cash	$334,000	$370,958
Prepaid expenses and other current assets	219,917	234,167
Total Current Assets	553,917	605,125
Marketable securities held in Trust Account	289,838,722	289,834,441
Total Assets	$290,392,639	$290,439,566
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$8,133,536	$3,405,463
Advance from related party	550,000	—
Total Current Liabilities	8,683,536	3,405,463
Deferred underwriting fee payable	10,062,500	10,062,500
Warrant liabilities	60,950,000	35,356,250
Total Liabilities	79,696,036	48,824,213
Commitments (Note 6)
Class A ordinary shares subject to possible redemption, 20,403,682 and 23,470,955 shares at redemption value at March 31, 2021 and December 31, 2020	205,696,595	236,615,344
Shareholders’ Equity
Preference shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 8,346,318 and 5,279,045 shares issued and outstanding (excluding 20,403,682 and 23,470,955 shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	835	528
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 shares issued and outstanding at March 31, 2021 and December 31, 2020	719	719
Additional paid-in capital	49,025,999	18,107,557
Accumulated deficit	(44,027,545)	(13,108,795)
Total Shareholders’ Equity	5,000,008	5,000,009
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$290,392,639	$290,439,566
The accompanying notes are an integral part of the unaudited condensed financial statements.

ALUSSA ENERGY ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended March 31,
	2021	2020
Operating costs	$5,329,281	$499,845
Loss from operations	(5,329,281)	(499,845)
Other income (expense):
Interest income	4,281	892,590
Unrealized gain on marketable securities held in Trust Account	—	881,891
Change in fair value of warrant liabilities	(25,593,750)	7,668,750
Other income (expense)	(25,589,469)	9,443,231
Net income (loss)	$(30,918,750)	$8,943,386
Weighted average redeemable ordinary shares outstanding, basic and diluted	23,470,955	24,391,533
Basic and diluted net income per redeemable ordinary share (Note 3)	$—	$0.03
Weighted average non-redeemable ordinary shares outstanding, basic and diluted	12,466,545	11,545,967
Basic and diluted net income (loss) per non-redeemable ordinary share (Note 3)	$(2.48)	$0.71
The accompanying notes are an integral part of the unaudited condensed financial statements.

ALUSSA ENERGY ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Unaudited)
	Three Months Ended March 31, 2021
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	5,279,045	$528	7,187,500	$719	$18,107,557	$(13,108,795)	$5,000,009
Class A ordinary shares subject to redemption	3,067,273	307	—	—	30,918,442	—	30,918,749
Net loss	—	—	—	—	—	(30,918,750)	(30,918,750)
Balance – March 31, 2021	8,346,318	$835	7,187,500	$719	$49,025,999	$(44,027,545)	$5,000,008
	Three Months Ended March 31, 2020
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2020	4,358,467	$436	7,187,500	$719	$9,778,630	$(4,779,782)	$5,000,003
Class A ordinary shares subject to redemption	(738,384)	(73)	—	—	(8,943,307)	—	(8,943,380)
Net loss	—	—	—	—	—	8,943,386	8,943,386
Balance – March 31, 2020	3,620,083	$363	7,187,500	$719	$835,323	$4,163,604	$5,000,009
The accompanying notes are an integral part of the unaudited condensed financial statements.

ALUSSA ENERGY ACQUISITION CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$(30,918,750)	$8,943,386
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(4,281)	(892,590)
Unrealized gain on marketable securities held in Trust Account	—	(881,891)
Change in fair value of warrant liabilities	25,593,750	(7,668,750)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	14,250	31,155
Accounts payable and accrued expenses	4,728,073	66,527
Net cash used in operating activities	(586,958)	(402,163)
Cash Flows from Financing Activities:
Proceeds from promissory note – related party	550,000	—
Net cash provided by financing activities	550,000	—
Net Change in Cash	(36,958)	(402,163)
Cash – Beginning	370,958	2,282,362
Cash – Ending	$334,000	$1,880,199
Non-cash investing and financing activities:
Change in fair value of Class A ordinary shares subject to redemption	$(30,918,749)	$8,943,381
The accompanying notes are an integral part of the unaudited condensed financial statements.

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Alussa Energy Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on June 13, 2019. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus on businesses that complement its management team’s expertise in the production, operation and development of crude oil and natural gas wells and related infrastructure.
All activity for the period from June 13, 2019 (inception) through November 29, 2019 was related to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below. Since the consummation of the Initial Public Offering through March 31, 2021, all activity has related to identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statements for the Company’s Initial Public Offering were declared effective on November 27, 2019. On November 29, 2019, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units”), generating gross proceeds of $250,000,000, which is described in Note 3. Each Unit consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”) and one-half of one warrant (the “Public Warrants”). Each whole Public Warrant entitles the holder to purchase one Class A Share. The Class A Shares sold as part of the Units in the Initial Public Offering are referred to herein as the “public shares.”
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Company’s sponsor, Alussa Energy Sponsor LLC (the “Sponsor”), generating gross proceeds of $8,000,000, which is described in Note 5.
Following the closing of the Initial Public Offering on November 29, 2019, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering, and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested only in specified U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, until the earlier of (i) the consummation of the Business Combination and (ii) the Company’s failure to consummate a Business Combination within the prescribed time.
On December 4, 2019, the underwriters notified the Company of their intention to fully exercise their over-allotment option on December 5, 2019. As such, on December 5, 2019 the Company consummated the sale of an additional 3,750,000 Units, at $10.00 per Unit, and the sale of an additional 750,000 Private Placement Warrants, at $1.00 per Private Placement Warrant, generating total gross proceeds of $38,250,000. A total of $37,500,000 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $287,500,000.
Transaction costs amounted to $16,326,240, consisting of $5,750,000 of underwriting fees, $10,062,500 of deferred underwriting fees and $513,740 of other costs. In addition, at March 31, 2021, cash of $334,000 was held outside of the Trust Account and is available for working capital purposes.

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Sponsor has agreed that it will be liable to the Company under certain circumstances if and to the extent any claims by such persons reduce the amount of funds in the Trust Account below a specified threshold. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. Therefore, the Sponsor may not be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses as well as any taxes.
The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer, in either case at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the public shares. In connection with any shareholder vote required to approve any Business Combination, the Sponsor and any other shareholder of the Company prior to the consummation of the Initial Public Offering (collectively with the Sponsor, the “Initial Shareholders”) and the Company’s directors and officers will agree (i) to vote any of their respective Ordinary Shares (as defined below) in favor of the initial Business Combination and (ii) not to redeem any of their Ordinary Shares in connection therewith.
The Company will proceed with a Business Combination only if it has net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, in the case of a shareholder vote, a majority of the outstanding Ordinary Shares voted are voted in favor of the Business Combination. The amount in the Trust Account is initially anticipated to be $10.00 per public share. The per-share amount to be distributed to shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The New York Stock Exchange (the “NYSE”) rules require that the Business Combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the Trust Account (less any Deferred Commissions (as defined below) and taxes payable on interest earned) at the time of the Company signing a definitive agreement in connection with the Business Combination.
If the Company has not completed a Business Combination by November 29, 2021, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)
more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In the event of a liquidation, the Public Shareholders will be entitled to receive a full pro rata interest in the Trust Account ($10.00 per share, plus any pro rata interest earned on the Trust Account not previously released to the Company and less up to $100,000 of interest to pay dissolution expenses). There will be no redemption rights or liquidating distributions with respect to the Founder Shares (as defined in Note 6) or the Private Placement Warrants, which will expire worthless if the Company fails to complete a Business Combination by November 29, 2021.
On January 29, 2021, we entered into a Business Combination Agreement (the “Business Combination Agreement”) with FREYR AS, a company organized under the laws of Norway (“FREYR”), the Sponsor, in the capacity as the representative for the Alussa shareholders in accordance with the terms and conditions of the Business Combination Agreement, FREYR Battery, a corporation in the form of a public limited liability company organized under the laws of Luxembourg (“Pubco”), Norway Sub 1 AS, a private limited liability company under the laws of Norway (“Norway Merger Sub 1”), Norway Sub 2 AS, a private limited liability company under the laws of Norway (“Norway Merger Sub 2” and together with Norway Merger Sub 1, the “Norway Merger Subs”), Adama Charlie Sub, a Cayman Islands exempted company (“Cayman Merger Sub”), certain shareholders of FREYR named in the Business Combination Agreement (the “Major Shareholders”), and ATS NEXT AS, in the capacity as the representative for the Major Shareholders in accordance with the terms and conditions of the Business Combination Agreement (the “Shareholder Representative”).
Prior to the completion of the transactions contemplated by the Business Combination Agreement, the Norway Merger Subs shall be wholly-owned subsidiaries of the Company.
Pursuant to the terms of the Business Combination Agreement, (a) the Company will merge with and into Cayman Merger Sub, with the Company continuing as the surviving entity (the “Cayman Merger”), (b) the Company will distribute all of its interests in Norway Merger Sub 1 to Pubco, (c) FREYR will merge with and into Norway Merger Sub 2, with Norway Merger Sub 2 continuing as the surviving entity (the “Norway Merger”), (d) Norway Merger Sub 1 will merge with and into Pubco, with Pubco continuing as the surviving entity (the “Cross-Border Merger”), as a result of which, (i) each issued and outstanding security of the Company immediately prior to the effective time of the Cayman Merger shall be exchanged for the right of the holder thereof to receive securities of Pubco in accordance with the Business Combination Agreement (or, in the case of Dissenting Purchaser Shareholders, if any, the right to receive the fair value of such holder’s Dissenting Purchaser Ordinary Shares and such other rights as are granted by the Cayman Companies Law), (ii) each issued and outstanding security of FREYR immediately prior to the effective time of the Norway Merger shall be exchanged for the right of the holder thereof to receive securities of Norway Merger Sub 1 in accordance with the Business Combination Agreement and (iii) each issued and outstanding security of Norway Merger Sub 1 immediately prior to the Cross-Border Effective Time shall be exchanged for the right of the holder to receive securities of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law.
The Business Combination will be consummated in accordance with the terms and subject to the conditions as further described in the Business Combination Agreement.

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. LIQUIDITY AND GOING CONCERN
As of March 31, 2021, the Company had $334,000 in its operating bank accounts, $289,838,722 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital deficit of $(8,129,619). As of March 31, 2021, approximately $2,338,700 of the amount on deposit in the Trust Account represented interest income and unrealized gain, which is available to pay the Company’s tax obligations.
Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
The Company will need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available on commercially acceptable terms, if at all. See Note 5 for further discussions of subsequent borrowings under the loan note dated February 9, 2021.
These conditions raise substantial doubt about the Company’s ability to continue as a going concern through November 29, 2021, the date that the Company will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Amendment No. 1 on Form 10-K/A for the year ended December 31, 2020 as filed with the SEC on May 6, 2021, which contains the audited financial statements (as restated) and notes thereto. The financial information as of December 31, 2020 is derived from the audited financial statements (as restated) presented in the Company’s amended Annual Report on Form 10-K/A for the year ended December 31, 2020. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and December 31, 2020.

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Marketable Securities Held in Trust Account
At March 31, 2021 and December 31, 2020, the assets held in the Trust Account were substantially held in a money market fund holding U.S. Treasury Bills, which are classified as trading securities in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 320 “Investments — Debt and Equity Securities.”
Ordinary Shares Subject to Possible Redemption
The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets.
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net Income (Loss) Per Ordinary Share
Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Class A ordinary shares subject to possible redemption at March 31, 2021 and December 31, 2020, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net income (loss) per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
effect of warrants sold in the Initial Public Offering and the private placements to purchase 23,125,000 ordinary shares in the calculation of diluted net income (loss) per share, since the exercise of the warrants into ordinary shares is contingent upon the occurrence of future events. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the period presented.
Reconciliation of Net Income (Loss) Per Ordinary Share
The Company’s net income (loss) is adjusted for the portion of income that is attributable to ordinary shares subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted net income (loss) per ordinary share is calculated as follows:
	Three Months Ended March 31,
	2021	2020
Redeemable ordinary shares
Numerator:
Interest income attributable to redeemable ordinary shares	$3,038	$780,199
Net income attributable to redeemable ordinary shares	$3,038	$780,199
Denominator:
Weighted average redeemable ordinary shares outstanding, basic and diluted	23,470,955	24,391,533
Basic and diluted net income per redeemable ordinary share	$0.00	$0.03
Non-redeemable ordinary shares
Numerator:
Net income (loss)	$(30,918,750)	$8,943,386
Less: Net income attributable to redeemable ordinary shares	(3,038)	(780,199)
Net income (loss) attributable to non-redeemable ordinary shares	$(30,921,788)	$8,163,187
Denominator:
Weighted average non-redeemable ordinary shares outstanding, basic and diluted	12,466,545	11,545,967
Basic and diluted net income (loss) per non-redeemable ordinary share	$(2.48)	$0.71
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The Company follows the guidance in ASC 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
See Note 8 for additional information on assets and liabilities measured at fair value.
Public Warrants and Private Placement Warrants
The Company evaluated the Public Warrants and Private Placement Warrants (collectively, “Warrants”, which are discussed in Note 1, Note 3, Note 4, Note 7 and Note 8) in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, and concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, “Derivatives and Hedging”, the Warrants are recorded as derivative liabilities on the balance sheets and measured at fair value at inception (concurrent with or shortly after the date of the IPO) and at each reporting date in accordance with ASC 820, with changes in fair value recognized in the statements of operations in the period of change.
Recently Issued Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.
NOTE 4. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 28,750,000 Units, which includes the exercise by the underwriters of their over-allotment option in full of 3,750,000 Units, at a price of $10.00 per Unit. Each Unit consists of one Class A Share and one-half of one Warrant. Each whole Warrant entitles the holder to purchase one Class A Share at a price of $11.50 per share. The Warrants will become exercisable on the later of 30 days after completion of the Business Combination or November 29, 2020 and will expire five years from the completion of the Business Combination or earlier upon redemption or liquidation. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the Class A Shares is at least $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given. The Company will not redeem the Warrants unless a registration statement under the Securities Act covering the Class A Shares issuable upon exercise of the Warrants is effective and a current prospectus relating to those shares is available throughout the 30 day redemption period, unless the Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If the Company redeems the Warrants as described above, management will have the option to require all holders that wish to exercise their Warrants to do so on a cashless basis; provided that an exemption from registration is available. No Warrants will be exercisable for cash unless the Company has an effective registration statement covering the Class A Shares issuable upon exercise of the Warrants and a current prospectus relating to such shares. If the shares issuable upon exercise of the Warrants are not registered under the Securities Act, holders will be permitted to exercise their Warrants on a cashless basis.

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 4. INITIAL PUBLIC OFFERING (continued)
However, no Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any Class A Shares to holders seeking to exercise their Warrants, unless the issuance of the Class A Shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A Share (with such issue price or effective issue price to be determined in good faith by the Company’s Board of Directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the sponsor or such affiliates prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination, and (z) the volume weighted average trading price of the Company’s Class A Shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
NOTE 5. PROMISSORY NOTE — RELATED PARTY
On February 9, 2021, the Company issued an unsecured promissory note to the Sponsor pursuant to the working capital loans agreement as described in Note 6, by which the Company may borrow up to $1,500,000 in the aggregate. The note is non-interest bearing and payable on the earlier to occur of (i) the completion of an initial Business Combination or (ii) liquidation. During the three months ended March 31, 2021, the Sponsor made a $550,000 advance to the Company to assist with operation expenses. On April 6, 2021, the Company borrowed $1,500,000 under the loan note, net of the $550,000 advance. On April 30, 2021, the Sponsor elected to convert the loan note into 1,500,000 warrants that are identical to the Private Placement Warrants.
NOTE 6. COMMITMENTS
On February 10, 2020, the Company entered into a transactional support agreement with a service provider, pursuant to which the service provider agreed to assist the Company in evaluating acquisition opportunities in the energy industry, including valuation and qualitative assessments, as well as investor presentations. In 2021, the Company paid the service provider a fee of $100,000 and will pay the service provider an additional fee upon the closing of a Business Combination. The fee payable at the closing of the Business Combination is dependent upon the timing of the closing and ranges between $975,000 and $1,950,000. The additional fee will not be payable in the event the Company does not consummate a Business Combination.
On February 28, 2020, the Company entered into a consulting agreement with a service provider, pursuant to which the service provider will provide the Company with advisory or transaction support for a potential Business Combination. The Company will pay the service provider a fee of $75,000 per month, for total fees of $225,000. In addition, on March 1, 2020, the Company entered into a transactional support agreement with the same service provider, pursuant to which the Company agreed to pay the service provider a fee equal to 1% of the consideration paid by the Company for the equity of a target company, up to a maximum fee of $5,000,000, if the Company consummates a Business Combination with a target company located in certain countries, as listed in the agreement. The fee will not be payable in the event the Company does not consummate a Business Combination.

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 6. COMMITMENTS (continued)
On April 27, 2020, the Company entered into a consulting agreement, pursuant to which the consultant will provide the Company with advisory services for a potential Business Combination with a specific counter-party. In the event the Company consummates the Business Combination, the Company will pay the consultant 250,000 Euros.
The underwriters were paid a cash fee of 2.0% per Unit, or $5,750,000 in the aggregate at the closing of the Initial Public Offering. Upon completion of the initial Business Combination, the Underwriters will be entitled to $10,062,500, which constitutes the Underwriters’ deferred fee of 3.5%. The deferred fee will be forfeited by the Underwriters solely in the event that the Company fails to complete a Business Combination, subject to the terms of the underwriting agreement.
The Company entered into an agreement, commencing on November 25, 2019 through the earlier of the consummation of a Business Combination or the Company’s liquidation, to pay an aggregate of $35,000 per month to the Sponsor for office space, administrative and support services, of which Mr. Daniel Barcelo, the Company’s Chief Executive Officer and President, will be paid $20,000 per month and Mr. Nick De’Ath, the Company’s Chief Technology Officer, will be paid $5,000 per month. The Company’s Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on their behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on behalf of the Company. During the three months ended March 31, 2021 and 2020, the Company incurred and paid $105,000 in fees for these services.
In addition, in order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes its initial Business Combination, it would repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants issued to the Sponsor.
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 8,750,000 Private Placement Warrants at $1.00 per warrant, for an aggregate purchase price of $8,750,000 from the Company. A portion of the proceeds from the sale of the Private Placement Warrants were placed into the Trust Account. Each Private Placement Warrant is exercisable for one Class A Share at a price of $11.50 per share. The Private Placement Warrants are identical to the Warrants included in the Units sold in the Initial Public Offering except that the Private Placement Warrants: (i) will not be redeemable by the Company; (ii) may be exercised for cash or on a cashless basis, as described in the registration statement relating to the Initial Public Offering, so long as they are held by the Sponsor or any of its permitted transferees and (iii) are (including the ordinary shares issuable upon exercise of the Private Placement Warrants) entitled to registration rights. Additionally, the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants, including the Class A Shares issuable upon exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the completion of the Business Combination.
NOTE 7. SHAREHOLDERS’ EQUITY
Preference Shares
The Company is authorized to issue 2,000,000 preference shares with a par value of $0.0001. The Company’s Board of Directors will be authorized to fix the voting rights, if any, designations, powers,

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 7. SHAREHOLDERS’ EQUITY (continued)
preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board of Directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Ordinary Shares and could have anti-takeover effects.
At March 31, 2021 and December 31, 2020, there were no preference shares issued or outstanding.
Ordinary Shares
The Company is authorized to issue 200,000,000 Class A Shares, with a par value of $0.0001 each, and 20,000,000 Class B ordinary shares, with a par value of $0.0001 each (the “Class B Shares” and, together with the Class A Shares, the “Ordinary Shares”). Holders of the Ordinary Shares are entitled to one vote for each Ordinary Share; provided that only holders of the Class B Shares have the right to vote on the election of directors prior to the Business Combination. The Class B Shares will automatically convert into Class A Shares at the time of the Business Combination, on a one-for-one basis, subject to adjustment for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A Shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the Business Combination, the ratio at which the Class B Shares shall convert into Class A Shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in the aggregate, 20% of the sum of all Ordinary Shares outstanding upon completion of the Initial Public Offering plus all Class A Shares and equity-linked securities issued or deemed issued in connection with the Business Combination, excluding any Ordinary Shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination, any Private Placement-equivalent Warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company. Holders of Founder Shares may also elect to convert their Class B Shares into an equal number of Class A Shares, subject to adjustment as provided above, at any time.
At March 31, 2021 and December 31, 2020, there were 8,346,318 and 5,279,045 Class A Shares issued and outstanding, excluding 20,403,682 and 23,470,955 Class A Shares subject to possible redemption, respectively. At March 31, 2021 and December 31, 2020, there were 7,187,500 Class B Shares issued and outstanding.
Founder Shares
On June 14, 2019, an aggregate of 5,750,000 Class B Shares (the “Founder Shares”) were issued to the Sponsor for an aggregate purchase price of $25,000. In October 2019, the Company declared a share dividend satisfied by way of issuance of 0.125 of a share for each ordinary share in issue and on November 25, 2019, the Company declared a share dividend satisfied by way of issuance of 0.111111 of a share for each ordinary share in issue, resulting in an aggregate of 7,187,500 Founder Shares being held by the Sponsor. The 7,187,500 Founder Shares included an aggregate of up to 937,500 Founder Shares that were subject to forfeiture if the over-allotment option was not exercised in full by the Underwriters in order to maintain the Initial Shareholder’s ownership at 20% of the issued and outstanding Ordinary Shares upon completion of the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option on December 5, 2019, a total of 937,500 Founder Shares are no longer subject to forfeiture.
The Founder Shares are identical to the Class A Shares included in the Units being sold in the Initial Public Offering, except that the Founder Shares (i) have the voting rights described above, (ii) are subject to certain transfer restrictions described below and (iii) are convertible into Class A Shares on a one-for-one

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 7. SHAREHOLDERS’ EQUITY (continued)
basis, subject to adjustment pursuant to the anti-dilution provisions contained therein. The Founder Shares may not be transferred, assigned or sold until the earlier of (i) one year after the completion of the Business Combination and (ii) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the Business Combination that results in all of the Public Shareholders having the right to exchange their Class A Shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.
Warrants
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering or November 29, 2020. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares is available throughout the 30 day redemption period, unless the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. No Public Warrants will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any Class A ordinary shares to holders seeking to exercise their Public Warrants, unless the issuance of the Class A ordinary shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.
The Company has determined that after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a Public Warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act within 60 business days after the closing of the Business Combination, the holders of the Public Warrants shall have the right to exercise their Public Warrants on a “cashless basis” in accordance with the Section 3(a)(9) of the Securities Act and, by exchanging the Public Warrants for the number of Class A ordinary share per Public Warrant equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying such Public Warrant, multiplied by the excess of the fair market value over the exercise price by (y) the fair market value.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:
•
In whole and not in part;

•
At a price of $0.01 per Public Warrant

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 7. SHAREHOLDERS’ EQUITY (continued)
•
Upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder

•
If, and only if, the reported last sale price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Public Warrant holders equals or exceeds $18.00 per share (as adjusted).

If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share split, share dividend, rights issuance, subdivision, reorganization, recapitalization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s Board of Directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the sponsor or such affiliates prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination, and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Warrants included in the Units sold in the Initial Public Offering except that the Private Placement Warrants: (i) will not be redeemable by the Company; (ii) may be exercised for cash or on a cashless basis, as described in the registration statement relating to the Initial Public Offering, so long as they are held by the Sponsor or any of its permitted transferees and (iii) are (including the ordinary shares issuable upon exercise of the Private Placement Warrants) entitled to registration rights. Additionally, the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants, including the Class A Shares issuable upon exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the completion of the Business Combination.
NOTE 8. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 8. FAIR VALUE MEASUREMENTS (continued)
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
	March 31, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Marketable securities held in Trust Account	$289,838,722	$—	$—	$289,838,722
Total fair value	$289,838,722	$—	$—	$289,838,722
Liabilities:
Public Warrants	$32,775,000	$—	$—	$32,775,000
Private Placement Warrants	—	—	28,175,000	28,175,000
Total fair value	$32,775,000	$—	$28,175,000	$60,950,000
	December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets:
Marketable securities held in Trust Account	$289,834,441	$—	$—	$289,834,441
Total fair value	$289,834,441	$—	$—	$289,834,441
Liabilities:
Public Warrants	$17,681,250	$—	$—	$17,681,250
Private Placement Warrants	—	—	17,675,000	17,675,000
Total fair value	$17,681,250	$—	$17,675,000	$35,356,250
Public Warrants and Private Placement Warrants
The Public Warrants and Private Placement Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the balance sheets. The warrant liabilities

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 8. FAIR VALUE MEASUREMENTS (continued)
are measured at fair value at issuance and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.
As of March 31, 2021 and December 31, 2020, the Public Warrants were classified as a Level 1 fair value measurement due to the use of an observable market quote in an active market under the ticker ALUS.WS and the Private Placement Warrants were classified as a Level 3 fair value measurement based on the use of unobservable inputs. As of March 31, 2021 and December 31, 2020, the fair value of the Public Warrants was $32,775,000 and $17,681,250, respectively, based on the closing price of ALUS.WS on the respective dates of $2.28 and $1.23 per Public Warrant, respectively.
The Company’s use of the Black-Scholes option pricing model for the Private Placement Warrants as of March 31, 2021 and December 31, 2020 required the use of subjective assumptions:
•
The risk-free interest rate assumption was based on the U.S. Constant Maturity Treasury yield, which was commensurate with the contractual terms of the Private Placement Warrants, which expire on the earlier of (i) five years after the completion of the initial Business Combination and (ii) redemption or liquidation. An increase in the risk-free interest rate in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•
The expected term was determined to be 5.2 and 5.5 years as of March 31, 2021 and December 31, 2020, respectively, as the Private Placement Warrants become exercisable on the later of (i) 30 days after the completion of the Business Combination and (ii) 12 months from the IPO date or November 29, 2020. An increase in the expected term, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•
The expected volatility assumption was based on the implied volatility from a set of comparable publicly-traded warrants as determined based on the size and proximity of other similar business combinations. An increase in expected volatility, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•
The fair value of the Units, which each consist of one Class A ordinary shares and one-half of one Public Warrant, represents the closing price on the measurement date as observed from the ticker ALUS.U.

The key inputs into the Black-Scholes option model for the Private Placement Warrants were as follows on each respective date:
	March 31, 2021	December 31, 2020
Risk-free interest rate	0.96%	0.43%
Term (years)	5.2	5.5
Volatility	40.03%	26.17%
Dividend yield	0.0%	0.0%
Exercise price	$11.50	$11.50
Share price	$10.00	$10.06

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 8. FAIR VALUE MEASUREMENTS (continued)
The following table presents changes in the Level 3 Private Placement Warrants measured at fair value for the three months ended March 31, 2021 and 2020:
	Public Warrants	Private Placement Warrants	Warrant Liabilities
Fair value as of December 31, 2020	$17,681,250	$17,675,000	$35,356,250
Change in fair value of warrant liabilities	15,093,750	10,500,000	25,593,750
Fair value as of March 31, 2021	$32,775,000	$28,175,000	$60,950,000
Fair value as of December 31, 2019	$18,975,000	$11,987,500	$30,962,500
Change in fair value of warrant liabilities	(8,193,750)	525,000	(7,668,750)
Fair value as of March 31, 2020	$10,781,250	$12,512,500	$23,293,750
NOTE 9.   SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Alussa Energy Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Alussa Energy Acquisition Corp. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2020 and for the period from June 13, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the year ended December 31, 2020 and for the period from June 13, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Restatement of the 2020 and 2019 Financial Statements
As discussed in Note 1A to the financial statements, the accompanying financial statements as of December 31, 2020 and 2019, for the year ended December 31, 2020 and for the period from June 13, 2019 (inception) through December 31, 2019, have been restated.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum llp
Marcum llp
We have served as the Company’s auditor since 2019.
Houston, Texas
March 1, 2021, except for the effects of the restatement discussed in Note 1A as to which the date is May 5, 2021.

ALUSSA ENERGY ACQUISITION CORP.
BALANCE SHEETS
	December 31,
	2020 (As Restated)	2019 (As Restated)
ASSETS
Current Assets
Cash	$370,958	$2,282,362
Prepaid expenses and other current assets	234,167	113,049
Total Current Assets	605,125	2,395,411
Marketable securities held in Trust Account	289,834,441	287,830,781
Total Assets	$290,439,566	$290,226,192
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities – Accounts payable and accrued expenses	$3,405,463	$5,224
Deferred underwriting fee payable	10,062,500	10,062,500
Warrant liabilities	35,356,250	30,962,500
Total Liabilities	48,824,213	41,030,224
Commitments
Class A ordinary shares subject to possible redemption, 23,470,955 and 24,391,533 shares at redemption value at December 31, 2020 and 2019, respectively	236,615,344	244,195,965
Shareholders’ Equity
Preference shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 5,279,045 and 4,358,467 shares issued and outstanding (excluding 23,470,955 and 24,391,533 shares subject to possible redemption) at December 31, 2020 and 2019, respectively	528	436
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 shares issued and outstanding at December 31, 2020 and 2019	719	719
Additional paid-in capital	18,107,557	9,778,630
Accumulated deficit	(13,108,795)	(4,779,782)
Total Shareholders’ Equity	5,000,009	5,000,003
Total Liabilities and Shareholders’ Equity	$290,439,566	$290,226,192
The accompanying notes are an integral part of the financial statements.

ALUSSA ENERGY ACQUISITION CORP.
STATEMENTS OF OPERATIONS
	Year Ended December 31, 2020 (As Restated)	For the Period from June 13, 2019 (Inception) through December 31, 2019 (As Restated)
Operating costs	$5,190,525	$1,173,063
Loss from operations	(5,190,525)	(1,173,063)
Other income (expense):
Interest income	2,003,660	290,672
Unrealized gain on marketable securities held in Trust Account	—	40,109
Change in fair value of warrant liabilities	(4,393,750)	(3,937,500)
Other income (expense)	(2,390,090)	(3,606,719)
Net loss	$(7,580,615)	$(4,779,782)
Weighted average redeemable ordinary shares outstanding, basic and diluted	24,958,411	3,820,067
Basic and diluted net income per redeemable ordinary share (Note 3)	$0.07	$0.06
Weighted average non-redeemable ordinary shares outstanding, basic and diluted	10,979,089	7,016,376
Basic and diluted net loss per non-redeemable ordinary share (Note 3)	$(0.84)	$(0.72)
The accompanying notes are an integral part of the financial statements.

ALUSSA ENERGY ACQUISITION CORP.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
YEAR ENDED DECEMBER 31, 2020 (AS RESTATED)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2020	4,358,467	$436	7,187,500	$719	$9,778,630	$(4,779,782)	$5,000,003
Class A ordinary shares subject to possible redemption	920,578	92	—	—	8,328,927	(748,398)	7,580,621
Net loss	—	—	—	—	—	(7,580,615)	(7,580,615)
Balance – December 31, 2020	5,279,045	$528	7,187,500	$719	$18,107,557	$(13,108,795)	$5,000,009
FOR THE PERIOD FROM JUNE 13, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019 (AS RESTATED)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – June 13, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	7,187,500	719	24,281	—	25,000
Sale of 28,750,000 Units, net of underwriting discounts and offering expenses	28,750,000	2,875	—	—	253,947,875	—	253,950,750
Class A ordinary shares subject to possible redemption	(24,391,533)	(2,439)	—	—	(244,193,526)	—	(244,195,965)
Net loss	—	—	—	—	—	(4,779,782)	(4,779,782)
Balance – December 31, 2019	4,358,467	$436	7,187,500	$719	$9,778,630	$(4,779,782)	$5,000,003
The accompanying notes are an integral part of the financial statements.

ALUSSA ENERGY ACQUISITION CORP.
STATEMENTS OF CASH FLOWS
	Year Ended December 31, 2020 (As Restated)	For the Period from June 13, 2019 (Inception) Through December 31, 2019 (As Restated)
Cash Flows from Operating Activities:
Net loss	$(7,580,615)	$(4,779,782)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,003,660)	(290,672)
Unrealized gain on marketable securities held in Trust Account	—	(40,109)
Underwriting fees and offering costs allocated to warrant liabilities	—	1,051,990
Change in fair value of warrant liabilities	4,393,750	3,937,500
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(121,118)	(113,049)
Accounts payable and accrued expenses	3,400,239	5,224
Net cash used in operating activities	(1,911,404)	(228,898)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(287,500,000)
Net cash used in investing activities	—	(287,500,000)
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	281,750,000
Proceeds from sale of Private Placement Warrants	—	8,750,000
Proceeds from promissory note – related party	—	198,959
Repayment of promissory note – related party	—	(198,959)
Payment of offering costs	—	(488,740)
Net cash provided by financing activities	—	290,011,260
Net Change in Cash	(1,911,404)	2,282,362
Cash – Beginning	2,282,362	—
Cash – Ending	$370,958	$2,282,362
Non-Cash Investing and Financing Activities:
Initial classification of Class A ordinary shares subject to possible redemption	$—	$247,917,190
Change in fair value of Class A ordinary shares subject to possible redemption	$(7,580,621)	$(3,721,225)
Deferred underwriting fee	$—	$10,062,500
Offering costs paid directly by Sponsor from proceeds from issuance of Class B ordinary shares	$—	$25,000
The accompanying notes are an integral part of the financial statements.

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1A. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission (“SEC”) together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreements, dated as of November 25, 2019, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”). As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 14,375,000 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”) and for the underwriters’ exercise of their over-allotment option and (ii) the 8,750,000 warrants that were issued to the Company’s sponsor in private placements that closed concurrently with the IPO and the underwriters’ exercise of their over-allotment option (the “Private Placement Warrants”, collectively with the Public Warrants, the “Warrants”, which are discussed in Note 1B, Note 3, Note 4, Note 8 and Note 10). The Company previously accounted for the Warrants as components of equity.
In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, the Company concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, “Derivatives and Hedging”, the Warrants should be recorded as derivative liabilities on the balance sheets and measured at fair value at issuance and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statements of operations in the period of change.
The Company’s management and the audit committee of the Company’s Board of Directors concluded that it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and the period from June 13, 2019 (inception) through December 31, 2019, as previously reported in its Form 10-K (the “Original Form 10-K”), filed with the SEC on March 1, 2021.
A summary of the accounting impact of these adjustments to the Company’s condensed financial statements as of and for the related interim periods is provided in Note 10, “Restatement of Quarterly Condensed Financial Statements”.
The following tables reflect the impact of the adjustments to the specific line items presented in the Company’s previously reported financial statements. The amounts originally reported were derived from the Company’s Original Form 10-K and its Form 8-K filed on December 5, 2019:
	December 31, 2020
	As Originally Reported	Adjustments	As Restated
Balance Sheet
Liabilities and Shareholders’ Equity
Warrant liabilities	$—	$35,356,250	$35,356,250
Total Liabilities	13,467,963	35,356,250	48,824,213
Class A ordinary shares subject to possible redemption, 23,470,955 shares at redemption value at December 31, 2020	271,971,597	(35,356,253)	236,615,344

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1A. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)
	December 31, 2020
	As Originally Reported	Adjustments	As Restated
Shareholders’ Equity
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 5,279,045 shares issued and outstanding (excluding 23,470,955 shares subject to possible redemption) at December 31, 2020	177	351	528
Additional paid-in capital	7,976,267	10,131,290	18,107,557
Accumulated Deficit	(2,977,157)	(10,131,638)	(13,108,795)
Total Shareholders’ Equity	5,000,006	3	5,000,009
Total Liabilities and Shareholders’ Equity	$290,439,566	$—	$290,439,566

	December 31, 2019
	As Originally Reported	Adjustments	As Restated
Balance Sheet
Liabilities and Shareholders’ Equity
Warrant liabilities	$—	$30,962,500	$30,962,500
Total Liabilities	10,067,724	30,962,500	41,030,224
Class A ordinary shares subject to possible redemption, 24,391,533 shares at redemption value at December 31, 2019	275,158,458	(30,962,493)	244,195,965
Shareholders’ Equity
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 4,358,467 shares issued and outstanding (excluding 24,391,533 shares subject to possible redemption) at December 31, 2019	127	309	436
Additional paid-in capital	4,789,456	4,989,174	9,778,630
(Accumulated deficit) Retained earnings	209,708	(4,989,490)	(4,779,782)
Total Shareholders’ Equity	5,000,010	(7)	5,000,003
Total Liabilities and Shareholders’ Equity	$290,226,192	$—	$290,226,192
	November 29, 2019
	As Originally Reported	Adjustments	As Revised
Balance Sheet
Liabilities and Shareholders’ Equity
Warrant liabilities	$—	$26,515,000	$26,515,000
Total Liabilities	9,236,505	26,515,000	35,751,505
Class A ordinary shares subject to possible redemption, 21,223,969 shares at redemption value at November 29, 2019	238,754,690	(26,515,000)	212,239,690

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1A. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)
	November 29, 2019
	As Originally Reported	Adjustments	As Revised
Shareholders’ Equity
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,776,031 shares issued and outstanding (excluding 21,223,969 shares subject to possible redemption) at December 31, 2019	112	265	377
Additional paid-in capital	5,005,739	3,600,876	8,606,615
Accumulated deficit	(6,565)	(3,601,141)	(3,607,706)
Total Shareholders’ Equity	5,000,005	—	5,000,005
Total Liabilities and Shareholders’ Equity	$252,991,200	$—	$252,991,200

	Year Ended December 31, 2020
	As Originally Reported	Adjustments	As Restated
Statement of Operations
Other income (expense):
Change in fair value of warrant liabilities	$—	$(4,393,750)	$(4,393,750)
Other income (expense)	2,003,660	(4,393,750)	(2,390,090)
Net loss	$(3,186,865)	$(4,393,750)	$(7,580,615)
Weighted average redeemable ordinary shares outstanding, basic and diluted	—	24,958,411	24,958,411
Basic and diluted net income per redeemable ordinary share	$—	$0.07	$0.07
Weighted average non-redeemable ordinary shares outstanding, basic and diluted	8,515,209	2,463,880	10,979,089
Basic and diluted net loss per non-redeemable ordinary share	$(0.60)	$(0.24)	$(0.84)
	For the Period from June 13, 2019 (Inception) through December 31, 2019
	As Originally Reported	Adjustments	As Restated
Statement of Operations
Operating costs	$121,073	$1,051,990	$1,173,063
Loss from operations	(121,073)	(1,051,990)	(1,173,063)
Other income (expense):
Change in fair value of warrant liabilities	$—	$(3,937,500)	$(3,937,500)
Other income (expense)	330,781	(3,937,500)	(3,606,719)
Net (loss) income	$209,708	$(4,989,490)	$(4,779,782)

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1A. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)
	For the Period from June 13, 2019 (Inception) through December 31, 2019
	As Originally Reported	Adjustments	As Restated
Weighted average redeemable ordinary shares outstanding, basic and diluted	—	3,820,067	3,820,067
Basic and diluted net income per redeemable ordinary share	$—	$0.06	$0.06
Weighted average non-redeemable ordinary shares outstanding, basic and diluted	6,567,276	449,100	7,016,376
Basic and diluted net loss per non-redeemable ordinary share	$(0.02)	$(0.70)	$(0.72)

	December 31, 2020
	As Originally Reported	Adjustments	As Restated
Statement of Changes in Shareholders’ Equity
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 5,279,045 shares issued and outstanding (excluding 23,470,955 shares subject to possible redemption) at December 31, 2020	$177	$351	$528
Additional paid-in capital	7,976,267	10,131,290	18,107,557
Accumulated deficit	(2,977,157)	(10,131,638)	(13,108,795)
Total Shareholders’ Equity	$5,000,006	$3	$5,000,009
	December 31, 2019
	As Originally Reported	Adjustments	As Restated
Statement of Changes in Shareholders’ Equity
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 4,358,467 shares issued and outstanding (excluding 24,391,533 shares subject to possible redemption) at December 31, 2019	$127	$309	$436
Additional paid-in capital	4,789,456	4,989,174	9,778,630
(Accumulated deficit) Retained earnings	209,708	(4,989,490)	(4,779,782)
Total Shareholders’ Equity	$5,000,010	$(7)	$5,000,003

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1A. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)
	Year Ended December 31, 2020
	As Originally Reported	Adjustments	As Restated
Statement of Cash Flows
Cash Flows from Operating Activities:
Net loss	$(3,186,865)	$(4,393,750)	$(7,580,615)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	—	4,393,750	4,393,750
Net cash used in operating activities	(1,911,404)	—	(1,911,404)
Non-Cash Investing and Financing Activities:
Change in fair value of Class A ordinary shares subject to possible redemption	$(3,186,861)	$(4,393,760)	$(7,580,621)
	For the Period from June 13, 2019 (Inception) through December 31, 2019
	As Originally Reported	Adjustments	As Restated
Statement of Cash Flows
Cash Flows from Operating Activities:
Net (loss) income	$209,708	$(4,989,490)	$(4,779,782)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Underwriting fees and offering costs allocated to warrant liabilities	—	1,051,990	1,051,990
Change in fair value of warrant liabilities	—	3,937,500	3,937,500
Net cash used in operating activities	(228,898)	—	(228,898)
Non-Cash Investing and Financing Activities:
Initial classification of Class A ordinary shares subject to possible redemption	$274,942,190	$(27,025,000)	$247,917,190
Change in fair value of Class A ordinary shares subject to possible redemption	$216,268	$(3,937,493)	$(3,721,225)
NOTE 1B. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Alussa Energy Acquisition Corp. is a newly organized blank check company incorporated as a Cayman Islands exempted company on June 13, 2019. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1B. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)
Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus on businesses that complement its management team’s expertise in the production, operation and development of crude oil and natural gas wells and related infrastructure.
All activity for the period from June 13, 2019 (inception) through November 29, 2019 was related to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below. Since the consummation of the Initial Public Offering through December 31, 2020, all activity has related to identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statements for the Company’s Initial Public Offering were declared effective on November 27, 2019. On November 29, 2019, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units”), generating gross proceeds of $250,000,000, which is described in Note 3. Each Unit consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”) and one-half of one warrant (the “Warrants”). Each whole Warrant entitles the holder to purchase one Class A Share. The Class A Shares sold as part of the Units in the Initial Public Offering are referred to herein as the “public shares.”
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Company’s sponsor, Alussa Energy Sponsor LLC (the “Sponsor”), generating gross proceeds of $8,000,000, which is described in Note 5.
Following the closing of the Initial Public Offering on November 29, 2019, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering, and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested only in specified U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, until the earlier of (i) the consummation of the Business Combination and (ii) the Company’s failure to consummate a Business Combination within the prescribed time.
On December 4, 2019, the underwriters notified the Company of their intention to fully exercise their over-allotment option on December 5, 2019. As such, on December 5, 2019 the Company consummated the sale of an additional 3,750,000 Units, at $10.00 per Unit, and the sale of an additional 750,000 Private Placement Warrants, at $1.00 per Private Placement Warrant, generating total gross proceeds of $38,250,000. A total of $37,500,000 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $287,500,000.
Transaction costs amounted to $16,326,240, consisting of $5,750,000 of underwriting fees, $10,062,500 of deferred underwriting fees and $513,740 of other costs. In addition, at December 31, 2020, cash of $370,958 was held outside of the Trust Account and is available for working capital purposes.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages execute agreements with the Company waiving any claim of any kind in or to any

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1B. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)
monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Sponsor has agreed that it will be liable to the Company under certain circumstances if and to the extent any claims by such persons reduce the amount of funds in the Trust Account below a specified threshold. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. Therefore, the Sponsor may not be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses as well as any taxes.
The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer, in either case at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the public shares. In connection with any shareholder vote required to approve any Business Combination, the Sponsor and any other shareholder of the Company prior to the consummation of the Initial Public Offering (collectively with the Sponsor, the “Initial Shareholders”) and the Company’s directors and officers will agree (i) to vote any of their respective Ordinary Shares (as defined below) in favor of the initial Business Combination and (ii) not to redeem any of their Ordinary Shares in connection therewith.
The Company will proceed with a Business Combination only if it has net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, in the case of a shareholder vote, a majority of the outstanding Ordinary Shares voted are voted in favor of the Business Combination. The amount in the Trust Account is initially anticipated to be $10.00 per public share. The per-share amount to be distributed to shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The New York Stock Exchange (the “NYSE”) rules require that the Business Combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the Trust Account (less any Deferred Commissions (as defined below) and taxes payable on interest earned) at the time of the Company signing a definitive agreement in connection with the Business Combination.
If the Company has not completed a Business Combination by November 29, 2021, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In the event of a liquidation, the Public Shareholders

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1B. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)
will be entitled to receive a full pro rata interest in the Trust Account ($10.00 per share, plus any pro rata interest earned on the Trust Account not previously released to the Company and less up to $100,000 of interest to pay dissolution expenses). There will be no redemption rights or liquidating distributions with respect to the Founder Shares (as defined in Note 6) or the Private Placement Warrants, which will expire worthless if the Company fails to complete a Business Combination by November 29, 2021.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. LIQUIDITY AND GOING CONCERN
As of December 31, 2020, the Company had $370,958 in its operating bank accounts, $289,834,441 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital deficit of $(2,800,338). As of December 31, 2020, approximately $2,334,000 of the amount on deposit in the Trust Account represented interest income and unrealized gain, which is available to pay the Company’s tax obligations.
Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
The Company will need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through November 29, 2021, the date that the Company will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.
Marketable Securities Held in Trust Account
At December 31, 2020, the assets held in the Trust Account were substantially held in U.S. Treasury Securities Money Market Fund. At December 31, 2019, the assets held in the Trust Account were substantially held in U.S. Treasury Bills.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net Income (Loss) Per Ordinary Share
Net loss per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Class A ordinary shares subject to possible redemption at December 31, 2020 and 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 23,125,000 ordinary shares in the calculation of diluted loss per share, since the exercise of the warrants into ordinary shares is contingent upon the occurrence of future events. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the period presented.
Reconciliation of Net Income (Loss) Per Ordinary Share
The Company’s net income (loss) is adjusted for the portion of income that is attributable to ordinary shares subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per ordinary share is calculated as follows:

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
	Year Ended December 31, 2020 (As Restated)	For the Period from June 13, 2019 (Inception) through December 31, 2019 (As Restated)
Redeemable ordinary shares
Numerator:
Interest income attributable to redeemable ordinary shares	$1,635,750	$246,606
Net income attributable to redeemable ordinary shares	$1,635,750	$246,606
Denominator:
Weighted average redeemable ordinary shares outstanding, basic and diluted	24,958,411	3,820,067
Basic and diluted net income per redeemable ordinary share	$0.07	$0.06
Non-redeemable ordinary shares
Numerator:
Net loss	$(7,580,615)	$(4,779,782)
Less: Net income attributable to redeemable ordinary shares	(1,635,750)	(246,606)
Net loss attributable to non-redeemable ordinary shares	$(9,216,365)	$(5,026,389)
Denominator:
Weighted average non-redeemable ordinary shares outstanding, basic and diluted	10,979,089	7,016,376
Basic and diluted net loss per non-redeemable ordinary share	$(0.84)	$(0.72)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The Company follows the guidance in ASC Topic 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
See Note 8 for additional information on assets and liabilities measured at fair value.

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Public Warrants and Private Placement Warrants
The Company evaluated the Public Warrants and Private Placement Warrants (collectively, “Warrants”, which are discussed in Note 1A, Note 1B, Note 3, Note 4, Note 8 and Note 10) in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, and concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are recorded as derivative liabilities on the balance sheets and measured at fair value at inception (concurrent with or shortly after the date of the IPO) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statements of operations in the period of change.
Recently Issued Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.
NOTE 4. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 28,750,000 Units, which includes the exercise by the underwriters of their over-allotment option in full of 3,750,000 Units, at a price of $10.00 per Unit. Each Unit consists of one Class A Share and one-half of one Warrant. Each whole Warrant entitles the holder to purchase one Class A Share at a price of $11.50 per share. The Warrants will become exercisable on the later of 30 days after completion of the Business Combination or November 29, 2020 and will expire five years from the completion of the Business Combination or earlier upon redemption or liquidation. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the Class A Shares is at least $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given. The Company will not redeem the Warrants unless a registration statement under the Securities Act covering the Class A Shares issuable upon exercise of the Warrants is effective and a current prospectus relating to those shares is available throughout the 30 day redemption period, unless the Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If the Company redeems the Warrants as described above, management will have the option to require all holders that wish to exercise their Warrants to do so on a cashless basis; provided that an exemption from registration is available. No Warrants will be exercisable for cash unless the Company has an effective registration statement covering the Class A Shares issuable upon exercise of the Warrants and a current prospectus relating to such shares. If the shares issuable upon exercise of the Warrants are not registered under the Securities Act, holders will be permitted to exercise their Warrants on a cashless basis. However, no Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any Class A Shares to holders seeking to exercise their Warrants, unless the issuance of the Class A Shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A Share (with such issue price or effective issue price to be determined in good faith by the Company’s Board of Directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the sponsor or such affiliates prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination, and (z) the volume weighted

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 4. INITIAL PUBLIC OFFERING (continued)
average trading price of the Company’s Class A Shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
NOTE 5. PROMISSORY NOTE — RELATED PARTY
On June 14, 2019, the Company issued an unsecured promissory note to the Sponsor pursuant to which the Company may borrow up to $300,000 in the aggregate. During 2019, the Company borrowed $198,959 under the promissory note. The note was non-interest bearing and payable on the earlier to occur of (i) December 31, 2019 or (ii) the consummation of the Initial Public Offering. The borrowings outstanding under the Promissory Note of $198,959 were repaid on December 2, 2019.
NOTE 6. COMMITMENTS
On February 10, 2020, the Company entered into a transactional support agreement with a service provider, pursuant to which the service provider agreed to assist the Company in evaluating acquisition opportunities in the energy industry, including valuation and qualitative assessments, as well as investor presentations. The Company paid the service provider a fee of $100,000 and will pay the service provider an additional fee upon the closing of a Business Combination. The fee payable at the closing of the Business Combination is dependent upon the timing of the closing and ranges between $975,000 and $1,950,000. The additional fee will not be payable in the event the Company does not consummate a Business Combination.
February 28, 2020, the Company entered into a consulting agreement with a service provider, pursuant to which the service provider provided the Company with advisory or transaction support for a potential Business Combination. The Company paid the service provider a fee of $75,000 per month for three months, for total fees of $225,000. In addition, on February 28, 2020, the Company entered into a transactional support agreement with the same service provider, pursuant to which the Company agreed to pay the service provider a fee equal to 1% of the consideration paid by the Company for the equity of a target company, up to a maximum fee of $5,000,000, if the Company consummates a Business Combination with a target company located in certain countries, as listed in the agreement. The fee will not be payable in the event the Company does not consummate a Business Combination.
On April 27, 2020, the Company entered into a consulting agreement, pursuant to which the consultant will provide the Company with advisory services for a potential Business Combination with a specific counter-party. In the event the Company consummates the Business Combination, the Company will pay the consultant 250,000 Euros.
The Company granted the underwriters (the “Underwriters”) a 45-day option from the date of the Initial Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On December 5, 2019, the underwriters fully exercised their over-allotment option to purchase an additional 3,750,000 Units at $10.00 per Unit.
The underwriters were paid a cash fee of 2.0% per Unit, or $5,750,000 in the aggregate at the closing of the Initial Public Offering. Upon completion of the initial Business Combination, the Underwriters will be entitled to $10,062,500, which constitutes the Underwriters’ deferred fee of 3.5%. The deferred fee will be forfeited by the Underwriters solely in the event that the Company fails to complete a Business Combination, subject to the terms of the underwriting agreement.
The Company entered into an agreement, commencing on November 25, 2019 through the earlier of the consummation of a Business Combination or the Company’s liquidation, to pay an aggregate of $35,000

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 6. COMMITMENTS (continued)
per month to the Sponsor for office space, administrative and support services, of which Mr. Daniel Barcelo, the Company’s Chief Executive Officer and President, will be paid $20,000 per month and Mr. Nick De’Ath, the Company’s Chief Technology Officer, will be paid $5,000 per month. The Company’s Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on their behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on behalf of the Company. During the year ended December 31, 2020 and for the period from June 13, 2019 (inception) through December 3, 2019, the Company incurred and paid $420,000 and $35,000 in fees for these services, respectively.
In addition, in order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. If the Company completes its initial Business Combination, it would repay such loaned amounts without interest. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants issued to the Sponsor.
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 8,750,000 Private Placement Warrants at $1.00 per warrant, for an aggregate purchase price of $8,750,000 from the Company. A portion of the proceeds from the sale of the Private Placement Warrants were placed into the Trust Account. Each Private Placement Warrant is exercisable for one Class A Share at a price of $11.50 per share. The Private Placement Warrants are identical to the Warrants included in the Units sold in the Initial Public Offering except that the Private Placement Warrants: (i) will not be redeemable by the Company; (ii) may be exercised for cash or on a cashless basis, as described in the registration statement relating to the Initial Public Offering, so long as they are held by the Sponsor or any of its permitted transferees and (iii) are (including the ordinary shares issuable upon exercise of the Private Placement Warrants) entitled to registration rights. Additionally, the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants, including the Class A Shares issuable upon exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the completion of the Business Combination.
NOTE 7. SHAREHOLDERS’ EQUITY AND WARRANTS
Preference Shares
The Company is authorized to issue 2,000,000 preference shares with a par value of $0.0001. The Company’s Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board of Directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Ordinary Shares and could have anti-takeover effects.
At December 31, 2020 and 2019, there were no preference shares issued or outstanding.
Ordinary Shares
The Company is authorized to issue 200,000,000 Class A Shares, with a par value of $0.0001 each, and 20,000,000 Class B ordinary shares, with a par value of $0.0001 each (the “Class B Shares” and, together

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 7. SHAREHOLDERS’ EQUITY AND WARRANTS (continued)
with the Class A Shares, the “Ordinary Shares”). Holders of the Ordinary Shares are entitled to one vote for each Ordinary Share; provided that only holders of the Class B Shares have the right to vote on the election of directors prior to the Business Combination. The Class B Shares will automatically convert into Class A Shares at the time of the Business Combination, on a one-for-one basis, subject to adjustment for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A Shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the Business Combination, the ratio at which the Class B Shares shall convert into Class A Shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in the aggregate, 20% of the sum of all Ordinary Shares outstanding upon completion of the Initial Public Offering plus all Class A Shares and equity-linked securities issued or deemed issued in connection with the Business Combination, excluding any Ordinary Shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination, any Private Placement-equivalent Warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company. Holders of Founder Shares may also elect to convert their Class B Shares into an equal number of Class A Shares, subject to adjustment as provided above, at any time.
At December 31, 2020 and 2019, there were 5,279,045 and 4,358,467 Class A Shares issued and outstanding, excluding 23,470,955 and 24,391,533 Class A Shares subject to possible redemption, respectively. At December 31, 2020 and 2019, there were 7,187,500 Class B Shares issued and outstanding.
Founder Shares
On June 14, 2019, an aggregate of 5,750,000 Class B Shares (the “Founder Shares”) were issued to the Sponsor for an aggregate purchase price of $25,000. In October 2019, the Company declared a share dividend satisfied by way of issuance of 0.125 of a share for each ordinary share in issue and on November 25, 2019, the Company declared a share dividend satisfied by way of issuance of 0.111111 of a share for each ordinary share in issue, resulting in an aggregate of 7,187,500 Founder Shares being held by the Sponsor. The 7,187,500 Founder Shares included an aggregate of up to 937,500 Founder Shares that were subject to forfeiture if the over-allotment option was not exercised in full by the Underwriters in order to maintain the Initial Shareholder’s ownership at 20% of the issued and outstanding Ordinary Shares upon completion of the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option on December 5, 2019, a total of 937,500 Founder Shares are no longer subject to forfeiture.
The Founder Shares are identical to the Class A Shares included in the Units being sold in the Initial Public Offering, except that the Founder Shares (i) have the voting rights described above, (ii) are subject to certain transfer restrictions described below and (iii) are convertible into Class A Shares on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained therein. The Founder Shares may not be transferred, assigned or sold until the earlier of (i) one year after the completion of the Business Combination and (ii) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the Business Combination that results in all of the Public Shareholders having the right to exchange their Class A Shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.
Warrants
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 7. SHAREHOLDERS’ EQUITY AND WARRANTS (continued)
(a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering or November 29, 2020. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares is available throughout the 30 day redemption period, unless the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. No Public Warrants will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any Class A ordinary shares to holders seeking to exercise their Public Warrants, unless the issuance of the Class A ordinary shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.
The Company has determined that after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a Public Warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act with 60 business days after the closing of the Business Combination, the holders of the Public Warrants shall have the right to exercise their Public Warrants on a “cashless basis” in accordance with the Section 3(a)(9) of the Securities Act and, by exchanging the Public Warrants for the number of Class A ordinary share per Public Warrant equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying such Public Warrant, multiplied by the excess of the fair market value over the exercise price by (y) the fair market value.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:
•
In whole and not in part;

•
At a price of $0.01 per Public Warrant

•
Upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder

•
If, and only if, the reported last sale price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Public Warrant holders equals or exceeds $18.00 per share (as adjusted).

If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share split, share dividend, rights issuance, subdivision, reorganization, recapitalization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 7. SHAREHOLDERS’ EQUITY AND WARRANTS (continued)
liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s Board of Directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the sponsor or such affiliates prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination, and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Warrants included in the Units sold in the Initial Public Offering except that the Private Placement Warrants: (i) will not be redeemable by the Company; (ii) may be exercised for cash or on a cashless basis, as described in the registration statement relating to the Initial Public Offering, so long as they are held by the Sponsor or any of its permitted transferees and (iii) are (including the ordinary shares issuable upon exercise of the Private Placement Warrants) entitled to registration rights. Additionally, the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants, including the Class A Shares issuable upon exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the completion of the Business Combination.
NOTE 8. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The Company also follows the guidance in ASC Topic 815 for its Public Warrants and Private Placement Warrants that are re-measured and reported at fair value each reporting period.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 8. FAIR VALUE MEASUREMENTS (continued)
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
	December 31, 2020 (As Restated)
	Level 1	Level 2	Level 3	Total
Assets:
Marketable securities held in Trust Account	$289,834,441	$—	$—	$289,834,441
Total fair value	$289,834,441	$—	$—	$289,834,441
Liabilities:
Public Warrants	$17,681,250	$—	$—	$17,681,250
Private Placement Warrants	—	—	17,675,000	17,675,000
Total fair value	$17,681,250	$—	$17,675,000	$35,356,250
	December 31, 2019 (As Restated)
	Level 1	Level 2	Level 3	Total
Assets:
Marketable securities held in Trust Account	$287,830,781	$—	$—	$287,830,781
Total fair value	$287,830,781	$—	$—	$287,830,781
Liabilities:
Public Warrants	$—	$—	$18,975,000	$18,975,000
Private Placement Warrants	—	—	11,987,500	11,987,500
Total fair value	$—	$—	$30,962,500	$30,962,500
Public Warrants and Private Placement Warrants
The Public Warrants and Private Placement Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the balance sheets. The warrant liabilities are measured at fair value at issuance and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.
Initial Measurement
The Company measured the fair value for the Warrants at issuance using a Monte Carlo simulation model for the Public Warrants and a Black-Scholes option pricing model for the Private Placement Warrants. The Company allocated the proceeds received from the sale of Units (which include one Class A ordinary

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 8. FAIR VALUE MEASUREMENTS (continued)
share and one-half of one Public Warrant), to the Public Warrants based on their fair value at issuance, with the remaining proceeds allocated to Class A ordinary shares . The Warrants were classified at Level 3 at the initial measurement date due to the use of unobservable inputs.
The Company’s use of a Black-Scholes option pricing model and Monte Carlo simulation model required the use of subjective assumptions:
•
The risk-free interest rate assumption was based on the U.S. Constant Maturity Treasury yield, which was commensurate with the contractual terms of the Warrants, which expire on the earlier of (i) five years after the completion of the initial Business Combination and (ii) redemption or liquidation. An increase in the risk-free interest rate in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•
The expected term was determined to be 5.5 years, as the Warrants become exercisable on the later of (i) 30 days after the completion of the Business Combination and (ii) 12 months from the IPO date or November 29, 2020. An increase in the expected term, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•
The expected volatility assumption was based on the implied volatility from a set of comparable publicly-traded warrants as determined based on the size and proximity of other similar business combinations. An increase in expected volatility, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•
The fair value of the Units, which each consist of one Class A ordinary share and one-half of one Public Warrant, represents the closing price on the measurement date as observed from the ticker ALUS.U.

Subsequent Measurement
The Warrants are measured at fair value on a recurring basis. As of December 31, 2019, the Public and Private Placement Warrants were classified as Level 3 fair value measurements based on the use of unobservable inputs. However, the subsequent measurement of the Public Warrants as of December 31, 2020 is classified as a Level 1 fair value measurement due to the use of an observable market quote in an active market under the ticker ALUS.WS. As of December 31, 2020, the fair value of the Public Warrants was $17,681,250 based on the closing price of ALUS.WS on that date of $1.23 per Public Warrant. As of December 31, 2020, the Private Placement Warrants remained a Level 3 measurement.
The key inputs into the Black-Scholes option model and Monte Carlo simulation model for the Public Warrants and Private Placement Warrants, were as follows on each respective date:
	November 29, 2019 (Initial Measurement)	December 5, 2019 (Initial Measurement)	December 31, 2019	December 31, 2020
Risk-free interest rate	1.64%	1.64%	1.72%	0.43%
Term (years)	5.5	5.5	5.5	5.5
Volatility	20.0%	20.0%	20.0%	26.17%
Dividend yield	0.0%	0.0%	0.0%	0.0%
Exercise price	$11.50	$11.50	$11.50	$11.50
Share price	$9.37(1)	$9.38(1)	$9.42(1)	$10.06

(1)
As of the respective dates, the Units had not been separated into Class A ordinary shares and Public Warrants. As such, an implied share price was determined using the observed Unit price.

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 8. FAIR VALUE MEASUREMENTS (continued)
The following table presents the changes in the fair value of warrant liabilities through December 31, 2020:
	Public Warrants	Private Placement Warrants	Warrant Liabilities
Fair value as of June 13, 2019	$—	$—	$—
Fair value for warrants issued on November 29, 2019	15,875,000	10,640,000	26,515,000
Fair value for warrants issued on December 5, 2019	2,400,000	997,500	3,397,500
Change in fair value of warrant liabilities	700,000	350,000	1,050,000
Fair value as of December 31, 2019	18,975,000	11,987,500	30,962,500
Change in fair value of warrant liabilities(1)	(1,293,750)	5,687,500	4,393,750
Fair value as of December 31, 2020	$17,681,250	$17,675,000	$35,356,250

(1)
Due to the use of quoted prices in an active market (Level 1) to measure the fair values of the Public Warrants subsequent to December 31, 2019, Public Warrants with a fair value of $10,781,250 were transferred out of Level 3 for the year ended December 31, 2020.

NOTE 9. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On January 29, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with FREYR A/S, a company organized under the laws of Norway (“FREYR”), the Sponsor, in the capacity as the representative for the Alussa shareholders in accordance with the terms and conditions of the Business Combination Agreement, FREYR Battery, a corporation in the form of a public limited liability company organized under the laws of Luxembourg (“Pubco”), Norway Sub 1 AS, a private limited liability company under the laws of Norway (“Norway Merger Sub 1”), Norway Sub 2 AS, a private limited liability company under the laws of Norway (“Norway Merger Sub 2” and together with Norway Merger Sub 1, the “Norway Merger Subs”), Adama Charlie Sub, a Cayman Islands exempted company (“Cayman Merger Sub”), certain shareholders of FREYR named in the Business Combination Agreement (the “Major Shareholders”), and ATS NEXT AS, in the capacity as the representative for the Major Shareholders in accordance with the terms and conditions of the Business Combination Agreement (the “Shareholder Representative”).
Prior to the completion of the transactions contemplated by the Business Combination Agreement, the Norway Merger Subs shall be wholly-owned subsidiaries of the Company.
Pursuant to the terms of the Business Combination Agreement, (a) the Company will merge with and into Cayman Merger Sub, with the Company continuing as the surviving entity (the “Cayman Merger”), (b) the Company will distribute all of its interests in Norway Merger Sub 1 to Pubco, (c) FREYR will merge with and into Norway Merger Sub 2, with Norway Merger Sub 2 continuing as the surviving entity (the “Norway Merger”), (d) Norway Merger Sub 1 will merge with and into Pubco, with Pubco continuing as the surviving entity (the “Cross-Border Merger”), as a result of which, (i) each issued and outstanding security of the Company immediately prior to the effective time of the Cayman Merger shall be exchanged for the right of the holder thereof to receive securities of Pubco in accordance with the Business Combination Agreement (or, in the case of Dissenting Purchaser Shareholders, if any, the right to receive the fair value of such holder’s Dissenting Purchaser Ordinary Shares and such other rights as are granted by the Cayman

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 9. SUBSEQUENT EVENTS (continued)
Companies Law), (ii) each issued and outstanding security of FREYR immediately prior to the effective time of the Norway Merger shall be exchanged for the right of the holder thereof to receive securities of Norway Merger Sub 1 in accordance with the Business Combination Agreement and (iii) each issued and outstanding security of Norway Merger Sub 1 immediately prior to the Cross-Border Effective Time shall be exchanged for the right of the holder to receive securities of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law.
The Business Combination will be consummated in accordance with the terms and subject to the conditions as further described in the Business Combination Agreement.
On February 9, 2021, the Company issued an unsecured promissory note to the Sponsor pursuant to the Working Capital Loans agreement as described in Note 6, by which the Company may borrow up to $1,500,000 in the aggregate. The note is non-interest bearing and payable on the earlier to occur of (i) the completion of an initial Business Combination or (ii) liquidation. On April 6, 2021, the Company borrowed $1,500,000 under the loan note. On April 30, 2021, the Sponsor elected to convert the loan note into 1,500,000 warrants that are identical to the Private Placement Warrants.
NOTE 10: RESTATEMENT OF QUARTERLY CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
	As Restated
	September 30, 2020	June 30, 2020	March 31, 2020
BALANCE SHEETS
ASSETS
Current Assets
Cash	$1,109,632	$1,399,600	$1,880,199
Prepaid expenses and other current assets	41,817	84,716	81,894
Total Current Assets	1,151,449	1,484,316	1,962,093
Marketable securities held in Trust Account	289,791,930	289,642,871	289,605,262
Total Assets	$290,943,379	$291,127,187	$291,567,355
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities – Accounts payable and accrued expenses	$39,327	$47,847	$71,751
Deferred underwriting fee payable	10,062,500	10,062,500	10,062,500
Warrant liabilities	23,606,250	21,293,750	23,293,749
Total Liabilities	33,708,077	31,404,097	33,428,000
Commitments	—	—	—
Class A ordinary shares subject to possible redemption, 25,024,040, 25,283,856 and 25,129,917 shares at redemption value at September 30, 2020, June 30, 2020 and March 31, 2020, respectively	252,235,299	254,723,083	253,139,346

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 10: RESTATEMENT OF QUARTERLY CONDENSED FINANCIAL STATEMENTS
(UNAUDITED) (continued)
	As Restated
	September 30, 2020	June 30, 2020	March 31, 2020
Shareholders’ Equity
Preference shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	—	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,725,960, 3,466,144, and 3,620,083 shares issued and outstanding (excluding 25,024,040, 25,283,856 and 25,129,917 shares subject to possible redemption) at September 30, 2020, June 30, 2020 and March 31, 2020, respectively	372	346	363
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 shares issued and outstanding at September 30, 2020, June 30, 2020, and March 31, 2020	719	719	719
Additional paid-in capital	2,487,758	—	835,323
Retained earnings	2,511,154	4,998,942	4,163,604
Total Shareholders’ Equity	5,000,003	5,000,007	5,000,009
Total Liabilities and Shareholders’ Equity	$290,943,379	$291,127,187	$291,567,355

	As Restated
	September 30, 2020		June 30, 2020		March 31, 2020
	Three Months Ended	Nine Months Ended	Three Months Ended	Six Months Ended	Three Months Ended
STATEMENTS OF OPERATIONS
Operating costs	$324,347	$1,278,065	$453,873	$953,718	$499,845
Loss from operations	(324,347)	(1,278,065)	(453,873)	(953,718)	(499,845)
Other income (expense):
Interest income	93,440	1,944,601	958,571	1,851,161	892,590
Unrealized gain on marketable securities held in Trust Account	55,619	16,548	(920,962)	(39,071)	881,891
Change in fair value of warrant liabilities	(2,312,500)	7,356,250	2,000,000	9,668,750	7,668,750
Other income (expense)	(2,163,441)	9,317,399	2,037,609	11,480,840	9,443,231
Net income (loss)	$(2,487,788)	$8,039,334	$1,583,736	$10,527,122	$8,943,386
Weighted average redeemable ordinary shares outstanding, basic and diluted	25,283,856	24,936,375	25,129,917	24,760,725	24,391,533

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 10: RESTATEMENT OF QUARTERLY CONDENSED FINANCIAL STATEMENTS
(UNAUDITED) (continued)
	As Restated
	September 30, 2020		June 30, 2020		March 31, 2020
	Three Months Ended	Nine Months Ended	Three Months Ended	Six Months Ended	Three Months Ended
Basic and diluted net income per redeemable ordinary share	$0.00	$0.07	$0.03	$0.07	$0.03
Weighted average non-redeemable ordinary shares outstanding, basic and diluted	10,653,644	11,001,125	10,807,583	11,176,775	11,545,967
Basic and diluted net income (loss) per non-redeemable ordinary share	$(0.24)	$0.58	$0.07	$0.80	$0.71

	For the Three Months Ended March 31, 2020 (As Restated)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	(Accumulated Deficit) Retained Earnings	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
Balance – January 1, 2020	4,358,467	$436	7,187,500	$719	$9,778,630	$(4,779,782)	$5,000,003
Class A ordinary shares subject to possible redemption	(738,384)	(73)	—	—	(8,943,307)	—	(8,943,380)
Net income	—	—	—	—	—	8,943,386	8,943,386
Balance – March 31, 2020	3,620,083	$363	7,187,500	$719	$835,323	$4,163,604	$5,000,009
	For the Three Months Ended June 30, 2020 (As Restated)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	Retained Earnings	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
Balance – March 31, 2020	3,620,083	$363	7,187,500	$719	$835,323	$4,163,604	$5,000,009
Class A ordinary shares subject to possible redemption	(153,939)	(17)	—	—	(835,323)	(748,398)	(1,583,738)
Net income	—	—	—	—	—	1,583,736	1,583,736
Balance – June 30, 2020	3,466,144	$346	7,187,500	$719	$—	$4,998,942	$5,000,007

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 10: RESTATEMENT OF QUARTERLY CONDENSED FINANCIAL STATEMENTS
(UNAUDITED) (continued)
	For the Six Months Ended June 30, 2020 (As Restated)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	(Accumulated Deficit) Retained Earnings	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
Balance – January 1, 2020	4,358,467	$436	7,187,500	$719	$9,778,630	$(4,779,782)	$5,000,003
Class A ordinary shares subject to possible redemption	(892,323)	(90)	—	—	(9,778,630)	(748,398)	(10,527,118)
Net income	—	—	—	—	—	10,527,122	10,527,122
Balance – June 30, 2020	3,466,144	$346	7,187,500	$719	$—	$4,998,942	$5,000,007
	For the Three Months Ended September 30, 2020 (As Restated)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	Retained Earnings	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
Balance – June 30, 2020	3,466,144	$346	7,187,500	$719	$—	$4,998,942	$5,000,007
Class A ordinary shares subject to possible redemption	259,816	26	—	—	2,487,758	—	2,487,784
Net loss	—	—	—	—	—	(2,487,788)	(2,487,788)
Balance – September 30, 2020	3,725,960	$372	7,187,500	$719	$2,487,758	$2,511,154	$5,000,003
	For the Nine Months Ended September 30, 2020 (As Restated)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	(Accumulated Deficit) Retained Earnings	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
Balance – January 1, 2020	4,358,467	$436	7,187,500	$719	$9,778,630	$(4,779,782)	$5,000,003
Class A ordinary shares subject to possible redemption	(632,507)	(64)	—	—	(7,290,872)	(748,398)	(8,039,334)
Net income	—	—	—	—	—	8,039,334	8,039,334
Balance – September 30, 2020	3,725,960	$372	7,187,500	$719	$2,487,758	$2,511,154	$5,000,003

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 10: RESTATEMENT OF QUARTERLY CONDENSED FINANCIAL STATEMENTS
(UNAUDITED) (continued)
	As Restated
	Nine Months Ended September 30, 2020	Six Months Ended June 30, 2020	Three Months Ended March 31, 2020
STATEMENTS OF CASH FLOWS
Cash Flows from Operating Activities
Net income	$8,039,334	$10,527,122	$8,943,386
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,944,601)	(1,851,161)	(892,590)
Unrealized gain on marketable securities held in Trust Account	(16,548)	39,071	(881,891)
Change in fair value of warrant liabilities	(7,356,250)	(9,668,750)	(7,668,750)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	71,232	28,333	31,155
Accrued expenses	34,103	42,623	66,527
Net cash used in operating activities	(1,172,730)	(882,762)	(402,163)
Net Change in Cash	(1,172,730)	(882,762)	(402,163)
Cash – Beginning	2,282,362	2,282,362	2,282,362
Cash – Ending	$1,109,632	$1,399,600	$1,880,199
Non-Cash Investing and Financing Activities:
Change in fair value of Class A ordinary shares subject to possible redemption	$8,039,334	$10,527,118	$8,943,381

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 10: RESTATEMENT OF QUARTERLY CONDENSED FINANCIAL STATEMENTS
(UNAUDITED) (continued)
	September 30, 2020
	As Originally Reported	Adjustments	As Restated
Balance Sheet
Liabilities and Shareholders’ Equity
Warrant liabilities	$—	$23,606,250	$23,606,250
Total Liabilities	10,101,827	23,606,250	33,708,077
Class A ordinary shares subject to possible redemption, 25,024,040 shares at redemption value at September 30, 2020	275,841,548	(23,606,249)	252,235,299
Shareholders’ Equity
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,725,960 shares issued and outstanding (excluding 25,024,040 shares subject to possible redemption) at September 30, 2020	138	234	372
Additional paid-in capital	4,106,355	(1,618,597)	2,487,758
Retained earnings	892,792	1,618,362	2,511,154
Total Shareholders’ Equity	5,000,004	(1)	5,000,003
Total Liabilities and Shareholders’ Equity	$290,943,379	$—	$290,943,379
	June 30, 2020
	As Originally Reported	Adjustments	As Restated
Balance Sheet
Liabilities and Shareholders’ Equity
Warrant liabilities	$—	$21,293,750	$21,293,750
Total Liabilities	10,110,347	21,293,750	31,404,097
Class A ordinary shares subject to possible redemption, 25,283,856 shares at redemption value at June 30, 2020	276,016,831	(21,293,748)	254,723,083
Shareholders’ Equity
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,466,144 shares issued and outstanding (excluding 25,283,856 shares subject to possible redemption) at June 30, 2020	135	211	346
Additional paid-in capital	3,931,075	(3,931,075)	—
Retained earnings	1,068,080	3,930,862	4,998,942
Total Shareholders’ Equity	5,000,009	(2)	5,000,007
Total Liabilities and Shareholders’ Equity	$291,127,187	$—	$291,127,187

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 10: RESTATEMENT OF QUARTERLY CONDENSED FINANCIAL STATEMENTS
(UNAUDITED) (continued)
	March 31, 2020
	As Originally Reported	Adjustments	As Restated
Balance Sheet
Liabilities and Shareholders’ Equity
Warrant liabilities	$—	$23,293,749	$23,293,749
Total Liabilities	10,134,251	23,293,749	33,428,000
Class A ordinary shares subject to possible redemption 25,129,917 shares at redemption value at March 31, 2020	276,433,098	(23,293,752)	253,139,346
Shareholders’ Equity
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,620,083 shares issued and outstanding (excluding 25,129,917 shares subject to possible redemption) at March 31, 2020	131	232	363
Additional paid-in capital	3,514,812	(2,679,489)	835,323
Retained earnings	1,484,344	2,679,260	4,163,604
Total Shareholders’ Equity	5,000,006	3	5,000,009
Total Liabilities and Shareholders’ Equity	$291,567,355	$—	$291,567,355
	For the Three Months Ended September 30, 2020
	As Originally Reported	Adjustments	As Restated
Statement of Operations
Other income (expense):
Change in fair value of warrant liabilities	$—	$(2,312,500)	$(2,312,500)
Other income (expense)	149,059	(2,312,500)	(2,163,441)
Net loss	$(175,288)	$(2,312,500)	$(2,487,788)
Weighted average redeemable ordinary shares outstanding, basic and diluted	—	25,283,856	25,283,856
Basic and diluted net income per redeemable ordinary share	$—	$0.00	$0.00
Weighted average non-redeemable ordinary shares outstanding, basic and diluted	8,540,023	2,113,621	10,653,644
Basic and diluted net loss per non-redeemable ordinary share	$(0.04)	$(0.20)	$(0.24)

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 10: RESTATEMENT OF QUARTERLY CONDENSED FINANCIAL STATEMENTS
(UNAUDITED) (continued)
	For the Nine Months Ended September 30, 2020
	As Originally Reported	Adjustments	As Restated
Statement of Operations
Other income (expense):
Change in fair value of warrant liabilities	$—	$7,356,250	$7,356,250
Other income (expense)	1,961,149	7,356,250	9,317,399
Net income	$683,084	$7,356,250	$8,039,334
Weighted average redeemable ordinary shares outstanding, basic and diluted	—	24,936,375	24,936,375
Basic and diluted net income per redeemable ordinary share	$—	$0.07	$0.07
Weighted average non-redeemable ordinary shares outstanding, basic and diluted	8,496,307	2,504,818	11,001,125
Basic and diluted net income (loss) per non-redeemable ordinary share	$(0.14)	$0.72	$0.58
	For the Three Months Ended June 30, 2020
	As Originally Reported	Adjustments	As Restated
Statement of Operations
Other income (expense):
Change in fair value of warrant liabilities	$—	$2,000,000	$2,000,000
Other income (expense)	37,609	2,000,000	2,037,609
Net (loss) income	$(416,264)	$2,000,000	$1,583,736
Weighted average redeemable ordinary shares outstanding, basic and diluted	—	25,129,917	25,129,917
Basic and diluted net income per redeemable ordinary share	$—	$0.03	$0.03
Weighted average non-redeemable ordinary shares outstanding, basic and diluted	8,495,141	2,312,442	10,807,583
Basic and diluted net income (loss) per non-redeemable ordinary share	$(0.05)	$0.12	$0.07

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 10: RESTATEMENT OF QUARTERLY CONDENSED FINANCIAL STATEMENTS
(UNAUDITED) (continued)
	For the Six Months Ended June 30, 2020
	As Originally Reported	Adjustments	As Restated
Statement of Operations
Other income (expense):
Change in fair value of warrant liabilities	$—	$9,668,750	$9,668,750
Other income (expense)	1,812,090	9,668,750	11,480,840
Net income	$858,372	$9,668,750	$10,527,122
Weighted average redeemable ordinary shares outstanding, basic and diluted	—	24,760,725	24,760,725
Basic and diluted net income per redeemable ordinary share	$—	$0.07	$0.07
Weighted average non-redeemable ordinary shares outstanding, basic and diluted	8,474,209	2,702,566	11,176,775
Basic and diluted net income (loss) per non-redeemable ordinary share	$(0.10)	$0.90	$0.80
	For the Three Months Ended March 31, 2020
	As Originally Reported	Adjustments	As Restated
Statement of Operations
Other income (expense):
Change in fair value of warrant liabilities	$—	$7,668,750	$7,668,750
Other income (expense)	1,774,481	7,668,750	9,443,231
Net income	$1,274,636	$7,668,750	$8,943,386
Weighted average redeemable ordinary shares outstanding, basic and diluted	—	24,391,533	24,391,533
Basic and diluted net income per redeemable ordinary share	$—	$0.03	$0.03
Weighted average non-redeemable ordinary shares outstanding, basic and diluted	8,453,276	3,092,691	11,545,967
Basic and diluted net income (loss) per non-redeemable ordinary share	$(0.05)	$0.76	$0.71

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 10: RESTATEMENT OF QUARTERLY CONDENSED FINANCIAL STATEMENTS
(UNAUDITED) (continued)
	For the Nine Months Ended September 30, 2020
	As Originally Reported	Adjustments	As Restated
Statement of Cash Flows
Cash Flows from Operating Activities:
Net income	$683,084	$7,356,250	$8,039,334
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liabilities	—	(7,356,250)	(7,356,250)
Net cash used in operating activities	(1,172,730)	—	(1,172,730)
Non-Cash Investing and Financing Activities:
Change in fair value of Class A ordinary shares subject to possible redemption	$683,090	$7,356,244	$8,039,334
	For the Six Months Ended June 30, 2020
	As Originally Reported	Adjustments	As Restated
Statement of Cash Flows
Cash Flows from Operating Activities:
Net income	$858,372	$9,668,750	$10,527,122
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liabilities	—	(9,668,750)	(9,668,750)
Net cash used in operating activities	(882,762)	—	(882,762)
Non-Cash Investing and Financing Activities:
Change in fair value of Class A ordinary shares subject to possible redemption	$858,373	$9,668,745	$10,527,118

ALUSSA ENERGY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 10: RESTATEMENT OF QUARTERLY CONDENSED FINANCIAL STATEMENTS
(UNAUDITED) (continued)
	For the Three Months Ended March 31, 2020
	As Originally Reported	Adjustments	As Restated
Statement of Cash Flows
Cash Flows from Operating Activities:
Net income	$1,274,636	$7,668,750	$8,943,386
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liabilities	—	(7,668,750)	(7,668,750)
Net cash used in operating activities	(402,163)	—	(402,163)
Non-Cash Investing and Financing Activities:
Change in fair value of Class A ordinary shares subject to possible redemption	$1,274,640	$7,668,741	$8,943,381